As filed with the Securities and Exchange Commission on June 4, 2004
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Arbor Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Governing Instruments)

333 Earle Ovington Boulevard

Suite 900
Uniondale, New York 11553
(516) 832-8002
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Frederick C. Herbst

Chief Financial Officer and Treasurer
Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553
(516) 832-7408
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David B. Goldschmidt Fred B. White, III Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000

       Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
	Amount Being	Proposed Maximum	Aggregate	Amount of
Title of Securities Being Registered	Registered	Offering Price(1)	Offering Price	Registration Fee

Common stock, par value $.01 per share	9,594,498	$19.23	$184,502,197	$23,376.43

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low prices for the Registrant’s common stock as reported on the New York Stock Exchange on June 3, 2004.

       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting, pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. The securities described in this prospectus cannot be sold until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities in any jurisdiction where an offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 4, 2004

9,594,498 Shares

       Arbor Realty Trust, Inc.

Common Stock

       This prospectus relates to up to 9,594,498 shares of common stock of Arbor Realty Trust, Inc. that the selling stockholders named in this prospectus may offer for sale from time to time. The selling shareholders named in this prospectus either currently own the shares they are offering, or may acquire these shares by exercising warrants for shares of common stock. We will not receive any of the proceeds from the sale of any shares by the selling shareholders.

       The selling shareholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. These sales may be made on the New York Stock Exchange or other exchanges on which our common shares are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement which will accompany this prospectus. A prospectus supplement also may add, update or change information contained in this prospectus.

       Our common stock trades on the New York Stock Exchange under the symbol “ABR.” The last reported sale price of our common stock on June 3, 2004 was $19.14 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 18 for a discussion of these risks.

•	We have a limited operating history and may not operate successfully.

•	Historical consolidated financial statements included in this prospectus include expenses that would not have been incurred had we operated as a separate entity during the periods presented and exclude the management fees payable pursuant to the management agreement.

•	We are substantially controlled by Arbor Commercial Mortgage and its controlling equity owner, Mr. Kaufman.

•	We are dependent on our manager with whom we have conflicts of interest.

•	Our directors have approved very broad investment guidelines for our manager and do not approve each investment decision made by our manager.

•	We depend on key personnel with long standing business relationships, the loss of whom could threaten our ability to operate our business successfully.

•	We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay dividends to our stockholders.

•	We may need to borrow funds under our credit facilities in order to satisfy our REIT distribution requirements, and a portion of our distributions may constitute a return of capital. Debt service on any borrowings for this purpose will reduce our cash available for distribution.

•	Failure to maintain an exemption from the Investment Company Act would adversely affect our results of operations.

•	If Arbor Commercial Mortgage ceases to be our manager, the financial institutions providing our credit facilities may not provide future financing to us.

•	If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face substantial tax liability.

•	The market price and trading volume of our common stock may be volatile.

•	Our charter generally does not permit ownership in excess of 9.6% of our common or capital stock, and attempts to acquire our capital stock in excess of these limits are ineffective without prior approval from our board of directors.

       Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       The date of this prospectus is                   , 2004.

PROSPECTUS SUMMARY
Arbor Realty Trust, Inc.
Our Business Strategy
Our Manager
Our Corporate History
Our Structure
Summary Risk Factors
Restrictions on Ownership of Stock
Distribution Policy
Preferred Stock
Tax Status
Conflicts of Interest
The Offering
Summary Selected Consolidated Financial Information of Arbor Realty Trust, Inc. and Subsidiaries
Summary Selected Consolidated Financial Information of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries
RISK FACTORS
Risks Related to Our Business
Risks Related to Conflicts of Interest
Risks Related to Our Status as a REIT
Risks Related to the Offering
FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
DISTRIBUTION POLICY
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES
MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Overview
Significant Accounting Estimates and Critical Accounting Policies
Recently Issued Accounting Pronouncements
Results of Operations
Related Party Transactions
Recent Developments
Quantitative and Qualitative Disclosures about Market Risk
MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES
Overview and Basis of Presentation
Sources of Operating Revenues
Gain on Sale of Loans and Real Estate and Income from Equity Affiliates
Significant Accounting Estimates and Critical Accounting Policies
Results of Operations
Liquidity and Capital Resources
Related Party Transactions
ARBOR REALTY TRUST, INC.
Industry Overview
Our Business Strategy
Our Investment Guidelines
Our Investment Strategy
Our Real Estate Assets
Arbor Commercial Mortgage’s Retained Interests in Our Investments
Investments in Mortgage Related Securities
Operations
Our Asset Management Operations
Operating Policies and Strategies
Our Operating Partnership
Competition
Employees
Legal Proceedings
OUR MANAGER AND THE MANAGEMENT AGREEMENT
Manager
Officers of Our Manager
The Management Agreement
Management Services
Management Fees and Incentive Compensation
Mr. Kaufman’s Non-Competition Agreement
Origination Period
MANAGEMENT
Our Directors and Executive Officers
Corporate Governance -- Board of Directors and Committees
Executive Compensation
Mr. Kaufman’s Non-Competition Agreement
Stock Incentive Plan
REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Conflicts of Interest with Our Manager
Formation Transactions
Related Party Loans and Investments
Other Relationships and Related Transactions
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF STOCK
General
Authorized Stock
Common Stock
Preferred Stock
Special Voting Preferred Stock
Warrants
Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock
Restrictions on Transfer
Transfer Agent and Registrar
SECURITIES ELIGIBLE FOR FUTURE SALE
IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The Board of Directors
Removal of Directors
Liability and Indemnification of Officers and Directors
Business Combinations
Control Share Acquisitions
Amendment to Our Charter
Advance Notice of Director Nominations and New Business
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
OUR OPERATING PARTNERSHIP AGREEMENT
Management
Transferability of Interests
Capital Contributions and Borrowings
Redemption Rights
Operations
Allocations
Distributions
Amendments
Exculpation and Indemnification of the General Partner
Term
Tax Matters
FEDERAL INCOME TAX CONSIDERATIONS
Taxation of Arbor Realty
Tax Aspects of Investments in Partnerships
Taxation of Taxable U.S. Stockholders
Other Tax Considerations
SELLING STOCKHOLDERS
LEGAL MATTERS
EXPERTS
CHANGE IN ACCOUNTANTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES
CONSENT OF GRANT THORNTON LLP
CONSENT OF ERNST & YOUNG LLP

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MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES	61
Overview and Basis of Presentation	61
Significant Accounting Estimates and Critical Accounting Policies	62
Results of Operations	64
Pro Forma Effect of Arbor Commercial Mortgage’s Asset Contribution on Results of Operations	69
Liquidity and Capital Resources	70
Related Party Transactions	71
ARBOR REALTY TRUST, INC	73
Industry Overview	74
Our Business Strategy	74
Our Investment Guidelines	75
Our Investment Strategy	76
Regulatory Aspects of Our Investment Strategy	78
Our Real Estate Assets	78
Arbor Commercial Mortgage’s Retained Interests in Our Investments	90
Investments in Mortgage Related Securities	91
Operations	93
Operating Policies and Strategies	95
Our Operating Partnership	98
Competition	98
Employees	99
Legal Proceedings	99
OUR MANAGER AND THE MANAGEMENT AGREEMENT	100
Manager	100
Officers of Our Manager	101
The Management Agreement	102
MANAGEMENT	113
Our Directors and Executive Officers	113
Corporate Governance — Board of Directors and Committees	115
Director Compensation	116
Executive Compensation	116
Mr. Kaufman’s Non-Competition Agreement	118
Stock Incentive Plan	118
REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS	120
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	122
Conflicts of Interest with Our Manager	122
Formation Transactions	122
Related Party Loans and Investments	124
Equity Investments in Our Borrowers	125
Other Relationships and Related Transactions	125
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	127

Page

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES	F-1
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES	F-33

       You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus.

PROSPECTUS SUMMARY

       This summary highlights information more fully described elsewhere in this prospectus and contains the material terms of this offering. However, you should read this entire prospectus carefully before deciding to invest in our common stock. Unless otherwise mentioned or unless the context otherwise requires, all references in this prospectus to (a) “we,” “us,” “our,” or similar references mean Arbor Realty Trust, Inc. and its subsidiaries, including Arbor Realty Limited Partnership, our operating partnership, and (b) “Arbor Commercial Mortgage”, or “our manager” means Arbor Commercial Mortgage, LLC.

Arbor Realty Trust, Inc.

       We are a specialized real estate finance company investing in real estate-related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate-related assets, which we collectively refer to as structured finance investments. We also invest in mortgage-related securities. Our objective is to maximize the difference between the yield on our investments and the cost of financing these investments to generate cash available for distribution, facilitate capital appreciation and maximize total return to our stockholders. We commenced operations in July 2003 and conduct substantially all of our operations through our operating partnership, Arbor Realty Limited Partnership. We intend to elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code and generally will not be subject to federal taxes on our income to the extent we distribute our income to our stockholders and maintain our qualification as a REIT.

       We actively pursue lending and investment opportunities with property owners and developers who need interim financing until permanent financing can be obtained. Our structured finance investments generally have maturities of two to five years, depending on the type, have extension options when appropriate, and generally require a balloon payment of principal at maturity. Our financings typically range in size from $1 million to $30 million, with interest rates ranging from 4.00% to 7.00% over 30-day LIBOR for mezzanine financings and 3.00% to 6.00% over 30-day LIBOR for bridge financings. Borrowers in the market for these types of loans include owners or developers who seek either to acquire or refurbish real estate or pay down debt and reposition a property for permanent financing. Our investment program emphasizes the following categories of real estate-related activities:

•	Bridge Financing — We offer bridge financing products to borrowers who are typically seeking short term capital to be used in an acquisition of property. The borrower has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning the property without encumbering it with restrictive long term debt. The bridge loans we make are predominantly secured by first mortgage liens on the property. Borrowers usually use the proceeds of a conventional mortgage loan to repay a bridge loan.

•	Mezzanine Financing — We offer mezzanine loans, which are loans subordinate to a conventional first mortgage loan and senior to the borrower’s equity in a transaction. Our mezzanine financing may take the form of loans secured by pledges of ownership interests in entities that directly or indirectly control the real property or subordinated loans secured by second mortgage liens on the property. We may also require additional collateral such as personal guarantees, letters of credit and/or additional collateral unrelated to the property.

•	Preferred Equity Investments — We provide financing by making preferred equity investments in entities that directly or indirectly own real property. In cases where the terms of a first mortgage prohibit additional liens on the ownership entity, investments structured as preferred equity interests in the entity owning the property serve as viable financing substitutes. With preferred equity investments, we typically become a special limited partner or member in the ownership entity.

•	Other Investments — We may engage in other investment activities, including the purchase of discounted first lien mortgage notes from other lenders and opportunistic investments including the acquisition of properties. Typically, these transactions, which may be conducted through taxable subsidiaries, are analyzed with the expectation that, upon property repositioning or renovation, they will be sold to achieve a significant return on invested capital.

•	Mortgage-Related Securities — We also invest in mortgage-related securities collateralized by pools of commercial or residential mortgages. The mortgage-related securities in which we intend to invest will be limited to certificates issued by governmental agencies such as the Government National Mortgage Association, or GNMA and government-sponsored entities such as the Federal Home Loan Mortgage Corporation, or FHLMC and the Federal National Mortgage Association, or FNMA, which represent all the certificates issued with respect to the underlying pool of mortgage loans. We refer to these investments as agency-sponsored whole loan pool certificates.

       As of March 31, 2004, at least 55% of our assets consisted of bridge loans, mortgage-related securities and loans secured by second mortgage liens on underlying properties.

       We borrow against or leverage our investments to the extent consistent with our investment guidelines in order to increase the size of our portfolio and potential returns to our stockholders. We generate profits to the extent interest and fee income exceed interest expense, loan losses and operating expenses. We also generate profits from gains on investments.

       We are externally managed and advised by Arbor Commercial Mortgage, LLC. Our manager is a national commercial real estate finance company operating through 15 offices in the United States, specializing in debt and equity financing for multi-family and commercial real estate. We believe Arbor Commercial Mortgage’s experience and reputation positions it to originate attractive investment opportunities for us. Our management agreement with Arbor Commercial Mortgage was developed to capitalize on synergies with Arbor Commercial Mortgage’s origination infrastructure, existing business relationships and management expertise.

       Our manager has granted us a right of first refusal to pursue all structured finance investment opportunities identified by our manager and we have agreed not to pursue, and to allow our manager to pursue, any real estate opportunities other than structured finance transactions. This has historically included providing and servicing multi-family and commercial mortgage loans under Federal National Mortgage Association, or FNMA, Federal Housing Administration and conduit commercial lending programs, which we believe will offer customer relationship synergies to our business. Our portfolio currently contains loans and investments that we originated and loans and investments that we purchased from third parties or from affiliates. We may also pursue investments in mortgage-related securities.

       We have a senior management team with significant industry experience. Mr. Ivan Kaufman, the chief executive officer of Arbor Commercial Mortgage, and Mr. Frederick Herbst, the chief financial officer of Arbor Commercial Mortgage, also serve as our chief executive officer and chief financial officer, respectively. Mr. Kaufman is the former co-founder and chairman of Arbor National Holdings, Inc.

       As of March 31, 2004, our portfolio had an aggregate outstanding balance of $479.5 million with a weighted average yield of 7.29%. This balance was comprised of $241.2 million of bridge loans with a weighted average interest rate of 5.83%, $203.3 million of mezzanine loans with a weighted average interest rate of 9.02%, $33.1 million of preferred equity investments with a weighted average yield of 7.30%, and $2.0 million of other investments with a weighted average interest rate of 7.39%. Our borrowings against our portfolio at March 31, 2004 totaled $326.1 million and had a weighted average interest rate of 3.53%.

Our Business Strategy

       We believe the financing of multi-family and commercial real estate offers significant growth opportunities that demand customized financing solutions.

•	Consolidation in the financial services industry has reduced the number of companies providing multi-family and commercial real estate financing products.

•	We believe this consolidation has led to a trend among remaining institutions to focus on larger, more standardized transactions.

•	The growth of a market for securitized commercial real estate pools has provided a new source of financing for real estate assets.

       We believe we have the necessary levels of capital and financial flexibility to compete effectively in today’s rapidly changing market. Our borrowers, who in the past relied on banks and life insurance companies as their primary source for commercial real estate financing, have benefited from our flexible underwriting standards. This flexibility has created significant demand for our bridge, mezzanine and other forms of innovative financing.

       Our principal business objectives are to invest in bridge and mezzanine loans, preferred equity and other real estate-related assets and actively manage our portfolio in order to generate cash available for distribution, facilitate capital appreciation and maximize total return to our stockholders. We believe we can achieve these objectives through the following business and growth strategies:

•	Provide customized financing;

•	Focus on a niche market in smaller loan balances;

•	Execute transactions rapidly;

•	Manage and maintain credit quality;

•	Use Arbor Commercial Mortgage’s relationships with existing borrowers and origination infrastructure;

•	Offer broader products and expand customer base; and

•	Leverage the experience of the executive officers and employees of Arbor Commercial Mortgage and us.

       Our asset management group is integrated into the underwriting and structuring process for all transactions in order to enhance the credit quality of our originations before transactions close. We believe that after closing, our asset management group’s experience in managing complex restructurings, refinancings and asset dispositions will help to improve the credit quality and yield on managed investments. We also believe our asset management group’s involvement in our credit underwriting process helps to mitigate investment risk after the closing of a transaction.

Our Manager

       Arbor Commercial Mortgage is a national commercial real estate finance company founded in 1993 as a subsidiary of Arbor National Holdings, Inc., an originator and servicer of single-family residential mortgage loans. Our chief executive officer, Mr. Ivan Kaufman, is also Arbor Commercial Mortgage’s chief executive officer and its controlling equity owner, and was the co-founder, chairman and majority shareholder of Arbor National Holdings. Under Mr. Kaufman’s direction, Arbor National Holdings grew to 25 branches in 11 states and funded more than $4 billion in loans in its last full year of operations. Arbor National Holdings became a public company in 1992 and was sold to BankAmerica in 1995.

       In connection with the sale of Arbor National Holdings, Mr. Kaufman purchased its commercial mortgage lending operations and the rights to the “Arbor” name and retained a significant portion of Arbor National Holdings’ senior management team. This senior management team has guided Arbor Commercial Mortgage’s growth from a company originally capitalized with approximately $8 million of equity value to approximately $64 million of equity value as of December 31, 2003, including its partnership interest in Arbor Realty Limited Partnership. Arbor Commercial Mortgage is now a full service provider of financial services to owners and developers of multi-family and commercial real estate properties. Arbor Commercial Mortgage has derived revenue from the origination for sale and servicing of government-sponsored and conduit mortgage loans for commercial and multi-family real estate properties as well as from the origination of structured finance loans and investments. Arbor Commercial Mortgage originated over $800 million in government-sponsored and conduit mortgage loans in 2003. Arbor Commercial Mortgage originated over $115 million in structured finance investments from the beginning of 2003 until the contribution of the majority of its structured finance portfolio to us in July 2003. Arbor Commercial Mortgage is currently servicing a portfolio with a principal balance of $3.2 billion, including loans serviced for Arbor Realty Limited Partnership.

       Our primary business will be investing in structured finance loans and investments. We do not intend to originate or service government-sponsored investment grade assets, but we may invest in such assets in the future.

       Arbor Commercial Mortgage’s executive officers and employees have extensive experience in originating and managing structured commercial real estate investments. The senior management team has an average of over 20 years experience in the financial services industry. Arbor Commercial Mortgage currently has 129 employees spread among its corporate headquarters in Uniondale, New York, 13 other sales offices located throughout the United States and the servicing administration office in Buffalo, New York.

       We and our operating partnership have entered into a management agreement with Arbor Commercial Mortgage pursuant to which Arbor Commercial Mortgage has agreed to provide us with structured finance investment opportunities and loan servicing as well as other services necessary to operate our business.

       We pay our manager an annual base management fee based on the equity of our operating partnership, as further discussed below. The amount of the base management fee does not depend on the performance of the services provided by our manager or the types of assets it selects for our investment, but the value of our operating partnership’s equity will be affected by the performance of these assets. We also pay our manager incentive compensation each fiscal quarter. We incurred $587,734 in base management fees to Arbor Commercial Mortgage for management services rendered for the period from June 24, 2003 (inception) to December 31, 2003. We have incurred $469,570 in base management fees for management services rendered for the four months ended April 30, 2004. All amounts incurred have been paid to date. Our manager did not earn incentive compensation for the quarters ended September 30, 2003, December 31, 2003 or March 31, 2004.

       The table summarizes the calculation of the base management fee, incentive compensation and other fees and expenses payable to our manager pursuant to the management agreement.

Type	Description and Method of Computation	Payable

Base management fee(1)	(1) 0.75% per annum of the first $400 million of our operating partnership’s equity,	Monthly in arrears in cash
(2) 0.625% per annum of our operating partnership’s equity between $400 million and $800 million, and
(3) 0.50% per annum of our operating partnership’s equity in excess of $800 million.

Incentive compensation(2)	(1) 25% of the amount by which:
(a) our operating partnership’s funds from operations per operating partnership unit, adjusted for certain gains and losses, exceeds
	(b) the product of (x) 9.5% per annum or the Ten Year U.S. Treasury Rate plus 3.5%, whichever is greater, and (y) the weighted average of the book value of the net assets contributed by Arbor Commercial Mortgage to our operating partnership per operating partnership unit, $15.00 (representing the offering price per share of our common stock in the private placement)(3), the offering price per share of our common stock (including shares of common stock issued upon exercise of warrants or options) in any subsequent offerings (adjusted for any prior capital dividends or distributions) and the issue price per operating partnership unit for subsequent contributions to our operating partnership, multiplied by	Each fiscal quarter, with at least 25% paid in our common stock, subject to the ownership limits in the charter
(2) the weighted average of our operating partnership’s outstanding operating partnership units.

Overhead expenses	Compensation of our independent directors, legal, accounting, due diligence tasks and other services that outside professionals perform for us.	Each fiscal quarter in cash

Origination fee income(4)	An amount equal to 100% of the origination fees paid by the borrower to us with respect to each bridge loan and mezzanine loan we originate, up to 1% of the loan’s principal amount.	Upon closing of each loan

Termination fee(5)	If we terminate or elect not to renew the management agreement in order to manage our portfolio internally, we are required to pay a termination fee equal to the base management fee and incentive compensation for the 12-month period preceding the termination.	Upon termination
If, without cause, we terminate or elect not to renew the management agreement for any other reason, including a change of control of us, we are required to pay a termination fee equal to two times the base management fee and incentive compensation paid for the 12-month period preceding the termination.

(1)	For purposes of calculating the base management fee, our operating partnership’s equity equals the month-end value computed in accordance with generally accepted accounting principles of total partners’ equity in our operating partnership, plus or minus any unrealized gains, losses or other items that do not affect realized net income.

(2)	At least 25% of the incentive compensation paid to our manager will be in the form of shares of our common stock, subject to ownership limitations in our charter. Beginning on January 1, 2004, the incentive compensation will be measured over a full fiscal year, subject to recalculation and potential reconciliation at the end of each fiscal year. We intend to pay our manager each installment of the incentive compensation within sixty (60) days following the last day of the fiscal quarter with respect to which such incentive compensation payment is payable.

(3)	We allocated the $75.00 offering price per unit to the five shares of common stock comprising each unit, resulting in an offering price of $15.00 per share of common stock in the private placement. We did not allocate any value to the one warrant underlying each unit because the warrants have an initial exercise price of $15.00 and they are not exercisable, detachable or freely tradable for an indeterminable period of time (i.e., until after the registration and listing of the common stock comprising the units on a national securities exchange or The Nasdaq Stock Market).

(4)	100% of the origination fees paid by the borrower in excess of 1% of the loan’s principal amount are retained by us.

(5)	The management agreement has an initial term of two years and is renewable automatically for an additional one year period every year thereafter, unless terminated with six months’ prior written notice.

Our Corporate History

       On July 1, 2003, Arbor Commercial Mortgage contributed the majority of its structured finance portfolio to our operating partnership. These initial assets, consisting of 12 bridge loans, five mezzanine loans, five preferred equity investments and two other real estate related investments, were transferred at book value, which approximates fair value, that, at June 30, 2003, represented $213.1 million in assets financed by $169.2 million borrowed under Arbor Commercial Mortgage’s credit facilities and supported by $43.9 million in equity. Simultaneously with Arbor Commercial Mortgage’s contribution of assets, we issued and sold 1,610,000 of our units, each consisting of five shares of our common stock and one warrant to purchase an additional share of common stock at an initial exercise price of $15.00 per share. 1,327,989 of these units were sold to JMP Securities LLC, as initial purchaser, and were simultaneously resold by JMP Securities in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, to persons reasonably believed by JMP Securities to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and to a limited number of institutional “accredited investors” (as defined in Rule 501 under the Securities Act). The remaining 282,011 units were sold directly by us to individual accredited investors. Certain investors in the private placement included institutions and individuals affiliated with us and JMP Securities.

       In connection with its contribution of the initial assets, Arbor Commercial Mortgage arranged for us to have substantially similar credit facilities as those used by Arbor Commercial Mortgage to finance these assets. In exchange for the asset contribution, we issued to Arbor Commercial Mortgage approximately 3.1 million operating partnership units, each of which Arbor Commercial Mortgage may redeem for one share of our common stock or an equivalent amount in cash, at our election, and approximately 629,000 warrants, each of which entitles Arbor Commercial Mortgage to purchase one additional operating partnership unit at an initial exercise price of $15.00. The operating partnership units and warrants for additional operating partnership units issued to Arbor Commercial Mortgage were valued at approximately $43.9 million at July 1, 2003, based on the price offered to investors in our units in the private placement. Each of the approximately 3.1 million operating partnership units received by Arbor Commercial Mortgage is paired with one share of our special voting preferred stock that entitles the holder to one vote on all matters submitted to a vote of our stockholders. As operating partnership units are redeemed for shares of our common stock or cash, an equivalent number of shares of special voting preferred stock will be redeemed and cancelled. See “Description of Stock — Special Voting Preferred Stock.” Arbor Commercial Mortgage owns approximately a 17% limited partnership interest in our operating partnership and the remaining 83% interest in our operating partnership is owned by us. In addition, Arbor Commercial Mortgage has approximately 17% of the voting power of our outstanding stock (without giving effect to the exercise of Arbor Commercial Mortgage’s warrants for additional operating partnership units).

       In connection with the private placement, we entered into a registration rights agreement with JMP Securities for the benefit of the purchasers of the units in the private placement. Pursuant to that agreement, we have filed a shelf registration statement, of which this prospectus is a part, covering the resale by the selling stockholders of the common stock comprising the units and underlying warrants comprising the units sold in the private placement. The shelf registration statement includes the shares of common stock listed under “— The Offering.”

       At the time of the private placement we also entered into a registration rights agreement with Arbor Commercial Mortgage whereby we granted Arbor Commercial Mortgage certain demand and other registration rights with respect to shares of common stock that may be issued to Arbor Commercial Mortgage upon redemption of the 3,146,724 operating partnership units issued to Arbor Commercial Mortgage concurrently with the private placement and 629,345 operating partnership units issuable to Arbor Commercial Mortgage upon exercise of its warrants for additional operating partnership units.

       On April 13, 2004, we sold 6,272,500 shares of common stock in an underwritten initial public offering at $20.00 per share. Concurrently with the initial public offering, we sold 500,000 shares of common stock directly to Kojaian Ventures, L.L.C. an entity wholly-owned by C. Michael Kojaian, one of our directors. In addition, in connection with our initial public offering, a selling stockholder also sold

22,500 shares of common stock. Wachovia Capital Markets, LLC, UBS Securities LLC, JMP Securities LLC, Bear, Stearns & Co. Inc., Friedman, Billings, Ramsey & Co., Inc., Legg Mason Wood Walker, Incorporated, Lehman Brothers Inc., Northeast Securities, Inc., and Piper Jaffray & Co. acted as underwriters of the initial public offering. On May 11, 2004, the underwriters of the initial public offering exercised their over-allotment option to purchase 524,200 additional shares of common stock. We refer to our initial public offering and the offering to Kojaian Ventures, L.L.C. as the concurrent offerings. In connection with the concurrent offerings, we received proceeds of approximately $135.2 million, after deducting underwriters’ discounts and commissions and offering expenses. We used the net proceeds of the concurrent offerings to pay down indebtedness.

Our Structure

       The following chart shows our structure:

(1)	Holders of Class A and Class B membership interests of Arbor Commercial Mortgage have the same voting rights and are both entitled to distributions in accordance with their percentage ownership interests in Arbor Commercial Mortgage. However, holders of Class B membership interests cannot transfer their interests or compete with Arbor Commercial Mortgage without the consent of the managing member, Arbor Management, LLC, an entity wholly owned by Mr. Ivan Kaufman and his wife.

(2)	Mr. Kaufman, the Ivan and Lisa Kaufman Family Trust, a trust created by Mr. Kaufman for the benefit of Mr. Kaufman’s family, and Arbor Management collectively hold all the outstanding Class A membership interests which constitute 64% of the outstanding membership interests of Arbor Commercial Mortgage. Mr. Kaufman and the Ivan Kaufman Grantor Retained Trust, of which Mr. Kaufman is a co-trustee hold Class B membership interests which constitute 24% of the outstanding membership interests of Arbor Commercial Mortgage. Mr. Kaufman, together with the Kaufman entities which include the Ivan and Lisa Kaufman Family Trust, the Ivan Kaufman Grantor Retained Trust and Arbor Management, beneficially own approximately 88%

of the outstanding membership interests of Arbor Commercial Mortgage. See “Security Ownership of Beneficial Owners and Management.”

(3)	Messrs. Herbst, Palmier and Weber and Messrs. Martello and Horn, two of our directors, collectively hold 5% of the outstanding membership interests in Arbor Commercial Mortgage as Class B membership interests. In addition, Mr. Martello also serves as (a) trustee of the Ivan and Lisa Kaufman Family Trust and (b) co-trustee, along with Mr. Kaufman, of the Ivan Kaufman Grantor Retained Annuity Trust.

(4)	Arbor Commercial Mortgage holds 3,146,724 shares of our special voting preferred stock, which entitles it to 17% of the voting power of our outstanding stock. These shares of special voting preferred stock are paired with 3,146,724 operating partnership units held by Arbor Commercial Mortgage and will be redeemed upon redemption of these operating partnership units. Assuming the redemption of all Arbor Commercial Mortgage’s operating partnership units for shares of our common stock, Arbor Commercial Mortgage would retain 17% of the voting power of our outstanding stock. The 17% figure does not give effect to the exercise of Arbor Commercial Mortgage’s 629,345 warrants for additional operating partnership units, each of which is exercisable for an additional partnership unit that will be paired with one share of our special voting preferred stock. Assuming Arbor Commercial Mortgage’s exercise of all warrants for additional operating partnership units paired with shares of our special voting preferred stock, it would have a 20% partnership interest in our operating partnership and 20% of the voting power of our outstanding stock.

(5)	We hold an 83% partnership interest in our operating partnership. We hold our partnership interest, representing a voting and economic interest in our operating partnership, through two wholly owned subsidiaries, Arbor Realty GPOP, Inc., the holder of a 0.1% general partner interest, and Arbor Realty LPOP, Inc., the holder of a 82.9% limited partner interest. Our only material subsidiaries are Arbor Realty Limited Partnership, Arbor Realty GPOP, Inc., Arbor Realty LPOP, Inc. and Arbor Realty Funding, LLC.

(6)	Arbor Commercial Mortgage’s 17% partnership interest, representing a voting and economic interest in our operating partnership, does not give effect to the exercise of Arbor Commercial Mortgage’s 629,345 warrants for additional operating partnership units, each of which is exercisable for an additional partnership unit that will be paired with one share of our special voting preferred stock. Arbor Commercial Mortgage may acquire up to 3,776,069 shares of our common stock upon redemption of its operating partnership units (including 629,345 operating partnership units issuable upon exercise of warrants for additional operating partnership units) should we elect to issue shares of our common stock upon such redemption.

Summary Risk Factors

       An investment in our common stock involves a number of risks. You should consider carefully the risks discussed below and under “Risk Factors” beginning on page 18 before purchasing our common stock.

•	We have a limited operating history and may not operate successfully.

•	Historical consolidated financial statements included in this prospectus include expenses that would not have been incurred had we operated as a separate entity during the periods presented and exclude the management fees payable pursuant to the management agreement.

•	We are substantially controlled by Arbor Commercial Mortgage and its controlling equity owner, Mr. Kaufman.

•	We are dependent on our manager with whom we have conflicts of interest.

•	Our directors have approved very broad investment guidelines for our manager and do not approve each investment decision made by our manager.

•	Our manager has broad discretion to invest funds and may acquire structured finance assets where the investment returns are substantially below expectations or that result in net operating losses.

•	We depend on key personnel with long standing business relationships, the loss of whom could threaten our ability to operate our business successfully.

•	We may be unable to invest excess equity capital on acceptable terms or at all, which would adversely affect our operating results.

•	We invest in multi-family and commercial real estate loans, which involve a greater risk of loss than single family loans.

•	Volatility of values of multi-family and commercial properties may adversely affect our loans and investments.

•	We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay dividends to our stockholders.

•	We may need to borrow funds under our credit facilities in order to satisfy our REIT distribution requirements, and a portion of our distributions may constitute a return of capital. Debt service on any borrowings for this purpose will reduce our cash available for distribution.

•	Failure to maintain an exemption from the Investment Company Act would adversely affect our results of operations.

•	If Arbor Commercial Mortgage ceases to be our manager pursuant to the management agreement, the financial institutions providing our credit facilities may not provide future financing to us.

•	If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face substantial tax liability.

•	The market price and trading volume of our common stock may be volatile.

•	Our charter generally does not permit ownership in excess of 9.6% of our common or capital stock, and attempts to acquire our capital stock in excess of these limits are ineffective without prior approval from our board of directors.

Restrictions on Ownership of Stock

       In order for us to maintain our qualification as a REIT under the Code, not more than 50% (by value) of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities). For the purpose of preserving our REIT qualification, our charter generally prohibits direct or indirect ownership of more than 9.6% of the outstanding shares of capital stock. Our board of directors may, however, in its discretion, exempt a person from this ownership limitation, and, as a condition to such exemption, may require a satisfactory ruling from the Internal Revenue Service, or IRS, an opinion of counsel (as to our continued REIT status) and/or certain representations and undertakings from such person. We granted Arbor Commercial Mortgage and Ivan Kaufman, as its controlling equity owner, an exemption from this ownership limitation, in connection with Arbor Commercial Mortgage’s acquisition of approximately 3.1 million shares of our special voting preferred stock on July 1, 2003.

Distribution Policy

       To maintain our qualification as a REIT, we intend to make regular quarterly distributions to our stockholders of at least 90% of our taxable income, which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles. Distributions are authorized by our board of directors and declared by us based upon a variety of factors deemed relevant by our directors, and our distribution policy may change in the future. Our ability to make distributions to our stockholders depends, in part, upon our receipt of distributions from our operating partnership, Arbor Realty Limited Partnership, which may depend, in part, upon the performance of our investment portfolio, and, in turn, upon Arbor Commercial Mortgage’s management of our business. In order to maximize the return on our funds, cash generated from operations is generally used to temporarily pay down borrowings under our credit facilities. When making distributions, we generally borrow the required funds by drawing on credit capacity available under our credit facilities. To date, all distributions have been funded in this manner. In 2003, we made distributions of $0.50 per share, and our net income was $0.42 per share. For the quarter ended March 31, 2004, we made distributions of $0.38 per share, which equaled our net income per share. With respect to this distribution, we borrowed funds by drawing on credit capacity available under our credit facilities. In the future, to the extent cash available is less than the distribution, we may be required to borrow additional funds or sell assets in order to meet our REIT distribution requirements. Distributions to our stockholders are generally taxable to our stockholders as ordinary income, although a portion of these distributions may be designated by us as capital gains to the extent they are attributable to capital gain income recognized by us, or may constitute a return of capital to the extent they exceed our earnings and profits as determined for tax purposes.

       Our charter allows us to issue preferred stock with a preference on distributions. We currently have no intention to issue any such preferred stock with a preference on distributions but if we do, the dividend preference on the preferred stock could limit our ability to make a dividend distribution to our common stockholders.

       On November 5, 2003, our board authorized and we declared a distribution to our stockholders of $0.25 per share of common stock, payable with respect to the quarter ending September 30, 2003, to stockholders of record at the close of business on November 5, 2003. We made this distribution on November 18, 2003. On December 19, 2003, our board of directors authorized and we declared a distribution to our shareholders of $0.25 per share of common stock, payable with respect to the quarter ending December 31, 2003, to stockholders of record at the close of business on December 19, 2003. We made this distribution on December 30, 2003. Of the distributions made in 2003, 76% were taxable as ordinary income and 24% represented a return of capital. The portion representing the return of capital arose because the distribution paid, which approximated cash generated from operations, exceeded taxable income for the year.

       On March 18, 2004, our board of directors authorized and we declared a distribution to our stockholders of $0.38 per share of common stock, payable with respect to the quarter ended March 31, 2004, to stockholders of record at the close of business on March 18, 2004. This amount equaled net income per share for the quarter. We made this distribution on March 26, 2004.

Preferred Stock

       Pursuant to a pairing agreement that we entered into with our operating partnership and our manager, each operating partnership unit issued to Arbor Commercial Mortgage and its affiliates in connection with the contribution of the initial assets (including operating partnership units issuable upon the exercise of Arbor Commercial Mortgage’s warrants) is paired with one share of our special voting preferred stock. No operating partnership unit that is paired with a share of special voting preferred stock may be transferred unless accompanied by such special voting share. A holder of special voting preferred stock is not entitled to any regular or special dividend payments or other distributions, other than a $0.01 per share liquidation preference.

       Each share of special voting preferred stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Therefore, through its ownership of the “paired” special voting preferred stock, Arbor Commercial Mortgage is currently entitled to a number of votes representing approximately 17% of the voting power of all shares entitled to vote on matters submitted to a vote of our stockholders (without giving effect to the exercise of Arbor Commercial Mortgage’s warrants for additional operating partnership units). The holders of special voting preferred stock have no separate class voting rights except as provided by our charter.

       Upon redemption of any operating partnership unit that is paired with a share of special voting preferred stock, the share of special voting preferred stock will be redeemed and cancelled by us. Other than the shares of special voting preferred stock to be issued to Arbor Commercial Mortgage upon exercise of its warrants for additional operating partnership units, we do not intend to issue operating partnership units that would be paired with shares of our special preferred voting stock in the future.

Tax Status

       We intend to elect to be treated as a REIT for federal income tax purposes. To qualify as a REIT, we must meet various tax law requirements, including, among others, requirements relating to the nature of our assets, the sources of our income, the timing and amount of distributions that we make and the composition of our stockholders. As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates, and we may be precluded from qualifying as a

REIT for the subsequent four taxable years following the year during which we lost our qualification. Further, even to the extent that we qualify as a REIT, we will be subject to tax at normal corporate rates on net income or capital gains not distributed to our stockholders, and we may be subject to other taxes, including payroll taxes, and state and local income, franchise, property, sales and other taxes. Moreover, we may have subsidiary entities that are subject to federal income taxation and to various other taxes. Any dividends received from us will generally, with limited exceptions, not be eligible for taxation at the preferred capital gain rates that currently apply, pursuant to legislation enacted in 2003, to dividends received by individuals from taxable corporations. See “Federal Income Tax Considerations.”

Conflicts of Interest

       We, our executive officers and Arbor Commercial Mortgage face conflicts of interest because of our relationships with each other. Mr. Ivan Kaufman is our chief executive officer and the chief executive officer of Arbor Commercial Mortgage. Mr. Kaufman and entities controlled by him, or the Kaufman entities, together beneficially own approximately 88% of the outstanding membership interests of Arbor Commercial Mortgage. Mr. Frederick C. Herbst is our chief financial officer and the chief financial officer of Arbor Commercial Mortgage. Mr. Herbst, two of our executive vice presidents, Messrs. Dan Palmier and Fred Weber, and two of our directors, Mr. Joseph Martello and Mr. Walter Horn, collectively, have a minority ownership interest in Arbor Commercial Mortgage. In addition, Mr. Martello serves as trustee of one of the Kaufman entities that owns a majority of the outstanding membership interests in Arbor Commercial Mortgage and co-trustee of another Kaufman entity.

       Arbor Commercial Mortgage will continue, among other activities, to originate, acquire and service multi-family and commercial mortgage loans that meet the underwriting and approval guidelines of FNMA, the Federal Housing Administration and conduit commercial lending programs secured by first liens on real property. Accordingly, Messrs. Kaufman and Herbst will devote substantial amounts of their time to operating portions of Arbor Commercial Mortgage’s business that do not involve managing us. Further conflicts of interest may arise because Arbor Commercial Mortgage may also provide permanent mortgage financing to real estate concerns to which we have made temporary loans, or because Arbor Commercial Mortgage may have equity interests in real estate concerns that borrow money from us. In addition, Messrs. Palmier and Weber will continue to provide services to Arbor Commercial Mortgage as members of Arbor Commercial Mortgage’s executive committee, and may receive fees for originating loans on behalf of Arbor Commercial Mortgage.

       Arbor Commercial Mortgage holds a 17% limited partnership interest in our operating partnership and we own the remaining 83%. Arbor Commercial Mortgage also owns approximately 3.1 million shares of our special voting preferred stock that entitle it to 17% of the voting power of our outstanding stock (without giving effect to the exercise of Arbor Commercial Mortgage’s warrants for additional operating partnership units).

       We were formed by Arbor Commercial Mortgage and the terms of our management agreement and the contribution of the initial assets were not negotiated at arm’s length. To address some of these conflicts of interest, our charter requires that a majority of our board of directors be independent directors and that a majority of our independent directors make any determinations on our behalf with respect to the relationships or transactions that present a conflict of interest for our directors or officers. Our board of directors has adopted a specific policy that decisions concerning our management agreement, including termination, renewal and enforcement of the management agreement, or our participation in any transactions with Arbor Commercial Mortgage or its affiliates outside of the management agreement, including our ability to purchase securities and mortgage or other assets from or to sell securities and assets to Arbor Commercial Mortgage, must be reviewed and approved by a majority of our independent directors. Finally, our independent directors will periodically review the general investment standards established for the manager under the management agreement.

The Offering

Common stock offered	The selling stockholders may, from time to time, sell 9,594,498 shares of our common stock.

Offering price	The selling stockholders are offering, from time to time, the shares of common stock being offered by this prospectus at the then current market price.

Use of proceeds	The selling stockholders will receive all of the proceeds from the sale of the shares of common stock offered hereby. We will not receive any proceeds from the sale of the shares of common stock offered hereby.

New York Stock Exchange symbol	“ABR”

Summary Selected Consolidated Financial Information

of Arbor Realty Trust, Inc. and Subsidiaries

       The following tables present selected historical consolidated financial information at March 31, 2004 and December 31, 2003 and for the quarter ended March 31, 2004 and the period from June 24, 2003 (inception) to December 31, 2003, which we refer to in this prospectus as the period ended December 31, 2003. The selected historical consolidated financial information presented below under the captions “Consolidated Income Statement Data” and “Consolidated Balance Sheet Data” for the period ended December 31, 2003 has been derived from our audited consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of the historical consolidated financial statements for such period. The information presented under the caption “Consolidated Income Statement Data” for the period ended March 31, 2004 and December 31, 2003 is not necessarily indicative of any other interim period. In addition, since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Arbor Realty Trust, Inc. and Subsidiaries” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

		Period from June 24, 2003
	Quarter ended	(inception) to
	March 31, 2004	December 31, 2003

	(Unaudited)
Consolidated Income Statement Data:
Interest income	$8,163,391	$10,012,449
Other income	21,104	156,502
Total revenue	8,184,495	10,168,951
Total expenses	3,888,829	5,452,865
Net income	3,104,327	3,407,919
Earnings per share, basic and diluted(1)	0.38	0.42
Dividends declared per common share(2)	0.38	0.50

	At March 31,	At December 31,
	2004	2003

	(Unaudited)
Consolidated Balance Sheet Data:
Loans and investments, net	$438,888,731	$286,036,610
Related party loans, net	38,765,525	35,940,881
Available for sale securities	57,228,551	—
Total assets	549,413,662	338,164,432
Notes payable and repurchase agreements	381,567,637	172,528,471
Total liabilities	394,567,669	183,416,716
Minority interest	43,627,186	43,631,602
Total stockholders’ equity	111,218,807	111,116,114

		Period from June 24, 2003
	Quarter ended	(inception) to
	March 31, 2004	December 31, 2003

Other Data:
Total originations	$197,404,466	$186,289,922

(1)	The warrants underlying the units issued in the private placement at $75.00 per unit have an initial exercise price of $15.00 per share and expire on July 1, 2005. This exercise price is equal to the price per share of common stock in the private placement and approximates the market value of our common stock at December 31, 2003. Therefore, the assumed exercise of the warrants were not considered to be dilutive for purposes of calculating diluted earnings per share.

(2)	On November 5, 2003, our board authorized and we declared a distribution to our stockholders of $0.25 per share of common stock, payable with respect to the quarter ending September 30, 2003, to common stockholders of record at the close of business on November 5, 2003. We made this distribution on November 18, 2003. On December 19, 2003, our board of directors authorized and we declared a distribution to our stockholders of $0.25 per share of common stock, payable with respect to the quarter ending December 31, 2003, to stockholders of record at the close of business on December 19, 2003. We made this distribution on December 30, 2003. On March 18, 2004, our board of directors authorized and we declared a distribution to our stockholders of $0.38 per share of common stock, payable with respect to the quarter ended March 31, 2004, to stockholders of record at the close of business on March 18, 2004. We made this distribution on March 26, 2004.

Summary Selected Consolidated Financial Information

of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries

       On July 1, 2003, Arbor Commercial Mortgage contributed a portfolio of structured finance investments and related liabilities to our operating partnership. In addition, certain employees of Arbor Commercial Mortgage became our employees. These assets, liabilities and employees represented a substantial portion of Arbor Commercial Mortgage’s structured finance business.

       The tables on the following page present selected historical consolidated financial information of the structured finance business of Arbor Commercial Mortgage at the dates and for the periods indicated. The structured finance business did not operate as a separate legal entity or business division or segment of Arbor Commercial Mortgage, but as an integrated part of Arbor Commercial Mortgage’s consolidated business. Accordingly, the statements of revenue and direct operating expenses do not include charges from Arbor Commercial Mortgage for corporate general and administrative expense because Arbor Commercial Mortgage considered such items to be corporate expenses and did not allocate them to individual business units. These expenses included costs for Arbor Commercial Mortgage’s executive management, corporate facilities and overhead costs, corporate accounting and treasury functions, corporate legal matters and other similar costs. The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the years ended December 31, 2002 and 2001, and for the six months ended June 30, 2003 and under the caption “Consolidated Statement of Assets and Liabilities Data” as of December 31, 2002 and 2001 have been derived from the audited consolidated financial statements of the structured finance business of Arbor Commercial Mortgage included elsewhere in this prospectus. The historical consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the three months ended March 31, 2003 and the six months ended June 30, 2003 is not necessarily indicative of the results of any other interim period or the year ended December 31, 2003. The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the year ended December 31, 2000 and the caption “Consolidated Statement of Assets and Liabilities Data” as of December 31, 2000 have also been derived from the audited consolidated financial statements of the structured finance business of Arbor Commercial Mortgage. The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the six months ended June 30, 2002, the three months ended March 31, 2003 and for the years ended December 31, 1999 and 1998 and the caption “Consolidated Statement of Assets and Liabilities Data” as of December 31, 2000, 1999 and 1998 have been derived from the unaudited consolidated financial statements of the structured finance business of Arbor Commercial Mortgage.

       The consolidated financial statements of Arbor Commercial Mortgage’s structured finance business included in this prospectus represent the consolidated financial position and results of operations of Arbor Commercial Mortgage’s structured finance business during certain periods and at certain dates when Arbor Commercial Mortgage previously held our initial assets, as well as several other structured finance investments that we did not acquire in connection with our formation transactions. See “Arbor Realty Trust, Inc.” Accordingly, the historical financial results of Arbor Commercial Mortgage’s structured finance business are not indicative of our future performance. In addition, since the information presented is only a summary and does not provide all of the information contained in the consolidated financial statements of Arbor Commercial Mortgage’s structured finance business, including related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries” and the consolidated financial statements of Arbor Commercial Mortgage’s structured finance business, including related notes, contained elsewhere in this prospectus.

Consolidated Statement of Revenue and Direct Operating Expenses Data:

	Six Months Ended		Quarter Ended
	June 30,		March 31,	Year Ended December 31,

	2002	2002	2003	2003	2001(1)	2000(1)	1999(1)	1998(1)

		(Unaudited)	(Unaudited)				(Unaudited)	(Unaudited)
Interest income	$7,688,465	$7,482,750	$3,406,481	$14,532,504	$14,667,916	$10,707,551	$6,964,873	$6,807,617
Income from real estate held for sale, net of operating expenses	—	—	—	—	—	—	925,999	1,608,172
Other income	1,552,414	553,625	1,211,715	1,090,106	1,668,215	652,970	2,838,639	7,064,294
Total revenue	9,240,879	8,036,375	4,618,196	15,622,610	16,336,131	11,360,521	10,729,511	15,480,083
Total direct operating expenses	5,737,688	8,344,302	2,699,870	13,639,755	10,997,800	9,227,274	7,145,469	6,589,274
Revenue in excess of direct operating expenses before gain on sale of loans and real estate and income from equity affiliates	3,503,191	(307,927)	—	1,982,855	5,338,331	2,133,247	3,584,042	8,890,809
Gain on sale of loans and real estate	1,024,268	7,006,432	—	7,006,439	3,226,648	1,880,825	1,818,299	1,898,558
Income from equity affiliates	—	601,100	—	632,350	1,403,014	5,028,835	3,592,398	567,006
Revenue, gain on sale of loans and real estate and income from equity affiliates in excess of direct operating expenses	4,527,459	7,299,605	1,918,326	10,086,204	9,967,993	9,042,907	8,994,739	11,356,373

Consolidated Statement of Assets and Liabilities Data:

	At December 31,

	2002	2001	2000	1999	1998

			(Unaudited)	(Unaudited)	(Unaudited)
Loans and investments, net	$172,142,511	$160,183,066	$85,547,323	$50,156,022	$75,604,351
Related party loans, net	15,952,078	15,880,207	—	—	—
Investment in equity affiliates	2,586,026	2,957,072	20,506,417	23,459,586	20,092,793
Total assets	200,563,236	183,713,747	119,110,446	84,751,032	96,537,674
Notes payable and repurchase agreements	141,836,477	132,409,735	70,473,501	47,154,530	58,678,062
Total liabilities	144,280,806	134,086,301	72,266,700	48,025,934	59,193,306
Net assets	56,282,430	49,627,446	46,843,746	36,725,098	37,344,368

Other Data (Unaudited):

	Six Months Ended		Quarter Ended
	June 30,		March 31,	Year Ended December 31,

	2003	2002	2003	2002	2001	2000		1999		1998

Total originations	$117,965,000	$30,660,000	31,435,000	$130,043,000	$86,700,000	$108,378,000	(2)	$120,378,900	(2)	$230,718,353	(2)

(1)	In June 1998, Arbor Commercial Mortgage entered into a joint venture with SFG I, an affiliate of Nomura Asset Capital Corp., for the purpose of acquiring up to $250 million of structured finance investments. Arbor Commercial Mortgage and SFG I each made 50% of the capital contributions to the joint venture and shared profits equally. Nomura Asset Capital Corp. provided financing to the joint venture in the form of a repurchase agreement. On July 31, 2001, Arbor Commercial Mortgage purchased SFG I’s interest in this venture. This buyout was accounted for by the purchase accounting method. Prior to the purchase, net income from this venture was recorded in income from equity affiliates. The activities of the former joint venture have been included in the statements of revenue and direct operating expenses from the date of acquisition, August 2001. See the consolidated financial statements of Arbor Commercial Mortgage’s structured finance business and the related notes to the consolidated financial statements included elsewhere in this prospectus for further information.

(2)	Total originations for 1998, 1999 and 2000 include originations from Arbor Commercial Mortgage’s joint venture with SFG I discussed in footnote 1.

       Arbor Realty Trust, Inc. was incorporated in the State of Maryland in June 2003. Our principal executive offices are located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553. Our telephone number is (516) 832-8002.

RISK FACTORS

       An investment in our common stock involves a number of risks. Before making an investment decision, you should carefully consider all of the risks described below and the other information contained in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the value of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history and may not operate successfully.

       We were organized in June 2003 and have a limited operating history. The results of our operations depend on many factors, including the performance of the initial assets, the availability of opportunities for the acquisition of additional assets, the level and volatility of interest rates, readily accessible short and long term financing, conditions in the financial markets and economic conditions, and we may not operate successfully. We face substantial competition in acquiring suitable investments, which could adversely impact our yields.

Historical consolidated financial statements included in this prospectus include expenses that would not have been incurred had we operated as a separate entity during the periods presented and exclude the management fees payable pursuant to the management agreement.

       The historical consolidated financial statements included in this prospectus for the two years ended December 31, 2002 and at December 31, 2002 and 2001, the three months ended March 31, 2003, and the six months ended June 30, 2003 and 2002 relate to the structured finance business of Arbor Commercial Mortgage and may not reflect what our results of operations, financial condition and cash flows would have been had we operated as a separate, stand-alone entity during the periods presented. This historical financial information includes assets in the structured finance portfolio of Arbor Commercial Mortgage that were not contributed to us. It also includes employee compensation and benefit expenses for the costs of originations, underwriting services and the servicing of all our contributed assets that we would not have incurred had we operated as a separate entity during the periods presented because they would have been borne by Arbor Commercial Mortgage under the terms of the management agreement. This historical financial information does not include the management fees that we pay our manager.

Historical consolidated financial statements included in this prospectus present historical financial information for the structured finance business of Arbor Commercial Mortgage which never operated as a separate business division of Arbor Commercial Mortgage during the periods presented.

       The structured finance business of Arbor Commercial Mortgage never operated as a separate business division or segment of Arbor Commercial Mortgage. The historical consolidated financial statements of the structured finance business of Arbor Commercial Mortgage presented in this prospectus do not reflect the historical financial information of Arbor Commercial Mortgage’s entire business because it operates two business lines in addition to the structured finance business that was contributed to us. These other business lines generate revenues and expenses, which are included in Arbor Commercial Mortgage’s historical financial statements, but are not included in the historical financial information included in this prospectus. We prepared the historical consolidated financial statements included in this prospectus for the two years ended December 31, 2002 and at December 31, 2002 and 2001 and the three months ended March 31, 2003 and the six months ended June 30, 2003 from Arbor Commercial Mortgage’s historical accounting records. The revenues, expenses, assets, liabilities and cash flows during each respective period that pertained to Arbor Commercial Mortgage’s structured finance business were allocated to us. All of these allocations are based on assumptions that management believes are reasonable under the circumstances. However, these allocations may not be indicative of the revenues, expenses, assets, liabilities and cash flows that would have existed or resulted if we had operated as a separate entity during the periods presented.

We may be unable to invest excess equity capital on acceptable terms or at all, which would adversely affect our operating results.

       We may not be able to identify investments that meet our investment criteria and we may not be successful in closing the investments that we identify. Unless and until we identify structured finance and mortgage-related security investments consistent with our investment criteria, any excess equity capital may be used to repay borrowings under our warehouse credit facility and repurchase agreements, which would not produce a return on capital. In addition, the investments that we acquire with our equity capital may not produce a return on capital. There can be no assurance that we will be able to identify attractive opportunities to invest our equity capital which would adversely affect our results of operations.

We may change our investment strategy without stockholder consent, which may result in riskier investments than our current investments.

       We may change our investment strategy and guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy or guidelines may increase our exposure to interest rate and real estate market fluctuations.

We depend on key personnel with long standing business relationships, the loss of whom could threaten our ability to operate our business successfully.

       Our future success depends, to a significant extent, upon the continued services of our manager and our employees. In particular, the mortgage lending experience of Mr. Ivan Kaufman and Mr. Fred Weber and the extent and nature of the relationships they have developed with developers of multi-family and commercial properties and other financial institutions are critical to the success of our business. We cannot assure you of their continued employment with Arbor Commercial Mortgage or us. The loss of services of one or more members of our manager’s officers or our officers could harm our business and our prospects.

If we cannot obtain additional financing substantially similar to the credit facilities we currently have, our growth will be limited.

       We are generally required to distribute to our stockholders at least 90% of our taxable income each year to continue to qualify as a REIT, and we must distribute all of our taxable income in order to avert any corporate income taxes on retained income. As a result, our retained earnings available to fund the origination of new loans are nominal, and we rely upon the availability of additional debt or equity capital to fund these activities. Our long term ability to grow through investment in structured finance assets and mortgage-related securities will be limited if we cannot obtain additional financing substantially similar to the credit facilities we currently have, including interest rates and advance rates. Market conditions may make it difficult to obtain financing on favorable terms or at all.

If Arbor Commercial Mortgage ceases to be our manager pursuant to the management agreement, financial institutions providing our credit facilities may not provide future financing to us.

       The financial institutions that finance our investments pursuant to our $250 million warehouse credit facility and our $50 million repurchase agreement require that Arbor Commercial Mortgage manage our operations pursuant to the management agreement as a condition to making advances to us under these credit facilities. Additionally, if Arbor Commercial Mortgage ceases to be our manager, each of the financial institutions under these credit facilities has the right to terminate their facility and their obligation to advance funds to us in order to finance our future investments. If Arbor Commercial Mortgage ceases to be our manager for any reason and we are not able to obtain financing under these credit facilities, our growth may be limited.

The repurchase agreements and credit facilities that we use to finance our investments may require us to provide additional collateral and may leave us without funding should our funding sources file for bankruptcy.

       Credit facilities, including repurchase agreements, involve the risk that the market value of the loans pledged or sold by us to the funding source may decline in value, in which case the lending institution may require us to provide additional collateral to pay down a portion of the funds advanced. In addition, in the event that the funding source files for bankruptcy or becomes insolvent, our loans may become subject to the bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could materially adversely affect our results of operations.

Mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

       We invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of investments involve a higher degree of risk than long term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan to value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

Preferred equity investments involve a greater risk of loss than traditional debt financing.

       We invest in preferred equity investments, which involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to other loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the partnership in which we have an interest, and not the property underlying our investment. As a result, we may not recover some or all of our investment.

Mortgage investments that are not United States government insured and non-investment grade mortgage assets involve risk of loss.

       We originate and acquire uninsured and non-investment grade mortgage loans and mortgage assets as part of our investment strategy. Such loans and assets include mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under mortgage loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. To the extent we suffer such losses with respect to our investments in mortgage loans, the value of our company and the price of our common stock may be adversely affected.

We invest in multi-family and commercial real estate loans, which involve a greater risk of loss than single family loans.

       Our investments include multi-family and commercial real estate loans that are considered to involve a higher degree of risk than single family residential lending because of a variety of factors, including generally larger loan balances, dependency for repayment on successful operation of the mortgaged property and tenant businesses operating therein, and loan terms that include amortization schedules longer than the stated maturity and provide for balloon payments at stated maturity rather than periodic principal payments. In addition, the value of commercial real estate can be affected significantly by the supply and demand in the market for that type of property.

We may invest in direct ownership of real estate, the value of which may fluctuate.

       We may make investments in the direct ownership of real property. In addition, our loans held for investment are generally directly or indirectly secured by a lien on real property that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. Investments in real property or real property related assets are subject to varying degrees of risk. The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental income that can be generated net of expenses required to be incurred with respect to the property. The rental income from these properties may be adversely affected by a number of factors, including general economic climate and local real estate conditions, an oversupply of (or a reduction in demand for) space in properties in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants. Net income from properties also is affected by such factors as the cost of compliance with government regulations, including zoning and tax laws, and the potential for liability under applicable laws. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. Adverse changes in these factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from properties we own or acquire.

Risks of cost overruns and noncompletion of renovation of the properties underlying rehabilitation loans may materially adversely affect our investment.

       The renovation, refurbishment or expansion by a borrower under a mortgaged property involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Participating interests may not be available and, even if obtained, may not be realized.

       In connection with the acquisition and origination of certain structured finance assets, we may obtain participating interests, or equity “kickers,” in the owner of the property that entitle us to payments based upon a development’s cash flow, profits or any increase in the value of the development that would be realized upon a refinancing or sale of the development. Competition for participating interests is dependent to a large degree upon market conditions. Participating interests are more difficult to obtain when multi-family and commercial real estate financing is available at relatively low interest rates. In the current interest rate environment, we may have greater difficulty obtaining participating interests. Participating interests are not government insured or guaranteed and are therefore subject to the general risks inherent in real estate investments. Therefore, even if we are successful in originating mortgage loans that provide for participating interests, there can be no assurance that such interests will result in additional payments to us.

Competition in acquiring desirable investments may limit their availability, which could, in turn, negatively affect our ability to maintain our dividend distribution.

       We compete in investing in structured finance assets and mortgage-related securities with numerous public and private real estate investment vehicles, such as other REITs, mortgage banks, pension funds, institutional investors and individuals. Structured finance assets are often obtained through a competitive bidding process. Many of our competitors are larger than us, have access to greater capital and other resources, have management personnel with more experience than our officers or our manager and have other advantages over us and our manager in conducting certain business and providing certain services. Competition may result in higher prices for structured finance assets and mortgage-related securities, lower yields and a narrower spread of yields over our borrowing costs. In addition, competition for desirable investments could delay the investment of our equity capital in desirable assets, which may, in turn, reduce earnings per share and may negatively affect our ability to maintain our dividend distribution. There can be no assurance that we will achieve investment results that will allow any specified level of cash distribution.

Interest rate fluctuations may adversely affect the value of our assets, net income and common stock.

       Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks including the risk of a mismatch between asset yields and borrowing rates, variances in the yield curve and fluctuating prepayment rates and may adversely affect our income and value of our common stock.

Prepayment rates can increase, thus adversely affecting yields.

       The value of our assets may be affected by prepayment rates on mortgage loans. Prepayment rates on loans are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining interest rates, prepayments on loans generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the structured finance assets may, because of the risk of prepayment, benefit less than other fixed income securities from declining interest rates. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments. A portion of our investments require payments of deferred interest upon prepayment or maturity of the investment. This deferred interest will generally discourage a borrower from repaying an investment ahead of its scheduled maturity. We may not be able to structure future investments that contain similar deferred interest payments.

       All of the initial assets contributed by Arbor Commercial Mortgage and substantially all of the assets currently in our portfolio do not have prepayment protection. Since July 2003, nine of the investments contributed by Arbor Commercial Mortgage, totaling $74.1 million, were repaid in full prior to maturity.

Increased levels of prepayments on the mortgages underlying our mortgage related securities might decrease our net interest income or result in a net loss.

       Pools of mortgage loans underlie the mortgage related securities that we acquire. We generally will receive payments from the payments that are made on these underlying mortgage loans. When we acquire mortgage related securities, we anticipate that the underlying mortgages will prepay at a projected rate generating an expected yield. When borrowers prepay their mortgage loans faster than expected, this results in corresponding prepayments on the mortgage related securities reducing the expected yield.

       Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by other factors, including, without limitation, conditions in the housing and financial markets, general economic conditions and the relative interest rates on adjustable-rate and fixed-rate mortgage loans. No strategy can completely insulate us from prepayment or other such risks.

Our investment strategy involves risk of default and delays in payments.

       We may incur losses if there are payment defaults under the mortgage related securities that we may acquire. We will invest in agency-sponsored whole loan pool certificates which are certificates issued by

GNMA, Federal National Mortgage Association, or FNMA and the Federal Home Loan Mortgage Corporation, or FHLMC which are collateralized by pools of commercial or residential mortgages. Payment of principal and interest underlying securities issued by GNMA are guaranteed by the U.S. government. FNMA and FHLMC mortgage related securities are guaranteed as to payment of principal and interest by the respective agency issuing the security. It is possible that guarantees made by FHLMC or FNMA would not be honored in the event of default on the underlying securities. Legislation may be proposed to change the relationship between certain agencies, such as FNMA or FHLMC, and the federal government. This may have the effect of reducing the actual or perceived credit quality of mortgage related securities issued by these agencies. As a result, such legislation could increase the risk of loss on investments in FNMA and/or FHLMC mortgage related securities. We currently intend to continue to invest in such securities, even if such agencies’ relationships with the federal government changes.

Refinancing our credit facilities may materially adversely affect our results of operations.

       We borrow funds under our credit facilities to fund the origination of our structured finance investments. We will also use our existing credit facilities to purchase mortgage-related securities. Our investments may have maturities that are different from the maturities for the credit facilities under which we borrow to finance them. If the credit facilities under which we borrow funds to finance our investments mature and we are required to repay these amounts before the related investment matures, we would have to seek new financing for these investments that may not be on as favorable terms as our existing credit facilities and our net income would be adversely affected.

Changes in market conditions may adversely affect our credit facilities and repurchase agreements.

       Credit facilities, including repurchase agreements, involve the risk that the market value of the loans pledged or sold to the funding source by us may decline, in which case the lending institution may require us to provide additional collateral or pay down a portion of the funds advanced. In addition, in the event the funding source files for bankruptcy or becomes insolvent, our loans may become subject to the bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could materially adversely affect our business.

In order to close transactions in a time frame that meets our customers’ needs we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.

       From time to time, we gain a competitive advantage by being able to analyze and close transactions within a very short period of time. Our underwriting guidelines require a thorough analysis of many factors, including the underlying property’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market. If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified.

The geographic concentration of the properties underlying our investments may increase our risk of loss.

       We have not established any limit upon the geographic concentration of properties underlying our investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. As of March 31, 2004, 45%, 14%, 9%, 6% and 5% of the outstanding balance of the structured finance investments we hold had underlying properties in New York, Florida, Maryland, New Jersey and Nevada, respectively. A worsening of economic conditions in these states could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.

Volatility of values of multi-family and commercial properties may adversely affect our loans and investments.

       Multi-family and commercial property values and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In the event a property’s net operating income decreases, a borrower may have difficulty paying our loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.

We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay dividends to our stockholders.

       As a REIT, we are generally required to distribute at least 90% of our taxable income each year to our stockholders. In order to qualify for the tax benefits accorded to REITs, we intend to pay quarterly dividends and to make distributions to our stockholders in amounts such that we distribute all or substantially all of our taxable income each year, subject to certain adjustments. However, our ability to make distributions may be adversely affected by the risk factors described in this prospectus. In the event of a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio, we may be unable to declare or pay quarterly dividends or make distributions to our stockholders. The timing and amount of dividends are in the sole discretion of our board of directors, which considers, among other factors, our earnings, financial condition, debt service obligations and applicable debt covenants, REIT qualification requirements and other tax considerations and capital expenditure requirements as our board may deem relevant from time to time.

       Among the factors that could adversely affect our results of operations and impair our ability to make distributions to our stockholders are:

•	the profitability of the investment of the net proceeds of the private placement;

•	our ability to make profitable structured finance investments;

•	defaults in our asset portfolio or decreases in the value of our portfolio;

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates; and

•	increased debt service requirements, including those resulting from higher interest rates on variable rate indebtedness.

       A change in any one of these factors could affect our ability to make distributions. If we are not able to comply with the restrictive covenants and financial ratios contained in our credit facilities, our ability to make distributions to our stockholders may also be impaired. We cannot assure you that we will be able to make distributions to our stockholders in the future or that the level of any distributions we make will increase over time.

       In addition, distributions to stockholders are generally taxable to our stockholders as ordinary income, but a portion of these distributions may be designated by us as long-term capital gains to the extent they are attributable to capital gain income recognized by us, or may constitute a return of capital to the extent they exceed our earnings and profits as determined for tax purposes.

We may need to borrow funds under our credit facilities in order to satisfy our REIT distribution requirements, and a portion of our distributions may constitute a return of capital. Debt service on any borrowings for this purpose will reduce our cash available for distribution.

       We may need to borrow funds to meet the REIT requirement that we distribute at least 90% of our taxable income each year to our stockholders if our cash flows from operations are not sufficient to cover the distribution requirements or because there are differences in timing between the recognition of taxable income and the actual receipt of income in cash. Our warehouse credit facility and master repurchase agreements allow us to borrow up to a maximum amount against each of our investments financed under these credit facilities. If we have not borrowed the maximum allowable amount against any of these investments, we may borrow funds under our credit facilities up to these maximum amounts in order to satisfy REIT distribution requirements. Any required debt service will reduce cash and net income available for operations or distribution to our stockholders.

       In order to maximize the return on our funds, cash generated from operations is generally used to temporarily pay down borrowings under credit facilities whose primary purpose is to fund our new loans and investments. When making distributions, we borrow the required funds by drawing on credit capacity available under our credit facilities. To date, all distributions have been funded in this manner. In 2003, we made distributions of $0.50 per share, and our net income was $0.42 per share. With respect to this distribution, we borrowed funds by drawing on credit capacity available under our credit facilities. If distributions exceed cash available in the future, we may be required to borrow additional funds, which would reduce the amount of cash available for other purposes, or sell assets in order to meet our REIT distribution requirements.

Failure to maintain an exemption from the Investment Company Act would adversely affect our results of operations.

       We believe that we conduct and we intend to conduct our business in a manner that allows us to avoid being regulated as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Under Section 3(c) (5) (C), the Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate.” The staff of the SEC has provided guidance on the availability of this exemption. Specifically, the staff’s position generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. Loans that are secured by equity interests in entities that directly or indirectly own the underlying real property, rather than a mortgage on the underlying property itself, and ownership of equity interests in owners of real property may not qualify for purposes of the 55% test depending on the type of entity. Mortgage-related securities that do not represent all of the certificates issued with respect to an underlying pool of mortgages may also not qualify for purposes of the 55% test. Therefore, our ownership of these types of debt instruments and equity interests may be limited by the provisions of the Investment Company Act. To the extent that we do not comply with the SEC staff’s 55% test or another exemption or exclusion from registration under the Investment Company Act or other interpretations under the Investment Company Act, we may be deemed to be an investment company. If we fail to maintain an exemption or other exclusion from registration as an investment company we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.

ERISA may restrict investments by plans in our common stock.

       A plan fiduciary considering an investment in our common stock should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA, the Internal Revenue Code or any substantially similar federal, state or local law and whether an exemption from such prohibited transaction rules is available. See “ERISA Considerations.”

We are subject to various risks related to our use of, and dependence on, debt.

       The amount we have to pay on variable rate debt increases as interest rates increase, which may decrease cash available for distribution to stockholders. All of our outstanding debt, which as of March 31, 2004, was $381.6 million, consists of variable rate debt under the warehouse credit agreement and the master repurchase agreements that we use to finance our loans and other investments. We cannot assure you that we will be able to meet our debt service obligations. If we do not meet our debt service obligations, we risk the loss of some or all of our assets. Changes in economic conditions or our financial results or prospects could (1) result in higher interest rates on variable rate debt, (2) reduce the availability of debt financing generally or debt financing at favorable rates, (3) reduce cash available for distribution to stockholders and (4) increase the risk that we could be forced to liquidate assets to repay debt, any of which could have a material adverse affect on us.

       Our warehouse credit agreement and master repurchase agreements contain covenants which prohibit us from effecting a change in control or disposing of or encumbering assets being financed and restrict us from making any material amendment to our underwriting guidelines without approval of the lender. We are also required to maintain financial ratios under these agreements including minimum net worth, minimum debt-to-equity and minimum liquidity ratios. If we violate these covenants in any of these agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all. Violations of these covenants may result in our being unable to borrow unused amounts under a line of credit, even if repayment of some or all borrowings is not required.

       In any event, financial covenants under our current or future debt obligations could impair our business strategies by limiting our ability to borrow beyond certain amounts or for certain purposes.

We leverage our portfolio, which may adversely affect our return on our investments and may reduce cash available for distribution.

       We leverage our portfolio through borrowings, generally through the use of warehouse credit facilities and repurchase agreements. The percentage of our leverage varies depending on our ability to obtain credit facilities and the lender’s estimate of the stability of the portfolio’s cash flow. We currently have a policy limiting our leverage to 80% of the value of our assets on an aggregate basis unless approval to exceed the 80% limit is obtained from our board of directors. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets acquired.

       Our debt service payments reduce the net income available for distributions to stockholders. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations.

       A decrease in the value of the assets may lead to a requirement that we repay certain borrowings. We may not have the funds available to satisfy such repayments.

A general economic slowdown could have a material effect on our business.

       Periods of economic slowdown or recession may be accompanied by declines in real estate values. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. Because a portion of the investments we make are subordinate to other creditors, the rate of delinquencies, foreclosures and losses on our mortgage loans could be higher than those generally experienced in the mortgage lending industry. If our loans go into and remain in default, we may have to foreclose and may incur substantial losses. Because real estate investments are relatively illiquid, our ability to promptly sell one or more investments or properties underlying foreclosed investments in our portfolio may be limited. In addition, any material decline in real estate values would increase the loan to value ratio of loans that we have previously extended, weaken our collateral coverage and increase the possibility of a loss in the event of a borrower default. Any sustained period of increased delinquencies, foreclosures or losses is likely to materially and adversely affect our ability to finance loans in the future. Furthermore, certain international events have caused significant uncertainty in the global financial markets. While the long term effects of these events and their potential consequences are uncertain, they could have a material adverse effect on general economic conditions, consumer confidence and market liquidity.

Liability relating to environmental matters may impact the value of the underlying properties.

       Under various federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us.

We are substantially controlled by Arbor Commercial Mortgage and its controlling equity owner, Mr. Kaufman.

       Mr. Ivan Kaufman is our chairman and chief executive officer and the president and chief executive officer of our manager. Further, Mr. Kaufman and the Kaufman entities together beneficially own approximately 88% of the outstanding membership interests of Arbor Commercial Mortgage. Arbor Commercial Mortgage owns approximately 3.1 million operating partnership units, representing a 17% limited partnership interest in our operating partnership and we own the remaining 83% (without giving effect to the exercise of Arbor Commercial Mortgage’s warrants for additional operating partnership units). The operating partnership units are redeemable for cash or, at our election, for shares of our common stock generally on a one-for-one basis. Each of the operating partnership units Arbor Commercial Mortgage owns is paired with one share of our special voting preferred stock, each of which entitle Arbor Commercial Mortgage to one vote on all matters submitted to a vote of our stockholders. Therefore, Arbor Commercial Mortgage is currently entitled to approximately 3.1 million votes, or 17% of the voting power of our outstanding stock. We granted Arbor Commercial Mortgage and Mr. Kaufman, as its controlling equity owner, an exemption from the ownership limitation contained in our charter, in connection with Arbor Commercial Mortgage’s acquisition of approximately 3.1 million shares of our special voting preferred stock on July 1, 2003. Because of his position with us and our manager and his ability to effectively vote a substantial minority of our outstanding voting stock, Mr. Kaufman has significant influence over our policies and strategy.

We may engage in hedging transactions that may limit our gains or result in losses.

       We may use derivatives to hedge our liabilities and this has certain risks, including:

•	losses on a hedge position may reduce the cash available for distribution to stockholders and such losses may exceed the amount invested in such instruments;

•	counterparties to a hedging arrangement could default on their obligations; and

•	we may have to pay certain costs, such as transaction fees or brokerage costs.

       Our board of directors has adopted a general policy with respect to our use of interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments in order to hedge as much of the interest rate risk as our manager determines is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our status as a REIT. Our board’s policy does not set forth specific policies and procedures for the use of these instruments. We may use these hedging instruments in our risk management strategy to limit the effects of changes in interest rates on our operations. A hedge may not be effective in eliminating all of the risks inherent in any particular position. Our profitability may be adversely affected during any period as a result of the use of derivatives.

Risks Related to Conflicts of Interest

We are dependent on our manager with whom we have conflicts of interest.

       We have only sixteen employees, including Mr. Fred Weber, Mr. Daniel M. Palmier, Mr. John C. Kovarik and a nine-person asset management group, and are dependent upon our manager, Arbor Commercial Mortgage, to provide services to us that are vital to our operations. Our chairman, chief executive officer and president, Mr. Ivan Kaufman, is also the chief executive officer and president of our manager. Our chief financial officer, Mr. Frederick Herbst, is the chief financial officer of our manager and our secretary and general counsel, Mr. Walter Horn, is the general counsel of our manager. In addition, Mr. Kaufman and the Kaufman entities together beneficially own approximately 88% of the outstanding membership interests of Arbor Commercial Mortgage and Messrs. Herbst, Weber, Palmier, Martello and Horn, collectively hold a 5% ownership interest in Arbor Commercial Mortgage. Mr. Martello also serves as the trustee of one of the Kaufman entities that holds a majority of the outstanding membership interests in Arbor Commercial Mortgage and co-trustee of another Kaufman entity that owns an equity interest in our manager. Arbor Commercial Mortgage holds a 17% limited partnership interest in our operating partnership and 17% of the voting power of our outstanding stock (without giving effect to the exercise of Arbor Commercial Mortgage’s warrants for additional operating partnership units).

       We may enter into transactions with Arbor Commercial Mortgage outside the terms of the management agreement with the approval of majority vote of the independent members of our board of directors. Transactions required to be approved by a majority of our independent directors include, but are not limited to, our ability to purchase securities and mortgage and other assets from Arbor Commercial Mortgage or to sell securities and assets to Arbor Commercial Mortgage. Arbor Commercial Mortgage may from time to time provide permanent mortgage loan financing to clients of ours, which will be used to refinance bridge financing provided by us. We and Arbor Commercial Mortgage may also make loans to the same borrower or to borrowers that are under common control. Additionally, our policies and those of Arbor Commercial Mortgage may require us to enter into intercreditor agreements in situations where loans are made by us and Arbor Commercial Mortgage to the same borrower.

       We have entered into a management agreement with our manager under which our manager provides us with all of the services vital to our operations other than asset management services. However, the management agreement was not negotiated at arm’s length and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Certain matters relating to our organization also were not approved at arm’s length and the terms of the contribution of assets to us may not be as favorable to us as if the contribution was with an unaffiliated third party.

       The results of our operations is dependent upon the availability of, and our manager’s ability to identify and capitalize on, investment opportunities. Our manager’s officers and employees are also responsible for providing the same services for Arbor Commercial Mortgage’s portfolio of investments. As a result, they may not be able to devote sufficient time to the management of our business operations.

Conflicts of interest could arise in transactions where we lend to borrowers in which Arbor Commercial Mortgage holds an equity interest.

       Arbor Commercial Mortgage has contributed loans to us that are secured by properties in which Arbor Commercial Mortgage owns equity interests in the borrower. Every transaction that we enter into with an entity in which Arbor Commercial Mortgage holds equity interests raises a potential conflict of interest. Conflicts of interest with respect to these mortgage loans include, among others, decisions regarding (1) whether to waive defaults of such borrower, (2) whether to foreclose on a loan, and (3) whether to permit additional financing on the properties securing our investments other than financing provided by us.

Termination of our management agreement may be costly.

       Termination of the management agreement with our manager is difficult and costly. Our management agreement may be terminated by us (1) without cause, after the initial two year period, on six months’ prior written notice and (2) with cause in the event of our manager’s uncured breach of the management agreement, if approved by a majority of our independent directors. If we terminate the management agreement without cause or elect not to renew the management agreement in connection with the decision to manage our portfolio internally, we are required to pay our manager a termination fee equal to the base management fee and the incentive compensation earned during the twelve month period preceding the termination. If we terminate the management agreement without cause (except in a case where we become internally managed) or elect not to renew the management agreement for any other reason, including a change of control of us, we are required to pay our manager a termination fee equal to two times the base management fee and the incentive compensation earned during the twelve-month period preceding the termination. If we terminate without cause and become internally managed, we are required to pay our manager a termination fee equal to the base management fee and the incentive compensation earned during the 12-month period preceding the termination. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our manager without cause.

If our manager terminates the management agreement, we may not be able to find an adequate replacement manager.

       At any time after the initial two-year term of the management agreement, our manager may terminate the management agreement without cause or elect not to renew the agreement, without penalty (except in certain cases of a change in control of the manager during the first three years of the management agreement), on six months’ prior written notice to us. In the event of our uncured breach of the management agreement, our manager may also terminate the agreement for cause without penalty. If our manager terminates our agreement, we may not be able to find an adequate replacement manager.

Our directors have approved very broad investment guidelines for our manager and do not approve each investment decision made by our manager.

       Our manager is authorized to follow very broad investment guidelines. Our directors will periodically review our investment guidelines and our investment portfolio. However, our board does not review each proposed investment. In addition, in conducting periodic reviews, the directors rely primarily on information provided to them by our manager. Furthermore, transactions entered into by our manager may be difficult or impossible to unwind by the time they are reviewed by the directors. Our manager has great latitude within the broad investment guidelines in determining the types of assets it may decide are proper investments for us.

Our manager has broad discretion to invest funds and may acquire structured finance assets where the investment returns are substantially below expectations or that result in net operating losses.

       Our manager has broad discretion, within the general investment criteria established by our board of directors, to allocate the proceeds of the concurrent offerings and to determine the timing of investment of such proceeds. Such discretion could result in allocation of proceeds to assets where the investment returns are substantially below expectations or that result in net operating losses, which would materially and adversely affect our business, operations and results.

       The management compensation structure that we have agreed to with our manager may cause our manager to invest in high risk investments. Our manager is entitled to a base management fee, which is based on the equity of our operating partnership. The amount of the base management fee does not depend on the performance of the services provided by our manager or the types of assets it selects for our investment, but the value of our operating partnership’s equity will be affected by the performance of these assets. Our manager is also entitled to receive incentive compensation based in part upon our achievement of targeted levels of funds from operations. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on funds from operations may lead our manager to place undue emphasis on the maximization of funds from operations at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

Risks Related to Our Status as a REIT

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face substantial tax liability.

       We intend to operate so as to qualify as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent mistake could jeopardize our REIT status. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In particular, our ability to qualify as a REIT depends in part on the relative values of our common and special voting preferred stock, which have not been determined by independent appraisal, are susceptible to fluctuation, and could, if successfully challenged by the IRS, cause us to fail to meet the ownership requirements. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

       Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which, among other things, means we would be unable to deduct distributions to stockholders in computing taxable income and would be subject to federal income tax on our taxable income at regular corporate rates;

•	any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders; and

•	unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

       Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. See “Federal Income Tax Considerations — Taxation of Arbor Realty — Taxation of REITs in General.” Any of these taxes would decrease cash available for distribution to our stockholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through taxable subsidiary corporations.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

       To qualify as a REIT for federal income tax purposes we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

       To qualify as a REIT we must ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of collateral may jeopardize our REIT status.

       To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our mortgage and preferred equity investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT.

Complying with REIT requirements may force us to borrow to make distributions to stockholders.

       As a REIT, we must generally distribute at least 90% of our annual taxable income, subject to certain adjustments, to our stockholders. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws.

       From time to time, we may generate taxable income greater than our net income for financial reporting purposes due to, among other things, amortization of capitalized purchase premiums, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

       At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you as a stockholder. On May 28, 2003, The Jobs and Growth Tax Relief Reconciliation Act of 2003 was enacted, which decreases the tax rate on most dividends paid by corporations to individual investors to a maximum of 15%. REIT dividends, with limited exceptions, will not benefit from the rate reduction, because a REIT’s income generally is not subject to corporate level tax. As such, this legislation could cause shares in non-REIT corporations to be a more attractive investment to individual investors than shares in REITs and could have an adverse effect on the value of our common stock.

Restrictions on share accumulation in REITs could discourage a change of control of us.

       In order for us to qualify as a REIT, not more than 50% of the number or value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year.

       In order to prevent five or fewer individuals from acquiring more than 50% of our outstanding shares and a resulting failure to qualify as a REIT, our charter provides that, subject to certain exceptions, no person, including entities, may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.6% of the aggregate value or number (whichever is more restrictive) of shares of our outstanding common stock or 9.6% by value of our outstanding capital stock. For purposes of this calculation, warrants held by such person will be deemed to have been exercised. The shares most recently acquired by a person that are in excess of these limits will not have any voting rights exercisable by such person. Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit without the consent of the board of directors will result in the shares being automatically transferred to a charitable trust (or otherwise be void) and be deemed to have been offered for sale to us for a period subsequent to the acquisition. Any person who acquires shares in excess of these limits is obliged to immediately give written notice to us and provide us with any information we may request in order to determine the effect of the acquisition on our status as a REIT.

       We granted Arbor Commercial Mortgage and Mr. Kaufman, as its controlling equity owner, an exemption from the ownership limitation contained in our charter, in connection with Arbor Commercial Mortgage’s acquisition of approximately 3.1 million shares of our special voting preferred stock on July 1, 2003.

       While these restrictions are designed to prevent any five individuals from owning more than 50% of our shares, they could also discourage a change in control of our company. These restrictions may also deter tender offers that may be attractive to stockholders or limit the opportunity for stockholders to receive a premium for their shares if an investor makes purchases of shares to acquire a block of shares.

Complying with REIT requirements may limit our ability to hedge effectively.

       The REIT provisions of the Internal Revenue Code may limit our ability to hedge our operations. Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risks will generally constitute income that does not qualify for purposes of the 75% income requirement applicable to REITs, and will also be treated as nonqualifying income for purposes of the REIT 95% income test unless specified requirements are met. In addition, any income from foreign currency or other hedges would generally constitute nonqualifying income for purposes of both the 75% and 95% REIT income tests under current law. See “Federal Income Tax Considerations — Taxation of Arbor Realty — Derivatives and Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Risks Related to the Offering

The market price and trading volume of our common stock may be volatile.

       On April 13, 2004, we completed an initial public offering of our common stock, which is listed on the New York Stock Exchange. While there has been significant trading in our common stock since the initial public offering, we cannot assure you that an active trading market in our common stock will be sustained.

       Even if active trading of our common stock continues, the market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell shares of our common stock at or above the purchase price you paid to acquire them. We cannot assure you that the market price of our common shares will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our funds from operations or earnings estimates or publication of research reports about us or the real estate industry;

•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Our charter generally does not permit ownership in excess of 9.6% of our common or capital stock, and attempts to acquire our capital stock in excess of these limits are ineffective without prior approval from our board of directors.

       For the purpose of preserving our REIT qualification, our charter generally prohibits direct or constructive ownership by any person of more than 9.6% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 9.6% (by value) of our outstanding shares of capital stock. For purposes of this calculation, warrants held by such person will be deemed to have been exercised if such exercise would result in a violation. Our charter’s constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding stock and thus be subject to our charter’s ownership limit. Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit without the consent of the board of directors will result in the shares being automatically transferred to a charitable trust or otherwise be void.

Maryland takeover statutes may prevent a change of our control. This could depress our stock price.

       Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. The statute permits various exceptions, including business combinations that are exempted by the board of directors before the time that an interested stockholder becomes an interested stockholder. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

       A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder.

       After the five year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of voting stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

       The business combination statute may prevent or discourage others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Important Provisions of Maryland Law and of Our Charter and Bylaws — Business Combinations” and “— Control Share Acquisitions.”

Our staggered board and other provisions of our charter and bylaws may prevent a change in our control.

       Our board of directors is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2004, 2005 and 2006, respectively. Directors of each class are chosen for three year terms upon the expiration of their current terms, and each year one class of directors is elected by the stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our stockholders. In addition, our charter and bylaws also contain other provisions that may delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Important Provisions of Maryland Law and of Our Charter and Bylaws.”

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which would dilute the holdings of our existing stockholders and may be senior to our common stock for the purposes of dividend distributions or distributions upon liquidation, may adversely affect the market price of our common stock.

       In the future we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. If we decide to issue preferred stock in addition to our special voting preferred stock already issued, it could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

Securities eligible for future sale may have adverse effects on our share price.

       The effect of future sales of our common stock or the availability of our common stock for future sales may affect the market price of our common stock. Currently, 15,473,767 shares of our common stock are outstanding, 35,500 shares are reserved and authorized for issuance under our stock incentive plan and 3,776,069 shares are authorized for issuance upon redemption of operating partnership units, including

629,345 operating partnership units issuable upon exercise of warrants for additional operating partnership units. We may register the 149,500 shares of restricted common stock issued to our directors, executive officers, employees and certain employees of Arbor Commercial Mortgage pursuant to our stock incentive plan after the expiration of the 180 day lock-up period for our directors and executive officers. If Arbor Commercial Mortgage redeems its 3,776,069 operating partnership units (including 629,345 operating partnership units issuable upon exercise of warrants for additional operating partnership units) and we elect to issue shares of our common stock upon such redemption, an additional 3,776,069 shares would be eligible for future sale. We have granted registration rights to Arbor Commercial Mortgage relating to the resale of shares of common stock that we may issue upon redemption of its operating partnership units. Furthermore, we satisfy our obligation to pay up to 25% of the incentive compensation payable to our manager under the management agreement with shares of our common stock. The issuance of common stock could cause dilution of our existing common stock and a decrease in the market price.

You should not rely on lock-up agreements in connection with the private placement or our initial public offering to limit the amount of common stock sold into the market.

       Pursuant to lock-up agreements we entered into in connection with our initial public offering, we agreed with the underwriters of our initial public offering not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable for any of our common stock, including our units, for a period of 180 days following April 7, 2004, the date of the IPO prospectus, subject to certain exceptions. Our directors and officers, Arbor Commercial Mortgage and certain members of the senior management of Arbor Commercial Mortgage agreed, with limited exceptions, for a period of 180 days after the date of the IPO prospectus, and the selling stockholder and remaining holders of units agreed, with limited exceptions, for a period of 60 days after the date of the IPO prospectus, that they will not, without the prior written consent of Wachovia Capital Markets, LLC, directly or indirectly, offer to sell, sell or otherwise dispose of any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common or our other capital stock.

       Arbor Commercial Mortgage and each of the persons serving as our directors and executive officers at the consummation of the private placement also entered into lock-up agreements with respect to their units, common stock, warrants and the shares of common stock issuable upon redemption of operating partnership units restricting the sale of such securities without the consent of JMP Securities until the earlier of 180 days after the date of effectiveness of the IPO registration statement, subject to certain exceptions.

       Wachovia Capital Markets, LLC and JMP Securities, respectively, may, at any time, release all or a portion of the securities subject to the foregoing lock-up provisions. If the restrictions under the lock-up agreements with Arbor Commercial Mortgage, members of the senior management of Arbor Commercial Mortgage and our directors and officers are waived or terminated, approximately 769,817 outstanding shares of common stock, 25,150 shares issuable upon exercise of warrants, and 3,776,069 issuable upon exercise of operating partnership units (including 629,345 warrants for operating partnership units), will be available for sale into the market, subject only to applicable securities rules and regulations, which could reduce the market price for our common stock.

We have not established a minimum dividend payment level and there are no assurances of our ability to pay dividends in the future.

       We intend to pay quarterly dividends and to make distributions to our stockholders in an amount such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. We have not established a minimum dividend payment level and our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances of our ability to pay dividends in the future. In addition, some of our distributions may include a return of capital.

An increase in market interest rates may have an adverse effect on the market price of our common stock.

       One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our dividend rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our properties and our related distributions to stockholders, and not from the market value or underlying appraised value of the properties or investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our common stock. For instance, if market rates rise without an increase in our dividend rate, the market price of our common stock could decrease as potential investors may require a higher dividend yield on our common stock or seek other securities paying higher dividends or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay dividends.

Broad market fluctuations could negatively impact the market price of our common stock.

       The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

FORWARD LOOKING STATEMENTS

       We make forward looking statements in this prospectus that are subject to risks and uncertainties. These forward looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure, or other financial terms, as well as statements regarding the subjects that are forward looking by their nature, such as:

•	our business strategy;

•	completion of any pending transactions;

•	our ability to obtain future financing arrangements;

•	our understanding of our competition;

•	our projected operating results;

•	the operating results presented in the historical consolidated financial statements included in this prospectus;

•	market trends;

•	estimates relating to our future dividends;

•	projected capital expenditures; and

•	the impact of technology on our operations and business.

       The forward looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. We do not intend to update our forward looking statements. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward looking statements. You should carefully consider this risk when you make a decision concerning an investment in our common stock.

       When we use words such as “will likely result,” “may,” “shall,” “will,” “believe,” “expect,” “anticipate,” “project,” “intend,” “estimate,” “goal,” “objective,” or similar expressions, we intend to identify forward looking statements. You should not place undue reliance on these forward looking statements. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

       The selling stockholders will receive all of the proceeds from the sale of the common stock. We will not receive any proceeds from the sale of the common stock.

DISTRIBUTION POLICY

       We have made and intend to make, regular quarterly distributions to our stockholders. To qualify as a REIT we must distribute to our stockholders an amount at least equal to:

•	90% of our REIT taxable income, determined before the deduction for dividends paid and excluding any net capital gain (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principals); plus

•	90% of the excess of our net income from foreclosure property (as defined in Section 856 of the Internal Revenue Code) over the tax imposed on such income by the Internal Revenue Code; less

•	any excess non-cash income (as determined under the Internal Revenue Code). See “Federal Income Tax Considerations — Taxation of Arbor Realty — Annual Distribution Requirements.”

       We are subject to income tax on income that is not distributed and to an excise tax to the extent that certain percentages of our income are not distributed by specified dates. See “Federal Income Tax Considerations — Taxation of Arbor Realty — Annual Distribution Requirements.” Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

       Distributions are authorized by our board of directors and declared by us based upon a number of factors, including:

•	actual results of operations;

•	restrictions under Maryland law;

•	the timing of the investment of our equity capital;

•	the amount of funds from operations;

•	our financial condition;

•	debt service requirements;

•	capital expenditure requirements;

•	our taxable income;

•	the annual distribution requirements under the REIT provisions of the Internal Revenue Code;

•	our operating expenses; and

•	other factors our directors deem relevant.

       Our ability to make distributions to our stockholders depends upon our receipt of distributions from our operating partnership, Arbor Realty Limited Partnership, which may depend, in part, upon the performance of our investment portfolio, and, in turn, from Arbor Commercial Mortgage’s management of our business. Distributions are made in cash to the extent that cash is available for distribution. In order to maximize the return on our funds, cash generated from operations is generally used to temporarily pay down borrowings. When making distributions, we generally borrow the required funds by drawing on credit capacity available under our credit facilities. To date, all distributions have been funded in this manner. In 2003, we made distributions of $0.50 per share, and our net income was $0.42 per share. For the quarter ended March 31, 2004, we made distributions of $0.38 per share, which equaled our net income per share. With respect to this distribution, we borrowed funds by drawing on credit capacity available under our credit facilities. In the future, to the extent cash available is less than the distribution, we may be required to borrow additional funds or sell assets in order to meet our REIT distribution requirements.

       Distributions to stockholders are generally taxable to our stockholders as ordinary income, although a portion of these distributions may be designated by us as capital gains to the extent they are attributable to capital gain income recognized by us, or may constitute a return of capital to the extent they exceed our earnings and profits as determined for tax purposes. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of our distributions, see “Federal Income Tax Considerations — Taxation of Arbor Realty — Taxation of REITs in General,” “Federal Income Tax Considerations — Taxation of Arbor Realty — Annual Distribution Requirements” and “Federal Income Tax Considerations — Taxation of Stockholders.”

       We may not be able to generate sufficient revenue from operations to pay distributions to our stockholders. In addition, our directors may change our distribution policy in the future. See “Risk Factors.”

       Our charter allows us to issue preferred stock that could have a preference on distributions. We currently have no intention to issue any such preferred stock, but if we do, the dividend preference on the preferred stock could limit our ability to make a dividend distribution to the holders of our common stock. We have previously issued approximately 3.1 million shares of our special voting preferred stock to Arbor Commercial Mortgage which does not have any preferential dividend, except a $0.01 per share liquidation preference upon a liquidation or redemption.

       On November 5, 2003, our board authorized and we declared a distribution to our stockholders of $0.25 per share of common stock, payable with respect to the quarter ending September 30, 2003, to stockholders of record at the close of business on November 5, 2003. We made this distribution on November 18, 2003. On December 19, 2003, our board of directors authorized a distribution to our stockholders of $0.25 per share of common stock, payable with respect to the quarter ending December 31, 2003, to stockholders of record at the close of business on December 19, 2003. We made this distribution on December 30, 2003. Of the distributions paid in 2003, 76% were taxable as ordinary income and 24% represented a return of capital. The portion representing the return of capital arose because the distribution paid, which approximated cash generated from operations, exceeded taxable income for the year.

       On March 18, 2004, our board of directors authorized and we declared a distribution to our stockholders of $0.38 per share of common stock, payable with respect to the quarter ended March 31, 2004, to stockholders of record at the close of business on March 18, 2004. This amount equalled net income per share for the quarter. We made this distribution on March 26, 2004.

PRICE RANGE OF OUR COMMON STOCK

       Our common stock is traded on the New York Stock Exchange under the symbol “ABR.” The following table sets forth the high and low sale prices for our common stock for the period indicated as reported on the New York Stock Exchange.

	High	Low

2004:
Second quarter (April 7, 2004 through June 3, 2004)	$20.60	$18.40

SELECTED CONSOLIDATED FINANCIAL INFORMATION

OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

       The following tables present selected historical consolidated financial information as of March 31, 2004 and December 31, 2003 and for the quarter ended March 31, 2004 and the period ended December 31, 2003. The selected historical consolidated financial information presented below under the captions “Consolidated Income Statement Data” and “Consolidated Balance Sheet Data” for the period ended December 31, 2003 has been derived from our audited consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of the historical consolidated financial statements for such period. The information presented under the caption “Consolidated Income Statement Data” for the period ended March 31, 2004 and December 31, 2003 is not necessarily indicative of any other interim period. In addition, since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

		Period from June 24, 2003
	Quarter Ended	(inception) to
	March 31, 2004	December 31, 2003

	(Unaudited)
Consolidated Income Statement Data:
Interest income	$8,163,391	$10,012,449
Other income	21,104	156,502
Total revenue	8,184,495	10,168,951
Total expenses	3,888,829	5,452,865
Net income	3,104,327	3,407,919
Earnings per share, basic and diluted(1)	0.38	0.42
Dividends declared per common share(2)	0.38	0.50

	At March 31, 2004	At December 31, 2003

	(Unaudited)
Consolidated Balance Sheet Data:
Loans and investments, net	$438,888,731	$286,036,610
Related party loans, net	38,765,525	35,940,881
Available for sale securities	57,228,551	—
Total assets	549,413,662	338,164,432
Notes payable and repurchase agreements	381,567,637	172,528,471
Total liabilities	394,567,669	183,416,716
Minority interest	43,627,186	43,631,602
Total stockholders’ equity	111,218,807	111,116,114

		Period from June 24, 2003
	Quarter Ended	(inception) to
	March 31, 2004	December 31, 2003

Other Data:
Total originations	$197,404,466	$186,289,922

(1)	The warrants underlying the units issued in the private placement at $75.00 per unit have an initial exercise price of $15.00 per share and expire on July 1, 2005. This exercise price is equal to the price per share of common stock in the private placement and approximates the market value of our common stock at December 31, 2003. Therefore, the assumed exercise of the warrants were not considered to be dilutive for purposes of calculating diluted earnings per share.

(2)	On November 5, 2003, our board authorized and we declared a distribution to our stockholders of $0.25 per share of common stock, payable with respect to the quarter ending September 30, 2003, to stockholders of record at the close of business on November 5, 2003. We made this distribution on November 18, 2003. On December 19, 2003, our board of directors authorized and we declared a distribution to our stockholders of $0.25 per share of common stock, payable with respect to the quarter ending December 31, 2003, to stockholders of record at the close of business on December 19, 2003. We made this distribution on

December 30, 2003. On March 18, 2004, our board of directors authorized and we declared a distribution to our stockholders of $0.38 per share of common stock, payable with respect to the quarter ended March 31, 2004, to stockholders of record at the close of business on March 18, 2004. We made this distribution on March 26, 2004.

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE STRUCTURED FINANCE

BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

       On July 1, 2003, Arbor Commercial Mortgage contributed a portfolio of structured finance investments and related liabilities to our operating partnership. In addition, certain employees of Arbor Commercial Mortgage became our employees. These assets, liabilities and employees represented a substantial portion of Arbor Commercial Mortgage’s structured finance business.

       The tables on the following page present selected historical consolidated financial information of the structured finance business of Arbor Commercial Mortgage at the dates and for the periods indicated. The structured finance business did not operate as a separate legal entity or business division or segment of Arbor Commercial Mortgage but as an integrated part of Arbor Commercial Mortgage’s consolidated business. Accordingly, the statements of revenue and direct operating expenses do not include charges from Arbor Commercial Mortgage for corporate general and administrative expense because Arbor Commercial Mortgage considered such items to be corporate expenses and did not allocate them to individual business units. These expenses included costs for Arbor Commercial Mortgage’s executive management, corporate facilities and overhead costs, corporate accounting and treasury functions, corporate legal matters and other similar costs. The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the years ended December 31, 2002 and 2001, and for the six months ended June 30, 2003 and under the caption “Consolidated Statement of Assets and Liabilities Data” as of December 31, 2002 and 2001 have been derived from the audited consolidated financial statements of the structured finance business of Arbor Commercial Mortgage included elsewhere in this prospectus. The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the three months ended March 31, 2003 and the six months ended June 30, 2003 is not necessarily indicative of the results of any other interim period or the year ended December 31, 2003. The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the year ended December 31, 2000 and the caption “Consolidated Statement of Assets and Liabilities Data” as of December 31, 2000 have also been derived from the audited consolidated financial statements of the structured finance business of Arbor Commercial Mortgage. The selected consolidated financial information presented under the caption “Consolidated Statement of Revenue and Direct Operating Expenses Data” for the six months ended June 30, 2002, the three months ended March 31, 2003 and for the years ended December 31, 1999 and 1998 and the caption “Consolidated Statement of Assets and Liabilities Data” as of December 31, 2000, 1999 and 1998 have been derived from the unaudited consolidated financial statements of the structured finance business of Arbor Commercial Mortgage.

       The consolidated financial statements of Arbor Commercial Mortgage’s structured finance business included in this prospectus represent the consolidated financial position and results of operations of Arbor Commercial Mortgage’s structured finance business during certain periods and at certain dates when Arbor Commercial Mortgage previously held our initial assets, as well as several other structured finance investments that we did not acquire in connection with our formation transactions. See “Arbor Realty Trust, Inc.” Accordingly, the historical financial results of Arbor Commercial Mortgage’s structured finance business are not indicative of our future performance. In addition, since the information presented is only a summary and does not provide all of the information contained in the consolidated financial statements of Arbor Commercial Mortgage’s structured finance business, including related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries” and the consolidated financial statements of Arbor Commercial Mortgage’s structured finance business, including related notes, contained elsewhere in this prospectus.

Consolidated Statement of Revenue and Direct Operating Expenses Data:

	Six Months Ended
	June 30,			Year Ended December 31,
			Quarter Ended
	2003	2002	March 31, 2003	2002	2001(1)	2000(1)	1999(1)	1998(1)

		(Unaudited)	(Unaudited)				(Unaudited)	(Unaudited)
Interest income	$7,688,465	$7,482,750	$3,406,481	$14,532,504	$14,667,916	$10,707,551	$6,964,873	$6,807,617
Income from real estate held for sale, net of operating expenses	—	—	—	—	—	—	925,999	1,608,172
Other income	1,552,414	553,625	1,211,715	1,090,106	1,668,215	652,970	2,838,639	7,064,294
Total revenue	9,240,879	8,036,375	4,618,196	15,622,610	16,336,131	11,360,521	10,729,511	15,480,083
Total direct operating expenses	5,737,688	8,344,302	2,699,870	13,639,755	10,997,800	9,227,274	7,145,469	6,589,274
Revenue in excess of direct operating expenses before gain on sale of loans and real estate and income from equity affiliates	3,503,191	(307,927)	1,918,326	1,982,855	5,338,331	2,133,247	3,584,042	8,890,809
Gain on sale of loans and real estate	1,024,268	7,006,432	—	7,470,999	3,226,648	1,880,825	1,818,299	1,898,558
Income from equity affiliates	—	601,100	—	632,350	1,403,014	5,028,835	3,592,398	567,006
Revenue, gain on sale of loans and real estate and income from equity affiliates in excess of direct operating expenses	4,527,459	7,299,605	1,918,326	10,086,204	9,967,993	9,042,907	8,994,739	11,356,373

Consolidated Statement of Assets and Liabilities Data:

	At December 31,

	2002	2001	2000	1999	1998

			(Unaudited)	(Unaudited)	(Unaudited)
Loans and investments, net	$172,142,511	$160,183,066	$85,547,323	$50,156,022	$75,604,351
Related party loans, net	15,952,078	15,880,207	—	—	—
Investment in equity affiliates	2,586,026	2,957,072	20,506,417	23,459,586	20,092,793
Total assets	200,563,236	183,713,747	119,110,446	84,751,032	96,537,674
Notes payable and repurchase agreements	141,836,477	132,409,735	70,473,501	47,154,530	58,678,062
Total liabilities	144,280,806	134,086,301	72,266,700	48,025,934	59,193,306
Net assets	56,282,430	49,627,446	46,843,746	36,725,098	37,344,368

Other Data (Unaudited):

	Six Months Ended		Quarter Ended
	June 30,		March 31,	Year Ended December 31,

	2003	2003	2002	2002	2001	2000		1999		1998

Total originations	$117,965,000	$30,660,000	$31,435,000	$130,043,000	$86,700,000	$108,378,000	(2)	$120,378,900	(2	) $	230,718,353	(2)

(1)	In June 1998, Arbor Commercial Mortgage entered into a joint venture with SFG I, an affiliate of Nomura Asset Capital Corp., for the purpose of acquiring up to $250 million of structured finance investments. Arbor Commercial Mortgage and SFG I each made 50% of the capital contributions to the joint venture and shared profits equally. Nomura Asset Capital Corp. provided financing to the joint venture in the form of a repurchase agreement. On July 31, 2001, Arbor Commercial Mortgage purchased SFG I’s interest in this venture. This buyout was accounted for by the purchase accounting method. Prior to the purchase, net income from this venture was recorded in income from equity affiliates. The activities of the former joint venture have been included in the statements of revenue and direct operating expenses from the date of acquisition, August 2001. See the consolidated financial statements of Arbor Commercial Mortgage’s structured finance business and the related notes to the consolidated financial statements included elsewhere in this prospectus for further information.

(2)	Total originations for 1998, 1999 and 2000 include originations from Arbor Commercial Mortgage’s joint venture with SFG I discussed in footnote 1.

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

       You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors”, “Forward-Looking Statements” and “Selected Consolidated Financial Information of Arbor Realty Trust, Inc. and Subsidiaries” and our historical consolidated financial statements, including related notes, included elsewhere in this prospectus.

Overview

       We are a Maryland corporation that was formed in June 2003 to invest in real estate-related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate-related assets. We also invest in mortgage-related securities. We conduct substantially all of our operations through our operating partnership.

       Our operating performance is primarily driven by several factors:

•	Net interest income earned on our investments — Net interest income represents the amount by which the interest income earned on our assets exceeds the interest expense incurred on our borrowings. If the yield earned on our assets increases, this will have a positive impact on earnings. Similarly, if the cost of borrowings decreases, this will have a positive impact on earnings. Net interest income is also directly impacted by the size of our asset portfolio.

•	Credit quality of our assets — Effective asset and portfolio management is essential to maximizing the performance and value of a real estate/mortgage investment. Maintaining the credit quality of our loans and investments is of critical importance. Loans that do not perform in accordance with their terms may have a negative impact on earnings.

•	Cost control — We seek to minimize our operating costs, which consist primarily of employee compensation and related costs and other general and administrative expenses. As the size of the portfolio increases, certain of these expenses, particularly employee compensation expenses, may increase.

       On July 1, 2003, Arbor Commercial Mortgage contributed $213.1 million of structured finance assets and $169.2 million of borrowings supported by $43.9 million of equity in exchange for a commensurate equity ownership in our operating partnership. In addition, certain employees of Arbor Commercial Mortgage were transferred to our operating partnership. These assets, liabilities and employees represent a substantial portion of Arbor Commercial Mortgage’s structured finance business. We are externally managed and advised by Arbor Commercial Mortgage and pay Arbor Commercial Mortgage a management fee in accordance with a management agreement. Arbor Commercial Mortgage will also originate, underwrite and service all structured finance assets on behalf of our operating partnership.

       Concurrently with Arbor Commercial Mortgage’s asset contribution, we consummated a private equity offering of units, each consisting of five shares of common stock and one warrant to purchase one share of common stock. The offering price per unit was $75.00, and gross proceeds from the private financing totaled $120.2 million. From the $120.2 million of gross proceeds from the private placement, we repaid $105.6 million of borrowings under our warehouse credit facility and repurchase agreements, purchased two mezzanine loans and one preferred equity investment from Arbor Commercial Mortgage for $6.7 million, paid offering expenses of $7.6 million and funded $0.3 million of operating capital. Gross proceeds from the private placement combined with the concurrent equity contribution by Arbor Commercial Mortgage totaled approximately $164.1 million in equity capital. Offering expenses paid or accrued totaled $10.1 million, resulting in stockholders’ equity and minority interest of $154.0 million as a result of the private placement.

       We are organized and conduct our operations to qualify as a REIT and to comply with the provisions of the Internal Revenue Code with respect thereto. A REIT is generally not subject to federal income tax on that portion of its REIT taxable income which is distributed to its stockholders provided that at least 90% of taxable income is distributed and provided that certain other requirements are met.

       Subsequent to the quarter end, on April 13, 2004, we sold 6,750,000 shares of our common stock in a public offering at a price to the public of $20.00 per share, for net proceeds of approximately $125.4 million after deducting the underwriting discount and the other estimated offering expenses. We used the proceeds to pay down indebtedness. After giving effect to this offering, we had 14,949,567 shares of common stock outstanding. In addition, on May 6, 2004, the underwriters exercised a portion of their over-allotment option, which resulted in the issuance of 524,200 additional shares on May 11, 2004. We received net proceeds of approximately $9.8 million after deducting the underwriting discount and we had 15,473,767 shares of common stock outstanding after giving effect to the over-allotment.

Changes in Financial Condition

       During the quarter, we originated nine loans and investments totaling $212.3 million, of which $193.2 million was funded. Of the new loans, five were bridge loans totaling $105.4 million, three were mezzanine loans totaling $75.3 million and one loan was a junior participating interest for $12.5 million. We have received full satisfaction of two loans totaling $17.9 million and partial repayment on two loans totaling $22.7 million.

       In addition, in March 2004, we purchased $57.4 million (including 0.1 million of purchased interest) of agency-sponsored whole pool mortgage related securities. Pools of FNMA and FHLMC adjustable rate residential mortgage loans underlie these mortgage related securities. We will receive payments from the payments that are made on these underlying mortgage loans. The loans have a fixed rate of interest for three years and adjust annually thereafter. These loans have a weighted average coupon rate of 3.79%. Of these mortgage-related securities, $20.6 million were issued by FNMA and $36.7 million were issued by FHLMC. We financed $55.5 million under our existing $250 million master repurchase agreement at one month LIBOR plus 0.10% and funded the remaining $1.9 million with our own capital.

       Our loan portfolio balance at March 31, 2004 was $477.7 million, with a weighted average current interest pay rate of 7.29%, as compared to $323.5 million with a weighted average interest pay rate of 7.49% at December 31, 2003. At the same dates, advances on financing facilities totaled $326.1 million, with a weighted average funding cost of 3.53% and $172.5 million, with a weighted average funding cost of 3.40%, respectively.

Sources of Operating Revenues

       We derive our operating revenues primarily through interest received from making real estate-related bridge and mezzanine loans and preferred equity investments. For the period ended December 31, 2003 and for the quarter ended March 31, 2004, interest represented approximately 98% and 100%, of our total revenues, respectively. We provide bridge loans secured by first lien mortgages on the property to borrowers who are typically seeking short term capital to be used in an acquisition of property. The bridge loans we make typically range in size from $1 million to $30 million and have terms of up to seven years. We provide real property owners with mezzanine loans that are secured by pledges of ownership interests in entities that directly or indirectly control the real property or second mortgages. These loans typically range in size from $2 million to $30 million and have terms of up to seven years. We also make preferred equity investments in entities that directly or indirectly own real property.

       We also derive operating revenues from other income that represents miscellaneous asset management fees associated with our loans and investments portfolio. For the period ended December 31, 2003, other income represented approximately 2% of our total revenue. For the quarter ended March 31, 2004, revenue from other income was $21,000.

       We will also derive interest income from our investments in mortgage related securities.

Gain on Sale of Loans and Real Estate and Income from Equity Affiliates

       We may derive income from the gain on sale of loans and real estate. We may acquire (1) real estate for our own investment and, upon stabilization, disposition at an anticipated return and (2) real estate notes generally at a discount from lenders in situations where the borrower wishes to restructure and reposition its short term debt and the lender wishes to divest certain assets from its portfolio.

       We may also derive income from equity affiliates relating to joint ventures that were formed with equity partners to acquire, develop and/or sell real estate assets. Such investments are recorded under the equity method. We record our share of net income from the underlying properties in which we invest through these joint ventures.

Significant Accounting Estimates and Critical Accounting Policies

       Set forth below is a summary of the accounting policies that management believes are critical to the preparation of the consolidated financial statements included in this prospectus. Certain of the accounting policies used in the preparation of these consolidated financial statements are particularly important for an understanding of the financial position and results of operations presented in the historical consolidated financial statements included in this prospectus and require the application of significant judgment by management and, as a result, are subject to a degree of uncertainty.

Loans and Investments

       Loans held for investment are intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan origination costs and fees, unless such loan or investment is deemed to be impaired. We invest in preferred equity interests that allow us to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of each such investment, management must determine whether such investment should be accounted for as a loan, joint venture or as real estate. To date, management has determined that all such investments are properly accounted for and reported as loans.

       Specific valuation allowances are established for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral is determined by an evaluation of operating cash flow from the property during the projected holding period, and estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, discounted at market discount rates.

       If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for loan losses. The allowance for each loan is maintained at a level believed adequate by management to absorb probable losses.

Available-For-Sale Securities

       We invest in agency-sponsored whole pool mortgage related securities. Pools of FNMA and FHLMC adjustable rate residential mortgage loans underlie these mortgage related securities. We will receive payments from the payments that are made on these underlying mortgage loans, which have a fixed rate of interest for three years and adjust annually thereafter. These securities are carried at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities.” Unrealized losses other-than-temporary losses are recognized currently in income. These available for sale securities are pledged as collateral for borrowings under a repurchase agreement “See Liquidity and Capital Resources.”

Revenue Recognition

       Interest Income. Interest income is recognized on the accrual basis as it is earned. In most instances, the borrower pays an additional amount of interest at the time the loan is closed, an origination fee, and deferred interest upon maturity. This additional income, as well as any direct loan origination costs incurred, is deferred and recognized over the life of the related loan as a yield adjustment. Income recognition is suspended for loans when in the opinion of management a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. Several of the loans provide for accrual of interest at specified rates, which differ from current payment terms. Interest is recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible, based on the underlying collateral and operations of the borrower. If management cannot make this determination regarding collectibility, interest income is recognized only upon actual receipt.

       Interest income available-for-sale securities. Discounts or premiums are accreted into interest income on an effective yield or “interest” method, through the expected maturity date of the security. Income is not accrued on non-performing securities; cash received on such securities is treated as income to the extent of interest previously accrued.

Recently Issued Accounting Pronouncements

       In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (“FIN 46”), which requires a variable interest entity, a VIE, to be consolidated by its primary beneficiary. The primary beneficiary is the party that absorbs a majority of the VIE’s anticipated losses and/or a majority of the expected returns.

       In December 2003, the FASB revised FIN 46 (“FIN 46-R”), delaying the effective date for certain entities created before February 1, 2003 and making other amendments to clarify the application of the guidance. In adopting FIN 46 and FIN 46-R, we have evaluated our loans and investments and investments in equity affiliates to determine whether they are VIE’s. This evaluation resulted in us determining that our mezzanine loans, preferred equity investments and investments in equity affiliates were potential variable interests. For each of these investments, we have evaluated (1) the sufficiency of the fair value of the entities’ equity investments at risk to absorb losses, (2) that as a group the holders of the equity investments at risk have (a) the direct or indirect ability through voting rights to make decisions about the entities’ significant activities, (b) the obligation to absorb the expected losses of the entity and their obligations are not protected directly or indirectly, (c) the right to receive the expected residual return of the entity and their rights are not capped, (3) the voting rights of some of these investors are proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected returns of the equity, or both, and (4) that substantially all of the entities’ activities do not involve or are not conducted on behalf of an investor that has disproportionately few voting rights. For these investments, we have determined that the entities have sufficient equity at risk and, accordingly, they are not VIE’s. As such, we have continued to account for the mezzanine loans and preferred equity investments and investments in equity investments as a loan, joint venture or real estate, as appropriate.

       In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” an interpretation of FASB Statement of Financial Accounting Standards No. 5 (“SFAS No. 5”), “Accounting for Contingencies,” Statement of Financial Accounting Standards No. 57, “Related Party Disclosures,” Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” and rescinded FASB Interpretation No. 34, “Disclosure of Indirect Guarantees of Indebtedness of Others, an Interpretation of SFAS No. 5.” It requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee regardless of whether it receives separately identifiable consideration (i.e., a premium). The new disclosure requirements were effective December 31, 2002. The adoption of FIN 45 did not have a material impact on our consolidated financial statements, nor is it expected to have a material impact in the future.

Results of Operations

For the Three Months Ended March 31, 2004

       The following table sets forth our results of operations for the three months ended March 31, 2004:

Three Months Ended
March 31, 2004

Revenue:
Interest income	$8,163,391
Other income	21,104

Total revenue	8,184,495

Expenses:
Interest expense	2,623,893
Employee compensation and benefits	613,306
Stock based compensation	114,201
Selling and administrative	244,311
Management fee	293,118

Total expenses	3,888,829

Income before minority interest	4,295,666
Income allocated to minority interest	1,191,339

Net income	$3,104,327

       Revenue. Interest income was $8.2 million. The average balance of the loan and investment portfolio was $406.9 million during the quarter ended March 31, 2004. The average yield on these assets was 7.94%.

       Other income was $21,000, which represents miscellaneous asset management fees associated with our loans and investments portfolio.

       Expenses. Interest expense was $2.6 million. The average balance of debt financing was $250.2 million during the quarter ended March 31, 2004. The average cost of these borrowings was 4.15%. Our average leverage for the quarter ended March 31, 2004 was 61%, resulting in our interest margin on a levered basis being 14.14%.

       Employee compensation and benefits expense was $613,000, which represents salaries, benefits and incentive compensation for the 16 employees employed by us during the quarter ended March 31, 2004.

       Stock-based compensation expense was $114,000. This expense represents the cost of restricted stock granted to certain of our employees, executive officers and directors and certain executive officers and employees of our manager. Of the total shares granted, two-thirds of the shares granted vested immediately and the remaining one-third will vest over three years. The amount of compensation expense recorded for the quarter ended March 31, 2004 represents a ratable portion of the expense of the unvested shares.

       Selling and administrative expense was $244,000. This amount is comprised primarily of professional fees, including legal and accounting services, insurance expense and director’s fees.

       Management fees were $293,000. This amount represents the base management fee as provided for in the management agreement with our manager. The management agreement also provides for incentive compensation; however, the requirements for incentive compensation were not satisfied and no incentive compensation was recorded in the period.

       Income Allocated to Minority Interest. Income allocated to minority interest was $1.2 million. This amount represents the portion of our income allocated to our manager, which owns a 28% limited partnership interest in our operating partnership and was allocated 28% of our income for the quarter ended March 31, 2004.

Period from June 24, 2003 (inception) to December 31, 2003

       The following table sets forth our results of operations for the period ended December 31, 2003:

Period from
June 24, 2003
(inception) to
December 31, 2003

Revenue:
Interest income	$10,012,449
Other income	156,502

Total revenue	10,168,951

Expenses:
Interest expense	1,669,731
Employee compensation and benefits	940,336
Stock based compensation	1,721,367
Selling and administrative	533,697
Management fee	587,734

Total expenses	5,452,865

Income before minority interest	4,716,086
Income allocated to minority interest	1,308,167

Net income	$3,407,919

       Revenue. Interest income was $10.0 million. The average balance of the loan and investment portfolio was $254.9 million during the period ended December 31, 2003. The average yield on these assets was 7.68%.

       Other income was $157,000, which represents loan structuring and miscellaneous asset management fees associated with our loans and investments portfolio.

       Expenses. Interest expense was $1.7 million. The average balance of debt financing was $92.5 million during the period ended December 31, 2003. The average cost of these borrowings was 3.53%. Our average leverage for the period ended December 31, 2003 was 36%, resulting in our interest margin on a levered basis being 10.27%.

       Employee compensation and benefits expense was $940,000, which represents salaries, benefits and incentive compensation for the 12 employees employed by us during the period ended December 31, 2003.

       Stock-based compensation expense was $1.7 million. This expense represents the cost of restricted stock granted to certain of our employees, executive officers and directors and certain executive officers and employees of our manager. Of the total shares granted, two-thirds of the shares granted vested immediately and the remaining one-third will vest over three years. The amount of compensation expense recorded for the period ended December 31, 2003 represents the full expense of the vested shares and a ratable portion of the expense of the unvested shares.

       Selling and administrative expense was $534,000. This amount is comprised primarily of professional fees, including legal and accounting services.

       Management fees were $588,000. This amount represents the base management fee as provided for in the management agreement with our manager. The management agreement also provides for incentive compensation; however, the requirements for incentive compensation were not satisfied and no incentive compensation was recorded in the period.

       Income Allocated to Minority Interest. Income allocated to minority interest was $1.3 million. This amount represents the portion of our income allocated to our manager, which owns a 28% limited partnership interest in our operating partnership and is allocated 28% of our income.

Liquidity and Capital Resources

Sources of Liquidity

       Liquidity is a measurement of the ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain loans and investments and other general business needs. Our primary sources of funds for liquidity consist of funds raised from our private equity offering in July 2003, net proceeds from our initial public offering in April 2004, borrowings under credit agreements, net cash provided by operating activities, repayments of outstanding loans and investments and the issuance of common, convertible and/or preferred equity securities.

       On April 13, 2004, we sold 6,750,000 shares of our common stock in a public offering at a price to the public of $20.00 per share, for net proceeds of approximately $125.4 million after deducting the underwriting discount and the other estimated offering expenses. We used the proceeds to pay down indebtedness. In addition, on May 6, 2004 the underwriters exercised a portion of their overallotment option, which resulted in the issuance of 524,200 additional shares on May 11, 2004. We received net proceeds of approximately $9.8 million after deducting the underwriting discount.

       We also maintain liquidity through one warehouse credit agreement and two master repurchase agreements with three different financial institutions.

       We have a $250.0 million warehouse credit agreement with a financial institution, dated as of July 1, 2003, with a term of three years. In the event this facility is not renewed, we have nine months to repay all outstanding advances. In addition to LIBOR-based interest obligations, this warehouse credit facility includes a profit sharing agreement, whereby the institution shares in the net interest spread of the assets financed. The profit sharing component represents the percentage of the net profits earned over the life of a loan that are payable to the lender upon repayment of the underlying investment. Net profits are based on interest income, interest expense and deferred interest payable at repayment of an investment. On March 31, 2004, the outstanding balance under this facility was $132.3 million.

       We have a $100.0 million master repurchase agreement with a second financial institution, dated as of November 18, 2002, with a one-year term, renewable annually. On March 31, 2004, the outstanding balance under this facility was $48.9 million.

       We have a $50.0 million master repurchase agreement with a third financial institution, dated as of July 1, 2003, which matures in November 2005. This facility has not yet been utilized.

       We have a $250.0 million master repurchase agreement with a fourth financial institution, dated as of December 23, 2003, with a term of three years and an interest rate based on LIBOR. On March 31, 2004, the outstanding balance under this facility was $200.3 million. Included in the $200.3 million outstanding on March 31, 2004 were $55.5 million of borrowings associated with the purchase of securities available-for-sale. These borrowings equal 97% of the purchase price of the securities and bear interest at a rate of one month LIBOR plus ..10%. If the estimated fair value of the securities decreases, we may be required to pay down borrowings from the repurchase agreement due to such a decline in the estimated fair value of the securities collateralizing the repurchase agreement.

       The warehouse credit agreement and the three master repurchase agreements require that we pay interest monthly, based on our pricing over LIBOR. The amount of our pricing over LIBOR varies depending upon the structure of the loan or investment financed pursuant to the warehouse credit agreement or the master repurchase agreement. Our pricing over LIBOR is summarized in the table on the following page.

       The warehouse credit agreement and the three master repurchase agreements require that we pay down borrowings under these facilities pro-rata as principal payments on our loans and investments are received. In addition, if upon maturity of a loan or investment we decide to grant the borrower an extension option, the financial institutions have the option to extend the borrowings or request payment in full on the outstanding borrowings of the loan or investment extended. The financial institutions also have the right to request immediate payment of any outstanding borrowings on any loan or investment that is at least 60 days delinquent.

       We believe our existing sources of funds will be adequate for purposes of meeting our short-term liquidity (within one year) and long-term liquidity needs. These liquidity needs, which are present in the short-term and long-term, include ongoing commitments to repay borrowings, fund future investments, fund operating costs and fund distributions. Our loans and investments are financed under existing credit facilities and their credit status is continuously monitored; therefore, these loans and investments are expected to generate a generally stable return. Our ability to meet our long-term liquidity and capital resource requirements is subject to obtaining additional debt and equity financing. If we are unable to renew our sources of financing on substantially similar terms or at all it would have an adverse effect on our business and results of operations. Any decision by our lenders and investors to enter into such transactions with us will depend upon a number of factors, such as our financial performance, compliance with the terms of our existing credit arrangements, industry or market trends, the general availability of and rates applicable to financing transactions, such lenders’ and investors’ resources and policies concerning the terms under which they make such capital commitments and the relative attractiveness of alternative investment or lending opportunities.

       The maximum borrowing capacities, advance rates and other principal terms of our credit facilities are listed below (LIBOR refers to one-month LIBOR). These facilities have an aggregate capacity of $650 million and as of March 31, 2004, borrowings were approximately $382 million.

	Warehouse		Repurchase	Repurchase	Repurchase
	Facility		Agreement	Agreement	Agreement

Total Facility Amount	$250,000,000		$100,000,000	$50,000,000	$250,000,000
Sublimits based on Investment Type Bridge Loan Sublimit Amount	$125,000,000		N/A	$50,000,000	N/A
Maximum Advance Rate(1)	85	%(2)	80%	80%	70%-80	%(3)
Pricing over LIBOR	2.00%		2.00%	1.25%	1.75%- 2.875	%(3)
Profit Share(4)	20.0%
Mezzanine Loans/ Preferred Equity Sublimit Amount	$175,000,000		$25,000,000	$50,000,000	$90,000,000
Maximum Advance Rate(1)	80	%(5)	65%	75%	55%-70	%(3)
Pricing over LIBOR	2.75%		2.75%	2.50%	2.10%- 3.225	%(3)
Profit Share(4)	20.0%
Note Acquisitions Sublimit Amount	$125,000,000
Maximum Advance Rate(5)	80	%(6)
Pricing over LIBOR	2.50%
Property Acquisitions Total Line	$125,000,000
Maximum Advance Rate	80%
Pricing over LIBOR	2.50%
Financial Covenants:
Minimum Net Worth	$115,000,000	(7)	$45,000,000 (7)	(8)	$75,000,000

	Warehouse	Repurchase	Repurchase	Repurchase
	Facility	Agreement	Agreement	Agreement

Leverage (Debt to Net Worth) Ratio must not Exceed	6 to 1	8 to 1	6 to 1	4 to 1
Minimum Liquidity(9)	$3,000,000	N/A	N/A	$15,000,000

(1)	Advance rates for certain investments funded under the credit facilities are negotiated on an individual basis and may differ from the maximum advance rate listed.

(2)	Maximum loan amount advanced per bridge loan equal to $20.0 million.

(3)	Advance rates and pricing over LIBOR vary due to the type of asset financed.

(4)	Certain investments are financed under prior profit sharing agreements between the financial institution and Arbor Commercial Mortgage with profit sharing percentages ranging from 17.5% to 45.0% of net interest income of the loans and investments financed.

(5)	Maximum loan amount advanced per mezzanine loan equal to $20.0 million.

(6)	Maximum loan amount advanced per acquisition equal to $20.0 million.

(7)	Minimum net worth is defined as net worth of our operating partnership.

(8)	Minimum net worth is equal to 75% of the highest level reached over the preceding twelve consecutive calendar months.

(9)	Minimum liquidity is defined as liquid assets and available financing under the facilities.

       In addition to the financial covenants presented in the table above, our warehouse credit agreement and master repurchase agreements contain covenants that prohibit us from effecting a change in control or disposing of or encumbering assets being financed and restrict us from making any material amendment to our underwriting guidelines without approval of the lender. Furthermore, the credit facilities include various covenants not deemed to be restrictive including preservation of company existence, conduct of business, compliance with applicable laws, financial statement reporting requirements, maintenance of paper records and files and loan performance and servicing date reporting requirements. If we violate these covenants in any of these agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all. Violations of these covenants may result in our being unable to borrow unused amounts under a line of credit, even if repayment of some or all borrowings is not required. As of March 31, 2004, we are in compliance with all covenants and restrictions.

Contractual Commitments

       Pursuant to our management agreement with Arbor Commercial Mortgage, we pay Arbor Commercial Mortgage an annual base management fee based on the equity of our operating partnership, as further discussed below. The amount of the base management fee does not depend on the performance of the services provided by our manager or the types of assets it selects for our investment, but the value of our operating partnership’s equity will be affected by the performance of these assets. We also pay our manager incentive compensation each fiscal quarter. We incurred $587,734 in base management fees to Arbor Commercial Mortgage for management services rendered for the period ended December 31, 2003. We have incurred $469,570 in base management fees for management services rendered for the four months ended April 30, 2004. All amounts incurred have been paid to date. Our manager did not earn incentive compensation for the quarters ended September 30, 2003, December 31, 2003 or March 31, 2004. The table below summarizes the calculation of the base management fee, incentive compensation and other fees and expenses payable to our manager pursuant to the management agreement.

Type	Description and Method of Computation	Payable

Base management fee(1)	(1) 0.75% per annum of the first $400 million of our operating partnership’s equity	Monthly in arrears in cash
(2) 0.625% per annum of our operating partnership’s equity between $400 million and $800 million, and (3) 0.50% per annum of our operating partnership’s equity in excess of $800 million.
Incentive compensation (2)	(1) 25% of the amount by which:
(a) our operating partnership’s funds from operations per operating partnership unit, adjusted for certain gains and losses, exceeds
	(b) the product of (x) 9.5% per annum or the Ten Year U.S. Treasury Rate plus 3.5%, whichever is greater, and (y) the weighted average of the book value of the net assets contributed by Arbor Commercial Mortgage to our operating partnership per operating partnership unit, $15.00 (representing the offering price per share of our common stock in the private placement), (3) the offering price per share of our common stock (including any shares of common stock issued upon exercise of warrants or options) in any subsequent offerings (adjusted for any prior capital dividends or distributions) and the issue price per operating partnership unit for subsequent contributions to our operating partnership, multiplied by	Each fiscal quarter, with at least 25% paid in our common stock, subject to the ownership limits in the character
(2) the weighted average of our operating partnership’s outstanding operating partnership units.
Overhead expenses	Compensation of our independent directors, legal, accounting, due diligence tasks and other services that outside professionals perform for us.	Each fiscal quarter in cash
Origination fee income (4)	An amount equal to 100% of the origination fees paid by the borrower to us with respect to each bridge loan and mezzanine loan we originate, up to 1% of the loan’s principal amount.	Upon closing of each loan
Termination fee(5)	If we terminate or elect not to renew the management agreement in order to manage our portfolio internally, we are required to pay a termination fee equal to the base management fee and incentive compensation for the 12-month period preceding the termination.	Upon termination
If, without cause, we terminate or elect not to renew the management agreement for any other reason, including a change of control of us, we are required to pay a termination fee equal to two times the base management fee and incentive compensation paid for the 12-month period preceding the termination.

(1)	For purposes of calculating the base management fee, our operating partnership’s equity equals the month-end value computed in accordance with generally accepted accounting principles of total partners’ equity in our operating partnership, plus or minus any unrealized gains, losses or other items that do not affect realized net income.

(2)	At least 25% of the incentive compensation paid to our manager will be in the form of shares of our common stock, subject to ownership limitations in our charter. Beginning on January 1, 2004, the incentive compensation will be measured over a full fiscal year, subject to recalculation and potential reconciliation at the end of each fiscal year. We intend to pay our manager each installment of the incentive compensation within sixty (60) days following the last day of the fiscal quarter with respect to which such incentive compensation payment is payable.

(3)	We allocated the $75.00 offering price per unit to the five shares of common stock comprising each unit, resulting in an offering price of $15.00 per share of common stock in the private placement. We did not allocate any value to the one warrant underlying each unit because the warrants have an initial exercise price of $15.00 and they are not exercisable, detachable or freely tradable for an indeterminable period of time (i.e., until after the registration and listing of the common stock comprising the units on a national securities exchange or The Nasdaq Stock Market).

(4)	100% of the origination fees paid by the borrower in excess of 1% of the loan’s principal amount are retained by us.

(5)	The management agreement has an initial term of two years and is renewable automatically for an additional one year period every year thereafter, unless terminated with six months’ prior written notice.

       The incentive compensation fee will be measured annually in arrears; provided, however, Arbor Commercial Mortgage shall receive quarterly installments thereof in advance. The quarterly installments will be calculated based on the results for the period of twelve months ending on the last day of the fiscal quarter with respect to which such installment is payable. Each quarterly installment payment will be deemed to be an advance of a portion of the incentive fee payable for the year. At least 25% of this incentive compensation fee is paid to Arbor Commercial Mortgage in shares of our common stock. For purposes of determining the number of shares to be paid to our manager to satisfy the common stock portion of the incentive management fee prior to the date our shares are publicly traded, each share of common stock shall have a value equal to the book value per share of common stock on the last day of the fiscal quarter with respect to which the incentive fee is being paid. For purposes of determining the number of shares to be paid to Arbor Commercial Mortgage to satisfy the common stock portion of the incentive compensation fee from and after the date our common shares are publicly traded, each common share shall have a value equal to the average closing price per common share based on the last twenty days of the fiscal quarter with respect to which the incentive compensation fee is being paid. The incentive compensation fee will be accrued as it is earned. In accordance with Issue 4(b) of EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” the expense incurred for incentive fee to be paid in common stock is determined using the amount of stock calculated as noted above and the quoted market price of the stock on the last day of each quarter. At December 31, we will remeasure the incentive fee expense paid to Arbor Commercial Mortgage in shares of our common stock in accordance with the guidance provided by Issue 4(a) of EITF 96-8, which discusses how to measure at the measurement date when certain terms are not known prior to the measurement date. Accordingly, expense recorded related to common stock issues as a portion of incentive fee is adjusted to reflect the fair value of the stock on the measurement date when the final calculation of total incentive fee is determined. In the event the calculated incentive compensation fee for the full year is an amount less than the total of the installment payments made to our manager for the year, Arbor Commercial Mortgage will refund to us the amount of such overpayment in cash regardless of whether such installments were paid in cash or common stock. In such case, we would record a negative incentive compensation fee expense in the quarter when such overpayment is determined.

Related Party Transactions

Related Party Loans

       Arbor Commercial Mortgage, our manager, has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. At December 31, 2003 and March 31, 2004, Arbor Commercial Mortgage’s investment in this joint venture was approximately $2.6 million. At December 31, 2003 and March 31, 2004, we had a $16.0 million bridge loan outstanding to the joint venture, which is collateralized by a first lien position on a commercial real estate property. There is a limited guarantee on the loan of 50% by our chief executive officer and 50% by the key principal of the joint venture. The loan requires monthly interest payments based on one month LIBOR and matures in May 2006. We agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million, of which $7.8 million was funded as of March 31, 2004. The mezzanine financing requires interest payments based on one month LIBOR and matures in May 2006. This additional financing is secured by a second mortgage lien on the property. Interest income recorded from these loans was approximately $486,000 and $311,000, for the period ended December 31, 2003 and for the three months ended March 31, 2004, respectively.

       At the time of Arbor Commercial Mortgage’s origination of three of the structured finance assets that it contributed to us on July 1, 2003 at book value, which approximates fair value, each of the property owners related to these contributed assets granted Arbor Commercial Mortgage participating interests that share in a percentage of the cash flows of the underlying properties. Upon contribution of the structured finance assets, Arbor Commercial Mortgage retained these participating interests and its 50% non-controlling interest in the joint venture to which it had made the $16.0 million bridge loan. Arbor Commercial Mortgage agreed that if any portion of the outstanding amount of any of these four contributed assets (which had an aggregate balance of $48.3 million as of December 31, 2003) is not paid at its maturity or repurchase date, Arbor Commercial Mortgage will pay us, subject to the limitation described below, the portion of the unpaid amount of the contributed asset up to the total amount then received by Arbor Commercial Mortgage due to the realization of any profits on its retained interests associated with any other of the four contributed assets. However, Arbor Commercial Mortgage will no longer be obligated to make such payments to us when the remaining accumulated principal amount of the four contributed assets, collectively, falls below $5 million and none of the four contributed assets is in default.

       As of December 31, 2003 and March 31, 2004, we had a $13.75 million first mortgage loan and a $1.2 million second mortgage loan (of which $1.16 million was funded as of March 31, 2004), each of which bears interest at a variable rate of one month LIBOR plus 4.25% and matures in March 2005, outstanding to a not-for-profit corporation that holds and manages investment property from the endowment of a private academic institution. Two of our directors are members of the board of trustees of the borrower and that institution. Interest income recorded from these loans was approximately $402,000 and $201,000 for the period ended December 31, 2003 and for the three months ended March 31, 2004, respectively.

       In addition, Arbor Commercial Mortgage received a brokerage fee for services rendered in arranging a loan facility for a borrower. Arbor Commercial Mortgage credited $146,918 of this brokerage fee to us, representing our proportionate share of the loan facility provided to the borrower. This amount is included in other assets at December 31, 2003, and was received in January 2004.

Related Party Formation Transactions

       Arbor Commercial Mortgage contributed the majority of its structured finance portfolio to our operating partnership pursuant to a contribution agreement. The contribution agreement contains representations and warranties concerning the ownership and terms of the structured finance assets it contributed and other customary matters. Arbor Commercial Mortgage has agreed to indemnify us and our operating partnership against breaches of those representations and warranties. In connection with its asset contribution Arbor Commercial Mortgage has also agreed to guaranty a portion of the principal amount of four contributed assets in which Arbor Commercial Mortgage has retained a participating interest or a joint venture interest in the borrower.

       In exchange for Arbor Commercial Mortgage’s asset contribution, we issued to Arbor Commercial Mortgage approximately 3.1 million operating partnership units, each of which Arbor Commercial Mortgage may redeem for one share of our common stock or an equivalent amount in cash, at our election, and approximately 629,000 warrants, each of which entitles Arbor Commercial Mortgage to purchase one additional operating partnership unit at an initial exercise price of $15.00. The operating partnership units and warrants for additional operating partnership units issued to Arbor Commercial Mortgage were valued at approximately $43.9 million at July 1, 2003, based on the price offered to investors in our units in the private placement, adjusted for the initial purchaser’s discount. We also granted Arbor Commercial Mortgage certain demand and other registration rights with respect to the shares of common stock issuable upon redemption of its operating partnership units.

       Each of the approximately 3.1 million operating partnership units received by Arbor Commercial Mortgage is paired with one share of our special voting preferred stock that entitles the holder to one vote on all matters submitted to a vote of our stockholders. As operating partnership units are redeemed for shares of our common stock or cash an equivalent number of shares of special voting preferred stock will be redeemed and cancelled. As a result of Arbor Commercial Mortgage asset contribution and the related formation transactions, Arbor Commercial Mortgage owns approximately a 17% limited partnership interest in our operating partnership and the remaining 83% interest in our operating partnership is owned by us. In addition, Arbor Commercial Mortgage has approximately 17% of the voting power of our outstanding stock (without giving effect to the exercise of Arbor Commercial Mortgage warrants for additional operating partnership units).

       We and our operating partnership have entered into a management agreement with Arbor Commercial Mortgage pursuant to which Arbor Commercial Mortgage has agreed to provide us with structured finance investment opportunities and loan servicing as well as other services necessary to operate our business. As discussed above in “— Contractual Commitments,” we have agreed to pay our manager an annual base management fee and incentive compensation each fiscal quarter and share with Arbor Commercial Mortgage a portion of the origination fees that we receive on loans we originate with Arbor Commercial Mortgage pursuant to this agreement.

       Under the terms of the management agreement, Arbor Commercial Mortgage is also required to provide us with a right of first refusal with respect to all structured finance transactions identified by Arbor Commercial Mortgage or its affiliates. We have agreed not to pursue, and to allow Arbor Commercial Mortgage to pursue, any real estate opportunities other than structured finance transactions. In addition, Mr. Kaufman has entered into a non-competition agreement with us pursuant to which he has agreed not to pursue structured finance investment opportunities, except as approved by our board of directors.

       We and our operating partnership have also entered into a services agreement with Arbor Commercial Mortgage pursuant to which our asset management group provides asset management services to Arbor Commercial Mortgage. In the event the services provided by our asset management group pursuant to the agreement exceed by more than 15% per quarter the level of activity anticipated by our board of directors, we will negotiate in good faith with our manager an adjustment to our manager’s base management fee under the management agreement, to reflect the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group.

Recent Developments

       Since March 31, 2004, we have made new loans totaling $182.4 million. These new loans are summarized in the table below.

	Loan	Amount
	Amount	Funded				LIBOR
Name	(thousands)	(thousands)	Interest Rate	Initial Term	Loan Type	Floor

530 5th Avenue	$25,000	$25,000	LIBOR + 7.00%	24 months	Mezzanine	n/a
530 5th Avenue	2,000	2,000	LIBOR + 9.00%	24 months	Mezzanine	n/a
Marbury Plaza	3,500	3,500	FIXED 12%	36 months	Preferred Equity	n/a
Ko’olani Tower	35,560	29,560	LIBOR + 9.00%	36 months	Mezzanine	1.10%
Prime Retail Portfolio	10,000	10,000	LIBOR + 10.00%	21 months	Jr. Participating Interest	1.15%
Brook Arbor Apartments	10,000	10,000	LIBOR + 5.50%	24 months	Jr. Participating Interest	n/a
Georgian Towers	20,000	20,000	LIBOR + 4.25%	60 months	Jr. Participating Interest	n/a
Winter Oaks	4,300	4,300	LIBOR + 6.00%	18 months	Preferred Equity	1.75%
260-261 Madison	31,500	31,500	LIBOR + 4.295%	24 months	Jr. Participating Interest	n/a
Vineridge Apartments	25,200	25,200	LIBOR + 3.50%	60 months	Bridge	1.25%
Vineridge Apartments	2,867	2,867	LIBOR + 7.25%	60 months	Second Mortgage	1.25%
The Berkley	12,500	6,955	LIBOR + 3.75%	12 months	Bridge	1.50%

	$182,427	$163,927

       Since March 31, 2004, Concord and Henry, a $2.9 million loan, and James Hotel, a $6.6 million loan, were repaid in full, including all current and deferred interest, prior to their scheduled maturities.

Quantitative and Qualitative Disclosures about Market Risk

       Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and real estate values. The primary market risks that we are exposed to are real estate risk, interest rate risk, market value risk and prepayment risk.

Real Estate Risk

       Commercial mortgage assets may be viewed as exposing an investor to greater risk of loss than residential mortgage assets since such assets are typically secured by larger loans to fewer obligors than residential mortgage assets. Multi-family and commercial property values and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors), local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such and energy costs). In the event net operating income decreases, a borrower may have difficulty repaying our loans, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses. Even when the net operating income is sufficient to cover the related property’s debt service, there can be no assurance that this will continue to be the case in the future.

Interest Rate Risk

       Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

       Our operating results will depend in large part on differences between the income from our loans and our borrowing costs. Most of our loans and borrowings are variable-rate instruments, based on LIBOR. The objective of this strategy is to minimize the impact of interest rate changes on our net interest income. Many of our loans and borrowings are subject to various interest rate floors. As a result, the impact of a change in interest rates may be different on our interest income than it is on our interest expense. Based on the loans and liabilities as of March 31, 2004, and assuming the balances of these loans and liabilities remain unchanged for the subsequent months, a 1% increase in LIBOR would reduce our annual net income and cash flows by approximately $130,000 because the principal amount of loans that would be subject to an interest rate adjustment under this scenario are less than the amount of liabilities that would subject to an interest rate adjustment. A 1% decrease in LIBOR would increase our annual net income and cash flows by approximately $1.8 million because the principal amount of loans currently subject to interest rate floors (and, therefore, would not be subject to a downward interest rate adjustment) exceeds the amount of liabilities currently subject to interest rate floors. As the size of the portfolio increases and the percentage of borrowings as a percent of loans increases, a change in interest rates may have a negative impact on our net income.

       In the event of a significant rising interest rate environment and/or economic downturn, defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Further, such delinquencies or defaults could have an adverse effect on the spreads between interest-earning assets and interest-bearing liabilities.

       We invest in securities, which are designated as available-for-sale. These securities are adjustable rate securities that have a fixed component for three years and, thereafter, generally reset annually. These securities are financed with a repurchase agreement that bears interest at a rate of one month LIBOR plus .10%. Since the repricing of the debt obligations occurs more quickly than the repricing of the securities, on average our cost of borrowings will rise more quickly in response to an increase in market interest rates than the earnings rate on the securities. This will result in a reduction of our net interest income and cash flows related to these securities. Based on the securities and borrowings as of March 31, 2004, and assuming the balances of these securities and borrowings remain unchanged for the subsequent months, a 1% increase in LIBOR would reduce our annual net income and cash flows by approximately $555,000. A 1% decrease in LIBOR would increase our annual net income and cash flows by approximately $555,000.

Market Value Risk

       Our available-for-sale securities are reflected at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities.” The estimated fair value of these securities fluctuate primarily due to changes in interest rates and other factors; however, given that these securities are guaranteed as to principal and/or interest by an agency of the U.S. Government, such fluctuations are generally not based on the creditworthiness of the mortgages securing these securities. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rare environment, the estimated fair value of these securities would be expected to increase.

Prepayment Risk

       As we receive repayments of principal on these securities, premiums paid on such securities are amortized against interest income using the effective yield method through the expected maturity dates of the securities. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the securities.

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS OF THE STRUCTURED FINANCE BUSINESS OF
ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

       You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors”, “Forward-Looking Statements” and “Selected Consolidated Financial Information of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries” and the historical consolidated financial statements of the structured finance business of Arbor Commercial Mortgage, including related notes, included elsewhere in this prospectus.

Overview and Basis of Presentation

       We are a Maryland corporation that was formed in June 2003 to invest in real estate related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate related assets. We also invest in mortgage related securities. We conduct substantially all of our operations through our operating partnership, Arbor Realty Limited Partnership. We intend to elect to be treated as a REIT for federal income tax purposes.

       On July 1, 2003 Arbor Commercial Mortgage contributed a portfolio of structured finance investments and related liabilities to our operating partnership. In addition, certain employees of Arbor Commercial Mortgage related to its structured finance business became our employees. These assets, liabilities and employees represented a substantial portion of Arbor Commercial Mortgage’s structured finance business, which historically invested in real estate related bridge and mezzanine loans, preferred equity and other real estate related assets.

       The structured finance business of Arbor Commercial Mortgage is not a separate legal entity and the assets and liabilities associated with Arbor Commercial Mortgage’s structured finance business are components of a larger business. We obtained the information in the consolidated financial statements included elsewhere in this prospectus from Arbor Commercial Mortgage’s consolidated historical accounting records.

       The structured finance business of Arbor Commercial Mortgage never operated as a separate business segment or division of Arbor Commercial Mortgage, but as an integrated part of Arbor Commercial Mortgage’s consolidated business. Accordingly, the statements of revenue and direct operating expenses do not include charges from Arbor Commercial Mortgage for corporate general and administrative expense because Arbor Commercial Mortgage considered such items to be corporate expenses and did not allocate them to individual business units. These expenses included costs for Arbor Commercial Mortgage’s executive management, corporate facilities and overhead costs, corporate accounting and treasury functions, corporate legal matters and other similar costs.

       The information in the statements of revenue and direct operating expenses include the revenue and direct operating expenses that relate to the structured finance business. Direct operating expenses include interest expense applicable to the funding costs of the structured finance business loans and investments, salaries and related fringe benefit costs, provision for loan losses and other expenses directly associated with revenue-generating activities. Direct operating expenses also include allocations of certain expenses, such as telephone, office equipment rental and maintenance, office supplies and marketing, which were directly associated with the structured finance business and were allocated based on headcount of the structured finance business in relation to the total headcount of Arbor Commercial Mortgage. All of these allocations are based on assumptions that management believes are reasonable under the circumstances.

       The consolidated financial statements in this prospectus do not include a statement of cash flows because the structured finance business did not maintain a separate cash balance. Other than the debt required to fund the loans and investments of the structured finance business, operating activities of the structured finance business were funded by Arbor Commercial Mortgage.

       Since the structured finance business never operated as a separate business division or segment of Arbor Commercial Mortgage, the consolidated financial statements included in this prospectus are not intended to be a complete presentation of the historical financial position, results of operations and cash flows of the structured finance business. These consolidated financial statements were prepared for inclusion in the registration statement of which this prospectus is part and do not purport to reflect the financial position or results of operations that would have resulted if the structured finance business had operated as a separate company. The historical consolidated financial information included in this prospectus is not likely to be indicative of our financial position, results of operations or cash flows for any future period. See “Risk Factors — Our historical consolidated financial information is not likely to be indicative of our future performance or financial position as a separate company.”

Sources of Operating Revenues

       We derive our operating revenues primarily from interest received from making real estate related bridge and mezzanine loans and preferred equity investments. We provide bridge loans secured by first lien mortgages on the property to borrowers who are typically seeking short term capital to be used in an acquisition of property. The bridge loans we make typically range in size from $1 million to $25 million and have terms of up to seven years. We provide real property owners with mezzanine loans that are secured by pledges of ownership interests in entities that directly or indirectly control the real property or second mortgages. These loans typically range in size from $2 million to $15 million and have terms of up to seven years. We also make preferred equity investments in entities that directly or indirectly own real property. Interest represented 83% and 93% of total revenue for the six months ended June 30, 2003 and June 30, 2002, respectively. Interest represented 93%, 90% and 94% of total revenue for the years ended December 31, 2002, December 31, 2001 and December 31, 2000, respectively.

       We also derive operating revenue from other income that includes several types of income that are recorded upon receipt. Certain of our loans and investments provide for additional payments based on the borrower’s operating cash flow, appreciation of the underlying collateral, payments calculated based on timing of when the loan pays off and changes in interest rates. Such amounts are not readily determinable and are recorded as other income upon receipt. Other income also includes the recognition of deferred revenue on loans that prepay, asset management fees related to our loans and investment portfolio and satisfactions on impaired loans in excess of carrying values. Other income represented 17% and 7% of total revenue for the six months ended June 30, 2003 and June 30, 2002, respectively. Other income represented 7%, 10% and 6% of total revenue for the years ended December 31, 2002, December 31, 2001 and December 31, 2000, respectively.

Gain on Sale of Loans and Real Estate and Income from Equity Affiliates

       We also derive income from the gain on sale of loans and real estate. We acquire (1) real estate for our own investment and, upon stabilization, disposition at an anticipated return and (2) real estate notes generally at a discount from lenders in situations where the borrower wishes to restructure and reposition its short term debt and the lender wishes to divest certain assets from its portfolio.

       In addition, we derive income from equity affiliates relating to joint ventures that Arbor Commercial Mortgage’s structured finance business formed with equity partners to lend to, acquire, develop and/or sell real estate assets. These investments are recorded under the equity method. We record our share of net income from the underlying properties invested in through these joint ventures.

Significant Accounting Estimates and Critical Accounting Policies

       Set forth below is a summary of the accounting policies that management believes are critical to the preparation of the consolidated financial statements included in this prospectus. Certain of the accounting policies used in the preparation of these consolidated financial statements are particularly important for an understanding of the financial position and results of operations presented in the historical consolidated financial statements included in this prospectus and require the application of significant judgment by management and, as a result, are subject to a degree of uncertainty.

Real Estate Owned

       Real estate owned represents commercial real estate property that the structured finance business of Arbor Commercial Mortgage owns and operates. Such assets are not depreciated and are carried at the lower of cost or fair value less cost to sell. Management reviews its real estate assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Loans and Investments

       Loans held for investment are intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan origination costs and fees, unless such loan or investment is deemed to be impaired.

       Arbor Commercial Mortgage’s structured finance business historically invested in preferred equity interests that allowed Arbor Commercial Mortgage to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of each such investment, management must determine whether such investment should be accounted for as a loan, joint venture or as real estate. To date, management has determined that all such investments are properly accounted for and reported as loans.

       Specific valuation allowances are established for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral is determined by an evaluation of operating cash flow from the property during the projected holding period, and estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, discounted at market discount rates. If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for loan losses. The allowance for each loan is maintained at a level believed adequate by management to absorb probable losses.

Revenue Recognition

       The revenue recognition policies for Arbor Commercial Mortgage’s structured finance business are as follows:

Interest Income. Interest income is recognized on the accrual basis as it is earned. In most instances, the borrower pays an additional amount of interest at the time the loan is closed, an origination fee, and deferred interest upon maturity of the loan. This additional income as well as any direct loan origination costs incurred, is deferred and recognized over the life of the related loan as a yield adjustment. Income recognition is suspended for loans when in the opinion of management a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. Several of the loans provide for accrual of interest at specified rates, which differ from current payment terms. Interest is recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible, based on the underlying collateral and operations of the borrower. If management cannot make this determination regarding collectibility, interest income is recognized only upon actual receipt.

Results of Operations

Three Months Ended March 31, 2003

Three Months Ended
March 31, 2003

Revenue:
Interest income	$3,406,481
Other income	1,211,715

Total revenue	4,618,196

Direct operating expenses:
Interest expense	1,621,688
Employee compensation and benefits	888,278
Selling and administrative	189,904

Total direct operating expenses	2,699,870
Revenue in excess of direct operating expenses	$1,918,326

       Interest income was $3.4 million. The average balance of the loan and investment portfolio was $197.5 million during the quarter ended March 31, 2003. The average yield on these assets was 6.90%.

       Other income was $1.2 million, which represents (a) increased funds received on paid off loans of $539,000, (b) the partial satisfaction of an impaired loan for an amount $350,000 in excess of the loan’s carrying value resulting in the recognition of other income for this amount, (c) increased accelerated amortization of revenue of $197,000 on loans with early payoffs, and (d) asset management fees of $126,000 earned on our loan and investment portfolio.

       Interest expense was $1.6 million. The average balance of debt financing was $143.1 million during the quarter ended March 31, 2003. The average cost of these borrowings was 4.53%.

       Employee compensation and benefits was $888,000, which represents salaries, benefits and incentive compensation for the employees related to the origination and asset management of our loans and investments.

       Selling and administrative expenses was $190,000, which represents legal, travel, meals and entertainment and marketing expenses associated with our lending and investment activities.

Pro Forma Effect of Arbor Commercial Mortgage’s Asset Contribution on Results of Operations for the Three Months Ended March 31, 2003

       We were formed in June 30, 2003 by Arbor Commercial Mortgage to operate and expand the structured finance business of Arbor Commercial Mortgage. On July 1, 2003, Arbor Commercial Mortgage contributed a portfolio of structured finance investments and related debt to Arbor Realty Limited Partnership, our operating partnership. In addition, certain employees of Arbor Commercial Mortgage were transferred to Arbor Realty Limited Partnership. These assets, liabilities and employees represent a substantial portion of the structured finance business of Arbor Commercial Mortgage.

       We are externally managed and advised by Arbor Commercial Mortgage and pay Arbor Commercial Mortgage a management fee in accordance with the terms of the management agreement among us. Arbor Commercial Mortgage and Arbor Realty Limited Partnership. Arbor Commercial Mortgage also sources originations, provides underwriting services and services all structured finance assets on behalf of Arbor Realty Limited Partnership. As a result, the operating expenses as presented in the historical consolidated interim financial statements would have been affected had we been formed at an earlier time. Employee compensation and benefits expense would have decreased by $449,143 for the three months ended March 31, 2003 because these costs would have been borne by Arbor Commercial Mortgage under terms of the management agreement. Similarly, selling and administrative expense would have decreased by $29,676 for the three months ended March 31, 2003.

       In accordance with the terms of the management agreement, Arbor Commercial Mortgage receives a management fee, composed of a base management fee and incentive compensation. At least 25% of this incentive compensation is paid to Arbor Commercial Mortgage in shares of our common stock, subject to ownership limitations in our charter. We have also agreed to share with Arbor Commercial Mortgage a portion of the origination fees that we receive on loans we originate through Arbor Commercial Mortgage.

       This pro forma information does not reflect the results of the private financing. However, gross proceeds from the private financing totaled $120.2 million, which combined with Arbor Commercial Mortgage’s equity contribution of $43.9 million, resulted in total contributed capital of $164.1 million. Offering expenses of $10.1 million were paid by us, resulting in our stockholders equity and minority interest of $154.0 million at our inception.

       The pro forma consolidated interim financial information is limited to adjustments that are directly attributable to the private placement, expected to have a continuing impact on us and are factually supportable. These adjustments are based on the assumption that certain compensation and benefits expenses and certain selling and administrative expenses incurred by the structured finance business of Arbor Commercial Mortgage would not have been incurred if we had been in operation during the periods presented. The pro forma financial results do not include what the impact would have been had the gross proceeds from the private financing been available to Arbor Commercial Mortgage during the entire period. Had these proceeds been available to Arbor Commercial Mortgage during the entire period, there would have been an impact on certain revenues and expenses, including the management fees payable pursuant to the management agreement. The management fees are calculated based on such factors as funds from operations and the equity of Arbor Realty Limited Partnership, each as defined in the management agreement. Such amounts represent speculative and forward-looking information that is not factually supportable.

       The financial statements of the structured finance business of Arbor Commercial Mortgage include the results of operations of the structured finance business segment of Arbor Commercial Mortgage and are not limited to the results of the structured finance assets that were transferred to us. In addition, Arbor Commercial Mortgage retained certain transactions in its structured finance portfolio, primarily because they were not deemed to be suitable investments for us. Had these retained assets been excluded from the financial statements of the structured finance business of Arbor Commercial Mortgage, additional adjustments to the expense base would have been necessary to estimate what expenses would have been had these assets not been in the portfolio. Such adjustments would have been speculative. Lastly, operating results for assets that matured before the contribution of structured finance assets to us, but were in the portfolio of assets of the structured finance business of Arbor Commercial Mortgage during the reporting period are also included in these statements.

Six Months Ended June 30, 2003 and 2002

       Revenue. The following table sets forth the components of revenue:

	Six Months Ended
	June 30,		Increase

	2003	2002	Amount	Percent

Interest income	$7,688,465	$7,482,750	$205,715	3%
Other income	1,552,414	553,625	998,789	180%

Total revenue	$9,240,879	$8,036,375	$1,204,504	15%

       Interest income increased $206,000, or 3%, to $7.7 million for the six months ended June 30, 2003 from $7.5 million for the six months ended June 30, 2002. This increase was primarily due to a 21% increase in the weighted average balance of loans and investment partially offset by a 15% decrease in the weighted average effective interest rate of loans and investments primarily due to a decline in market interest rates. Most of our loans and investments are variable rate instruments based on LIBOR. The negative impact to interest income as a result of the decrease in market interest rates was partially offset by interest rate floors that were in effect on many of our loans and investments.

       Other income increased $1.0 million, or 180%, to $1.6 million for the six months ended June 30, 2003 from $554,000 for the six months ended June 30, 2002. This increase was primarily attributable to (a) the partial satisfaction of an impaired loan for an amount $350,000 in excess of the loan’s carrying value resulting in the recognition of other income for this amount (b) increased funds received on paid off loans of $337,000 and (c) increased accelerated amortization of revenue of $390,000 on loans with early payoffs.

       Expenses. The following table sets forth the components of direct operating expenses:

	Six Months Ended		Increase/
	June 30,		(Decrease)

	2003	2002	Amount	Percent

Interest expense	$3,468,275	$3,370,777	$97,498	3%
Employee compensation and benefits	1,751,147	1,410,272	340,875	24%
Selling and administrative	458,266	368,253	90,013	24%
Provision for loan losses	60,000	3,195,000	(3,135,000)	(98)%

Total direct operating expenses	$5,737,688	$8,344,302	$(2,606,614)	(31)%

       Interest expense increased $97,000, or 3%, to $3.5 million for the six months ended June 30, 2003 from $3.4 million for the six months ended June 30, 2002. This increase is primarily attributable to a 26% increase in the weighted average borrowings partially offset by a 19% decrease in the weighted average effective financing rate primarily due to a decline in market interest rates.

       Employee compensation and benefits increased $341,000, or 24%, to $1.8 million for the six months ended June 30, 2003 from $1.4 million for the six months ended June 30, 2002. This increase reflects increased staffing levels associated with the increased loan and investments opportunities.

       Selling and administrative expenses increased $90,000, or 24%, to $458,000 for the six months ended June 30, 2003 from $368,000 for the six months ended June 30, 2002. This increase was primarily attributable to operating expenses incurred in 2003 for a real estate owned asset, and increased marketing expenses associated with the growth of the lending and investment activities.

       Provision for loan losses decreased $3.1 million, or 98%, to $60,000 for the six months ended June 30, 2003 from $3.2 million for the six months ended June 30, 2002. This decrease was directly attributable to a $3.1 million provision for loan losses recorded in 2002 prior to this loan being foreclosed and reclassified to real estate owned. This provision was recorded to reflect this asset at its estimated fair value.

       Gain on Sale of Loans and Real Estate and Income from Equity Affiliates. The following table sets forth our gain on sale of loans and real estate and income from equity affiliates:

	Six Months Ended
	June 30,		(Decrease)

	2003	2002	Amount	Percent

Gain on sale of loans and real estate	$1,024,268	$7,006,432	$(5,982,164)	(85)%
Income from equity affiliates	—	$601,100	$(601,100)	—

       Gain on sale of loans and real estate decreased $6.0 million, or 85%, to $1.0 million for the six months ended June 30, 2003 from $7.0 million for the six months ended June 30, 2002. This decrease was primarily attributable to a $6.8 million gain on the sale of a joint venture interest in March 2002 partially offset by a $900,000 gain on the partial liquidation of a joint venture interest in 2003.

       Income from equity affiliates for the six months ended June 30, 2002 consist of net income from a joint venture interest recognized prior to the sale of that joint venture interest in March 2002.

Years Ended December 31, 2002 and 2001

       Revenue. The following table sets forth the components of revenue:

	Year Ended
	December 31,		(Decrease)

	2002	2001	Amount	Percent

Interest income	$14,532,504	$14,667,916	$(135,412)	(1)%
Other income	1,090,106	1,668,215	(578,109)	(35)%

Total revenue	$15,622,610	$16,336,131	($713,521)	(4)%

       Interest income decreased $135,000, or 1%, to $14.5 million for 2002 from $14.7 million for 2001. This decrease was primarily due to a 16% decrease in the weighted average effective interest rate of loans and investments primarily due to a decline in market interest rates partially offset by a 17% increase in the weighted average balance of loans and investment. Most of our loans and investments are variable rates instruments based on LIBOR. The negative impact to interest income as a result of the decrease in market interest rates was partially offset by interest rate floors that were in effect on many of our loans and investments.

       Other income decreased $578,000, or 35%, to $1.1 million for 2002 from $1.7 million for 2001. This decrease was primarily attributable to decreased extension fees earned of $215,000 and decreased funds received on paid off loans of $361,000.

       Expenses. The following table sets forth the components of direct operating expenses:

	Year Ended		Increase/
	December 31,		(Decrease)

	2002	2001	Amount	Percent

Interest expense	$6,586,640	$7,029,374	$(442,734)	(6)%
Employee compensation and benefits	2,827,191	2,888,603	(61,412)	(2)%
Selling and administrative	910,924	839,823	71,101	8%
Provision for loan losses	3,315,000	240,000	3,075,000	1,281%

Total direct operating expenses	$13,639,755	$10,997,800	$2,641,955	24%

       Interest expense decreased $443,000, or 6%, to $6.6 million for 2002 from $7.0 million for 2001. This decrease is primarily attributable to a 20% decrease in the weighted average effective financing rate due to a decline in market interest rates partially offset by a 17% increase in the weighted average borrowings.

       Employee compensation and benefits remained relatively stable from 2001 to 2002.

       Selling and administrative expenses increased $71,000, or 8%, to $911,000 for 2002 from $840,000 for 2001. This increase was primarily attributable to increased legal expenses associated with the asset management and restructuring of our loans and investments portfolio.

       Provision for loan losses increased $3.1 million, or 1,281%, to $3.3 million for 2002 from $240,000 for 2001. This increase was directly attributable to a $3.1 million provision for possible loan losses recorded in 2002 prior to this loan being foreclosed on and reclassified as real estate owned. This provision was recorded to reflect this asset at its estimated fair value.

       Gain on Sale of Loans and Real Estate and Income from Equity Affiliates. The following table sets forth our gain on sale of loans and real estate and income from equity affiliates:

	Year Ended		Increase/
	December 31,		(Decrease)

	2002	2001	Amount	Percent

Gain on sale of loans and real estate	$7,470,999	$3,226,648	$4,244,351	132%
Income from equity affiliates	$632,350	$1,403,014	$(770,664)	(55)%

       Gain on sale of loans and real estate increased $4.2 million, or 132%, to $7.5 million for 2002 from $3.2 million for 2001. This increase was primarily attributable to a $6.8 million gain on the sale of a joint venture interest in March 2002 partially offset by a $2.2 million gain from the sale of property from a joint venture interest and a $276,000 decrease in income from the sale of foreclosed loans.

       Income from equity affiliates decreased $770,000, or 55%, to $632,000 for 2002 from $1.4 million for 2001. This decrease was primarily attributable to a $868,000 decrease in net income from joint venture interests due to dissolutions of joint ventures in 2001 and 2002, partially offset by a $97,000 increase in net income from other joint venture interest.

Years Ended December 31, 2001 and 2000

       Revenue. The following table sets forth the components of revenue:

	Year Ended		Increase/
	December 31,		(Decrease)

	2001	2000	Amount	Percent

Interest income	$14,667,916	$10,707,551	$3,960,365	37%
Other income	1,668,215	652,970	1,015,245	155%

Total revenue	$16,336,131	$11,360,521	$4,975,610	44%

       Interest income increased $4.0 million, or 37%, to $14.7 million for 2001 from $10.7 million for 2000. This increase was primarily due to a 81% increase in the weighted average balance of loans and investment partially offset by a 24% decrease in the weighted average effective interest rate of loans and investments primarily due to a decline in market interest rates.

       Other income increased $1.0 million, or 155%, to $1.7 million for 2001 from $653,000 for 2000. This increase was primarily attributable to increased funds received on paid off loans of $900,000.

       Expenses. The following table sets forth the components of direct operating expenses:

	Year Ended		Increase/
	December 31,		(Decrease)

	2001	2000	Amount	Percent

Interest expense	$7,029,374	$5,518,463	$1,510,911	27%
Employee compensation and benefits	2,888,603	3,026,324	(137,721)	(5)%
Selling and administrative	839,823	442,487	397,336	90%
Provision for loan losses	240,000	240,000	—	—

Total direct operating expenses	$10,997,800	$9,227,274	$1,770,526	19%

       Interest expense increased $1.5 million, or 27%, to $7.0 million for 2001 from $5.5 million for 2000. This increase was primarily attributable to a 73% increase in the weighted average borrowings partially offset by a 26% decrease in the weighted average effective financing rate primarily due to a decline in market interest rates.

       Employee compensation and benefits decreased $138,000, or 5%, to $2.9 million for 2001 from $3.0 million for 2000. This decrease was primarily attributable to the streamlining of certain levels of management of Arbor Commercial Mortgage’s structured finance business.

       Selling and administrative expenses increased $397,000, or 90%, to $840,000 in 2001 from $442,000 for 2000. This increase was primarily attributable to increased legal expenses associated with the asset management and restructuring of our loans and investments portfolio.

       Provision for loan losses was stable from 2000 to 2001.

       Gain on Sale of Loans and Real Estate and Income from Equity Affiliates. The following table sets forth our gain on sale of loans and real estate and income from equity affiliates:

	Year Ended		Increase/
	December 31,		(Decrease)

	2001	2000	Amount	Percent

Gain on sale of loans and real estate	$3,226,648	$1,880,825	$1,345,823	72%
Income from equity affiliates	$1,403,014	$5,028,835	$(3,625,821)	(72)%

       Gain on sale of loans and real estate increased $1.3 million, or 72%, to $3.2 million for 2001 from $1.9 million for 2000. This increase was primarily attributable to a $2.2 million gain from the sale of property from a joint venture interest partially offset by reduced gains on sales of foreclosed loans of $800,000.

       Income from equity affiliates decreased $3.6 million, or 72%, to $1.4 million for 2001 from $5.0 million for 2000. This decrease was due to (a) a $3.3 million decrease in net income from a joint venture interest due to the dissolution of the joint venture interest in 2001 and (b) a $353,000 decrease in net income from other joint venture interest.

Pro Forma Effect of Arbor Commercial Mortgage’s Asset Contribution on Results of Operations

       We were formed in June 2003 to operate as a real estate investment trust and to expand the structured finance business of Arbor Commercial Mortgage. On July 1, 2003, we completed a private placement of our units, each consisting of five shares of our common stock and one warrant to purchase one share of our common stock. Gross proceeds from the private placement totaled $120.2 million. In exchange for a commensurate equity ownership in our operating subsidiary, Arbor Commercial Mortgage contributed $213.1 million of structured finance assets subject to $169.2 million of borrowings supported by $43.9 million of equity. These assets and liabilities were contributed at book value, which approximates fair value, and represent 88% of the assets and 98% of the liabilities of Arbor Commercial Mortgage’s structured finance business as of June 30, 2003. In addition, certain employees of Arbor Commercial Mortgage were transferred to us.

       We are externally managed and advised by Arbor Commercial Mortgage and pay Arbor Commercial Mortgage a management fee in accordance with the terms of the management agreement. Arbor Commercial Mortgage also sources originations, provides underwriting services and services all structured finance assets on our behalf. As a result, the operating expenses as presented in the historical consolidated financial statements of Arbor Commercial Mortgage’s structured finance business would have been affected had we been formed at an earlier time. Employee compensation and benefits expense would have decreased by $895,811 and $1,518,890 for the six months ended June 30, 2003 and year ended December 31, 2002, respectively, because these costs would have been borne by Arbor Commercial Mortgage under terms of the management agreement. Similarly, selling and administrative expense would have decreased by $65,752 and $127,753 for the six months ended June 30, 2003 and year ended December 31, 2002, respectively.

       In accordance with the management agreement, we will pay Arbor Commercial Mortgage a management fee, composed of a base management fee and incentive compensation. The base management fee is 0.75% per annum of the first $400 million of equity. The incentive compensation is equal to (1) 25% of the amount that our funds from operations per operating partnership unit, adjusted for certain gains and losses, exceeds the product of (x) 9.5% per annum or the Ten Year U.S. Treasury Rate plus 3.5%, whichever is greater and (y) the weighted average of the book value of the net assets contributed by

Arbor Commercial Mortgage to our operating partnership per operating partnership unit, the offering price per share in the private placement, the offering price per share of our common stock in subsequent offerings and the issue price per operating partnership unit for subsequent contributions to our operating partnership, multiplied by (2) the weighted average of our operating partnership’s outstanding units.

       This pro forma information does not reflect the results of the private placement. However, gross proceeds from the private placement totaled $120.2 million, which combined with Arbor Commercial Mortgage’s equity contribution of $43.9 million, resulted in total contributed capital of $164.1 million. Offering expenses of $10.1 million were paid or accrued by us, resulting in stockholders equity and minority interest of $154.0 million as a result of the private placement.

       The pro forma consolidated financial information is limited to adjustments that are directly attributable to the private placement, expected to have a continuing impact on us and are factually supportable. These adjustments are based on the assumption that certain compensation and benefits expenses and certain selling and administrative expenses incurred by the structured finance business of Arbor Commercial Mortgage would not have been incurred if we had been in operation during the periods presented. The pro forma financial results do not include what the impact would have been had the gross proceeds from the private placement been available to the structured finance business of Arbor Commercial Mortgage during the entire period. Had these proceeds been available to the structured finance business of Arbor Commercial Mortgage during the entire period, there would have been an impact on certain revenues and expenses, including the management fees payable pursuant to the management agreement. The management fees are calculated based on such factors as funds from operations and equity of our operating partnership, each as defined in the management agreement. Such amounts represent speculative and forward-looking information that is not factually supportable.

       The financial statements of the structured finance business of Arbor Commercial Mortgage include the results of operations of the structured finance business segment of Arbor Commercial Mortgage and are not limited to the results of the structured finance assets that were transferred to Arbor Realty Trust. Accordingly, the results of certain investments in equity affiliates that were not transferred to Arbor Realty Trust have been included in the financial statements of the structured finance business of Arbor Commercial Mortgage because they were included in the structured finance business segment even though the operating results from these equity affiliates have not been material to the structured finance business segment as a whole. In addition, Arbor Commercial Mortgage retained certain transactions in its structured finance portfolio with a net book value of approximately $27.8 million, primarily because they were not deemed to be suitable investments for Arbor Realty Trust. Had these retained assets been excluded from the financial statements of the structured finance business of Arbor Commercial Mortgage, additional adjustments to the expense base would have been necessary to estimate what expenses would have been had these assets not been in the portfolio. Such adjustments would have been speculative. Lastly, operating results for assets that matured before the contribution of structured finance assets to Arbor Realty Trust, but were in the portfolio of assets of the structured finance business of Arbor Commercial Mortgage during the reporting period are also included in these statements.

Liquidity and Capital Resources

       Liquidity is a measurement of the ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain loans and investments and other general business needs. On July 1, 2003, Arbor Commercial Mortgage contributed a portfolio of structured finance investments and related liabilities to our operating partnership. In addition, certain employees of Arbor Commercial Mortgage became our employees. These assets, liabilities and employees represented a substantial portion of the structured finance business of Arbor Commercial Mortgage.

       On July 1, 2003 we completed the private placement, resulting in gross proceeds of $120.2 million. Gross proceeds from the private placement combined with the concurrent equity contribution by Arbor Commercial Mortgage totaled approximately $164.1 in equity capital.

       Subsequent to and as a result of the private placement, substantially all of the operations of the structured finance business of Arbor Commercial Mortgage have been conducted by us. Therefore, a description of the liquidity and capital resources of the structured finance business of Arbor Commercial Mortgage is not presented. A description of our liquidity and capital resources is presented in the section of this prospectus entitled “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries — Liquidity and Capital Resources.”

Related Party Transactions

Related Party Loans

       Arbor Commercial Mortgage has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. At June 30, 2003, December 31, 2002 and 2001, Arbor Commercial Mortgage’s structured finance business’ investments in this joint venture were approximately $2.6 million, $2.3 million and $1.8 million, respectively. This investment is accounted for under the equity method. At June 30, 2003 and December 31, 2002, Arbor Commercial Mortgage had a $16.0 million bridge loan outstanding to the joint venture, which is collateralized by a first lien position on a commercial real estate property. There is a limited guarantee on the loan of 50% by the chief executive officer of Arbor Commercial Mortgage and 50% by the key principal of the joint venture. The loan requires monthly interest payments based on one month LIBOR and matures in May 2006. Arbor Commercial Mortgage agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million. The mezzanine financing requires interest payments based on one month LIBOR and matures in May 2006. The loan will be funded in two equal installments of $4.0 million. The funding will be drawn down as construction progresses. The interest on the first component, which was funded by Arbor Commercial Mortgage in June 2003, will be earned on the full $4.0 million, while the interest on the second component, which has yet to be funded, will be earned as the $4.0 million is drawn down. This additional financing is secured by a second mortgage lien on the property. In addition, an interest and renovation reserve totaling $2.5 million is in place to cover both the bridge and mezzanine loans. Interest income recorded from these loans was approximately $217,000, $449,000 and $148,000 for the periods ended June 30, 2003, December 31, 2002 and 2001, respectively.

       In June 2003, Arbor Commercial Mortgage invested approximately $818,000 in exchange for a 12.5% non-controlling interest in a joint venture, which were formed to acquire, develop and/or sell real estate assets. This investment is accounted for under the equity method. In June, 2003, Arbor Commercial Mortgage made two mezzanine loans secured by a second lien position in the ownership interests of the borrower and the property to these joint ventures totaling $6.0 million outstanding. The loans require monthly interest payments based on one month LIBOR and mature in May 2006. Interest income recorded from these loans was approximately $8,000 for the period ended June 30, 2003.

Related Party Formation Transactions

       Arbor Commercial Mortgage contributed the majority of its structured finance portfolio to our operating partnership pursuant to a contribution agreement. The contribution agreement contains representations and warranties concerning the ownership and terms of the structured finance assets it contributed and other customary matters. Arbor Commercial Mortgage has agreed to indemnify us and our operating partnership against breaches of those representations and warranties.

       In exchange for Arbor Commercial Mortgage’s asset contribution, we issued to Arbor Commercial Mortgage approximately 3.1 million operating partnership units, each of which Arbor Commercial Mortgage may redeem for one share of our common stock or an equivalent amount in cash, at our election, and approximately 629,000 warrants, each of which entitles Arbor Commercial Mortgage to purchase one additional operating partnership unit at an initial exercise price of $15.00. The operating partnership units and warrants for additional operating partnership units issued to Arbor Commercial Mortgage were valued at approximately $43.9 million at July 1, 2003, based on the price offered to investors in our units in the private placement, adjusted for the initial purchaser’s discount. We have also granted Arbor Commercial Mortgage certain demand and other registration rights with respect to the shares of common stock issuable upon redemption of its operating partnership units.

       Each of the approximately 3.1 million operating partnership units received by Arbor Commercial Mortgage is paired with one share of our special voting preferred stock that entitles the holder to one vote on all matters submitted to a vote of our stockholders. As operating partnership units are redeemed for shares of our common stock or cash an equivalent number of shares of special voting preferred stock will be redeemed and cancelled. As a result of Arbor Commercial Mortgage’s asset contribution and the related formation transactions, Arbor Commercial Mortgage owns approximately a 28% limited partnership interest in our operating partnership and the remaining 72% interest in our operating partnership is owned by us. In addition, Arbor Commercial Mortgage has approximately 28% of the voting power of our outstanding stock (without giving effect to the exercise of Arbor Commercial Mortgage’s warrants for additional operating partnership units).

       We and our operating partnership have entered into a management agreement with Arbor Commercial Mortgage pursuant to which Arbor Commercial Mortgage has agreed to provide us with structured finance investment opportunities and loan servicing as well as other services necessary to operate our business. Arbor Commercial Mortgage is also required to provide us with a right of first refusal with respect to all structured finance identified by Arbor Commercial Mortgage or its affiliates. We have agreed not to pursue, and to allow Arbor Commercial Mortgage to pursue, any real estate opportunities other than structured finance transactions. As discussed above in “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries — Contractual Commitments,” we have agreed to pay our manager an annual base management fee and incentive compensation each fiscal quarter and share with Arbor Commercial Mortgage a portion of the origination fees that we receive on loans we originate with Arbor Commercial Mortgage pursuant to this agreement.

       We and our operating partnership have also entered into a services agreement with Arbor Commercial Mortgage pursuant to which our asset management group provides asset management services to Arbor Commercial Mortgage. In the event the services provided by our asset management group pursuant to the agreement exceed by more than 15% per quarter the level of activity anticipated by our board of directors, we will negotiate in good faith with our manager an adjustment to our manager’s base management fee under the management agreement, to reflect the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group.

ARBOR REALTY TRUST, INC.

       We are a specialized real estate finance company investing in real estate-related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate-related assets, which we collectively refer to as structured finance investments. We also invest in mortgage-related securities. Our objective is to maximize the difference between the yield on our investments and the cost of financing these investments to generate cash available for distribution, facilitate capital appreciation and maximize total return to our stockholders. We commenced operations in July 2003 and conduct substantially all of our operations through our operating partnership, Arbor Realty Limited Partnership. We intend to elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code and generally will not be subject to federal taxes on our income to the extent we distribute our income to our stockholders and maintain our qualification as a REIT.

       On July 1, 2003, Arbor Commercial Mortgage contributed the majority of its structured finance portfolio to our operating partnership. These initial assets, consisting of 12 bridge loans, five mezzanine loans, five preferred equity investments and two other real estate-related investments, were transferred at book value, which, at June 30, 2003, represented $213.1 million in assets financed by $169.2 million borrowed under Arbor Commercial Mortgage’s credit facilities, giving effect to notes payable equal to the financing amount available for each contributed investment under Arbor Commercial Mortgage’s credit facilities, and supported by $43.9 million in equity.

       We are externally managed and advised by Arbor Commercial Mortgage. Our manager is a national commercial real estate finance company operating through 15 regional offices in the United States, specializing in debt and equity financing for multi-family and commercial real estate. We believe Arbor Commercial Mortgage’s experience and reputation positions it to originate attractive investment opportunities for us. Our management agreement with Arbor Commercial Mortgage was developed to capitalize on synergies with Arbor Commercial Mortgage’s origination infrastructure, existing business relationships and management expertise.

       We believe the financing of multi-family and commercial real estate offers significant growth opportunities that demand customized financing solutions. Arbor Commercial Mortgage has granted us a right of first refusal to pursue all structured finance investment opportunities identified by Arbor Commercial Mortgage. Arbor Commercial Mortgage will continue to provide and service multi-family and commercial mortgage loans under Fannie Mae, Federal Housing Administration and conduit commercial lending programs. We believe that the customer relationships established from these lines of business may generate additional real estate investment opportunities for our business. Our portfolio currently contains loans and investments that we originated and loans and investments that we purchased from third parties or from affiliates.

       We have a strong senior management team with significant industry experience. Mr. Ivan Kaufman, the chief executive officer of Arbor Commercial Mortgage, and Mr. Frederick Herbst, the chief financial officer of Arbor Commercial Mortgage, also serve as our chief executive officer and chief financial officer, respectively. Mr. Fred Weber, the head of the structured finance group at Arbor Commercial Mortgage since 1999, is our executive vice president of structured finance. Mr. Daniel M. Palmier, the head of Arbor Commercial Mortgage’s asset management group since 1997, is our executive vice president of asset management, and the eight additional employees who comprised the asset management group of Arbor Commercial Mortgage have also joined us. In October 2003, we hired Mr. John C. Kovarik as our chief credit officer. Messrs. Kaufman, Weber, Palmier and Kovarik serve as members of our credit committee, which has the authority to decide whether we will invest in an individual loan or security originated by Arbor Commercial Mortgage.

       We believe the asset management group’s involvement in our credit underwriting process helps to mitigate investment risk after the closing of a transaction. The asset management group is integrated into the underwriting and structuring process for all transactions in order to enhance the credit quality of our originations before a transaction closes. We believe that after the closing of structured finance transactions, the asset management group’s experience in managing complex restructurings, refinancings and asset dispositions will help to improve the credit quality and yield on managed investments.

       In connection with Arbor Commercial Mortgage’s contribution of the initial assets, Arbor Commercial Mortgage arranged for us to have substantially similar credit facilities as those used by Arbor Commercial Mortgage to finance these assets. In exchange for Arbor Commercial Mortgage’s asset contribution, we issued to Arbor Commercial Mortgage approximately 3.1 million operating partnership units, each of which Arbor Commercial Mortgage may redeem for one share of our common stock or an equivalent amount in cash, at our election, and approximately 629,000 warrants, each of which entitles Arbor Commercial Mortgage to purchase one additional operating partnership unit at an initial exercise price of $15.00. The operating partnership units and warrants for additional operating partnership units issued to Arbor Commercial Mortgage were valued at approximately $43.9 million at July 1, 2003, based on the price offered to investors in our units in the private placement, adjusted for the initial purchaser’s discount. Each of the approximately 3.1 million operating partnership units received by Arbor Commercial Mortgage is paired with one share of our special voting preferred stock that entitles the holder to one vote on all matters submitted to a vote of our stockholders. As operating partnership units are redeemed for shares of our common stock or cash an equivalent number of shares of special voting preferred stock will be redeemed and cancelled. See “Description of Stock — Special Voting Preferred Stock.”

Industry Overview

       Multi-family and commercial real estate encompasses a wide spectrum of assets including multi-family, office, industrial, retail and hospitality properties. We believe the financing of multi-family and commercial real estate offers significant growth opportunities that demand customized financing solutions.

•	Consolidation in the financial services industry has reduced the number of companies providing multi-family and commercial real estate financing products.

•	We believe this consolidation has led to a trend among remaining institutions to focus on larger, more standardized transactions.

•	The growth of a market for securitized commercial real estate pools has provided a new source of financing for real estate assets.

       We believe we have the necessary levels of capital and financial flexibility to compete effectively in today’s rapidly changing market. Our borrowers, who in the past relied on banks and life insurance companies as their primary source for commercial real estate financing, have benefited from our flexible underwriting standards. This flexibility has created significant demand for our bridge, mezzanine and other forms of innovative financing.

Our Business Strategy

       We capitalize on this demand by investing in a diversified portfolio of structured finance assets in the multi-family and commercial real estate market. Our principal business objectives are to invest in bridge and mezzanine loans, preferred equity and other real estate related assets and actively manage this portfolio in order to generate cash available for distribution, facilitate capital appreciation and maximize total return to our stockholders. We believe we can achieve these objectives through the following business and growth strategies:

Provide Customized Financing. We provide financing customized to the needs of our borrowers. We target borrowers who have demonstrated a history of enhancing the value of the properties they operate, but whose options may be limited by conventional bank financing and who may benefit from the sophisticated structured finance products we offer. Historically, Arbor Commercial Mortgage has attempted to provide customized loan structures and other financing alternatives to fit the characteristics and purpose of each individual borrower and its financing requirements and we employ a similar strategy.

Focus on a Niche Market in Smaller Loan Balances. We focus on loans with principal amounts under $20 million, which many larger lending firms do not target. We can afford to invest the time and effort required to close loans with smaller principal amounts because of our relatively efficient cost structure.

Execute Transactions Rapidly. We act quickly and decisively on proposals, provide commitments and close transactions within a few weeks and sometimes days, if required. We believe that rapid execution attracts opportunities from both borrowers and other lenders that would not otherwise be available. We believe our ability to structure flexible terms and close loans in a timely manner gives us a competitive advantage over lending firms that also serve the market for loans with principal amounts under $20 million.

Manage and Maintain Credit Quality. A critical component of our success in the real estate finance sector is our ability to manage the real estate risk that is underwritten by our manager and us. We actively manage and maintain the credit quality of our portfolio by using the expertise of our asset management group, which has a proven track record of structuring and repositioning structured finance investments to improve the credit quality and yield on managed investments.

Use Arbor Commercial Mortgage’s Relationships with Existing Borrowers. We capitalize on Arbor Commercial Mortgage’s reputation in the commercial real estate finance industry. Arbor Commercial Mortgage has relationships with over 400 distinct borrowers nationwide. Since Arbor Commercial Mortgage’s originators offer Arbor Commercial Mortgage’s senior mortgage loans as well as our structured finance products, we are able to benefit from Arbor Commercial Mortgage’s existing customer base and use its senior lending business as a potential refinance vehicle for our structured finance assets.

Offer Broader Products and Expand Customer Base. We have the ability to offer a larger number of financing alternatives than Arbor Commercial Mortgage has been able to offer to its customers in the past. Our potential borrowers are able to choose from products offering longer maturities and larger principal amounts than Arbor Commercial Mortgage could previously offer.

Leverage the Experience of Executive Officers and Employees of Arbor Commercial Mortgage and Us. Our executive officers and employees, and those of Arbor Commercial Mortgage, have extensive experience originating and managing structured commercial real estate investments. Our senior management team has on average over 20 years experience in the financial services industry. Additionally, our executive officers have prior experience in managing and operating a public company, the predecessor company to Arbor Commercial Mortgage.

Our Investment Guidelines

       Our board of directors has adopted general guidelines for our investments and borrowings to the effect that:

•	no investment will be made that would cause us to fail to qualify as a REIT;

•	no investment will be made that would cause us to be regulated as an investment company under the Investment Company Act;

•	no more than 25% of our equity, determined as of the date of such investment, will be invested in any single asset;

•	our leverage will generally not exceed 80% of the value of our assets, in the aggregate; and

•	we will not co-invest with our manager or any of its affiliates unless (i) our co-investment is otherwise in accordance with these guidelines and (ii) the terms of such co-investment are at least as favorable to us as to our manager or such affiliate (as applicable) making such co-investment.

       Our investment guidelines provide that on a daily basis our management will monitor the amount and percentage of bridge loans, mezzanine loans, preferred equity investments and mortgage-related securities and that the board of directors will monitor the amount and percentage of such assets as of the last day of each month.

       Our investment guidelines also provide that no more than 15 percent of our assets may be invested in mortgage-related securities. There is no limit within the 15 percent on the amount which may be invested in the mortgage-related securities of the FHLMC, the FNMA or the GNMA, nor is there a limit on the amount which may be purchased in any series or issue.

       Any investment that falls outside these guidelines may only be entered into upon approval of the board of directors. Our manager is required to seek the approval of a majority of the independent members of our board of directors before we engage in a material transaction with another entity managed by our manager. These investment guidelines may be changed by our board of directors without the approval of our stockholders.

Our Investment Strategy

       We actively pursue lending and investment opportunities with property owners and developers who need interim financing until permanent financing can be obtained. We will initially target transactions under $20 million where we believe we have competitive advantages, particularly our lower cost structure and in house capabilities. Our structured finance investments generally have maturities of two to five years, depending on type, have extension options when appropriate, and generally require a balloon payment of principal at maturity. Borrowers in the market for these types of loans include, but are not limited to, owners or developers seeking either to acquire or refurbish real estate or to pay down debt and reposition a property for permanent financing.

       We target borrowers with reputations for enhancing value, but whose options are limited by conventional bank financing and can benefit from the sophisticated financing products we offer. Loan structures vary as they are customized to fit the characteristics and purpose of the financing. Our structured finance assets are underwritten in accordance with guidelines designed to evaluate the borrower and its ability to satisfy the repayment conditions of the loan, including an analysis of the various repayment strategies available to the investment. In certain instances, especially in our mezzanine and preferred equity investments, we may underwrite investments based on a stabilized value of the underlying property.

       Our investment program emphasizes the following general categories of real estate related activities:

Bridge Financing. We offer bridge financing products to borrowers who are typically seeking short term capital to be used in an acquisition of property. The borrower has usually identified an undervalued asset that has been under managed and/or is located in a recovering market. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning the property without encumbering it with restrictive long term debt.

The bridge loans we make typically range in size from $1 million to $25 million and are predominantly secured by first mortgage liens on the property. The term of the loan typically is up to five years. Historically, interest rates have ranged from 3.00% to 6.00% over 30-day LIBOR. Additional yield enhancements may include origination fees, deferred interest and participating interests, which are equity interests in the borrower that share in a percentage of the underlying cash flows of the property. Borrowers usually use the proceeds of a conventional mortgage to repay a bridge loan.

Mezzanine Financing. We offer mezzanine financing in the form of loans which are subordinate to a conventional first mortgage loan and senior to the borrower’s equity in a transaction. Our mezzanine financing may take the form of loans secured by pledges of ownership interests in entities that directly or indirectly control the real property or subordinated loans secured by second mortgage liens on the property. We may also require additional collateral such as personal guarantees, letters of credit and/or additional collateral unrelated to the property.

Our mezzanine loans typically range in size from $5 million to $30 million and have terms of up to seven years. Historically, interest rates have ranged from 4.00% to 7.00% over 30-day LIBOR, occasionally with an interest rate floor. As in the case with our bridge loans, the yield on these investments may be enhanced by prepaid and deferred interest payments, yield look-backs and participating interests.

We intend to hold our mezzanine loans through our operating partnership or subsidiaries that are pass-through entities for tax purposes. However, we may hold some of our mezzanine loans in a taxable subsidiary corporation if necessary for REIT or other tax compliance.

Preferred Equity Investments. We provide financing by making preferred equity investments in entities that directly or indirectly own real property. In cases where the terms of a first mortgage prohibit additional liens on the ownership entity, investments structured as preferred equity in the entity owning the property serve as viable financing substitutes. With preferred equity investments, we typically become a special limited partner or member in the ownership entity.

Real Property Acquisitions. We may purchase existing real estate for repositioning and/or renovation and then disposition at an anticipated significant return. From time to time, we may identify real estate investment opportunities. In these situations, we may act solely on our own behalf or in partnership with other investors. Typically, these transactions are analyzed with the expectation that we will have the ability to sell the property within a one to two year time period, achieving a significant return on invested capital. In connection with these transactions, speed of execution is often the most critical component to success. We may seek to finance a portion of the acquisition price through short term financing. Repayment of the short term financing will either come from the sale of the property or conventional permanent debt.

Note Acquisitions. We may acquire real estate notes from lenders in situations where the borrower wishes to restructure and reposition its short term debt and the lender wishes, for a variety of reasons (such as risk mitigation, portfolio diversification or other strategic reasons), to divest certain assets from its portfolio. These notes will generally be acquired at a discount. In such cases, we intend to use our management resources to resolve any dispute concerning the note or the property securing it and to identify and resolve any existing operational or any other problems at the property. We will then either restructure the debt obligation for immediate resale or sale at a later date or reposition it for permanent financing. In some instances, we may take title to the property underlying the real estate note.

Mortgage-Related Securities. We also invest in mortgage-related securities collateralized by pools of commercial or residential mortgages. The mortgage-related securities in which we invest will be limited to whole loan pool certificates issued by GNMA, FNMA and FHLMC, or agency-sponsored whole loan pool certificates. See “— Investments in Mortgage Related Securities” for a description of these certificates and the types of mortgages underlying them.

We borrow against or leverage our investments to the extent consistent with our investment guidelines in order to increase the size of our portfolio and potential returns to our stockholders. We are currently in negotiations with the providers of the credit facilities to provide similar credit facilities and to increase the amounts available under these credit facilities, but there can be no assurance that we will be able to obtain additional financing. We may also sell participating interests in our investments.

Regulatory Aspects of Our Investment Strategy

       We believe that we conduct and we intend to conduct our business at all times in a manner that avoids registration as an investment company under the Investment Company Act. There is an exemption from registration for entities that are primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate.” This exemption generally requires us to maintain at least 55% of our assets directly in qualifying real estate assets. Assets that qualify for purposes of this 55% test include, among other things, real estate, mortgage loans and agency-sponsored whole loan pool certificates. Our investment guidelines provide that no more than 15% of our assets may consist of any type of the mortgage-related securities and that the percentage of our investments in mortgage-related securities as compared to our structured finance investments be monitored on a regular basis.

       Our bridge loans secured by first mortgage liens on the underlying properties and our loans secured by second mortgage liens on the underlying properties generally qualify for purposes of this 55% test. We believe that our bridge loans and certain of our other assets caused in excess of 55% of our assets as of December 31, 2003 to qualify for purposes of the 55% test. To provide additional assurance in this regard, in March 2004, we purchased $57.4 million (including $.1 million of purchased interest) of agency-sponsored whole loan pool certificates. Because of the purchase, at least 55% of our assets as of March 31, 2004 consisted of bridge loans, mortgage-related securities and loans secured by second mortgage liens on underlying properties. We financed these purchases primarily through borrowings under our existing credit facilities. The percentage of our assets that we invest in agency-sponsored whole loan pool certificates may decrease if we determine that we do not need to purchase such certificates for purposes of meeting the 55% test. If the SEC takes a position or makes an interpretation more favorable to us, we may have greater flexibility in the investments we make. The net proceeds of our recently completed initial public offering were initially used to repay indebtedness outstanding under our credit facilities. As we use the additional borrowing capacity created by this repayment to make new investments over the initial investment period following our initial public offering, the percentage of our assets that may be invested in first and second mortgage loans and mortgage-related securities as compared to other types of investments may vary.

       We are limited by the Investment Company Act with respect to our investments in mortgage-related securities to the securities for which a government agency such as GNMA or a federally-chartered corporation, such as FHLMC or FNMA, guarantees payments of principal or interest on the securities. We are also limited in that we may only invest in mortgage-related securities that have the entire interest of each mortgage entirely in that security.

       In order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through taxable subsidiary corporations. See “Federal Income Tax Considerations — Taxation of Arbor Realty — Effect of Subsidiary Entities — Taxable Subsidiaries.”

Our Real Estate Assets

       We own a diversified portfolio of structured finance investments consisting principally of bridge and mezzanine loans as well as preferred equity investments. Since the commencement of our operations in July 2003, we have originated structured finance loans and investments and purchased additional loans and investments from Arbor Commercial Mortgage.

       At March 31, 2004, we had 39 loans and investments in our portfolio, totaling $480 million. These loans and investments were for 24 multi-family properties, four hotels, two commercial properties, five office properties, two retail properties, one co-op and one residential property. There are no loans that are non-performing within the portfolio. We continue to actively manage every single loan in the portfolio and believe that our strict underwriting and active asset management enable us to maintain the credit quality of our portfolio.

       The yield for the quarter ended March 31, 2004 was 7.94% on average assets of $407 million. This yield is computed by dividing the interest income earned for the quarter ended March 31, 2004 by the average assets during the quarter ended March 31, 2004 and annualizing the result. Our cost of funds for the quarter ended March 31, 2004 was 4.15% on average borrowings of $250 million. This cost of funds is computed by dividing the interest expense incurred during the quarter ended March 31, 2004 by the average borrowing during the quarter ended March 31, 2004 and annualizing the results. Our average equity (average assets less average borrowings) invested for the quarter ended March 31, 2004 was $157 million, resulting in average leverage for the quarter ended March 31, 2004 of 61%. The net interest income earned for the quarter ended March 31, 2004 yielded a 14.1% annualized return on the average equity invested during the quarter ended March 31, 2004. This yield is computed by dividing the net interest (interest income less interest expense) earned during the quarter ended March 31, 2004 by the average equity (computed as average assets minus average borrowings) invested during the quarter ended March 31, 2004 and annualizing the results. Our business plan contemplates that our leverage ratio will be 65% to 70% over time. However, our leverage will not exceed 80% of the value of our assets in the aggregate unless approval to exceed the 80% limit is obtained from our board of directors.

       The table on the following page lists the principal terms of each of our bridge and mezzanine loans, preferred equity investments and other real estate-related assets and the financing relating to each individual investment, each as of March 31, 2004.

STRUCTURED LOAN PORTFOLIO

As of March 31, 2004

Property Information			Investment Information					Funding Information

							Current
			03/31/04	Origination	Maturity	Interest Pay	Interest	03/31/04	Interest	Interest	Profit	Advance
Name	Type	Location	Balance(1)	Date	Date	Rate Index(2)	Rate(3)	Balance	Rate Index	Rate(4)	Share(4)	Rate

Bridge Loans:
130 West 30th	Multifamily	New York, NY	$16,000,000	9/2001	5/2006	Libor + 2.25%	3.35%	$13,600,000	Libor + 2.00%	3.10%	Yes	85.00%
1025 5th Avenue	Co-op	New York, NY	$1,100,000	10/2002	10/2004	10.00%	10.00%	—	—	—	No	—
Concord and Henry	Multifamily	Massachusetts	$2,899,875	4/2003	4/2004	Libor + 5.50%	7.00%	$2,319,900	Libor + 2.00%	3.10%	No	80.00%
						Floor 7.00%
Grand Plaza	Multifamily	Las Vegas, Nevada	$25,047,563	11/2002	12/2004	Libor + 3.00%	5.25%	$20,039,122	Libor + 2.00%	3.10%	No	80.00%
						Floor 5.25%
Indiana Portfolio(5)	Multifamily	Indiana	$14,910,351	2/2003	3/2005	Libor + 4.25%	5.35%	$11,960,000	Libor + 2.65%	3.75%	No	80.21%
Palmetto Villas Apts	Multifamily	Ontario, California	$9,130,000	5/2003	4/2005	Libor + 4.00%	5.50%	$7,304,000	Libor + 2.50%	3.60%	No	80.00%
						Floor 5.50%
Partners Portfolio — A	Multifamily	Baltimore, Maryland	$1,487,380	4/2003	5/2006	Libor + 3.50%	5.00%	$1,413,009	Libor + 2.00%	3.10%	Yes	95.00%
						Floor 5.00%
Partners Portfolio — B	Multifamily	Baltimore, Maryland	$4,725,569	4/2003	5/2006	Libor + 4.50% (Year 1);	6.50%	$3,450,845	Libor + 3.00%	5.00%	Yes	73.02%
						Libor + 6.50% (Year 2);			Floor 2.00%
						Libor + 7.50% (Year 3)
						Libor Floor 2.00%
Tropical Gardens	Multifamily	Lauderdale Lakes, FL	$8,800,000	12/2002	12/2004	Libor + 3.50%	5.50%	$7,040,000	Libor + 2.25%	3.35%	No	80.00%
						Floor 5.50%
Walbridge Terrace	Multifamily	San Francisco, California	$6,200,000	7/2003	7/2004	Libor + 4.50%	6.00%	$5,270,000	Libor + 2.00%	3.10%	Yes	85.00%
						Floor 6.00%
80 Evergreen Ave	Commercial	Brooklyn, NY	$4,663,944	10/2003	10/2006	Libor + 4.75%	5.85%	—	—	—	No	—
Lakeshore Club Apts — A	Multifamily	Tampa, Florida	$21,500,000	10/2003	10/2005	Libor + 3.50%	5.00%	$14,950,000	Libor + 2.00%	3.10%	Yes	69.53%
						Floor 5.00%
Lakeshore Club Apts — B	Multifamily	Tampa, Florida	$5,500,000	10/2003	10/2005	Libor + 6.50%	8.50%	—	Libor + 2.00%	—	Yes	—
						Floor 8.50%
Fairfax Gardens Apts	Multifamily	Baltimore, MD	$6,825,340	12/2003	12/2005	Libor + 6.50%	8.00%	$2,883,189	Libor + 2.00%	3.10%	Yes	42.24%
						Floor 8.00%
Gainesville Outlet Mall	Retail	Gainesville, TX	$4,800,000	12/2003	5/2004	15.00%	15.00%	—	—	—	No	—
Westbury Square	Residential	Westbury, NY	$450,000	12/2003	7/2004	Libor + 8.00%	12.00%	—	—	—	No	—
						Floor 12.00%
Volvo	Office	Montvale, NJ	$4,640,000	1/2004	1/2007	Libor + 6.00%	7.50%	$3,944,000	Libor + 2.00%	3.10%	Yes	85.00%
						Floor 7.50%
60 Spring St	Condo Conversion	New York, NY	$42,105,500	2/2004	2/2005	Libor + 5.00%	6.10%	$34,534,011	Libor + 2.25%	3.35%	Yes	82.02%
						Libor Floor 1.10%
Melvin Park Apts	Multifamily	Baltimore, Maryland	$10,400,000	3/2004	3/2007	Libor + 3.00%	4.50%	$8,168,991	Libor + 2.00%	3.10%	Yes	78.55%
						Libor Floor 1.50%
Habitat Hotel	Hotel	New York, NY	$20,000,000	3/2004	3/2006	Libor + 5.50%	6.59%	$11,000,000	Libor + 2.875%	3.97%	No	55.00%
						Libor + 4.00% (Year 1-2); Libor +
Sagamore Hotel	Hotel	Miami Beach, Florida	$30,000,000	3/2004	3/2009	5.00% (Year 3-5)	5.09%	—	—	—	No	—
Bridge Loans —
Total			$241,185,522				5.83%	$147,877,067		3.36%

Mezzanine Loans:
130 West 30th St	Multifamily	New York, NY	$7,813,746	6/2003	5/2006	Libor + 7.00%	10.00%	$5,941,496	Libor + 2.75%	4.50%	Yes	76.04%
						Floor 10.00%			Floor 1.75%
333 E. 34th Street	Multifamily	New York, NY	$200,065	1/2002	2/2005	Pay: Libor + 3.00%	8.00%	—	—	—	No	—
						Floor Pay: 8.00%
930 Flushing Ave	Commercial	Brooklyn, NY	$3,500,000	6/2003	6/2006	Pay Libor + 3.50%	5.00%	—	—	—	No	—
						Floor Pay 5.00%
The Crossings	Multifamily	Glassboro, New Jersey	$2,000,000	6/2003	5/2006	Libor + 7.00%	10.00%	$1,700,000	Libor + 3.00%	5.00%	Yes	85.00%
						Floor 10.00%			Libor Floor 2.00%
James Hotel	Hotel	Scottsdale, Arizona	$6,640,000	8/2003	8/2006	Libor + 7.00%	9.00%	—	—	—	No	—

Property Information			Investment Information					Funding Information

							Current
			03/31/04	Origination	Maturity	Interest Pay	Interest	03/31/04	Interest	Interest	Profit	Advance
Name	Type	Location	Balance(1)	Date	Date	Rate Index(2)	Rate(3)	Balance	Rate Index	Rate(4)	Share(4)	Rate

						Floor 9.00% Cap 10.00%
Schron B	Multifamily	New Jersey	$3,000,000	7/2003	4/2005	Libor + 5.25%	6.75%	—	—	—	No	—
						Floor 6.75%
SMC Portfolio	Multifamily	Baltimore, Maryland	$11,520,000	9/2003	9/2005	Libor + 5.50% (Year 1);	7.50%	$9,216,000	Libor + 2.75%	4.50%	Yes	80.00%
						Libor + 6.50% (Year 2);			Floor 1.75%
						Libor + 7.50% (Year 3) Libor Floor 2.00%
Maple Leaf	Multifamily	New Orleans, LA	$2,300,000	11/2003	11/2006	Libor + 7.00%	10.00%	—	—	—	No	—
						Floor 10.00%
Prime Portfolio	Retail	Various	$34,533,333	12/2003	1/2006	Libor + 8.50%	9.59%	$34,533,333	Libor + 2.35%	3.44%	No	100.00%
						Floor 9.50%
450 West 33rd St	Office	New York, NY	$30,000,000	12/2003	1/2006	12.30% Fixed	12.30%	$18,900,000	Libor + 2.35%	3.44%	No	63.00%
Less: Participation
Interest			$(1,000,000)				(1.11%)			(.319% )

			$29,000,000				11.19%			3.12%
450 West 33rd St	Office	New York, NY	$15,000,000	12/2003	1/2006	Libor + 11.50%	13.00%	$9,400,000	Libor + 2.35%	3.44%	No	62.67%
						Libor Floor 1.5%
60 Spring St	Multifamily	New York, NY	$10,315,968	2/2004	2/2005	Libor + 6.00%	7.10%	$8,800,000	Libor + 2.75%	4.50%	Yes	85.30%
						Libor Floor 1.10%			Floor 1.75%
1775 Broadway	Office	New York, NY	$35,000,000	1/2004	1/2006	Libor + 5.75%	7.50%	$28,500,000	Libor + 2.35%	3.44%	No	81.43%
						Libor Floor 1.75% (Year 1); Libor Floor 2.00% (thereafter)
260-261 Madison Ave	Office	New York, NY	$30,000,000	2/2004	1/2006	Libor + 7.50%	8.59%	$30,000,000	Libor + 2.35%	3.44%	No	100.00%

Harrington Farms	Multifamily	Suwanee, Georgia	$12,500,000	2/2004	12/2005	Libor + 5.50%	6.59%	$12,500,000	Libor + 2.00%	3.09%	No	100.00%
Mezzanine Loans —
Total			$203,323,112				9.02%	$159,490,829		3.56%

Preferred Equity:
CDS Portfolio(5)	Multifamily	Texas	$4,253,742	12/1998	1/2005	6M Libor + 4.50%	9.56%	—	—	—	No	—
						Floor 9.56%
Dutch Village	Multifamily	Baltimore, Maryland	$7,074,431	6/2003	11/2006	Libor + 4.50% (Year 1);	6.50%	$4,686,671	Libor + 3.00%	5.00%	Yes	66.25%
						Libor + 6.50% (Year 2);			Libor Floor 2.00%
						Libor + 7.50% (Year 3)
						Libor Floor 2.00%
Schron A	Multifamily	New Jersey	$19,300,000	6/2003	4/2005	Libor + 5.25%	6.75%	$12,227,197	Libor + 3.50%	4.60%	No	63.35%
						Floor 6.75%
Villages at Gateway	Multifamily	Denver, Colorado	$2,440,000	2/2002	3/2005	Libor + 6.00%	10.00%	$1,774,229	Libor + 2.75%	4.50%	Yes	72.71%
						Floor 10.00%			Floor 4.50%
Preferred Equity —
Total			$33,068,173				7.30%	$18,688,097		4.69%

Other Investments:
Albion	Hotel	Miami, Florida	$1,958,317	3/2001	8/2023	7.39% Fixed	7.39%	—	—	—	No	—
Other — Total			$1,958,317				7.39%	$0		0.00%

Total			$479,535,124				7.29%	$326,055,993		3.53%

(1)	The balances in this column represent the net balance of each loan and investment which equals the outstanding principal amount of the loan or investment, excluding the unearned portions of revenue, at March 31, 2004.

(2)	References to LIBOR are to one-month LIBOR unless specifically stated otherwise.

(3)	Interest rate excludes deferred interest component. See asset descriptions for terms.

(4)	Interest rate does not include deferred interest component due to profit sharing arrangements pursuant to our warehouse facility. See “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries — Liquidity and Capital Resources” for a description of these profit sharing arrangements.

(5)	LIBOR for this loan refers to six-month LIBOR.

       A description of the terms and characteristics of each of the investments listed in the table above follows. References to LIBOR are to one-month LIBOR unless specifically stated otherwise. Unless otherwise stated, interest payments are due monthly and the principal balance is due in full upon maturity.

Bridge Loans

       Bridge loans are secured by a first mortgage lien on the property unless specifically stated otherwise.

       80 Evergreen. We originated this $4.8 million bridge loan to Stanev Associates, LLC in October 2003. The borrower has the option to extend the term of the loan for two 12-month periods with no change in the rate of interest. The borrower used the loan proceeds to finance and make repairs to a 77,680 square foot warehouse/ industrial space located in Brooklyn, New York.

       We own a 12.5% preferred interest in a joint venture which owns and operates 80 Evergreen and 930 Flushing Avenue for approximately $818,000. The borrower under the 80 Evergreen bridge loan is an affiliate of the joint ventures.

       130 West 30th Street. Arbor Commercial Mortgage originated this $16.0 million bridge loan to 130 West 30th, LLC in September 2001 and contributed it to us upon the consummation of the private placement. The borrower used the proceeds to acquire an 18 story office building in New York, New York. It is currently undergoing construction to convert the building from office to residential condominiums using the Arbor Commercial Mortgage mezzanine loan proceeds purchased by us on July 1, 2003.

       There is a limited guarantee on the loan of 50% by Mr. Ivan Kaufman and 50% by the key principal of the borrower. The borrower has the option to extend the term of the loan for one 12-month period with no change in the rate of interest.

       Arbor Commercial Mortgage holds a 50% membership interest in 130 West 30th, LLC which it did not contribute to us in connection with the asset contribution. This interest is used to partially fund a loan loss guarantee by Arbor Commercial Mortgage. See “— Arbor Commercial Mortgage’s Related Interest in Our Investments” below and “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries — Related Party Transactions — Related Party Loans” elsewhere in this prospectus.

       1025 5th Avenue. Arbor Commercial Mortgage originated this $1.1 million bridge loan in October 2002 and contributed it to us upon the consummation of the private placement. The borrowers used the loan proceeds to renovate an apartment in a cooperative building in New York, New York.

       The loan is secured by a pledge of 225 cooperative shares owned by the lessee of the apartment and the apartment lease.

       60 Spring Street. We originated this $47.9 million bridge loan to Spring-Lafayette, LLC in February, 2004. The bridge loan was made concurrently with a $11.4 million mezzanine loan originated by us. Proceeds from these loans were used to repay our previously existing $5.3 million mezzanine loan, repay a first mortgage lien held by a third party lender, fund interest, leasing and renovation reserves, fund closing costs and return equity to the borrower. As of March 31, 2004, the outstanding balance of this loan was $42.1 million. The borrower is converting a 13-story office building in New York, New York into 40 residential condominium units and approximately 10,000 square feet of ground floor retail space.

       The borrower has the option to extend the term of the loan for one 12-month period for and additional interest payment of 1.00% of the outstanding principal balance upon such extension.

       The bridge loan is secured by a first lien on the property and the mezzanine loan is secured by a pledge of 100% of the ownership interests in the borrower. In addition, the borrowers have provided payment guarantees aggregating $14 million.

       Concord Street & Henry Terrace. Arbor Commercial Mortgage originated this $5.0 million bridge loan to Henry Terrace, LLC and 100 Concord St., LLC in April 2003 and contributed it to us upon the consummation of the private placement. The borrowers used the proceeds to refinance an existing loan on a 74 unit multi-family residential property in Worcester, Massachusetts and a commercial property in Framingham, Massachusetts.

       Upon maturity or prepayment of the loan, the borrower must pay deferred interest equal to the greater of 2.00% of the original principal balance or the amount necessary to generate an aggregate annual internal rate of return of 14.00%.

       In May 2004, this bridge loan, together with all interest due, was repaid in full.

       Fairfax Gardens. We originated this $6.8 million bridge loan to Greens at Forest Park, LLC in December 2003. The borrower used the proceeds to acquire a 191-unit, garden-style apartment complex located in Baltimore, Maryland and fund a $3.9 million capital improvement program.

       The borrower has the option to extend the term of the loan for one 12-month period for additional interest of 1.00% of the original principal balance.

       Gainesville Outlet Mall. We originated this $4.8 million bridge loan to Gainesville Outlet Mall, LLC in December 2003. The borrower used the proceeds to acquire the Gainesville Outlet Mall, which is a 315,660 square foot factory outlet center located in Gainesville, Texas.

       We are currently in negotiations with the borrower to grant a 90-day extension with a maturity date of August 2004.

       Grand Plaza. Arbor Commercial Mortgage originated a $25.5 million bridge loan to Grand Plaza Limited Partnership in November 2002 and contributed it to us upon the consummation of the private placement. The borrower used the loan proceeds to refinance outstanding debt on a 676 unit multifamily residential property located in Las Vegas, Nevada. The current outstanding balance on the loan is approximately $25.1 million.

       The borrower has the option to extend the term of the loan for one 12-month period with no change in the rate of interest.

       Habitat Hotel. We originated this $30.0 million bridge loan to 57th Street Operating, LLC in March, 2004. The borrower used the proceeds to repay a first mortgage lien held by a third party lender, fund renovation reserves and cover other costs. Of the $30 million loan, $20 million was funded to the borrower and $10 million was escrowed for renovation reserves. The borrower is converting this property, which is located in New York, New York, from a predominantly single room occupancy hotel with 391 rooms to a 267-unit high-end boutique hotel.

       This loan bears a variable interest rate of LIBOR plus 9.00%. The borrower has the option to remit interest at a rate of LIBOR plus 5.50% and to accrue the differential interest owed, which is payable upon maturity of the loan.

       The borrower has the option to extend the term of the loan for one 18-month period for and additional interest payment of 0.40% of the outstanding principal balance upon such extension and one 24-month period for and additional interest payment of 0.50% of the outstanding principal balance upon such extension.

       Indiana Portfolio. In February 2003, Arbor Commercial Mortgage originated a $13.75 million bridge loan to NSH Affordable Housing of Indiana, Inc., a not-for-profit corporation that holds and manages investment property from the endowment of the North Shore Hebrew Academy High School. Two of our directors, Mr. Kaufman and Dr. Helmreich, are members of the board of trustees of North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc. Arbor Commercial Mortgage contributed this loan to us upon the consummation of the private placement. The borrower used the loan proceeds to acquire four affordable housing multi family properties located in Evansville, Indianapolis and Marion, Indiana. See “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries — Related Party Transactions — Related Party Loans.”

       Arbor Commercial Mortgage also originated a separate $1.2 million bridge loan to the same borrower to fund renovations on the four properties described above and contributed it to us upon consummation of this offering. As of March 31, 2004, the outstanding principal balance was approximately $1.1 million. This loan is secured by a second mortgage lien on the properties.

       Lakeshore Club Apartments. We originated this $27 million bridge loan to Egypt Lake LP in October 2003. The borrower used the proceeds to retire an existing first mortgage lien and our prior mezzanine loan to the borrower. The property recently underwent a $6.6 million renovation.

       The loan is secured by a first mortgage lien, a pledge of 100% of the ownership interest in the borrowing entity, as well as a first loss payment guaranty from the key principals of $5.5 million.

       The borrower has the option to extend the term of the loan for one 12-month period at the initial interest rate for additional interest of 1% of the outstanding balance of each loan at the time of extension.

       Palmetto Villas Apartments. Arbor Commercial Mortgage originated this $9.1 million bridge loan to Palmetto Villas Investors, LLC in May 2003 and contributed it to us upon the consummation of the private placement. The borrower used the loan proceeds to acquire and renovate a 134-unit multi-family residential property in Ontario, California.

       The borrower has the option to extend the term of the loan for two 6-month periods. If the loan is extended the interest rate will increase to one month LIBOR plus 4.50%, with a floor of 6.00%. Additionally, the borrower must pay additional interest of 0.50% on the outstanding principal balance upon each such extension.

       Partners Portfolio. Arbor Commercial Mortgage originated this $18.9 million bridge loan to SRH/ LA Chesapeake Apartments L.P., SRH/ LA Nottingham, LLC, SRH/ LA Hunter, LLC and SRH/ LA Melvin, LLC in April 2003. Arbor Commercial Mortgage contributed this loan to us upon the consummation of the private placement. The borrowers used the loan proceeds to acquire an 834-unit multi-family residential portfolio, consisting of five properties in Baltimore, Maryland and fund a $2.4 million capital improvement program.

       The loan is secured by a first mortgage lien on three of the properties and a pledge of all the limited partnership interests in the owners of two other properties.

       The tranche A portion of this loan was paid down in March 2004 and now has an outstanding balance of approximately $1.3 million.

       Sagamore Hotel. We originated this $30.0 million bridge loan to Sagamore Partners, Ltd. in March, 2004. The borrower used the proceeds to repay a $26.5 million first mortgage lien held by a third party lender, and fund renovation reserves and other costs of $3.5 million. The property is a 93-room boutique hotel located in South Beach, Florida.

       Tropical Gardens Apartments. Arbor Commercial Mortgage originated this $8.8 million bridge loan to NHP Tropical Gardens Limited Partnership in December 2002 and contributed it to us upon the consummation of the private placement. The borrower used the loan proceeds to acquire and renovate a 245 unit multi family residential property located in Lauderdale Lakes, Florida.

       Volvo Building. We originated this $5.1 million bridge loan to Yes Philips Group, LLC in January, 2004. The borrower used the proceeds to complete the acquisition and leasing of an office building located in Montvale, New Jersey. Of the $5.1 million loan, $4.6 million was funded to the borrower and $.5 million was escrowed to provide a tenant improvement and leasing commission fund.

       The borrower has the option to extend the term of the loan for one 12-month period for and additional interest payment of 1.00% of the outstanding principal balance upon such extension.

       Walbridge Terrace. We originated this $6.2 million bridge loan to Silver Lake Apartments, LLC in July 2003. The borrower used the loan proceeds to repay the existing construction loan and complete construction of this 40-unit senior housing property with 6,500 square feet of ground floor retail space in San Francisco, California.

       The loan is secured by a first mortgage lien on the property and has been unconditionally guaranteed by key principals of the borrower.

       Westbury Square. We originated this $450,000 bridge loan to Westbury Square, LLC in December 2003. The borrower used the proceeds to acquire this 0.45-acre parcel of developed land, in Westbury, New York. The borrower will be seeking construction financing in order to develop loft style Townhouse units on the land.

       The loan is secured by an absolute and unconditional personal guaranty by certain affiliates of the borrower.

Mezzanine Loans

       Mezzanine loans are secured by a pledge of 100% of the ownership interests in the borrower, unless specifically stated otherwise.

       1775 Broadway. We originated this $35.0 million mezzanine loan to Devash, LLC in January 2004. This mezzanine loan was made in conjunction with a $150.0 million first mortgage lien with a third party lender. The borrower used the proceeds to repay an existing first mortgage lien and a mezzanine loan held by third party lenders, buy out one of the borrower’s partners, fund reserves for capital improvements and rollover expenses, pay for closing costs and return equity to the borrower. The property is a 25-story office building located in New York, New York.

       The borrower has the option to extend the term of the loan for one 12-month period for no additional interest payment and two additional 12-month periods for an additional interest payment of 0.25% of the outstanding principal balance upon such extension.

       260-261 Madison Avenue. We originated this $30.0 million mezzanine loan to 260-261 Madison Avenue Junior Mezzanine LLC in February 2004. This mezzanine loan was made in conjunction with a $173.0 million first mortgage lien with a third party lender. The borrower used the proceeds to repay an existing first mortgage lien held by a third party lender, fund reserves for capital improvements and leasing commissions, pay for closing costs and return equity to the borrower. The properties are 21-story and 27-story office buildings located in New York, New York.

       The borrower has the option to extend the term of the loan for one 12-month period for no additional interest payment and two additional 12-month periods for an additional interest payment of 0.25% of the outstanding principal balance upon such extension.

       60 Spring Street. We originated this $11.4 million bridge loan to Spring-Lafayette, LLC in February, 2004. This mezzanine loan was made concurrently with a $47.9 million bridge loan originated by us. Proceeds from these loans were used to repay our previously existing $5.3 million mezzanine loan, repay a first mortgage lien held by a third party lender, fund interest, leasing and renovation reserves, fund closing costs and return equity to the borrower. As of March 31, 2004, the outstanding balance of this loan was $10.3 million. The borrower is converting a 13-story office building in New York, New York into 40 residential condominium units and approximately 10,000 square feet of ground floor retail space.

       The borrower has the option to extend the term of the loan for one 12-month period for and additional interest payment of 1.00% of the outstanding principal balance upon such extension.

       The bridge loan is secured by a first lien on the property and the mezzanine loan is secured by a pledge of 100% of the ownership interests in the borrower. In addition, the borrowers have provided payment guarantees aggregating $14 million.

       130 West 30th Street. In connection with Arbor Commercial Mortgage’s refinancing of the $16.0 million bridge loan to 130 West 30th, LLC in June 2003, Arbor Commercial Mortgage agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million. We purchased this mezzanine loan from Arbor Commercial Mortgage on July 1, 2003 with a portion of the net proceeds from the private placement.

       The additional financing will allow for the renovation/ conversion of the office building to residential condominiums. The estimated cost of the construction project is $14.0 million, and it is estimated that the project will be completed by the end of the second quarter of 2004. Additional funds to complete construction are anticipated to come from the sales of the condominium units, cash flow from the operations and partner equity contributions.

       This loan financing is secured by a second mortgage lien on the property.

       333 East 34th Street. Arbor Commercial Mortgage originated this $10.0 million mezzanine loan to 333 East 34th, LLC in January 2002 and contributed it to us upon consummation of the private placement. The borrower used the loan proceeds to acquire and renovate a multi family residential building located in New York. The borrower has converted the New York rental property into condominiums.

       The loan is secured by a pledge of 85% of the membership interests in the borrower, and two affiliates of the borrower have personally guaranteed the loan for up to $1.0 million. The loan is subordinate to a $31.0 million first mortgage lien held by a third party lender.

       The borrower has the option to extend the term of the loan for two additional 12-month periods, the first of which requires a payment of additional interest of $300,000.

       Arbor Commercial Mortgage holds a 15% membership interest in 333 East 34th, LLC, the borrower under the mezzanine loan, which it did not contribute to us in connection with the asset contribution. This interest is used to partially fund a loan loss guarantee by Arbor Commercial Mortgage. See “— Arbor Commercial Mortgage’s Retained Interests in Our Investments.” below.

       This loan was paid down in March 2004 and now has an outstanding balance of approximately $200,000.

       450 West 33rd Street. In December 2003, we originated a $30 million mezzanine loan to 450 Partners Mezz III LLC, the owner of 100% of the membership interests in 450 Partners Mezz II LLC, and a $15 million mezzanine loan to 450 Partners Mezz II LLC, the owner of 100% of the membership interests in 450 Partners Mezz I LLC. The borrowers used the proceeds from the loans to recapitalize and refinance a 1.7 million-square-foot office building in Manhattan.

       The borrower has three options to extend the maturity date of the $30 million loan for one year each; no extension fee is required for the exercise of such options. Interest payments are due monthly; beginning in 2005, principal payments are due monthly based on an 18-year amortization schedule, and the remaining principal balance is due in full upon maturity. The mezzanine loan is secured by a pledge by 450 Partners Mezz III LLC, of 100% of the membership interests in 450 Partners Mezz II LLC. This loan is subordinate to a $200 million first mortgage and a $70 million mezzanine loan with third party lenders and to our $15 million mezzanine loan described below.

       The borrower has three options to extend the maturity date of the $15 million loan for one year each; each of such extensions is conditioned on the achievement of a certain net operating income for the property, and each of the second and third extension options requires the payment of a fee of 0.125% of the outstanding balance of the loan to Arbor Commercial Mortgage. We are required to pay BN Holdings LLC, an unrelated party, as a structuring fee, the portion of each monthly interest payment which results from a LIBOR spread in excess of 11.50%. The mezzanine loan is secured by a pledge by 450 Partners of Mezz II LLC, of 100% membership interests in 450 Partners Mezz I LLC. This loan is subordinate to a $200 million first mortgage and a $70 million mezzanine loan with third party lenders.

       At the closing of the loans, we made a $3 million investment in the entity that controls the borrowers and arranged for an additional $12 million of equity to be invested by third parties. In connection with our investment, we received an approximately 24% profits participation in the property and we were designated the co-managing member of the entity that controls the property. We sold our $3 million equity investment in January 2004 and retained our profits participation and position as co-managing member.

       930 Flushing Avenue. Arbor Commercial Mortgage originated this $3.5 million mezzanine loan in June 2003. We purchased this loan from Arbor Commercial Mortgage effective August 1, 2003. The borrower used the loan proceeds to acquire the 300,000 square foot warehouse/ industrial space located in Brooklyn, New York.

       The loan is secured by a second mortgage lien on the property. Our loan is subordinate to a $7.8 million first mortgage lien held by a third party lender. The borrower is current in its principal and interest payments on both loans. The terms of the first mortgage loan require consent to place a second mortgage lien on the property. The borrower under our second mortgage loan is currently negotiating with the first mortgage lender in order to obtain the consent, thereby curing the technical default under the first mortgage loan. However, the two key principals of the borrower have indemnified us against any and all liabilities that may be incurred as a result of the technical default.

       The borrower has the option to extend the term of the loan for two 12-month periods upon payment of additional interest equal to 3.00% of the outstanding principal balance upon exercise of each extension.

       We own a 12.5% preferred interest in a joint venture which owns and operates 80 Evergreen and 930 Flushing Avenue for approximately $818,000. The borrower under the 930 Flushing Avenue mezzanine loan is an affiliate of the joint ventures.

       The Crossings Apartments. Arbor Commercial Mortgage originated this $2.0 million mezzanine loan to Audubon Glassboro, LLC in June 2003. We purchased this loan from Arbor Commercial Mortgage on July 1, 2003 with a portion of the net proceeds from the private placement. The borrowers used the loan proceeds to acquire and renovate a 328-unit multi-family apartment complex located in Glassboro, Gloucester County, New Jersey.

       Upon maturity or prepayment of the loan, the borrower must pay deferred interest equal to the amount necessary to provide an aggregate annual internal rate of return of 13.00%. The loan is subordinate to an $11.0 million first mortgage loan on the property held by a third party lender.

       The borrower has the option to extend the term of the loan for two 12-month periods upon payment of additional interest of $30,000, for the first extension, and $50,000, for the second extension, if the borrower is in compliance with certain financial covenants.

       Harrington Farms. We originated this $12.5 million mezzanine loan to Harrington Farms, LLC in February 2004. This loan represents a junior participation interest in a $30 million first mortgage loan originated by a third party lender. The borrower used the proceeds to purchase this 434-unit garden-style multifamily complex located in Suwanee, Georgia.

       The borrower has the option to extend the term of the loan for one 12-month period for no additional interest payment and two additional 12-month periods for an additional interest payment of 0.375% of the outstanding principal balance upon such extension.

       James Hotel. We originated this $6.6 million mezzanine loan to James Hotel Scottsdale, LLC in August 2003. The borrower used the loan proceeds to renovate this recently acquired 206-room independent hotel located in Scottsdale, Arizona.

       Upon maturity of the loan, the borrower must pay deferred interest in an amount necessary to generate an aggregate annual internal rate of return of 18.00%. The loan is subordinate to a $5.0 million first mortgage lien and a $5.0 million second mortgage lien held by a third party lender.

       The borrower has the option to extend the term of the loan for one additional 12-month period for additional interest payment of 1.00% on the outstanding principal balance upon such extension.

       Maple Leaf. We originated this $2.3 million mezzanine loan to Audubon-Algiers Partners, LLC in November 2003. A portion of the proceeds of the loan were used to make a capital contribution into Algiers Holdings II, LLC, which then made a capital contribution to Algiers Holdings I, LLC, which then made a capital contribution to Audubon-Algiers, LLC. $130,000 of the proceeds were placed in an interest reserve, and the borrower used the remainder of the proceeds to acquire a multi-family residential building located in New Orleans, Louisiana and fund a $1.3 million capital improvement plan.

       Upon maturity of the loan, the borrower must pay deferred interest in an amount sufficient to provide Arbor with an annualized rate of return of 13%, exclusive of additional interest for extensions. The loan is secured by a pledge of the membership interest in Audubon-Algiers Holdings II, LLC. The loan is subordinate to an approximately $6.57 million first mortgage lien held by a third party lender.

       The borrower has the option to extend the term of the loan for three 12-month periods at the initial interest rate provided the borrower pays us additional interest of $34,500 for the exercise of each of the options.

       Prime Retail Portfolio. We originated this $35 million mezzanine loan to Prime Outlets Member LLC, or POM in December 2003. We also acquired, for total consideration of $2.1 million, indirect equity interests in Prime Outlets Acquisition Company LLC, or POAC, the indirect parent of POM, in December 2003. The borrower used the proceeds of the loan to finance POAC’s acquisition of Prime Retail, Inc. In 2003, POAC merged with Prime Retail Inc. and is the surviving entity of the merger. As successor to Prime Retail Inc., POAC now owns and/or controls 36 factory outlet centers and one office building totaling approximately 10.2 million square feet of gross leasable area in 26 states. Prior to its merger with POAC, Prime Retail Inc. was a publicly held REIT engaged in the ownership, leasing, marketing and management of outlet centers throughout the United States and Puerto Rico. POM, through subsidiary entities, owns ten of POAC’s outlet properties.

       Interest payments on the loan are due monthly, and the principal balance is amortized over 12.5 years. The borrower has the option to extend the term of the loan for three 12-month periods. In order to exercise the second and third extension options, the borrower must pay additional interest of 0.50% of the then outstanding principal balance.

       The loan is secured by a pledge of the equity interests in the entities that directly or indirectly own the ten underlying properties. In addition, the loan is guaranteed by POAC and another affiliate, and the guarantors’ obligations are secured by pledges of their interests in POM and in certain other assets, including two other properties that are currently being marketed for sale.

       We have the following indirect equity interests in POAC:

•	a 7.50% indirect profits interest with a capital interest,

•	a 25% carried profits interest after specified returns have been achieved, and

•	a right to a preferred allocation and distribution of POAC’s income in an amount that, when added to the interest paid by POM on the mezzanine loan, results in a combined return of 12.50%.

       The interests described in second and third bullet points above are held through AR Prime Holdings LLC, in which we hold two-thirds of the ownership interests. Third parties own the remaining one-third.

       Schron Portfolio B. Arbor Commercial Mortgage originated this $8.5 million mezzanine loan to Central Jersey Sub VI LLC and Central Jersey Sub VII LLC in July 2000 and contributed it to us upon consummation of the private placement. The borrower used the loan proceeds to acquire and renovate two multi-family properties in New Jersey. The loan has been modified twice, first in October 2002 in connection with the repayment of $5.5 million of outstanding principal, and in May 2003 to extend the term.

       The loan is secured by the ownership interests of certain affiliates of the borrower. The loan is subordinate to a first mortgage lien with a current unpaid principal balance of approximately $14.0 million.

       The borrower has the option to extend the term of the loan for three one-year periods with no change in the rate of interest. Upon maturity or prepayment of the loan, the borrower must pay deferred interest in an amount sufficient to provide the lender with an annualized internal rate of return of 14.0%.

       Arbor Commercial Mortgage holds an 18% interest in the properties which it did not contribute to us in connection with the asset contribution. This interest is used to partially fund a loan loss guarantee by Arbor Commercial Mortgage. See “Arbor Commercial Mortgage’s Retained Interests in Our Investments” below.

       SMC Portfolio. We originated this $11.5 million mezzanine loan to SRH/LA Baltimore Properties L.P. in September 2003. The borrowers used the loan proceeds to refinance the existing mezzanine debt and make certain renovations to this 1,951-unit multi-family residential portfolio consisting of five properties in Baltimore, Maryland.

       The loan is secured by a pledge of the membership interests in the property owners as well as excess cash flow from another eight properties with first mortgage financing through Arbor Commercial Mortgage’s Fannie Mae DUS lending program. The loan is subordinate to $59.0 million of first mortgage liens held by third party lenders.

       The borrowers have the option to extend the term of the loan for three 12-month periods, the first of which requires a payment of additional interest of 1% of the outstanding principal balance upon such extension.

Preferred Equity Investments

       CDS Texas Portfolio. Arbor Commercial Mortgage made this preferred equity investment in December 1998 and contributed it to us upon consummation of the private placement. This investment facilitated the acquisition and renovation of a nine property portfolio (Sea Breeze, Autumn Manor, Malibu, Lake Crest, Santa Fe, La Mesa, Trevino, Apache Arms and Harvard) containing 1,347 units located in Austin and El Paso, Texas. The investment was originally funded in the amount of $11.3 million. Subsequently, the property owner refinanced Lake Crest, Trevino, and Apache Arms and sold Harvard to reduce the principal balance. As of March 31, 2004, the outstanding equity balance was $4.3 million. The properties are also security to debt amounting to $12.8 million held by third party lenders.

       Dutch Village Preferred Equity. Arbor Commercial Mortgage made this $7.1 million preferred equity investment in Dutch Village, LLC. We purchased this investment from Arbor Commercial Mortgage on July 1, 2003 with a portion of the net proceeds from the private placement. The investment proceeds were used to acquire a 544-unit multi-family apartment complex located in Baltimore, Maryland.

       Although the companies in which we have made this investment are required to redeem the preferred equity investment in November 2006, this date may be extended by the company upon the exercise of three one-year extension periods. Upon the redemption, either on the redemption date or prior to such date, of the preferred equity investment, the company is required to pay an additional return of 1.00% of the purchase price of the redeemed preferred interest. The property is subject to a first mortgage lien with a current unpaid principal balance of $11.7 million held by a third party lender.

       Schron Portfolio A. Arbor Commercial Mortgage made a $19.3 million preferred equity investment in Central Jersey Prime Holdings LLC in June 2003 and contributed it to us upon consummation of the private placement. Arbor Commercial Mortgage had originally invested in May 2000 and also had an investment with a related party which was combined with this investment in May 2003. The investment proceeds were originally used to acquire 13 multi-family properties located throughout the state of New Jersey.

       The investment must be repurchased in April 2005, although the owner has the option to extend this obligation for three one year periods with no additional return. The properties are subject to a first mortgage lien with a current unpaid principal balance of approximately $188.9 million.

       Arbor Commercial Mortgage holds an 18% interest in the properties which it did not transfer to us in connection with the asset contribution. This interest is used to partially fund a loan loss guarantee by Arbor Commercial Mortgage. See “Arbor Commercial Mortgage’s Retained Interests in Our Investments” below.

       Villages at Gateway. Arbor Commercial Mortgage made this $4.3 million preferred equity investment in February 2002 in BP-C0 4 Property Associates, LLC, the owner of a 764 unit multi family residential property in Denver, Colorado. Arbor Commercial Mortgage contributed this investment to us upon consummation of the private placement. The owner used the proceeds to acquire and renovate the property. The investment was originally made in two components of $1.5 million and $2.8 million, one of which was repurchased by the owner, leaving $2.8 million outstanding.

       The equity interest must be repurchased by the owner in March 2005, although the owner has the option to extend the repurchase date for two six-month extensions subject to an additional return of $126,000 for the first and $140,000 for the second extension. The property secures a first mortgage lien with a current unpaid principal balance of approximately $23.4 million.

       Upon repurchase of the interests, the owner must make an additional distribution, depending upon the year of repurchase: $100,240 during the first year, $300,160 during the second year and $529,760 during the third year and beyond. This additional distribution has not been accrued. Upon receipt of this additional distribution, we will allocate a portion of the amount received to our manager pro rata based on the time frame this investment was held by our manager prior to Arbor Commercial Mortgage’s asset contribution.

Other Investments

       Albion. Upon consummation of the private placement, Arbor Commercial Mortgage contributed to us the B note of a bifurcated bridge loan that it made to Albion Associates, LTD in August 1998. The borrower used the proceeds of the original loan to acquire and renovate a 96 room hotel in Miami Beach, Florida.

       The B note currently has an unpaid balance of approximately $2.0 million, bears interest at a fixed rate of 7.39%, is amortized over 30 years, and matures in September 2023. However, if the loan is not repaid by September 2008, the interest rate is increased by 5.00% and additional restrictions on the use of the borrower’s cash flow become effective. Pursuant to an agreement with the holder of the A note, a third party lender, the B note is subordinate to the A note with respect to the right to receive payments of interest and principal. In addition, following an event of default, the B note holder is subject to a standstill whereby the B note holder cannot exercise its remedies to realize upon the collateral until such time that all interest, principal, fees and costs are fully repaid to the A note holder.

Arbor Commercial Mortgage’s Retained Interests in Our Investments

       At the time of Arbor Commercial Mortgage’s origination of three of the assets contributed to us upon consummation of the private placement, the 333 East 34th Street and Schron B mezzanine loans and the Schron A preferred equity investment, each of the property owners related to these investments granted Arbor Commercial Mortgage participating interests that share in a percentage of the cash flows of the underlying properties. At the time Arbor Commercial Mortgage made the 130 West 30th Street bridge loan also contributed to us, Arbor Commercial Mortgage and the borrower also entered into a joint venture in which each partner contributed 50% of the capital and is equally entitled to share in the profits and losses of the venture. Upon contribution of these four investments to us, Arbor Commercial Mortgage retained its participating interests in the three investments and its interest in the joint venture with the borrower under the 130 West 30th Street bridge loan, which we refer to collectively as Arbor Commercial Mortgage’s retained interests. After each of the related investments is repaid or repurchased, Arbor Commercial Mortgage may realize value from the associated retained interests. Arbor Commercial Mortgage has agreed that if any portion of the outstanding amount of any of these four investments is not paid at the investment’s maturity or repurchase date, Arbor Commercial Mortgage will pay to us, subject to the limitation described below, the portion of the unpaid amount of the investments up to the total amount then received by Arbor Commercial Mortgage due to the realization of any retained interests associated with any other of the four investments. However, Arbor Commercial Mortgage will no longer be obligated to make such payments to us when the remaining accumulated principal amount of the four investments, collectively, falls below $5 million and none of the four investments is in default.

       The principal amount for each contributed investment protected by this payment obligation is equal to the principal balance of the investment at the time of contribution, plus the investment’s interest expense paid by us in cash since contribution, less the investment income and deferred interest or preferred return received by us in cash since contribution.

Investments in Mortgage Related Securities

       In March 2004, we purchased $57.4 million (including $0.1 million of purchased interest) of agency-sponsored whole loan pool certificates. Because of such purchase, at least 55% of our assets as of March 31, 2004 consisted of bridge loans, mortgage-related securities and loans secured by second mortgage liens on underlying property. We financed these purchases primarily through borrowings under our existing credit facilities. The percentage of our assets that we invest in agency-sponsored whole loan pool certificates may decrease if we determine that we do not need to purchase such certificates for purposes of meeting the 55% test required for exemption on exclusion from registration under the Investment Company Act. If the SEC takes a position or makes an interpretation favorable to us, we may have greater flexibility in the investments we make. The net proceeds of our recently completed initial public offering were initially used to repay indebtedness outstanding under our credit facilities. As we use the additional borrowing capacity created by this repayment to make new investments over the initial investment period following our initial public offering, the percentage of our assets that may be invested in first and second mortgage loans and mortgage-related securities as compared to other types of investments may vary.

       We may purchase agency-sponsored whole loan pool certificates containing both fixed rate and adjustable rate mortgages. The adjustable rate mortgages include adjustable-rate FHLMC ARM and FNMA ARM certificates, which generally have evidenced pools of mortgage loans with monthly, semi-annual or annual interest adjustments and GNMA ARM certificates, which adjust annually in relation to the Treasury index.

       Interests in pools of mortgage-related securities differ from other forms of bonds, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

       The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective maturity of the security beyond what was anticipated at the time of purchase. To the extent that unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of such security can be expected to increase.

       The yield and maturity characteristics of mortgage-related securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may normally be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. The relationship between prepayments and interest rates may give some mortgage-related securities less potential for growth in value than conventional fixed-income securities with comparable maturities. In addition, in periods of falling interest rates, the rate of prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by us will generally be at lower rates than the rates that were carried by the obligations that have been prepaid. Because of these and other reasons, a mortgage-related security’s total return and maturity may be difficult to predict precisely. To the extent that we purchase mortgage-related securities at a premium, prepayments (which may be made without penalty) may result in loss of our principal investment to the extent of premium paid.

  GNMA Certificates

       The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development.

GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration, or the FHA, or guaranteed by the Department of Veterans Affairs, or the VA.

       GNMA certificates that qualify as “real estate” under the Investment Company Act are backed by single-family mortgage loans. The interest rate paid on GNMA certificates may be a fixed rate or an adjustable rate. The interest rate on GNMA certificates issued under GNMA’s standard ARM program adjusts annually in relation to the Treasury index.

       Government-related guarantors (i.e., not backed by the full faith and credit of the United States government) include the Federal National Mortgage Association, or FNMA and the Federal Home Loan Mortgage Corporation, or FHLMC.

  FNMA Certificates

       FNMA is a privately-owned, federally-chartered corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA guarantees to the registered holder of a FNMA certificate that it will distribute amounts representing scheduled principal and interest on the mortgage loans in the pool underlying the FNMA certificate, whether or not received, and the full principal amount of any such mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of FNMA under its guarantees are solely those of FNMA and are not backed by the full faith and credit of the United States.

       FNMA certificates that qualify as “real estate” under the Investment Company Act are backed by pools of single-family mortgage loans. FNMA certificates may pay interest at a fixed rate or an adjustable rate. Each series of FNMA ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and FNMA’s guarantee fee. The specified index used in different series has included the Treasury Index, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, LIBOR and other indices. The majority of series of FNMA ARM certificates issued to date have evidenced pools of mortgage loans with monthly, semi-annual or annual interest rate adjustments.

  FHLMC Certificates

       FHLMC is a privately-owned government-sponsored enterprise created pursuant to an Act of Congress on July 24, 1970. The principal activity of FHLMC consists of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of guaranteed mortgage-backed securities. FHLMC guarantees to each holder of FHLMC certificates the timely payment of interest at the applicable pass-through rate and ultimate collection of all principal on the holder’s pro rata share of the unpaid principal balance of the related mortgage loans, but does not guarantee the timely payment of scheduled principal of the underlying mortgage loans. The obligations of FHLMC under its guarantees are solely those of FHLMC and are not backed by the full faith and credit of the United States.

       FHLMC certificates that qualify as “real estate” under the Investment Company Act are backed by pools of single-family mortgage loans. FHLMC certificates may pay interest at a fixed rate or an adjustable rate. The interest rate paid on adjustable-rate FHLMC certificates, or FHLMC ARMs adjusts periodically within 60 days prior to the month in which the interest rates on the underlying mortgage loans adjust. The interest rates paid on certificates issued under FHLMC’s standard ARM programs adjust in relation to the Treasury index. Other specified indices used in FHLMC ARM programs include the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, LIBOR and other indices. Interest rates paid on fully-indexed FHLMC ARM certificates equal the applicable index rate plus a specified number of basis points. The majority of series of FHLMC ARM certificates issued to date have evidenced pools of mortgage loans with monthly, semi-annual or annual interest adjustments.

Operations

Our Manager’s Investment Services

       Under the management agreement, Arbor Commercial Mortgage is responsible for sourcing originations, providing underwriting services and processing approvals for all loans and other investments in our portfolio. Arbor Commercial Mortgage also provides certain administrative loan servicing functions with respect to our loans and investments. We are able to capitalize on Arbor Commercial Mortgage’s well established operations and services in each of these areas as described below.

Origination

       Our manager will source the origination of most of our investments. Arbor Commercial Mortgage serves its markets directly through its network of 14 sales offices located in Atlanta, Georgia; Bethesda, Maryland; Bloomfield Hills, Michigan; Boca Raton, Florida; Boston, Massachusetts; Chicago, Illinois; Dallas, Texas; Denver, Colorado; Los Angeles, California; Rochester, New York; San Clement, California; New York, New York; San Francisco, California; and Uniondale, New York. These offices are staffed by approximately 20 loan originators, each of which are employed by our manager, who solicit property owners, developers and mortgage loan brokers. In some instances the originators accept loan applications meeting our underwriting criteria from a select group of mortgage loan brokers. While a large portion of Arbor Commercial Mortgage’s marketing effort occurs at the branch level, Arbor Commercial Mortgage also markets its products in industry publications and targeted direct mailings. Our manager markets structured finance products as our product offerings using the same methods.

       Once potential borrowers have been identified, Arbor Commercial Mortgage determines which financing products best meet the borrower’s needs. Loan originators in every branch office are able to offer borrowers the full array of Arbor Commercial Mortgage’s financing products and our structured finance products. After identifying a suitable product, Arbor Commercial Mortgage works with the borrower to prepare a loan application. Upon completion by the borrower, the application is forwarded to Arbor Commercial Mortgage’s underwriters for due diligence. See “— Underwriting” below.

Underwriting

       Our manager’s loan originators work in conjunction with underwriters who are also employed by our manager. These underwriters have the responsibility to perform due diligence on all proposed transactions prior to loan approval and commitment. Upon receipt of each new loan application, the underwriter analyzes it in accordance with the guidelines set forth below in order to determine the loan’s conformance and suitability with respect to those guidelines. In general, Arbor Commercial Mortgage’s underwriting guidelines require it to evaluate the following:

•	the historic and in place property revenues and expenses;

•	the potential for near term revenue growth and opportunity for expense reduction and increased operating efficiencies; the property’s location, its attributes and competitive position within its market;

•	the proposed ownership structure, financial strength and real estate experience of the borrower and property management; third party appraisal, environmental and engineering studies;

•	market assessment, including property inspection, review of tenant lease files, surveys of property comparables and an analysis of area economic and demographic trends; review of an acceptable mortgagee’s title policy and an “as built” survey;

•	construction quality of the property to determine future maintenance and capital expenditure requirements; and

•	the requirements for any reserves, including those for immediate repairs or rehabilitation, replacement reserves, tenant improvement and leasing commission costs, real estate taxes and property casualty and liability insurance.

       Key factors considered in credit decisions include, but are not limited to, debt service coverage, loan to value ratios and property, financial and operating performance. Consideration is also given to other factors, such as additional forms of collateral and identifying likely strategies to effect repayment. Arbor Commercial Mortgage will refine its underwriting criteria based upon actual loan portfolio experience and as market conditions and investor requirements evolve.

Investment Approval Process

       Arbor Commercial Mortgage applies its established investment approval process to all loans and other investments proposed for our portfolio before submitting each proposal to us for final approval. A written report is generated for every loan or other investment that is submitted to Arbor Commercial Mortgage’s seven member credit committee for approval. The presentation includes a description of the prospective borrower and any guarantors, the collateral and the proposed use of investment proceeds, as well as borrower and property consolidated financial statements and analysis. In addition, the presentation summarizes an analysis of borrower liquidity, net worth, cash investment, income, credit history and operating experience. If the transaction is approved by a majority of Arbor Commercial Mortgage’s credit committee, it is presented for approval to our credit committee, which consists of our chief executive officer, our chief credit officer, our executive vice president of structured finance and our executive vice president of asset management. All transactions require the approval of a majority of the members of our credit committee, including the vote of our executive vice president of structured finance.

       Following the approval of any such transaction, Arbor Commercial Mortgage’s underwriting and servicing departments, together with our asset management group, assure that all loan approval terms have been satisfied and that they conform with lending requirements established for that particular transaction. If our credit committee and independent directors reject the loan and the independent directors allow Arbor Commercial Mortgage or one of its affiliates to pursue it, Arbor Commercial Mortgage will have the opportunity to execute the transaction. See “Our Manager and the Management Agreement — The Management Agreement — Rights of First Refusal.”

Servicing

       Arbor Commercial Mortgage services our loans through its internal servicing operations. Our manager currently services an expanding portfolio, consisting of approximately 550 loans with outstanding balances of $3.2 billion through its loan administration department in Buffalo, New York. Arbor Commercial Mortgage’s loan servicing operations are designed to provide prompt customer service and accurate and timely information for account follow up, financial reporting and management review. Following the funding of an approved loan, all pertinent loan data is entered into Arbor Commercial Mortgage’s data processing system, which provides monthly billing statements, tracks payment performance and processes contractual interest rate adjustments on variable rate loans. Our manager utilizes the operations of its loan administration department to service our portfolio with the same efficiency, accuracy and promptness. Arbor Commercial Mortgage also works closely with our asset management group to ensure the appropriate level of customer service and monitoring of these loans.

Our Asset Management Operations

       Our asset management group is comprised of nine employees that comprised the asset management group at Arbor Commercial Mortgage. The experience and depth of services of the asset management group enabled Arbor Commercial Mortgage to improve the credit quality and yield of its structured finance investments. The asset management group, while at Arbor Commercial Mortgage, was responsible for managing over $2.5 billion in assets consisting of more than 500 real estate related investments for Arbor Commercial Mortgage. The asset management group has successfully managed numerous transactions, including complex restructurings, refinancings and asset dispositions. Through active participation in the financing and structuring strategies of transactions, many of these transactions have directly created value by generating excess cash flow or by enhancing asset values. Other transactions have dramatically reduced Arbor Commercial Mortgage’s financial exposure.

       The professionals that are part of this group are experienced in managing and servicing many types and classes of assets. Because each property and loan is unique, the asset management group, at the point of origination, customizes an asset management plan with the origination and underwriting teams to track the asset from origination through disposition. The asset management group is committed to effectively communicating to senior management the status of transactions against a pre-established plan, enhancing and preserving capital, as well as avoiding litigation and potential exposure. The asset management group also performs frequent site inspections, conducts meetings with borrowers and evaluates and participates in the budgeting process, financial review of operations and the asset’s renovation plans.

       Effective asset and portfolio management is essential to maximizing the performance and value of a real estate/ mortgage investment. The asset management group monitors each investment’s operating history and assesses potential financial performance to accurately evaluate and ultimately improve operations and financial viability. As an asset and portfolio manager, the asset management group focuses on increasing the productivity of on site property managers and leasing brokers as well. The asset management group also monitors local economic trends, rental and occupancy rates and property competitiveness within its market.

       Accurate identification of an investment’s current issues and each stockholder’s objectives is important in the loan workout and restructuring process. Since existing management may not have the requisite expertise to effectively implement and manage the workout process, the asset management group determines current operating and financial status of an asset or portfolio and performs liquidity analysis of properties and ownership entities and then identifies and evaluates alternatives in order to maximize the value of an investment.

       Our asset management group continues to provide its services to Arbor Commercial Mortgage on a limited basis pursuant to an asset management services agreement between Arbor Commercial Mortgage and us. The asset management services agreement will be effective throughout the term of our management agreement and during the origination period described in the management agreement. In the event the services provided by our asset management group pursuant to this agreement exceed by more than 15% per quarter the level anticipated by our board of directors, we will negotiate in good faith with our manager an adjustment to our manager’s base management fee under the management agreement, to reduce the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group.

Operating Policies and Strategies

Capital and Leverage Policies

       Currently, we are financing our acquisition of mortgage assets through the proceeds of the private placement and through borrowings under our credit facility. In the future, we will finance our acquisition of mortgage assets primarily by borrowing against or “leveraging” our existing portfolio and using the proceeds to acquire additional mortgage assets. We expect to incur debt such that we will maintain an equity to assets ratio of up to 20%, although the actual ratio may be lower from time to time depending on market conditions and other factors deemed relevant by our manager. Our charter and bylaws do not limit the amount of indebtedness we can incur, and the board of directors has discretion to deviate from or change our indebtedness policy at any time. However, we intend to maintain an adequate capital base to protect against various business environments in which our financing and hedging costs might exceed interest income (net of credit losses) from our investments. These conditions could occur, for example, due to credit losses or when, due to interest rate fluctuations, interest income on our investments lags behind interest rate increases in our borrowings, which are expected to be predominantly variable rate. See “Risk Factors — Risks Related to Our Business.”

Liabilities

       Our investments are financed primarily at short term borrowing rates through warehouse lines of credit, repurchase agreements, loan agreements, commercial paper borrowings and other credit facilities with institutional lenders. Although we expect that commercial warehouse lines of credit and repurchase agreements will be the principal means of leveraging our investments, we may issue preferred stock or secured or unsecured notes of any maturity if it appears advantageous to do so. We have substantially similar credit facilities as those used by Arbor Commercial Mortgage to finance the initial assets. These credit facilities are further described under “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Arbor Realty Trust, Inc. and Subsidiaries — Liquidity and Capital Resources — Sources of Liquidity.”

Credit Risk Management

       We are exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. We originate or purchase mortgage loans that meet minimum debt service coverage standards established by us. Arbor Commercial Mortgage, as our manager, and our chief credit officer review and monitor credit risk and other risks of loss associated with each investment. In addition, Arbor Commercial Mortgage seeks to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our board of directors monitors the overall portfolio risk and reviews levels of provision for loss.

Asset/ Liability Management

       To the extent consistent with our election to qualify as a REIT, we follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets.

Hedging Activities

       Although Arbor Commercial Mortgage has not found it advantageous to enter into hedging transactions in the past, we may enter into such transactions in the future to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as Arbor Commercial Mortgage determines is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our status as a REIT. In general, income from hedging transactions does not constitute qualifying income under current law for purposes of the REIT gross income requirements. To the extent, however, that we enter into a hedging contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income that we derive from the contract would be qualifying income for purposes of the REIT 95% gross income test, but not for the 75% gross income test. See “Federal Income Tax Considerations — Taxation of Arbor Realty — Derivatives and Hedging Transactions.” Arbor Commercial Mortgage may elect to have us bear a level of interest rate risk that could otherwise be hedged when it believes, based on all relevant facts, that bearing such risk is advisable.

Disposition Policies

       Although there are no current plans to dispose of properties or other assets within our portfolio, Arbor Commercial Mortgage evaluates our asset portfolio on a regular basis to determine if it continues to satisfy our investment criteria. Subject to certain restrictions applicable to REITs, Arbor Commercial Mortgage may cause us to sell our investments opportunistically and use the proceeds of any such sale for debt reduction, additional acquisitions or working capital purposes.

Equity Capital Policies

       Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Our existing stockholders, including stockholders purchasing in the concurrent offerings, will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. See “Description of Stock.” We may in the future issue common stock in connection with acquisitions. We also may issue units of partnership interest in our operating partnership in connection with acquisitions of property.

       We may, under certain circumstances, repurchase our common stock in private transactions with our stockholders, if those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT, for so long as the board of directors concludes that we should remain a REIT.

Conflicts of Interest Policies

       We, our executive officers and Arbor Commercial Mortgage face conflicts of interests because of our relationships with each other. Mr. Ivan Kaufman is our chief executive officer and the chief executive officer of Arbor Commercial Mortgage and serves on our credit committee and Mr. Kaufman and the Kaufman entities own approximately 88% of the outstanding membership interests of Arbor Commercial Mortgage. Mr. Frederick C. Herbst is our chief financial officer and the chief financial officer of Arbor Commercial Mortgage. In addition, Mr. Herbst, two of our executive vice presidents, Mr. Fred Weber and Mr. Daniel M. Palmier, and two of our directors, Mr. Joseph Martello and Mr. Walter Horn, have minority ownership interests in Arbor Commercial Mortgage, and Mr. Martello serves as the trustee of a trust through which Mr. Kaufman owns the majority of his ownership interest in Arbor Commercial Mortgage and co-trustee of another Kaufman entity that owns an equity interest in Arbor Commercial Mortgage.

       We have implemented several policies, through board action and through the terms of our constituent documents and of our agreements with Arbor Commercial Mortgage, to help address these conflicts of interest:

•	Our charter requires that a majority of our board of directors be independent directors and that only our independent directors make any determinations on our behalf with respect to the relationships or transactions that present a conflict of interest for our directors or officers.

•	Our board of directors has adopted a policy that decisions concerning our management agreement with Arbor Commercial Mortgage, including termination, renewal and enforcement thereof or our participation in any transactions with Arbor Commercial Mortgage or its affiliates outside of the management agreement, including our ability to purchase securities and mortgage or other assets from or to sell securities and assets to Arbor Commercial Mortgage, must be reviewed and approved by a majority of our independent directors.

•	Our management agreement provides that our determinations to terminate the management agreement for cause or because the management fees are unfair to us or because of a change in control of our manager will be made by a majority vote of our independent directors.

•	Our independent directors will periodically review the general investment standards established for Arbor Commercial Mortgage under the management agreement.

•	Our management agreement with Arbor Commercial Mortgage provides that Arbor Commercial Mortgage may not assign duties under the management agreement, except to certain affiliates of Arbor Commercial Mortgage, without the approval of a majority of our independent directors.

•	Our management agreement provides that decisions to approve or reject investment opportunities rejected by our credit committee that Arbor Commercial Mortgage or Mr. Kaufman wish to pursue will be made by a majority of our independent directors.

Other Policies

       We intend to operate in a manner that will not subject us to regulation under the Investment Company Act. We may invest in the securities of other issuers for the purpose of exercising control over such issuers and underwrite securities of other issuers, particularly in the course of disposing of their assets.

Future Revisions in Policies and Strategies

       Our board of directors has approved the investment guidelines and the operating policies and the strategies set forth in this prospectus. The board of directors has the power to modify or waive these policies and strategies, or amend our agreements with Arbor Commercial Mortgage, without the consent of our stockholders to the extent that the board of directors (including a majority of our independent directors) determines that such modification or waiver is in our best interest or the best interest of our stockholders. Among other factors, developments in the market that either affect the policies and strategies mentioned herein or that change our assessment of the market may cause our board of directors to revise its policies and strategies. However, if such modification or waiver involves the relationship of, or any transaction between, us and our manager or any affiliate of our manager, the approval of a majority of our independent directors is also required. We may not, however, amend our charter to change the requirement that a majority of our board consist of independent directors or the requirement that our independent directors approve related party transactions without the approval of two thirds of the votes entitled to be cast by our stockholders.

Our Operating Partnership

       We have organized Arbor Realty Limited Partnership, our operating partnership, as a limited partnership under the Delaware Revised Uniform Limited Partnership Act. We serve as the sole general partner of our operating partnership, and own approximately an 83% partnership interest in our operating partnership represented by operating partnership units that we obtained in exchange for our contribution of the net proceeds of the private placement to our operating partnership. The remaining 17% partnership interest in our operating partnership is owned by Arbor Commercial Mortgage. In exchange for the contribution of the initial assets to our partnership, Arbor Commercial Mortgage received approximately 3.1 million operating partnership units and 629,345 warrants, each of which entitles Arbor Commercial Mortgage to purchase one additional operating partnership unit for two years from the date of issue. Arbor Commercial Mortgage’s operating partnership units, including units issued upon exercise of the warrants, each is paired to one share of our special voting preferred stock and is redeemable, at the option of Arbor Commercial Mortgage, for cash, or at our election, our common stock, generally on a one for one basis, at any time after the earlier of (1) two years following the closing of the private placement and (2) six months (180 days) following the effectiveness of the registration statement of which this prospectus is a part. However, Arbor Commercial Mortgage is limited at any given time to redeeming (whether for cash or stock) a number of units such that, if we were to issue shares of our common stock to satisfy the redemption right, Arbor Commercial Mortgage would not exceed the REIT-related ownership limitations contained in our charter.

Competition

       Our net income depends, in large part, on our manager’s ability to originate structured finance investments with spreads over our borrowing costs. In originating these investments, our manager competes with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities, some of which may have greater financial resources and lower costs of capital available to them. In addition, there are numerous mortgage REITs with asset acquisition objectives similar to ours, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of structured finance assets suitable for purchase by us. Competitive variables include market presence and visibility, size of loans offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential loans, our origination volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although management believes that we are well positioned to continue to compete effectively in each facet of our business, there can be no assurance that we will do so or that we will not encounter further increased competition in the future that could limit its ability to compete effectively.

Employees

       We currently have eleven employees, including Mr. Kovarik, our chief credit officer, Mr. Weber, our executive vice president of structured finance, Mr. Palmier, our executive vice president of asset management, and a eight person asset management group. Mr. Kaufman, who serves as our chief executive officer and Mr. Herbst, who serves as our chief financial officer, each of whom is a full time employee of our manager, perform the duties required pursuant to the management agreement with our manager and our bylaws.

Legal Proceedings

       We are not involved in any litigation nor, to our knowledge, is any litigation threatened against us.

       Mr. Kaufman and entities controlled by Mr. Kaufman, but unrelated to us and our manager, are involved in certain litigation actions in connection with the development and operation by those entities of a gaming casino in northern New York State on behalf of the St. Regis Mohawk Indian Tribe. Mr. Kaufman and those entities have instituted litigation actions to recover damages and monies owed pursuant to contracts and are also vigorously defending various actions subsequently brought by others relating to the gaming casino. Neither we nor our manager is a party to any of these actions and we do not believe these actions will have a material adverse effect on us or our manager.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

Manager

       We have chosen to be externally managed by Arbor Commercial Mortgage to take advantage of the existing business relationships, operational and risk management systems, expertise and economies of scale associated with Arbor Commercial Mortgage’s current business operations. Arbor Commercial Mortgage is a national commercial real estate finance company, which was founded in 1993 as a subsidiary of Arbor National Holdings, which was primarily an originator and servicer of single-family residential mortgage loans. Our chief executive officer, Mr. Ivan Kaufman, is also Arbor Commercial Mortgage’s chief executive officer and controlling equity owner, and was the co-founder, chairman and majority stockholder of Arbor National Holdings. Under Mr. Kaufman’s direction, Arbor National Holdings grew to 25 branches in 11 states and funded more than $4 billion in loans in its last full year of operations. Arbor National Holdings became a public company in 1992 and was sold to BankAmerica in 1995. As chairman and chief executive officer of Arbor National Holdings, Mr. Kaufman developed significant experience operating and managing a publicly traded company.

       In connection with the sale of Arbor National Holdings, Mr. Kaufman purchased its commercial mortgage lending operations and the rights to the “Arbor Commercial Mortgage” name and retained a significant portion of Arbor National Holdings’ senior management team. This senior management team has guided Arbor Commercial Mortgage’s growth from a company originally capitalized with approximately $8.0 million, to its equity value, including its partnership interest in Arbor Realty Limited Partnership, of approximately $64 million as of December 31, 2003. Arbor Commercial Mortgage is now a full service provider of financial services to owners and developers of commercial and multi-family real estate properties. Arbor Commercial Mortgage has derived revenue from the origination for sale and servicing of government-sponsored and conduit mortgage loans for commercial and multi-family real estate properties as well as from the origination of structured finance loans and investments. Arbor Commercial Mortgage originated over $800 million in government-sponsored and conduit mortgage loans in 2003. Arbor Commercial Mortgage originated over $115 million in structured finance investments from the beginning of 2003 until the contribution of the majority of its structured finance portfolio to us in July 2003. Arbor Commercial Mortgage is currently servicing a portfolio with a principal balance of $3.2 billion, including loans serviced for Arbor Realty Limited Partnership.

       Our primary business will be investing in structured finance loans and investments. We do not intend to originate or service government-sponsored investment grade assets, but we may invest in such assets in the future.

       Arbor Commercial Mortgage’s executive officers and employees have extensive experience in originating and managing structured commercial real estate investments. The senior management team has an average of over 20 years experience in the financial services industry. Arbor Commercial Mortgage currently has 129 employees spread among its corporate headquarters in Uniondale, New York and 14 offices located throughout the United States.

       At March 31, 2004, Mr. Kaufman and the Kaufman entities together beneficially owned approximately 88% of the outstanding membership interests in Arbor Commercial Mortgage. Our chief financial officer, our executive vice presidents of structured finance and asset management and our secretary collectively own an approximately 3.5% membership interest in Arbor Commercial Mortgage. One of our directors, Mr. Martello, owns an approximately 1.3% membership interest in Arbor Commercial Mortgage and serves as the trustee of one of the Kaufman entities that owns a majority of the outstanding membership interests in Arbor Commercial Mortgage and co-trustee of another Kaufman entity that owns an equity interest in Arbor Commercial Mortgage. In exchange for Arbor Commercial Mortgage’s contribution of the initial assets and related liabilities to our operating partnership, our operating partnership issued to Arbor Commercial Mortgage approximately 3.1 million units of limited partnership interest and 629,345 warrants to purchase additional units of limited partnership interest at an initial exercise price of $15.00 each, each of which are redeemable, at our election, for cash or one share of our common stock. Each of the approximately 3.1 million operating partnership units received by Arbor

Commercial Mortgage, is paired with one share of our special voting preferred stock that has one vote on all matters submitted to a vote of the stockholders.

       We have granted our non-employee executive officers and other employees of our manager who provide services to us awards of 128,500 shares of restricted stock in the aggregate, representing 0.8% of the number of shares of common stock currently outstanding. Our manager and its employees have a total beneficial ownership in our common stock of approximately 33%, taking into account (1) operating partnership units that are held of record by Arbor Commercial Mortgage and that may be acquired by Arbor Commercial Mortgage upon exercise of warrants for additional operating partnership units, (2) the restricted stock awards to certain executive officers and employees of our manager who provide services to us and (3) units purchased in the private placement by such individuals and others affiliated with our manager. Our manager is entitled to receive an annual base management fee from us and may receive incentive compensation based on certain performance criteria and certain other fees.

       The executive offices of our manager are located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553 and the telephone number of its executive offices is (516) 832-8002.

Officers of Our Manager

       The following table sets forth certain information with respect to the executive officers of our manager.

Name	Age	Position with Our Manager

Ivan Kaufman	43	Chief Executive Officer and President
Frederick C. Herbst	47	Chief Financial Officer
Ronald D. Gaither	46	Chief Operating Officer
Walter K. Horn	61	General Counsel
John Caulfield	39	Senior Vice President — Capital Markets

       Ivan Kaufman. Mr. Kaufman has served as our chairman of the board, chief executive officer and president since June 2003. Mr. Kaufman has been chief executive officer and president of Arbor Commercial Mortgage since its inception in 1993. In 1983, he co-founded a predecessor of Arbor National Holdings and its residential lending subsidiary, Arbor National Mortgage Inc. which became a public company in 1992 and was sold to BankAmerica in 1995. As chairman and chief executive officer of Arbor National Holdings, Mr. Kaufman developed significant experience operating and managing a publicly traded company. From January 1998 to April 2000, Mr. Kaufman was also the president of Massena Management, LLC, the general partner of President R.C.-St. Regis Management Company, which entered into a management agreement with the St. Regis Mohawk Tribe to finance, construct and manage a casino on the tribe’s reservation in Hogansburg, New York. Mr. Kaufman was named regional “Entrepreneur of the Year” by Inc. Magazine for outstanding achievements in financial services in 1990. He was appointed to the National Advisory Board of Fannie Mae in 1994. Mr. Kaufman has also served on Fannie Mae’s regional advisory and technology boards, as well as the board of directors of the Empire State Mortgage Bankers Association.

       Frederick C. Herbst. Mr. Herbst has served as our chief financial officer and treasurer since June 2003. Mr. Herbst has been chief financial officer of Arbor Commercial Mortgage since joining the company in November 1999. He is a member of Arbor Commercial Mortgage’s executive committee and is responsible for all aspects of Arbor Commercial Mortgage’s financial operations, including financial reporting, tax planning, budgeting and the appropriate utilization of Arbor Commercial Mortgage’s capital. From October 1998 until he joined Arbor Commercial Mortgage in November 1999, Mr. Herbst was chief financial officer with The Hurst Companies, Inc., where he was responsible for all financial operations, including financial reporting, budgeting and banking relationships. Previously, Mr. Herbst was controller with The Long Island Savings Bank, FSB, vice president finance with Eastern States Bankcard Association and senior manager with Ernst & Young. Mr. Herbst became a certified public accountant in 1983.

       Ronald D. Gaither. Mr. Gaither is a member of Arbor Commercial Mortgage’s executive committee and is the senior credit officer. Before joining Arbor Commercial Mortgage in March 1999, he was the chief credit officer for PNC Mortgage Corporation in Chicago. During his tenure, he served on the board of directors of PNC Mortgage Reinsurance Corporation. Mr. Gaither also served on the Affordable Housing Advisory Board with Freddie Mac. Mr. Gaither has held senior management positions with Amerin Guaranty, Prudential Home Mortgage and First Union National Bank.

       Walter K. Horn. Mr. Horn has served as our secretary, general counsel and one of our directors since his appointment in November 2003. Mr. Horn is also a member of Arbor Commercial Mortgage’s executive committee and is responsible for providing all legal services for Arbor Commercial Mortgage. Previously, Mr. Horn was general counsel with Arbor National Holdings from 1991 until its sale in 1995 and has continued in a similar capacity with Arbor Commercial Mortgage. From January 1998 to April 2000, Mr. Horn was the general counsel and secretary of Massena Management, LLC, the general partner of President R.C.-St. Regis Management Company, which entered into a management agreement with the St. Regis Mohawk Tribe to finance, construct and manage a casino on the tribe’s reservation in Hogansburg, New York. Mr. Horn’s experience also includes serving as general counsel with Resource One, Inc. and Long Island Trust Company.

       John Caulfield. Mr. Caulfield is a member of Arbor Commercial Mortgage’s executive committee and is responsible for all capital markets activities, including interest rate, risk management and secondary marketing activities for Arbor Commercial Mortgage. Mr. Caulfield’s responsibilities include the pricing and selling of Fannie Mae MBS/ DUS and conduit loans and managing Arbor Commercial Mortgage’s pipeline to ensure timely underwriting and funding. Before joining Arbor Commercial Mortgage in 1995, Mr. Caulfield was vice president of secondary marketing with Arbor National Holdings.

The Management Agreement

       We and our operating partnership entered into a management agreement with Arbor Commercial Mortgage, pursuant to which Arbor Commercial Mortgage has agreed to provide us with structured finance investment opportunities and loan servicing as well as other services necessary to operate our business. We employ only three executive officers and eight individuals who provide asset management services for our portfolio of investments. Our chief executive officer, chief financial officer and our secretary are not our employees. We rely to a significant extent on the facilities and resources of our manager to conduct our operations.

       The management agreement requires our manager to manage our business affairs in conformity with the policies and the general investment guidelines that are approved and monitored by our board of directors. Our manager’s management is under the direction of our board of directors.

       Our directors will periodically review the investment guidelines and our investment portfolio but do not review each proposed investment. In conducting their periodic reviews, the directors rely on information provided to them by our manager. Transactions entered into by our manager may be difficult or impossible to unwind by the time they are reviewed by the directors.

       Mr. Kaufman, our chairman and chief executive officer, and Mr. Herbst, our chief financial officer, also serve as chief executive officer and chief financial officer, respectively, of our manager, and we were formed by our manager. As a result, the management agreement was not negotiated at arm’s length and its terms, including fees payable, may not be as favorable to us as if the agreement had been negotiated with an unaffiliated third party. In addition, Walter Horn, who is the general counsel of our manager, became our secretary after the private placement.

Management Services

       Pursuant to the terms of the management agreement, our manager is required to provide a dedicated management team, including a chief executive officer, chief financial officer and secretary, Messrs. Kaufman, Herbst and Horn, respectively, to provide the management services to us, the members of which team will devote such of their time to the management of us as our independent directors reasonably deem necessary and appropriate, commensurate with our level of activity from time to time.

       Our manager is responsible for our day to day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, including, without limitation, the services described below.

Management Oversight

•	Providing executive and administrative personnel, office space and office services required in rendering services to us;

•	Administering our day to day operations and functions necessary to our management as may be agreed upon by our manager and the board of directors, including the collection of interest, fee and other income, the payment of our debts and obligations, the payment of dividends or distributions to our stockholders and maintenance of appropriate back office infrastructure to perform such administrative functions;

•	Serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations for the approval of our board of directors;

•	Counseling us in connection with policy decisions to be made by our board of directors;

•	Using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be reasonable and customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•	Advising us as to our capital structure and capital raising;

•	Coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co investment partners;

•	Communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	Handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day to day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors; and

•	Evaluating and recommending to our board of directors, and engaging in potential hedging activities on our behalf, consistent with our status as a REIT and with the investment guidelines.

Origination and Investment Expertise

•	Building borrower relationships, originating investment opportunities with those borrowers and analyzing and underwriting possible investment opportunities for eventual submission to our credit committee;

•	Assisting us in developing criteria for investment commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate and other real estate related assets; and

•	Investing or reinvesting any money of ours, including investing in short term investments pending investment in long term asset investments.

Regulatory Compliance

•	Assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all consolidated financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act;

•	Taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the REIT provisions of the Code and the Treasury Regulations promulgated thereunder;

•	Counseling us regarding the maintenance of our status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the Treasury Regulations promulgated thereunder;

•	Causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Code and the Treasury Regulations promulgated thereunder and to conduct quarterly compliance reviews with respect thereto;

•	Counseling us regarding the maintenance of our exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from that Act;

•	Causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses; and

•	Using commercially reasonable efforts to cause us to comply with all other applicable laws.

       Pursuant to the management agreement, our manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow our managers’ advice or recommendations. Our manager, its directors and its officers are not liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders for acts performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or breach of their duties under the management agreement and except for claims by manager’s employees relating to the terms and conditions of their employment. Pursuant to the management agreement, we agree to indemnify our manager, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our manager not constituting bad faith, willful misconduct, gross negligence, or breach of duties, performed in good faith in accordance with and pursuant to the management agreement but excluding claims by the manager’s employees relating to the terms and conditions of their employment. Our manager agrees to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our manager constituting bad faith, willful misconduct, gross negligence or breach of its duties under the management agreement and any claims by the manager’s employees relating to the terms and conditions of their employment. Our manager also carries errors and omissions and other customary insurance.

Term

The management agreement has an initial term of two years and is renewable automatically for an additional one year period every year thereafter, unless terminated with six months’ prior written notice.

Our Termination Rights

After the initial two-year term, we will be able to terminate the management agreement without cause for any reason upon six months’ prior written notice to Arbor Commercial Mortgage. If we terminate the management agreement without cause, or we give Arbor Commercial Mortgage notice of non-renewal, in order to manage our operations internally, we will be required to pay our manager a termination fee equal to the base management fee and the incentive compensation earned during the 12-month period preceding the termination. If, without cause, we terminate the management agreement or elect not to renew it for any other reason, including a change of control of us but excluding a change in control of our manager, we will be required to pay a termination fee equal to two times the base management fee and the incentive compensation earned during the 12-month period preceding the termination.

       Notwithstanding the paragraph above, if we provide our six month notice of termination without cause because our independent directors have determined that the management fees are unfair, then Arbor Commercial Mortgage may agree to perform its management services at the fees our independent directors determine to be fair and the management agreement will not terminate. If Arbor Commercial Mortgage does not agree to perform its management services for those fees, or if Arbor Commercial Mortgage so agrees but then gives us notice that it wishes to renegotiate the fees, then we and Arbor Commercial Mortgage must negotiate in good faith and if we cannot agree on a revised fee structure at the end of our six-month notice period, the agreement will terminate and we must pay the termination fees described above.

       We also have the right to terminate the management agreement for cause upon prior written notice to Arbor Commercial Mortgage with the approval of our board of directors including the consenting vote of a majority of our independent directors. In such a case, we would not be required to pay a termination fee. “Cause” is defined as fraud, misappropriation of funds, willful violation of the management agreement, gross negligence, breach by our manager of a material term of the management agreement that is not timely cured, the removal by us of Mr. Ivan Kaufman as our chief executive officer for cause, or a change in control of our manager (other than a change in control because of a public offering of our manager).

Arbor Commercial Mortgage’s Termination Rights

       Arbor Commercial Mortgage has the right to terminate the management agreement (effective upon expiration of the cure period) upon a breach of a material term of the management agreement by us that is not timely cured. Arbor Commercial Mortgage also has the right to terminate the management agreement after the initial two-year term without cause on six months’ prior written notice to us. Except in connection with a change in control of Arbor Commercial Mortgage within the first three years as described below, Arbor Commercial Mortgage will not be obligated to pay us a termination fee if it terminates or elects not to renew the management agreement.

Change of Control of Arbor Commercial Mortgage

       Within the initial two-year term and the first one-year renewal term of the management agreement, if:

•	Arbor Commercial Mortgage or its successor elects not to renew or to terminate the management agreement within two years after a change in control of Arbor Commercial Mortgage or the execution of an agreement that will cause a change in control of Arbor Commercial Mortgage, or

•	Arbor Commercial Mortgage gives us a notice of non-renewal or termination, then experiences a change of control or executes an agreement that will cause a change in control of Arbor Commercial Mortgage in one year, then Arbor Commercial Mortgage or its successor will have to pay us a fee in an amount equal to two times the base management fee and the incentive compensation earned during the 12-month period preceding the termination or non renewal notice.

We are able to terminate the management agreement upon 30 days’ prior written notice to Arbor Commercial Mortgage, without payment of a fee, if:

•	Mr. Kaufman is no longer chief executive officer of Arbor Commercial Mortgage, but not by reason of his death, disability or incapacity, or

•	a change of control of Arbor Commercial Mortgage occurs.

       As defined in the management agreement, change of control of Arbor Commercial Mortgage shall not include any public offering of the capital stock of Arbor Commercial Mortgage.

Assignment

       Neither we nor Arbor Commercial Mortgage are able to assign its rights or obligations under the management agreement without the consent of the other party. However, Arbor Commercial Mortgage may, without our consent, assign the management agreement to an “affiliate” (meaning any entity controlling, controlled by or under common control with Arbor Commercial Mortgage, and “control” means the direct or indirect ownership of at least 51% of the beneficial equity interests and voting power of such entity) whose day to day business and operations are managed and supervised by Mr. Kaufman, provided that Arbor Commercial Mortgage shall be fully responsible to us for all errors or omissions of such assignee. Our manager is also be permitted to subcontract or assign certain of its duties under the management agreement to any affiliate of our manager that meets the foregoing qualification.

Management Fees and Incentive Compensation

       Since we employ only three executive officers and eight other employees, we rely to a significant extent on the facilities and resources of our manager to conduct our operations. For performing services under the management agreement, Arbor Commercial Mortgage receives a base management fee and incentive compensation calculated as described below. Our manager uses the proceeds from its base management fee in part to pay compensation to its officers and employees who, notwithstanding that some of them are also our officers, receive no direct compensation from us, other than restricted stock that may be granted pursuant to our stock incentive plan.

       Base Management Fee. Our manager receives an annual base management fee based on the equity of our operating partnership, as further discussed below. The amount of the base management fee does not depend of the performance of the services provided by our manager or the types of assets its selects for our investment, but the value of our operating partnership’s equity will be affected by the performance of these assets. The base management fee is payable monthly in arrears in cash, calculated monthly as a percentage of our equity and equal to 0.75% per annum of the equity up to $400 million, 0.625% per annum of the equity between $400 million and $800 million and 0.50% per annum of the equity in excess of $800 million. For purposes of calculating the base management fee, the term “equity” means the month end value computed in accordance with generally accepted accounting principles of (1) total partners’ equity in our operating partnership, plus or minus (2) any unrealized gains, losses or other items that do not affect realized net income. We incurred $587,734 in base management fees to Arbor Commercial Mortgage for management services rendered for the period ended December 31, 2003. We have incurred $469,570 in base management fees for management services rendered in the four months ended April 30, 2004. All amounts incurred have been paid to date.

       Incentive Compensation. Our manager is entitled to receive incentive compensation in installments each fiscal quarter. In addition, our manager is entitled to receive incentive compensation each fiscal quarter in an annual amount equal to the product of:

(1) 25% of the dollar amount by which:

•	the sum of: (i) our operating partnership’s “Funds From Operations” (before the incentive compensation) per operating partnership unit (based on the weighted average number of operating partnership units outstanding, including operating partnership units issued to us equal to the number of shares of our common stock issued by us) for such quarter and (ii) gains (or losses) from debt restructuring and sales of property per operating partnership unit (based on the weighted average number of units outstanding, including operating partnership units issued to us equal to the number of shares of our common stock issued by us) for such quarter; exceeds

•	the product of (i) the weighted average (based on shares of our common stock and operating partnership units) of (a) the per operating partnership unit book value of the net assets contributed by Arbor Commercial Mortgage, (b) the $15.00 offering price per share of our common stock in the private placement, (c) the offering price per share (including shares of common stock issued upon exercise of warrants or options) of any subsequent offerings by us of our common stock (adjusted for any prior capital dividends or distributions) and (d) the issue price per operating partnership unit for subsequent contributions to our operating partnership, and (ii) the greater of (x) 9.50% per annum and (y) the Ten Year U.S. Treasury Rate plus 3.50% per annum; multiplied by

(2) the weighted average number of operating partnership units outstanding, including operating partnership units issued to us equal to the number of shares of our common stock issued by us.

The incentive compensation will be measured in fiscal quarters for the remainder of 2003. Our manager did not earn any incentive compensation for the quarters ended September 30, 2003, December 31, 2003 or March 31, 2004. Beginning on January 1, 2004, the incentive management fee will be measured over a full fiscal year, subject to recalculation and potential reconciliation at the end of each fiscal year.

       “Funds From Operations” as defined by National Association of Real Estate Investment Trusts means net income, computed in accordance with generally accepted accounting principals, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

       The manager’s incentive compensation is based, in part, on the $15.00 offering price per share of common stock in the private placement. We allocated the $75.00 offering price per unit in the private placement to the five shares of common stock comprising each unit, resulting in this offering price per share. We did not allocate any value to the one warrant underlying each unit because the warrants have an initial exercise price of $15.00 and they are not exercisable, detachable or freely tradable for an indeterminable period of time (i.e., until after the registration and listing of the common stock comprising the units on a national securities exchange or The Nasdaq Stock Market).

       As used in calculating the manager’s incentive compensation, the term “Ten Year U.S. Treasury Rate” means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 10 years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by us. If we determine in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than 12 years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by us.

       The management agreement provides that at least 25% of our manager’s incentive compensation is to be paid in shares of our common stock (subject to the ownership limitations contained in our charter) and the balance in cash. However, our manager is able to elect to receive a greater percentage of its incentive compensation in the form of our common stock. We may provide for registration rights for shares of common stock used to pay our manager’s incentive compensation. Under our management agreement, Arbor Commercial Mortgage agrees that it may not elect to receive shares of our common stock as payment of its incentive compensation, except in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading). In addition, Arbor Commercial Mortgage is not able to receive our stock in payment of fees, whether automatically or by

Arbor Commercial Mortgage’s election, if it would cause Arbor Commercial Mortgage or Mr. Kaufman to beneficially own an amount of our common stock in violation of the ownership limitations in our charter.

       For purposes of determining the number of shares to be delivered in satisfaction of the incentive compensation to be paid with our common stock, we will value our shares at the average per share closing price based on the period of 20 days ending on and including the last day of the applicable fiscal quarter.

       In evaluating investments and other management strategies, the opportunity to earn incentive return based on Funds From Operations may lead our manager to place undue emphasis on the maximization of Funds From Operations at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive return. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

       The following examples illustrate how we calculate our manager’s incentive compensation in accordance with the management agreement. These calculations are for illustrative purposes only and do not reflect our actual operating results.

Example 1:

Assumptions:
Adjusted Annual FFO Per OP Unit(1)	$2.00
Hurdle Rate(2)	9.50%
Weighted Average Book Value Per OP Unit(3)	$14.70
Weighted Average OP Units Outstanding(4)	11,196,724

Calculation of Incentive compensation:	= 25% × (Adjusted Annual FFO Per OP Unit - (Hurdle Rate × Weighted Average Book Value Per OP Unit)) × Weighted Average OP Units Outstanding
= 25% × ($2.00 - (9.50% × $14.70)) × 11,196,724
= 25% × ($2.00 - $1.3965) × 11,196,724
= 25% × $0.6035 × 11,196,724
= $1,689,306

Example 2:

Assumptions:
Adjusted Annual FFO Per OP Unit(1)	$1.00
Hurdle Rate(2)	9.50%
Weighted Average Book Value Per OP Unit(3)	$14.70
Weighted Average OP Units Outstanding(4)	11,196,724

Calculation of Incentive compensation:	= 25% × (Adjusted Annual FFO Per OP Unit - (Hurdle Rate × Weighted Average Book Value Per OP Unit)) × Weighted Average OP Units Outstanding
= 25% × ($1.00 - (9.50% × $14.70)) × 11,196,724
= 25% × ($1.00 - $1.3965) × 11,196,724
= 25% × -$0.3965 × 11,196,724
= Negative calculation results in no incentive compensation

(1)	“Adjusted Annual FFO per OP Unit” means our operating partnership’s funds from operations per operating partnership unit, adjusted for certain gains and losses.

(2)	“Hurdle Rate” means 9.5% per annum or the 10 year Treasury Rate plus 3.5%, whichever is greater.

(3)	“Weighted Average Book Value Per OP Unit” means the weighted average of the book value of the net assets contributed by Arbor Commercial Mortgage to Arbor Realty Limited Partnership per operating partnership unit, the offering price per share of our common equity in the private placement and subsequent offerings and the issue price per operating partnership unit for subsequent contributions to Arbor Realty Limited Partnership.

(4)	“Weighted Average OP Units Outstanding” means the weighted average of Arbor Realty Limited Partnership’s outstanding operating partnership units.

       The incentive compensation fee will be measured annually in arrears; provided, however, Arbor Commercial Mortgage shall receive quarterly installments thereof in advance. The quarterly installments will be calculated based on the results for the period of twelve months ending on the last day of the fiscal quarter with respect to which such installment is payable. Each quarterly installment payment will be deemed to be an advance of a portion of the incentive fee payable for the year. In the event the calculated incentive compensation for the full year is an amount less than the total of the installment payments made to Arbor Commercial Mortgage for the year, Arbor Commercial Mortgage will refund to us the amount of such overpayment in cash. In such case, we would record a negative incentive fee expense in the quarter when such overpayment is determined.

Reimbursement of Expenses

       Our manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our manager’s employees, rent for facilities and other “overhead” expenses.

       The expenses required to be paid by us or for which we reimburse our manager include, but are not limited to:

•	legal, accounting and auditing fees and expenses of third parties for services rendered for us that are paid by the manager;

•	the compensation, benefits and expenses of our independent directors and employees;

•	travel and other out of pocket expenses of our employees in connection with the purchase, financing or sale of our investments;

•	the costs of printing and mailing proxies and reports to stockholders;

•	costs to obtain liability insurance to indemnify our directors and officers, the manager and its employees and directors and the underwriters;

•	key man life insurance costs for our chief executive officer; and

•	the compensation and expenses of our custodian and transfer agent, if any.

       We are also required to pay or reimburse our manager for all expenses incurred on behalf of us in connection with:

•	raising of capital or the incurrence of debt,

•	interest expenses,

•	taxes and license fees,

•	litigation and

•	extraordinary or non recurring expenses.

       Expense reimbursements to our manager are be made quarterly.

Restricted Stock Awards

       We have granted to certain executive officers and employees of our manager who provide services to us 128,500 shares of restricted stock pursuant to our stock incentive plan. We have also reserved up to 35,500 shares for future grants to directors, officers and certain of our employees and certain employees of our managers. Two-thirds of the shares granted vested immediately and the remaining one-third will vest ratably over three years at a rate of 33.33% on each of the subsequent three anniversary dates of the date of grant. These restricted shares provide a means of performance based compensation in order to provide an additional incentive for our manager’s employees to enhance the value of our common stock.

Origination Fees

       With respect to each bridge loan and mezzanine loan originated during the term of the management agreement, we agreed with Arbor Commercial Mortgage that we will (1) pay Arbor Commercial Mortgage an amount equal to 100% of the origination fees paid by the borrower to us, up to 1% of the loan’s principal amount, and (2) retain 100% of the origination fees paid by the borrower in excess of 1% of the loan’s principal amount.

Additional Interest

       Under the management agreement, we receive any additional interest and other payments due upon maturity of any loan and fees paid by borrowers under bridge and mezzanine loans originated during the term of the management agreement, except that origination fees are allocated according the agreement described in the paragraph above. We have agreed with Arbor Commercial Mortgage that we are entitled to deduct from the applicable monthly installment of the base management fee due to Arbor Commercial Mortgage an amount equal to 50% of any otherwise payable additional interest due upon maturity of any of our loans if such interest is waived in accordance with the provision of the applicable loan agreement because the borrower refinances one of our structured finance investments with a Fannie Mae, FHA or conduit commercial loan originated by Arbor Commercial Mortgage.

Rights of First Refusal

       Arbor Commercial Mortgage and Mr. Kaufman, through his non-competition agreement with us, have granted us a right of first refusal to pursue all opportunities identified by them or their affiliates related to structured finance investments in or with respect to commercial or multi-family real estate properties that are consistent with our investment objectives and guidelines and would not adversely affect our status as a REIT. If such investment opportunities are identified, Arbor Commercial Mortgage or Mr. Kaufman, as the case may be, will give our credit committee written notice and description of the investment opportunity. Our credit committee, which will consist of Mr. Kaufman, our chief executive officer, Mr. Weber, our executive vice president of structured finance, Mr. Palmier, our executive vice president of asset management, and Mr. Kovarik, our chief credit officer, may either accept or reject the investment opportunity by a majority vote. If the committee rejects the opportunity, then Arbor Commercial Mortgage or Mr. Kaufman, as the case may be, will be able to present the opportunity to our independent directors. If our independent directors, by majority vote, reject the opportunity and allow Arbor Commercial Mortgage or one of its affiliates to pursue it, then Arbor Commercial Mortgage or the affiliate, as the case may be, will be able to do so on the same terms offered to us. If the terms of the investment opportunity materially change so that the benefits thereof are materially beneficial to Arbor Commercial Mortgage than such terms to us would have been under the transaction described in the original offer, then Arbor Commercial Mortgage must offer the revised investment opportunity to our credit committee and, if rejected, to our independent directors, who may again accept or reject the opportunity on our behalf. Arbor Commercial Mortgage will be able to pursue the revised opportunity on the terms offered to us if our independent directors reject the revised opportunity and approve Arbor Commercial Mortgage’s pursuit of such opportunity.

       During the term of the management agreement, we have agreed not to pursue, and to allow Arbor Commercial Mortgage to pursue, among other transactions and investment opportunities, opportunities related to multi-family and commercial mortgage loans that meet the underwriting and approval guidelines of FNMA, FHA and conduit commercial lending programs secured by first liens on real property. We may also pursue investments in mortgage-related securities, including agency-sponsored whole loan pool certificates.

Mr. Kaufman’s Non-Competition Agreement

       Pursuant to his non-competition agreement with us, Mr. Kaufman has also agreed that:

•	as long as he is serving as our chief executive officer or, during the term of the management agreement and the origination period described below, an affiliate of Arbor Commercial Mortgage, he will not pursue structured finance lending opportunities (and will refer those opportunities to us), unless our independent board members affirmatively approve the pursuit by Arbor Commercial Mortgage or one of its affiliates of structured finance lending opportunities that they have rejected on our behalf, See “— Rights of First Refusal” above;

•	if he is no longer an affiliate of Arbor Commercial Mortgage and, within the first five years of the term of the management agreement, he is no longer our chief executive officer other than by reason of (1) his termination of his position for good reason, (2) our termination of him without cause, or (3) a change of control of Arbor Commercial Mortgage (which shall not be deemed to include any public offering of stock by Arbor Commercial Mortgage), he will not engage in the structured finance lending business for a period of one year after the earlier of his departure from us or the regular expiration of the one year origination period described below; and

•	if there is a change of control of Arbor Commercial Mortgage within the first three years of the term of the management agreement, and he is no longer an affiliate of Arbor Commercial Mortgage and leaves us without good reason in that three year period, he will not engage in the structured finance lending business for one year after the date of his departure from us.

       Mr. Kaufman’s non-competition agreement also prohibits Mr. Kaufman from soliciting our customers or employees during its term.

Origination Period

       For a period of one year following the expiration or termination of the management agreement due to our notice of non-renewal or termination without cause or our manager’s termination for cause:

•	our manager and Mr. Kaufman agree to originate structured finance transactions for us, and

•	we have granted them the exclusive right to provide these origination services to us.

       If we terminate the management agreement for cause (including because of a change in control of the manager), or if the manager terminates or elects not to renew the management agreement without cause, we will be able to accept origination services from others during the origination period.

       With respect to each bridge loan and mezzanine loan originated during the origination period, we have agreed with Arbor Commercial Mortgage that we will (1) pay Arbor Commercial Mortgage an amount equal to 100% of the origination fees paid by the borrower to us, up to 1% of the loan’s principal amount, and (2) retain 100% of the origination fees paid by the borrower in excess of 1% of the loan’s principal amount.

       We, Arbor Commercial Mortgage and, through his non-competition agreement, Mr. Kaufman have also agreed that (1) our right of first refusal to pursue all structured finance investment opportunities regarding commercial or multi-family real estate properties that are identified by Arbor Commercial Mortgage, Mr. Kaufman (so long as he is an affiliate of Arbor Commercial Mortgage) or their affiliates and (2) Arbor Commercial Mortgage’s right of exclusivity regarding Fannie Mae, FHA and conduit commercial lending programs will each continue to apply during the origination period.

       If such structured finance investment opportunities are identified during the origination period, Arbor Commercial Mortgage and, so long as he is an affiliate of Arbor Commercial Mortgage, Mr. Kaufman will give our credit committee written notice and description of the investment opportunity. Our credit committee will be able to either accept or reject the investment opportunity. If the committee rejects the opportunity, then Arbor Commercial Mortgage or Mr. Kaufman, as the case may be, will be able to present the opportunity to our independent directors. If our independent directors, by majority vote, reject the opportunity on behalf of us and approve Arbor Commercial Mortgage’s pursuit of that opportunity, then Arbor Commercial Mortgage may pursue the opportunity on the same terms offered to us. If the terms of the investment opportunity materially change, then Arbor Commercial Mortgage will be able to offer the revised investment opportunity to our credit committee and, if rejected, to our independent directors, who will be able to again be able to accept or reject the opportunity on behalf of us. Arbor Commercial Mortgage will be able to pursue the opportunity on the terms offered to us, if our independent directors reject the revised opportunity and approve Arbor Commercial Mortgage’s pursuit of such opportunity.

MANAGEMENT

Our Directors and Executive Officers

       Our board of directors consists of seven directors, four of whom are independent directors. See “— Corporate Governance — Board of Directors and Committees” below. Pursuant to our charter, the board of directors is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2004, 2005 and 2006, respectively. Upon the expiration of their current terms, directors of each class will be elected to serve a term of three years and until their successors are elected and qualify each year and one class of directors will be elected by the stockholders. The following table sets forth certain information about our directors and executive officers.

Name	Age	Position with Us	Class

Ivan Kaufman	43	Chairman of the Board of Directors, Chief Executive Officer and President	Class II
Frederick C. Herbst	47	Chief Financial Officer and Treasurer
John C. Kovarik	45	Chief Credit Officer
Daniel M. Palmier	42	Executive Vice President — Asset Management
Fred Weber	43	Executive Vice President — Structured Finance
Jonathan A. Bernstein	57	Independent Director	Class I
William Helmreich	58	Independent Director	Class III
C. Michael Kojaian	43	Independent Director	Class II
Melvin F. Lazar	65	Independent Director	Class II
Walter K. Horn	61	General Counsel, Secretary and Director	Class III
Joseph Martello	48	Director	Class I

       Information for each of our executive officers and directors is set forth below. For information regarding Messrs. Kaufman, Herbst and Horn, see “Our Manager and the Management Agreement — Officers of Our Manager.”

       John C. Kovarik. Mr. Kovarik was hired to serve as our chief credit officer in October 2003. From 1997 until October 2003, Mr. Kovarik was Senior Vice President and Chief Credit Officer of RER Resources, a commercial real estate consulting, underwriting and asset management services provider based in Virginia, where he was responsible for underwriting income property secured loans and managing teams providing acquisition underwriting. Mr. Kovarik has over twenty years of experience in credit, financial analysis and commercial real estate underwriting for various types of commercial properties.

       Daniel M. Palmier. Mr. Palmier has served as our executive vice president of asset management since June 2003. Since 1997, he has provided, and continues to provide, services to Arbor Commercial Mortgage in his capacity as a continuing member of Arbor Commercial Mortgage’s executive committee. From 1997 until the consummation of the private placement, he directed Arbor Commercial Mortgage’s asset management group, where he was responsible for asset management and formulation of value enhancement and disposition strategies of Arbor Commercial Mortgage’s debt and equity positions, with particular concentration on structured finance assets. Before joining Arbor Commercial Mortgage in 1997, Mr. Palmier was a vice president with Lehman Brothers Holdings Inc., where he was involved with asset management, restructuring, refinancing, development, leasing and disposition of commercial, retail and residential properties and mortgages. Mr. Palmier, a certified public accountant, has more than 18 years experience in various aspects of real estate management and practice.

       Fred Weber. Mr. Weber has served as our executive vice president of structured finance since June 2003. He also continues to provide services to Arbor Commercial Mortgage in his capacity as a continuing member of Arbor Commercial Mortgage’s executive committee. Mr. Weber was employed by Arbor Commercial Mortgage from May 1999 until the consummation of the private placement. At Arbor Commercial Mortgage, Mr. Weber oversaw Arbor Commercial Mortgage’s structured finance and principal transaction group, where he was responsible for origination, underwriting and closing coordination of debt and equity financing for various asset types and classes of commercial real estate nationwide. He has been involved in the mortgage banking industry for more than 16 years and has extensive real estate finance and acquisition experience. Mr. Weber is a member of the real estate finance committee of the Real Estate Board of New York. From July 1997 through February 1999, Mr. Weber was a partner and co-head of the real estate department with Kronish, Lieb, Weiner & Hellman. Previously, Mr. Weber was a partner with the law firm of Weil, Gotshal & Manges.

       Jonathan A. Bernstein. Mr. Bernstein has served as one of our directors since June 2003. Mr. Bernstein is of counsel at Pryor, Cashman, Sherman & Flynn, where he is head of the real estate department, specializing in finance and focusing on REITs and structured financing involving real estate. Mr. Bernstein joined Pryor Cashman in 1993. He serves as an advisor to REITs and investment banks in the real estate area. Mr. Bernstein is also the vice chairman and a director of TractManager LLC, an internet based software company, with offices in Saddle Brook, New Jersey and Chattanooga, Tennessee, specializing in contract management in the health care area, and he is a partner of the Shore Club Hotel in Miami, Florida.

       William Helmreich. Dr. Helmreich has served as one of our directors since June 2003. Dr. Helmreich is the founder, and since 1980, owner and president of Byron Research and Consulting, a market research firm specializing in financial research, political polling, legal consulting, and issues relating to food products and real estate. He is a professor of Sociology at City College of New York and the CUNY Graduate Center where he teaches sociology of marketing and consumer behavior. Since 2000, Dr. Helmreich has also been retained as chairman for Academic Affairs for North Shore Hebrew Academy. He is a member of the board of Transaction Inc., North Shore Hebrew Academy, North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc., as well as other not-for-profit boards, and was, for many years, a senior vice president of Good Earth Teas.

       C. Michael Kojaian. Mr. Kojaian has served as one of our directors since June 2003. Since 1998 Mr. Kojaian has been the chief operating officer of the Kojaian group of companies, a national multi-faceted real estate development investment and asset management organization. Mr. Kojaian is the chairman of the board of Grubb & Ellis, a commercial real estate advisory firm, a member of the board of directors of Flagstar Bank and the United States President’s Export Council.

       Melvin F. Lazar. Mr. Lazar has served as one of our directors since his appointment in November 2003. Mr. Lazar is the founder of Lazar Levine & Felix LLP, certified public accountants, was its managing partner from 1969 until September 2002, and is still an employee of the firm. Mr. Lazar specializes in business valuations and merger and acquisition activities. Mr. Lazar serves on the board of directors of Enzo Biochem, Inc., a publicly-held biotechnology company, Active Media Services, Inc., a privately-held corporate barter company, and CECO Environmental Corp., a publicly-held provider of innovative solutions to industrial ventilation and air quality problems.

       Joseph Martello. Mr. Martello has served as one of our directors since June 2003. Mr. Martello is currently chief operating officer of Arbor Management, LLC, the managing member of Arbor Commercial Mortgage, where he is responsible for management of the investment portfolio and overseeing the day-to-day operations. From 1995 to 1999, Mr. Martello was chief financial officer of Arbor Commercial Mortgage. From 1990 to 1995, Mr. Martello was the chief financial officer of Arbor National Holdings, Inc. Prior to that, he was a senior manager with the international accounting and consulting firm of Ernst & Young for eleven years. Mr. Martello is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants where he is a former executive member of the board of directors of the Suffolk County chapter.

Corporate Governance — Board of Directors and Committees

       Our business is ultimately managed through the oversight and direction of our board of directors, which has established investment guidelines for Arbor Commercial Mortgage to follow in its day to day management of our business. At least a majority of our board of directors are “independent,” with independence being defined in our charter, and are nominated by our nominating/ corporate governance committee.

       Our board consists of seven directors, three of whom are affiliated with Arbor Commercial Mortgage, Messrs. Kaufman, Martello and Horn, and four of whom are “independent” directors, Messrs. Bernstein, Kojaian and Lazar and Dr. Helmreich. The directors keep informed about our business at meetings of the board and its committees and through supplemental reports and communications. Our independent directors expect to meet regularly in executive sessions without the presence of our corporate officers.

       Our board has established four committees, the principal functions of which are briefly described below. Matters put to a vote at any one of our four committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.

Audit Committee

       Our board of directors has established an audit committee, which is composed of three of our independent directors, Messrs. Bernstein, Lazar and Dr. Helmreich. Mr. Lazar serves as chairman of the audit committee. The audit committee assists the board in overseeing (1) our accounting and financial reporting processes; (2) the integrity and audits of our consolidated financial statements; (3) our compliance with legal and regulatory requirements; (4) the qualifications and independence of our independent auditors; and (5) the performance of our independent auditors and any internal auditors.

Compensation Committee

       Our board of directors has established a compensation committee, which is composed of Messrs. Bernstein, Kojaian and Lazar and Dr. Helmreich. On March 2, 2004, Mr. Kojaian was appointed as a member and the chairman of the compensation committee. The principal functions of the compensation committee will be to (1) evaluate the performance of our officers, (2) review the compensation payable to our officers, (3) evaluate the performance of Arbor Commercial Mortgage, (4) review the compensation and fees payable to Arbor Commercial Mortgage under our management agreement and (5) administer the issuance of any stock issued to our employees or, the employees of Arbor Commercial Mortgage who provide services to us.

Nominating/Corporate Governance Committee

       Our board of directors has established a nominating/ corporate governance committee, which is composed of Messrs. Bernstein and Lazar and Dr. Helmreich. Dr. Helmreich serves as chairman of the nominating/ corporate governance committee. The nominating/ corporate governance committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It will also periodically prepare and submit to the board for adoption the committee’s selection criteria for director nominees. It will review and make recommendations on matters involving general operation of the board and our corporate governance, and annually will recommend to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.

Independent Director Committee

       Our board of directors has established an independent director committee, which is composed of all of our independent directors, Messrs. Bernstein, Kojaian and Lazar and Dr. Helmreich. The independent director committee is responsible for considering and voting upon matters as to which the board of directors determines Arbor Commercial Mortgage or its affiliates (other than us or our subsidiaries) or any of our directors (other than an independent director) or officers has a conflict of interest, including the approval of transactions between us and Arbor Commercial Mortgage.

Director Compensation

       Each of our independent directors are paid a director’s fee of $25,000 per year. Each independent director who serves as a committee chairman of the audit, compensation or nominating/corporate governance committee is paid an additional fee of $3,000. Each independent director is also paid a fee of $2,000 for each board or committee meeting that he attends. Each independent director is also paid a fee of $1,000 for each telephone board or committee meeting that he attends. In addition, we reimburse all directors for reasonable out of pocket expenses incurred in connection with their services on the board of directors.

       Our stock incentive plan provides for grants of restricted stock and other equity based awards with respect to our common stock. On July 1, 2003, Messrs. Bernstein, Kojaian, Martello and Dr. Helmreich each received 1,000 shares of our restricted common stock. Upon their appointment to the board, Messrs. Horn and Lazar each received 1,000 shares of our restricted common stock. Two-thirds of the restricted stock granted to these directors vested immediately upon the date of grant and the remaining one-third will vest ratably over three years from the date of grant at a rate of 33.33% on each of the subsequent three anniversary dates of the date of grant.

Executive Compensation

       Because our management agreement provides that our manager assumes principal responsibility for managing our affairs, certain of our executive officers, who are employees of our manager, do not receive compensation from us for serving as our executive officers. However, in their capacities as officers or employees of our manager, or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our manager under the management agreement. Mr. Ivan Kaufman, our chairman of the board of directors, president and chief executive officer serves as the chairman and chief executive officer of Arbor Commercial Mortgage. Mr. Frederick C. Herbst, our chief financial officer, also serves as chief financial officer of our manager. Walter Horn, our secretary and general counsel also serves as secretary and general counsel of Arbor Commercial Mortgage. Each of Messrs. Kaufman, Herbst and Horn receive their compensation from our manager.

       On July 1, 2003, we granted Mr. Kaufman and Mr. Herbst, 120,000 shares and 4,000 shares, respectively, of restricted stock pursuant to our stock incentive plan, two-thirds of which vested immediately and the remaining one-third of which will vest ratably over three years at a rate of 33.33% on each of the subsequent three anniversary dates of the date of grant. On November 5, 2003, we granted Mr. Horn 1,000 shares of restricted stock pursuant to our stock incentive plan with the same vesting schedule. Our manager has informed us that, because the services to be performed by its officers or employees in their capacities as such is not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the manager that relates solely to their services to us.

       Three of our officers, Mr. Fred Weber, our executive vice president of structured finance, Mr. Daniel M. Palmier, our executive vice president of asset management and Mr. John C. Kovarik, our chief credit officer, are employed and paid directly by us. Each of Mr. Weber and Mr. Palmier receive annual compensation of $360,000, plus a bonus to be determined at the discretion of the compensation committee of our board of directors, which will not exceed $140,000 per year. On July 1, 2003, we granted each of Messrs. Palmier and Weber 7,000 shares of restricted stock pursuant to our stock incentive plan, two-thirds of which vested immediately and the remaining one-third of which will vest ratably over three years at a rate of 33.33% on each of the subsequent three anniversary dates of the date of grant. Mr. Kovarik receives annual compensation of $150,000 plus a bonus to be determined at the discretion of the compensation committee of our board of directors, which will not exceed $75,000 per year. We began compensating our employee executive officers at the annual rates set forth above upon the commencement of our operations on July 1, 2003.

       The following table sets forth the total compensation amounts paid to our chief executive officer and each of our other executive officers who are directly employed and compensated by us for the year ended December 31, 2003.

						Long-Term Compensation

						Awards		Payouts

		Annual Compensation					Securities
						Restricted	Underlying
Name and					Other Annual	Stock	Options/	LTIP	All Other
Principal	Year	Salary		Bonus	Compensation	Award	SARs	Payouts	Compensation
Position(a)	(b)	($)(c)		($)(d)	($)(1)(e)	(s)($)(1)(f)	(#)(g)	($)(h)	($)(i)

Ivan Kaufman	2003	—			$1,200,000	$600,000 (2)			—
Chief Executive
Officer &
President
John Kovarik	2003	$27,885	(3)	$10,000					—
Chief Credit
Officer
Dan Palmier	2003	$180,000	(4)	$70,000	$70,000	$35,000 (5)			$2,562 (6)
Executive Vice
President — Asset
Management
Fred Weber	2003	$180,000	(7)	$70,000	$70,000	$35,000 (8)			$2,603 (9)
Executive Vice
President —
Structured
Finance

(1)	On July 1, 2003, we granted 120,000, 7,000 and 7,000 shares of restricted stock to Messrs. Kaufman, Palmier and Weber, respectively, pursuant to our stock incentive plan. None of these executive officers paid any value for these grants of restricted shares. Dividends have been and will be paid on these restricted shares whether or not vested at the same rate and in the same manner as paid to our other common stockholders. As of the date of grant and at December 31, 2003, two-thirds of the shares granted to each of these executive officers were fully vested. The remaining one third of these restricted shares will vest ratably over three years at a rate of 33.33% on each of the subsequent three anniversary dates of the date of grant. The dollar amounts included in column (e) represent the total fair market value at the date of grant of fully vested shares of restricted stock granted to each of these executive officers. The dollar amounts included in column (f) represent the value of the shares granted to each of these executive officers pursuant to our stock incentive plan on July 1, 2003 that were not vested on the date of grant and that will vest according to the aforementioned schedule.

(2)	The value of the unvested portion of Mr. Kaufman’s restricted stock included in this column (f) as of December 31, 2003 was $600,000.

(3)	Mr. Kovarik was hired in October, 2003 and earns a salary of $150,000 per year. The amount given is his pro rata salary paid for the year ended December 31, 2003.

(4)	Mr. Palmier began working for us when we commenced operations on July 1, 2003 and earns a salary of $360,000 per year. The amount given is his pro rata salary paid for the year ended December 31, 2003.

(5)	The value of the unvested portion of Mr. Palmier’s restricted stock included in this column (f) as of December 31, 2003 was $35,000.

(6)	Of the $2,562 total, $2,400 was granted to Mr. Palmier as a match to money invested by him in his 401(k) plan, and $162 were granted in the form of basic term life insurance.

(7)	Mr. Weber began working for us when we commenced operations on July 1, 2003 and earns a salary of $360,000 per year. The amount given is his pro rata salary paid for the year ended December 31, 2003.

(8)	The value of the unvested portion of Mr. Weber’s restricted stock included in this column (f) as of December 31, 2003 was $35,000.

(9)	Of the $2,603 total, $2,400 was granted to Mr. Weber as a match to money invested by him in his 401(k) plan, and $203 dollars were granted in the form of basic term life insurance.

Mr. Kaufman’s Non-Competition Agreement

       Pursuant to his non-competition agreement with us, Mr. Kaufman has also agreed:

•	not to pursue any structured finance investment opportunities, except if our independent board members affirmatively approve the pursuit by Arbor Commercial Mortgage or one of its affiliates of structured finance opportunities that they have rejected on our behalf;

•	if he is no longer an affiliate of Arbor Commercial Mortgage and, within the first five years of the term of the management agreement, he is no longer our chief executive officer other than by certain reasons, he will not engage in the structured finance lending business for a period of one year after the earlier of his departure from us or the regular expiration of the one year origination period; and

•	if there is a change of control of Arbor Commercial Mortgage within the first three years of the term of the management agreement, and he is no longer an affiliate of Arbor Commercial Mortgage and leaves us without good reason in that three year period, he will not engage in the structured finance lending business for one year after the date of his departure from us.

       Mr. Kaufman’s non-competition agreement also prohibits Mr. Kaufman from soliciting our customers or employees during its term. See “Our Manager and the Management Agreement — Mr. Kaufman’s Non Competition Agreement.”

Stock Incentive Plan

       We have adopted the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, referred to in this prospectus as the stock incentive plan, to provide incentives to attract and retain the highest qualified directors, officers, employees, advisors, consultants and other personnel, including our manager and employees of our manager. The stock incentive plan is administered by our full board of directors or a committee appointed by our board of directors.

       The stock incentive plan permits the granting of restricted stock awards. Under the stock incentive plan, 185,000 shares of common stock are reserved for issuance pursuant to restricted stock awards, subject to adjustment upon certain corporate transactions, and 147,500 restricted shares were issued upon consummation of the private placement. The initial awards were made to each of our initial directors, our chief executive officer, our chief financial officer, certain of our employees and certain employees of our manager who provide services to us. The remaining shares were reserved for issuance of restricted stock awards in the future. In addition, 1,000 restricted shares were issued to each of Messrs. Horn and Lazar upon their appointment to the board of directors.

       A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our board of directors or committee may impose at the date of grant. Of the shares subject to the initial awards, two-thirds vested immediately and one-third will vest ratably over three years at a rate of 33.33% on each of the subsequent three anniversary dates of the date of grant. Future grants of restricted stock will be subject to vesting schedules as determined by our board of directors or the committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our board of directors or a committee of our board of directors may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares. Although dividends are paid on all restricted stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted stock are prohibited from selling such shares until they vest.

       Our board of directors may amend, alter or discontinue the stock incentive plan, but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the board of directors must obtain approval of the stockholders, for any amendment that would:

•	other than through adjustment as provided in the stock incentive plan, increase the total number of shares of our common stock reserved for issuance under the stock incentive plan; or

•	change the class of officers, directors, employees, consultants and advisors eligible to participate in the stock incentive plan.

       Our board of directors (or a committee appointed by our board of directors to act as administrator of the stock incentive plan) may amend the terms of any award granted under the stock incentive plan, prospectively or retroactively, but, generally may not impair the rights of any participant without his or her consent.

REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS

       In accordance with a registration rights agreement that we entered into with JMP Securities in connection with the private placement, we have filed a shelf registration statement, of which this prospectus is a part, covering the resale from time to time of our common stock by the selling stockholders. 9,594,498 shares of our common stock are being registered pursuant to the shelf registration statement, of which this prospectus is a part. The registration rights agreement is described below. The summary of the registration rights agreement is not complete and is subject to and qualified in its entirety by reference to the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

       Under our registration rights agreement with JMP Securities, we agreed to file with the SEC by December 31, 2003, either a registration statement on the appropriate form under the Securities Act providing for the initial public offering of our common stock, referred to as an IPO registration statement or a registration statement on the appropriate form under the Securities Act providing for the resale pursuant to Rule 415 under the Securities Act from time to time by the holders of the securities issued and sold in the private placement, referred to as a shelf registration statement. We filed an IPO registration statement that was declared effective on April 6, 2004 that did not include all of the common stock issued and sold to holders in the private placement. As a result, pursuant to our registration rights agreement, we are required to file within 180 days after the completion of the sale of common stock under the IPO registration statement the shelf registration statement. We must use our best efforts to cause the shelf registration statement of which this prospectus is a part to become effective within 80 days of its filing.

       We have agreed to maintain the effectiveness of the shelf registration statement until the first to occur of:

•	the disposition of all offered securities under a registration statement or pursuant to Rule 144;

•	the date on which the offered securities are saleable under Rule 144(k) under the Securities Act;

•	the date that is two years after the effective date of the shelf registration statement; or

•	the date on which the offered securities are sold to us.

       We would be obligated to pay additional dividends to the holders of securities that are eligible to be registered under the registration rights agreement if:

•	we had not filed with the Securities and Exchange Commission by December 31, 2003 either a shelf or IPO registration statement;

•	the IPO registration statement we filed with the Securities and Exchange Commission was not declared effective by June 30, 2004;

•	after the earlier of the withdrawal or abandonment of the offering pursuant to the IPO registration statement, we did file a shelf registration statement with the SEC prior to the later of December 31, 2003 and 30 days after such withdrawal or abandonment;

•	a sale of our common stock pursuant to an IPO registration statement has not taken place and a shelf registration statement has not been declared effective by June 30, 2004;

•	a sale of our common stock pursuant to an IPO registration statement takes place, after which we are still obligated to file a shelf registration statement, and we do not file a shelf registration statement within 180 days after the completion of the sale of common stock under the IPO registration statement or that shelf registration is not declared effective within 80 days of its filing; or

•	after our IPO registration statement or our shelf registration statement, as applicable, has been declared effective, it ceases to be effective or usable in connection with resales during a period in which it is required to be effective without being immediately succeeded by an additional registration statement or a post-effective amendment to our registration statement.

       We refer to each of the events listed above as a registration failure. During the first quarter immediately following a registration failure, we would be obligated to pay additional dividends at a rate of $0.0625 per share of common stock representing or underlying any registrable security, escalating at the end of such quarter and at the end of each quarter thereafter by an additional $0.0625 per share, up to a maximum rate of $0.25 per share per quarter, until the registration failure is cured. The funds needed to pay the additional dividends are required to be allocated and distributed by us by our operating partnership out of its income. We will pay these additional dividends from additional allocations of income and distributions from our operating partnership to which we will be entitled. Pursuant to the operating partnership agreement, Arbor Commercial Mortgage, as a holder of operating partnership units will not have a right to receive any additional dividend paid as a result of a registration failure.

       We agreed to use our best efforts to list the shares of common stock comprising the units and the shares of common stock issued upon exercise of the warrants comprising the units originally issued and sold in the private placement that are registered pursuant to the registration rights agreement on The Nasdaq Stock Market unless we qualify and choose to list these securities on the New York Stock Exchange, in which case we agreed to use our best efforts to list these securities on the New York Stock Exchange.

Lock-Up Agreements

       In connection with the private placement on July 1, 2003, Arbor Commercial Mortgage, our directors and officers and certain members of the senior management of Arbor Commercial Mortgage agreed with JMP Securities not to offer, pledge, sell contract to sell, sell any option or contract to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable for any of our common stock or any right to acquire our common stock, until the earlier of:

•	180 days from the effective date of the IPO registration statement; and

•	two years from the consummation of the private placement, subject to certain exceptions.

       JMP Securities, at any time, and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements.

       In addition, we agreed with the underwriters in our initial public offering not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable for any of our common stock, including our units, for a period of 180 days after the date of the IPO prospectus, April 7, 2004, subject to certain exceptions. Our directors and officers, Arbor Commercial Mortgage and certain members of the senior management of Arbor Commercial Mortgage agreed, with limited exceptions, for a period of 180 days after the date of the IPO prospectus, and all existing stockholders agreed, with limited exceptions, for a period of 60 days after the date of IPO prospectus, that they will not, without the prior written consent of Wachovia Capital Markets, LLC, directly or indirectly, offer to sell, sell or otherwise dispose of any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common or our other capital stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflicts of Interest with Our Manager

       At the consummation of the private placement, Arbor Commercial Mortgage contributed the majority of its structured finance portfolio and related liabilities to our operating partnership in exchange for 3,146,724 operating partnership units and 629,345 warrants to purchase additional operating partnership units, representing a 28% limited partnership interest in our operating partnership (without giving effect to the exercise of the warrants).

       Mr. Ivan Kaufman, our chairman and chief executive officer, is also the chief executive officer of Arbor Commercial Mortgage. Mr. Kaufman and the Kaufman entities collectively own 88% of the outstanding membership interests in Arbor Commercial Mortgage. Mr. Frederick C. Herbst, our chief financial officer, is also the chief financial officer of Arbor Commercial Mortgage. Mr. Herbst owns a 0.5% interest in Arbor Commercial Mortgage. Mr. Joseph Martello, one of our directors, currently serves as the chief operating officer of Arbor Management. Mr. Martello owns a 1.3% interest in Arbor Commercial Mortgage and is also the sole trustee of the Ivan and Lisa Kaufman Family Trust for the benefit of Mr. Kaufman’s family, which owns a 59% interest in Arbor Commercial Mortgage, and a co-trustee, along with Mr. Kaufman, of the Ivan Kaufman Grantor Retained Annuity Trust which also owns an equity interest in Arbor Commercial Mortgage. Mr. Walter Horn, our secretary and general counsel and one of our directors, currently serves as the general counsel of Arbor Commercial Mortgage. Mr. Horn owns a 2.0% interest in Arbor Commercial Mortgage.

       Mr. Daniel M. Palmier, our executive vice president of asset management, directed Arbor Commercial Mortgage’s asset management group from 1997 until the consummation of the private placement. Mr. Palmier owns a 0.2% interest in Arbor Commercial Mortgage. Mr. Fred Weber, our executive vice president of structured finance, was responsible for overseeing Arbor Commercial Mortgage’s structured finance and principal transactions group from 1999 until the consummation of the private placement. Mr. Weber owns a 0.9% interest in Arbor Commercial Mortgage.

       As a result of the relationships described above, certain matters relating to our organization, some of which are discussed below, were not negotiated at arm’s length, and their terms may not be as favorable to us as if they were negotiated with an unaffiliated third party.

Formation Transactions

Asset Contribution and Guaranty

       Arbor Commercial Mortgage contributed the majority of its structured finance portfolio to our operating partnership pursuant to a contribution agreement. The contribution agreement contains representations and warranties concerning the ownership and terms of the structured finance assets it contributed and other customary matters. Arbor Commercial Mortgage has agreed to indemnify us and our operating partnership against breaches of those representations and warranties.

       At the time of Arbor Commercial Mortgage’s origination of three investments that it contributed to us on July 1, 2003, each of the property owners granted Arbor Commercial Mortgage participating interests that share in a percentage of the cash flows of the underlying properties. Arbor Commercial Mortgage also made one of the contributed bridge loans to a joint venture in which it had a 50% non-controlling interest. Upon contribution of the structured finance assets, Arbor Commercial Mortgage retained these participating and joint venture interests. In connection with its asset contribution, Arbor Commercial Mortgage agreed that if any portion of the outstanding amount of any of these four contributed assets is not paid at the its maturity or repurchase date, Arbor Commercial Mortgage will pay us, subject to the limitation described below, the portion of the unpaid amount of the contributed asset up to the total amount then received by Arbor Commercial Mortgage due to the realization of any profits on its retained interests associated with any other of the four contributed assets. Arbor Commercial Mortgage will no longer be obligated to make such payments to us when the remaining accumulated principal amount of the four contributed assets, collectively, falls below $5 million and none of the four contributed assets is in default.

Arbor Commercial Mortgage Registration Rights

       We have granted Arbor Commercial Mortgage shelf registration rights, or, if such rights are not available, demand registration rights with respect to shares of our common stock that may be issued upon redemption of operating partnership units. Holders of our operating partnership units are entitled to participate in primary or secondary offerings of our common stock with respect to such shares. We have also agreed to certain restrictions on the registration rights that we may grant to any other holder or prospective holder of our securities without the prior written consent of the holders of the majority of the shares of common stock and common stock equivalents representing or underlying the then outstanding securities that are registrable under the registration rights agreements.

Special Voting Preferred Stock

       Each of the approximately 3.1 million operating partnership units received by Arbor Commercial Mortgage, as well as each operating partnership unit that may be issued upon exercise of any of the warrants, are, in each case, paired with one share of our special voting preferred stock. Each share of our special voting preferred stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Therefore, Arbor Commercial Mortgage is entitled to a number of votes representing approximately 17% of the voting power of all shares entitled to vote on matters submitted to a vote of our stockholders (without giving effect to the exercise of Arbor Commercial Mortgage’s warrants for additional operating partnership units).

Management and Services Agreements

       We and our operating partnership have entered into a management agreement with Arbor Commercial Mortgage, pursuant to which Arbor Commercial Mortgage provides for the day to day management of our operations. Arbor Commercial Mortgage is also required to provide us with a right of first refusal with respect to all structured finance identified by Arbor Commercial Mortgage or its affiliates. We have agreed not to pursue, and to allow Arbor Commercial Mortgage to pursue, any real estate opportunities other than structured finance transactions. We are required to pay Arbor Commercial Mortgage a base management fee and an incentive management fee as well as reimburse Arbor Commercial Mortgage for certain of its expenses. We incurred $587,734 in base management fees to Arbor Commercial Mortgage for management services rendered for the period ended December 31, 2003. We have incurred $469,570 in base management fees for management services rendered in the four months ended April 30, 2004. All amounts incurred have been paid to date. Our manager did not earn any incentive compensation for the quarters ended September 30, 2003, December 31, 2003 or March 31, 2004. See “Our Manager and the Management Agreement” for more information regarding the services Arbor Commercial Mortgage provides to us and the fees we pay to Arbor Commercial Mortgage.

       We and our operating partnership have also entered into a services agreement with Arbor Commercial Mortgage pursuant to which our asset management group provides asset management services to Arbor Commercial Mortgage. In the event the services provided by our asset management group pursuant to the agreement exceed by more than 15% per quarter the level of activity anticipated by our board of directors, we will negotiate in good faith with our manager an adjustment to our manager’s base management fee under the management agreement, to reflect the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group. As of December 31, 2003, there have been no payments to us pursuant to the services agreement. See “Arbor Realty Trust, Inc. — Operations — Our Asset Management Operations.”

Non-Competition Agreement

       We have entered into a non-competition agreement with Mr. Kaufman pursuant to which he has agreed not to pursue any structured finance opportunities, unless our independent board members affirmatively approve the pursuit by Arbor Commercial Mortgage or one of its affiliates of such opportunities that they have rejected on our behalf. See “Our Manager and the Management Agreement — The Management Agreement — Mr. Kaufman’s Non Competition Agreement.”

Benefits Participation Agreement

       We have also entered into a benefits participation agreement with Arbor Commercial Mortgage, pursuant to which our employees are able to participate in any employee benefit plans maintained by Arbor Management, LLC, Arbor Commercial Mortgage’s managing member, for the benefit of Arbor Commercial Mortgage employees. Arbor Management charges us an amount equal to its cost of providing benefits to each of our employees.

Restricted Stock Grants under Stock Incentive Plan

       We granted 147,500 restricted shares of common stock under our stock incentive plan upon consummation of the private placement. The initial awards were made to our directors, officers and certain of our employees and certain employees of our manager who provide services to us. In addition, 1,000 restricted shares were issued to Messrs. Horn and Lazar upon their appointment to the board of directors in November 2003.

Related Party Loans and Investments

       Arbor Commercial Mortgage has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. At March 31, 2004, Arbor Commercial Mortgage’s investment in this joint venture was approximately $2.6 million. At March 31, 2004, we had a $16.0 million bridge loan outstanding to the joint venture, which is collateralized by a first lien position on a commercial real estate property. There is a limited guarantee on the loan of 50% by our chief executive officer and 50% by the key principal of the joint venture. The loan requires monthly interest payments based on one month LIBOR and matures in May 2006. We agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million, of which $7.8 million was funded as of March 31, 2004. The mezzanine financing requires interest payments based on one month LIBOR and matures in May 2006. This additional financing is secured by a second mortgage lien on the property. Interest income recorded from these loans was approximately $311,000, for the three months ended March 31, 2004.

       On July 1, 2003, we purchased two mezzanine loans, 130 West 30th Street and The Crossings, and a preferred equity investment, Dutch Village, which collectively represented $13.1 million in assets, based on the assets’ June 30, 2003 book value, from Arbor Commercial Mortgage. We used $6.7 million of the net proceeds of the private placement and assumed $6.4 million under our credit facilities in order to acquire these investments from Arbor Commercial Mortgage.

       Arbor Commercial Mortgage contributed four investments to us that are secured by properties in which Arbor Commercial Mortgage has a participating or joint venture interest in the borrower. Every transaction entered into between us and an entity in which Arbor Commercial Mortgage holds equity interests raises a potential conflict of interest. Conflicts of interest with respect to these investments include, among others, decisions regarding (1) whether to waive defaults of such borrower, (2) whether to foreclose on the investment and (3) whether to permit additional financing on the properties securing our investments other than financing provided by us.

       As of March 31, 2004, we had a $13.75 million first mortgage loan and a $1.2 million second mortgage loan (of which $1.16 million was funded as of March 31, 2004), each of which bears interest at a variable rate of one month LIBOR plus 4.25% and matures in March 2005, outstanding to NSH Affordable

Housing of Indiana, a not-for-profit corporation that holds and manages investment property from the endowment of North Shore Hebrew Academy High School. Two of our directors, Mr. Kaufman and Dr. Helmreich, are members of the board of trustees of North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc.

       Arbor Commercial Mortgage may from time to time provide permanent mortgage loan financing to clients of ours, which will be used to refinance bridge financing provided by us. We and Arbor Commercial Mortgage may also make loans to the same borrower or to borrowers that are under common control. Additionally, our policies and those of Arbor Commercial Mortgage may require us to enter into intercreditor agreements in situations where loans are made by us and Arbor Commercial Mortgage to the same borrower. In addition, we may enter into future transactions with Arbor Commercial Mortgage with the approval of our independent directors.

Equity Investments in Our Borrowers

       In December 2003, we originated a $30 million mezzanine loan to 450 Partners Mezz III LLC and a $15 million mezzanine loan to 450 Partners Mezz II LLC. The $30 million loan is bears interest at a fixed rate and the $15 million loan requires monthly interest payments based on one month LIBOR. Both loans mature in January 2006. At the closing of the loans, we made a $3 million investment in the entity that controls the borrowers and arranged for an additional $12 million of equity to be invested by third parties. In exchange for making the loans and arranging the equity investments, we received an approximately 24% profits participation in the property and we were designated the co-managing member of the entity that controls the property. We sold our $3 million equity investment in January 2004 and retained our profits participation and position as co-managing member.

       In December 2003, we originated a $35 million mezzanine loan to Prime Outlets Member LLC, or POM. The loan requires monthly interest payments based on one month LIBOR and matures in January 2006. We also acquired, for a total consideration of $2.1 million, indirect equity interests in Prime Outlets Acquisition Company LLC, the indirect parent of POM, consisting of (i) 7.5% capital interest, (ii) 25% carried profits interest after specified returns are achieved, and (iii) a preferred distribution that when added to the interest paid by POM on the mezzanine loan, results in a combined return of 12.5%. The interest described in (ii) and (iii) are held through AR Prime Holdings LLC, in which we hold two-thirds of the ownership interests. Third parties own the remaining one-third.

       In June 2003, Arbor Commercial Mortgage invested approximately $818,000 in exchange for a 12.5% non-controlling interest in a joint venture, which owns and operates the properties located at 80 Evergreen and 930 Flushing Avenue. We purchased this investment from Arbor Commercial Mortgage in August 2003. As of December 31, 2003, we had the $4.8 million 80 Evergreen bridge loan, maturing in October 2006, and the $3.5 million 930 Flushing Avenue mezzanine loan, maturing in June 2006, outstanding to affiliates of these joint ventures.

Other Relationships and Related Transactions

       Two of our employees, Daniel M. Palmier, our executive vice president of asset management, and Fred Weber, our executive vice president of structured finance, continue to serve on Arbor Commercial Mortgage’s executive committee and provide services to Arbor Commercial Mortgage. Messrs. Palmier and Weber do not receive a salary from Arbor Commercial Mortgage, but may receive production payments from Arbor Commercial Mortgage for originating loans on its behalf.

       Arbor Management, LLC, the managing member of Arbor Commercial Mortgage, loaned Mr. Herbst and Mr. Palmier $225,000 and $800,000, respectively, for the purpose of financing a portion of each of their investments in the private placement. Arbor Management’s loan to Mr. Herbst is secured by a pledge of his .5% membership interest in Arbor Commercial Mortgage. The loan made to Mr. Palmier is secured by a pledge of the 13,350 units he purchased in the private placement. Arbor Management has also made additional loans to Mr. Herbst and Mr. Palmier in the amounts of $57,142 and $7,500, respectively, prior to the private placement. In addition, Arbor Management loaned Walter Horn, our general counsel and secretary and one of our directors, and Mr. Weber $28,857 and $157,545, respectively prior to the private placement. Arbor Management will not make any loans in the future to any of our directors, officers or employees and will not modify the terms of or extend the maturity date of any outstanding loans to our directors, executives officers and employees. The current policies and procedures of Arbor Commercial Mortgage and us do not allow for the lending of funds to any of our directors, officers or employees.

       One of our directors, Dr. Helmreich, has been retained as a part-time consultant in the capacity of chairman for Academic Affairs by North Shore Hebrew Academy since 2000. Prior to 2000, Dr. Helmreich was the president of North Shore Hebrew Academy. Our chairman and chief executive officer, Mr. Kaufman and Dr. Helmreich are both members of the board of trustees of North Shore Hebrew Academy.

       In 2000 and 2001, Arbor Commercial Mortgage paid $65,394 and $85,000, respectively, for legal services rendered, to Pryor, Cashman, Sherman & Flynn, where Mr. Jonathan A. Bernstein, who serves as one of our directors, is of counsel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the ownership of our common stock by:

•	each of our directors;

•	each of our executive officers;

•	each holder of five percent or more of our common stock, known to us as of April 29, 2004; and

•	all of our directors and executive officers as a group.

       Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553.

	Number of
	Shares
	Beneficially	Percent of
Name	Owned(1)	Class(2)

Arbor Commercial Mortgage, LLC(3)	3,776,136	19.6%
Ivan Kaufman(4)	3,898,536	20.3%
Wellington Management Company, L.L.P.(5)	2,311,200	15.3%
Farallon Partners, L.L.C.(6)	1,125,000	7.2%
Joseph Martello(7)	12,000	*
Jonathan A. Bernstein(8)	1,000	*
William Helmreich(9)	37,000	*
C. Michael Kojaian(10)	501,000	3.2%
Frederick C. Herbst(11)	28,000	*
Daniel M. Palmier(12)	87,100	*
Fred Weber(13)	17,800	*
Walter K. Horn(14)	16,400	*
Melvin F. Lazar(15)	1,000	*
John C. Kovarik(16)	200	*
All directors and officers as a group (10 persons)	4,600,036	23.9%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days of the date hereof. For purposes of the table above, we have also assumed that all units of our operating partnership, Arbor Realty Limited Partnership, held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable).

At the consummation of the private placement, Arbor Commercial Mortgage received 3,146,724 operating partnership units and warrants to purchase an additional 629,345 operating partnership units. Each of these operating partnership units held by Arbor Commercial Mortgage is paired with one share of our special voting preferred stock, which is entitled to one vote per share on all matters submitted to our stockholders. Each share of special voting preferred stock will be redeemed and cancelled by us upon the redemption of its paired operating partnership unit for shares of our common stock or cash. As this table assumes that all operating partnership units issued to Arbor Commercial Mortgage, including those issuable upon exercise of the warrants issued to Arbor

Commercial Mortgage, have been redeemed for shares of our common stock, we have assumed that the shares of special voting preferred stock to be held by Arbor Commercial Mortgage have been redeemed and cancelled by us.

(2)	Shares of common stock subject to options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Shares of common stock issuable upon the redemption of operating partnership units are deemed to be outstanding for computing the percentage of the person holding such operating partnership units but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes shares of our common stock issuable upon redemption of the operating partnership units that are issuable upon exercise of warrants held by Arbor Commercial Mortgage.

(4)	Includes shares of our common stock issuable upon redemption of the operating partnership units held by Arbor Commercial Mortgage and subject to warrants held by Arbor Commercial Mortgage. Mr. Kaufman, together with the Kaufman entities, including the Ivan and Lisa Kaufman Family Trust, the Ivan Kaufman Grantor Retained Trust and Arbor Management, beneficially own approximately 88% of the outstanding membership interests of Arbor Commercial Mortgage. Also includes 120,000 of shares of restricted common stock that we granted to Mr. Kaufman and 2,000 shares of our common stock purchased by Mr. Kaufman’s wife in the private placement.

(5)	Based on information included in the Schedule 13G filed by Wellington Management Company, LLP (“Wellington Management”) on May 10, 2004. Wellington Management, in its capacity as investment advisor, may be deemed to beneficially own 2,311,200 shares of our common stock, which are held of record by clients of Wellington Management. Wellington Management has shared voting authority over 1,499,300 shares and shared dispositive power over 2,311,200 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The address for Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(6)	Based on information provided to us as of June 4, 2004. Includes (i) 499,300 shares directly held by Farallon Capital Partners, L.P. (“FCP”), (ii) 484,900 shares directly held by Farallon Capital Institutional Partners, L.P. (“FCIP”), (iii) 51,300 shares directly held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), (iv) 63,900 shares directly held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”) and (v) 25,600 shares directly held by Tinicum Partners, L.P. (“Tinicum” and together with FCP, FCIP, FCIP II and FCIP III, the “Farallon Partnerships”). Farallon Partners, L.L.C. (“FP”) is the general partner of the Farallon Partnerships. FP may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships. As managing members of FP, David I. Cohen, Chun R. Ding, Joseph F. Downes, William F. Duhamel, Charles E. Ellwein, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Rajiv A. Patel, Derek C. Schrier and Mark C. Wehrly and, as senior managing member of FB, Thomas F. Steyer, may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships. FP, each of its managing members and its senior managing member disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution. The address for all of the above-mentioned entities and persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 1325, San Francisco, CA 94111.

(7)	Mr. Martello holds a 1.3% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Martello.

(8)	The address for Mr. Bernstein is 333 Earle Ovington Boulevard, Uniondale, NY 11553.

(9)	The address for Dr. Helmreich is 333 Earle Ovington Boulevard, Uniondale, NY 11553.

(10)	Includes 500,000 shares of common stock purchased by Kojaian Ventures, L.L.C., of which the sole members are C. Michael Kojaian, one of our directors, and Kojaian Ventures — MM, Inc., of which Mr. Kojaian is the sole stockholder, in the concurrent offering. The address for Mr. Kojaian is 333 Earle Ovington Boulevard, Uniondale, NY 11553.

(11)	Mr. Herbst holds a 0.5% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Herbst.

(12)	Mr. Palmier holds a 0.2% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Palmier.

(13)	Mr. Weber holds a 0.9% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Weber.

(14)	Mr. Horn holds a 2.0% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Horn.

(15)	The address for Mr. Lazar is 333 Earle Ovington Boulevard, Uniondale, NY 11553.

(16)	The address for Mr. Kovarik is 333 Earle Ovington Boulevard Uniondale, NY 11553.

DESCRIPTION OF STOCK

       The following is a summary of the material provisions of our stock.

General

       We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or the MGCL, our charter and our bylaws, copies of each of which are available upon request. See “Where You Can Find More Information.”

Authorized Stock

       Our charter provides that we may issue up to 500 million shares of common stock, par value $0.01 per share, and 100 million shares of preferred stock, par value $0.01 per share. There are approximately 15.5 million shares of common stock issued and outstanding and approximately 3.1 million shares of preferred stock issued and outstanding.

       Under Maryland law, our stockholders are generally not liable for our debts or obligations.

Common Stock

       All shares of our common stock offered hereby are duly authorized and will be validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.

       Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to the vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares of our common stock are not able to elect any directors.

       Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

       Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter, however, provides for approval of these matters, except with respect to certain charter amendments, by an affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

       Our charter authorizes our board of directors to increase the number of shares of authorized common stock, to issue additional authorized but unissued shares of our common stock, to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series without stockholder approval.

       There are no limitations imposed on dividend payouts to stockholders in our warehouse credit agreement and our master repurchase agreements provided that such dividend payout does not cause us to violate the minimum net worth and minimum liquidity covenants contained in those agreements.

Preferred Stock

       Our charter authorizes our board of directors to increase the number of authorized shares of preferred stock, to issue additional authorized but unissued shares of our preferred stock, to classify or reclassify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series without stockholder approval. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Special Voting Preferred Stock

       We, our operating partnership and our manager have entered into a pairing agreement. Pursuant to the pairing agreement, each operating partnership unit issued to Arbor Commercial Mortgage in connection with the contribution of the initial assets (including operating partnership units issuable upon the exercise of Arbor Commercial Mortgage’s warrants for additional operating partnership units) is paired with one share of our special voting preferred stock.

       A holder of special voting preferred stock is not entitled to any regular or special dividend payments or other distributions, including any dividend or other distributions declared or paid with respect to shares of our common stock or any other shares of our stock. A holder of shares of special voting preferred stock is only entitled to receive a $0.01 distribution per share in the event of our liquidation, dissolution or redemption of the special voting preferred stock.

       Each share of special voting preferred stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. The holders of special voting preferred stock have no separate class voting rights, except as specifically provided by our charter. We may not issue any additional shares of special voting preferred stock in the future unless such shares are paired with operating partnership units.

       Upon any redemption of an operating partnership unit that is paired with a share of special voting preferred stock in accordance with the redemption provisions of the operating partnership agreement, the share of special voting preferred stock will be redeemed by us and cancelled.

       If we complete a merger transaction in connection with which the holders of operating partnership units either continue to hold interests in our operating partnership or receive partnership interests or other securities of another operating partnership in an “umbrella partnership” REIT structure, then the holders of special voting preferred stock are generally entitled to vote separately as a class on such a merger transaction, unless they receive a voting security comparable to the special voting preferred stock.

Warrants

       The warrants comprising part of the units were issued pursuant to a warrant agreement dated as of July 1, 2003 between us and American Stock Transfer & Trust Company who acts as warrant agent. The following is a brief summary of certain provisions of the warrant agreement and does not purport to be complete and is qualified in its entirety by reference to the warrant agreement including the definitions of certain terms used below.

       Each unit consists of five shares of our common stock, par value $0.01 per share, and one warrant that has an initial exercise price of $15.00 and entitles the holder to purchase one share of our common stock subject to certain anti-dilution adjustments. The warrants are exercisable until 5:00 p.m. New York City time on July 1, 2005. The warrants comprising the units do not become exercisable, detachable and freely tradeable until after the shares of the common stock comprising the units are registered under the Securities Act and either listed on a national securities exchange or The Nasdaq Stock Market, Inc. The shares of common stock and the warrants comprising the units may not be traded separately until such listing.

       The warrants, held in certificated form, may be exercised by surrendering to the warrant agent the definitive warrant certificates evidencing such warrants, with the accompanying form of election to purchase properly completed and executed, together with payment of the exercise price. Payment of the exercise price may be made (1) in the form of cash or by certified or official bank check payable to the order of us, or (2) by surrendering additional warrants or shares of common stock for cancellation to the extent we may lawfully accept shares of common stock, with the value of such shares of common stock for such purpose equal to the average trading price of the common stock during the 20 trading days preceding the date surrendered and the value of the warrants to equal the difference between such value of a share of common stock and the exercise price.

       No fractional shares of common stock will be issued upon exercise of the warrants. In lieu of any fractional shares of our common stock that would otherwise be issuable upon exercise of the warrants, we will pay the holders the equivalent cash value of the fractional warrants. The holders of the warrants have no right to vote on matters submitted to our stockholders and have no right to receive dividends. The holders of the warrants not yet exercised are not entitled to share in our assets in the event of our liquidation or dissolution, or the winding up of our affairs.

       The exercise price of the warrants will be appropriately adjusted if we (1) pay a dividend or make a distribution on our common stock in shares of our common stock or make certain other dividends or distributions on our common stock (other than cash dividends out of funds legally available therefore), (2) subdivide our outstanding shares of common stock into a greater number of shares, (3) combine our outstanding shares of common stock into a smaller number of shares or (4) issue by reclassification of our common stock any other shares of our stock.

       In the case of our consolidation or merger in which we are not the surviving entity, or our liquidation or the sale of all or substantially all of our assets to another person or entity, each warrant will thereafter be deemed exercised for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger, or sale had the warrants been exercised immediately prior thereto, less the exercise price.

Power to Increase Authorized Stock and Issue Additional Shares

of Our Common Stock and Preferred Stock

       Our board of directors has the power to increase the number of authorized shares of our preferred and common stock, issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. We believe that this power provides us with flexibility in structuring possible future financings and acquisitions and in meeting other business needs that might arise. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Transfer

       In order for us to qualify as a REIT under the Internal Revenue Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

       Our charter contains restrictions on the ownership and transfer of our common stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.6% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 9.6% by value of our outstanding capital stock. We refer to this restriction as the “ownership limit.” Our charter provisions further prohibit any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT.

       The constructive ownership rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/ or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.6% of our outstanding common or capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, less than 9.6% of our outstanding common or capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of these limits on our outstanding stock and thereby subject the stock to the applicable ownership limit.

       Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if it:

•	determines that any exemption from the ownership limit will not jeopardize our status as a REIT under the Internal Revenue Code; and

•	determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856 (d)(2)(B) of the Internal Revenue Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Internal Revenue Code.

       We granted Arbor Commercial Mortgage and Ivan Kaufman, as its controlling entity owner, an exemption from this ownership limitation, in connection with Arbor Commercial Mortgage’s acquisition of approximately 3.1 million shares of our special voting preferred stock.

       As a condition of our waiver, our board of directors may require an opinion of counsel or an IRS ruling satisfactory to our board of directors, and/ or representations or undertakings from the applicant with respect to preserving our REIT status. Additionally, the waiver of the ownership limit may not allow five or fewer stockholders to beneficially own more than 50% in value of our outstanding capital stock. Our charter provisions further prohibit:

•	any person from beneficially or constructively owning shares of our stock that would result in us being closely held under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock after January 29, 2004 if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

       Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

       Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit as permitted by our board of directors, then any such purported transfer will be ineffective as to that number of shares in excess of the applicable ownership limit (rounded up to the nearest whole). That number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. A person or entity that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a trust, as set forth above, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our common stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our common stock. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by our board of directors, then our charter provides that the transfer of the excess shares will be void.

       Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the last reported sales price reported on a national securities exchange or the Nasdaq Stock Market on the trading day immediately preceding the day of the event that resulted in the transfer of such shares of our stock to the trust if the shares are then traded) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our common stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such common stock will be paid to the charitable beneficiary.

       If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or as otherwise permitted by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee or owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on a national securities exchange or the Nasdaq Stock Market on the trading day immediately preceding the relevant date if the shares are then traded), and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

       The trustee shall be designated by us and shall be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

       Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion, to:

•	rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

       However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

       Any beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner must, on request, provide us with a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the applicable Treasury regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner shall, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of our common stock on our status as a REIT and to ensure compliance with the ownership limit, or as otherwise permitted by our board of directors.

       All certificates representing shares of our stock bear a legend referring to the restrictions described above.

       These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

       The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

SECURITIES ELIGIBLE FOR FUTURE SALE

       Currently, 15,473,767 shares of our common stock are outstanding, 35,500 shares are reserved and authorized for issuance under our stock incentive plan, and 3,776,069 shares of common stock are authorized for issuance upon redemption of operating partnership units (including 629,345 operating partnership units issuable upon exercise of warrants for additional operating partnership units).

       Giving effect to the potential exercise of warrants and redemption of operating partnership units for shares of our common stock, 20,859,836 shares of our common stock would be outstanding. Any shares of common stock purchased by our affiliates will be subject to the manner of sale and volume limitations of Rule 144 promulgated under the Securities Act.

       Pursuant to lock-up agreements we entered into in connection with our initial public offering, we, our directors and officers, Arbor Commercial Mortgage and certain members of the senior management of Arbor Commercial Mortgage agreed, with limited exceptions, for a period of 180 days after April 7, 2004, the date of the IPO prospectus, and all existing stockholders agreed, with limited exceptions, for a period of 60 days after April 7, 2004, the date of the IPO prospectus, that we and they will not, without the prior written consent of Wachovia Capital Markets, LLC, directly or indirectly, offer to sell, sell or otherwise dispose of any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common or our other capital stock. In connection with the private placement, our directors and executive officers, Arbor Commercial Mortgage and certain members of the senior management of Arbor Commercial Mortgage agreed with JMP Securities, the initial purchaser in the private placement, not to offer, pledge, sell contract to sell, sell any option or contract to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable for any of our common stock or any right to acquire our common stock, for a period of 180 days from the effective date of the IPO registration statement, subject to certain exceptions.

       Wachovia Capital Markets or JMP Securities, at any time, and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements.

  Registration Rights

       Under our registration rights agreement with JMP Securities, we may suspend sales under the shelf registration statement by the stockholders holding securities issued and sold in the private placement. For a period not to exceed thirty days in any three month period or ninety days in the aggregate in any twelve-month period in the event of:

•	an underwritten offering where we are advised by the representative of the underwriters that the sale of securities pursuant to the shelf registration statement would have a material adverse effect on our underwritten offering; or

•	pending negotiations relating to, or the consummation of, a transaction or the occurrence of an event

•	that would require additional disclosure of material information by us in the shelf registration statement and that has not been so disclosed;

•	as to which we have a bona fide business purpose for preserving confidentiality; or

•	that renders us unable to comply with Securities and Exchange Commission requirements, in each case under circumstances that would make it unduly burdensome to cause the shelf registration statement to become effective or to promptly amend or supplement the shelf registration statement on a post effective basis, as applicable.

       No assurance can be given as to (1) the likelihood that an active market for our common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell our common stock or (4) the prices that stockholders may obtain for any of the shares of our common stock. No prediction can be made as to the effect, if any, that future sales of our common stock, or the availability of securities for future sale, will have on the market price-prevailing from time to time. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices of the common stock. See “Risk Factors — Risks Related to the Offering.”

       For a description of certain restrictions on transfers of our common stock held by certain of our stockholders, see “Underwriting — Lock-up Agreements.”

IMPORTANT PROVISIONS OF MARYLAND LAW AND

OF OUR CHARTER AND BYLAWS

       The following is a summary of important provisions of the MGCL, our charter and our bylaws, copies of each of which are available upon request. See “Available Information.”

The Board of Directors

       Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL (currently, one) nor more than nine. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors may be filled by a majority of our entire board of directors. In addition, our charter provides that at least a majority of our directors are required to be independent.

       Pursuant to our charter, the board of directors is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire at the annual meeting of stockholders in 2004, 2005 and 2006, respectively. Directors of each class will be nominated for three year terms upon the expiration of each three year term and each year one class of directors will be elected by the stockholders. We believe that classification of the board of directors helps to assure the continuity and stability of our business strategies and policies as determined by the board of directors. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock are able to elect all of the successors of the class of directors whose terms expire at that meeting.

       The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, is generally required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change the control of us, even though the tender offer or change in control might be in the best interest of our stockholders.

Removal of Directors

       Our charter provides that a director may be removed only for cause (as defined in the charter) and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Liability and Indemnification of Officers and Directors

       Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

       Our charter authorizes us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his status as a present or former director or officer of ours and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of ours and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of ours or a predecessor of ours.

       Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Business Combinations

       Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

       A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

       After the five year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of voting stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

       These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

       The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted by resolution any business combinations (a) between us and Arbor Commercial Mortgage or any of its affiliates and (b) between us and any interested stockholder, provided that any such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such interested stockholder). Consequently, the five year prohibition and the super majority vote requirements do not apply to business combinations between us and any of them. As a result, such parties may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and the other provisions of the statute.

       The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

       Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the stockholders by a vote of two thirds of the votes entitled to be cast on the matter, excluding all interested shares. Shares owned by the acquiror, by our officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

       Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

       A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

       If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved.

       The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

       Article II, Section 13 of our bylaws contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.

Amendment to Our Charter

       Our charter generally may be amended only by the affirmative vote of the holders of not less than a majority vote of all of the votes entitled to be cast on the matter, with certain exceptions, including provisions regarding classification of our board of directors, our independent directors and the removal of directors, that in each case, require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

       Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by our board of directors or (iii) by a stockholder of record who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

       The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our charter on classification of our board of directors and removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in the control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

OUR OPERATING PARTNERSHIP AGREEMENT

Management

       Arbor Realty Limited Partnership, our operating partnership, was formed as a Delaware limited partnership on June 24, 2003. We hold all of our interests in our operating partnership through two wholly owned subsidiaries, Arbor Realty GPOP, Inc., the general partner, and Arbor Realty LPOP, Inc., the initial limited partner. The general partner and the initial limited partner of our operating partnership entered into a partnership agreement on June 24, 2003, which was amended and restated on July 1, 2003, and included Arbor Commercial Mortgage as an additional limited partner. Our operating partnership commenced operations on July 1, 2003. We are the sole general partner of our operating partnership, and we, along with Arbor Commercial Mortgage, are the sole limited partners. We own approximately an 83% interest in our operating partnership, and Arbor Commercial Mortgage owns the remaining interest of approximately 17%. In the future, additional operating partnership units may be issued to us, to Arbor Commercial Mortgage or its affiliates, or to third parties.

       Pursuant to the partnership agreement of our operating partnership, we, as the sole general partner, generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions and dispositions of loans and other assets and refinancings of existing indebtedness. No limited partners may take part in the operation, management or control of the business of our operating partnership by virtue of being a holder of operating partnership units. Pursuant to the management agreement between us and Arbor Commercial Mortgage, and subject to the oversight of our board of directors, Arbor Commercial Mortgage manages our business, including our management and operation of our operating partnership.

       We may not be removed as general partner of the partnership, except that upon our bankruptcy or dissolution, the limited partners may appoint a successor general partner to continue the partnership.

       We are not obligated to consider the interests of the limited partners separately from the interests of our stockholders in deciding whether to cause the operating partnership to take or decline to take any actions.

Transferability of Interests

General Partner

       The partnership agreement provides that we may not sell, assign, transfer, pledge or otherwise dispose of our general partner interest without the consent of the holders of a majority of the limited partnership interests, except for transfers:

•	to a subsidiary of ours; or

•	in connection with our merger into another entity, if the surviving entity contributes substantially all its assets to our operating partnership.

Limited Partners

       The partnership agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the limited partners’ operating partnership units without our consent, which we may give or withhold in our sole discretion. However, an individual partner may transfer his operating partnership units to his immediate family or a trust for his immediate family, without our consent but subject to our right not to admit the transferee as a limited partner in our operating partnership. In addition, the partnership agreement contains other restrictions on transfer of operating partnership units if, among other things, that transfer:

•	would require registration of the partnership units under federal or state securities laws or would require our operating partnership to become a reporting company under the Exchange Act,

•	would cause us to fail to comply with the REIT rules under the Internal Revenue Code, or

•	would cause us to become a publicly traded partnership under the Internal Revenue Code.

Capital Contributions and Borrowings

       We contributed to the partnership all the net proceeds of the private placement of our units to the partnership as our initial capital contribution in exchange for a 72% interest in our operating partnership, 0.1% of which is in the form of a general partner interest, and the remaining 71.9% of which is held as a limited partner interest. Arbor Commercial Mortgage contributed the initial assets to the partnership in exchange for the remaining 28% interest in our operating partnership, which is a limited partner interest. In connection with its limited partner interest, Arbor Commercial Mortgage also received warrants to purchase additional limited partnership interests for an exercise price of $15.00 per operating partnership unit. Upon exercise of such warrants by Arbor Commercial Mortgage, and in the absence of any additional issuances of operating partnership units or changes in the ownership of our operating partnership, Arbor Commercial Mortgage would own approximately a 32% interest in our operating partnership.

       We contributed the net proceeds from our initial public offering to our operating partnership in exchange for additional units of partnership interest, which increased our interest in our operating partnership to 83%. Arbor Commercial Mortgage owns the remaining 17% interest. Assuming the exercise of the warrants of Arbor Commercial Mortgage mentioned above, Arbor Commercial Mortgage would own approximately a 20% interest in our operating partnership and we would own the remaining 80% interest.

       The partnership agreement provides that we may determine that the partnership requires additional funds and that we may:

•	on behalf of the partnership, accept additional capital contributions from existing partners or other persons,

•	cause the partnership to borrow funds from a financial institution or other person,

•	borrow such funds from a lending institution or other person and subsequently lend such funds to the partnership, or

•	directly lend funds to the operating partnership.

       Under the partnership agreement, we are obligated to contribute the proceeds of any offering of stock as additional capital to the partnership. Our operating partnership is authorized to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership’s and our best interests. Partnership interests may be issued for less than their fair market value on the date of issuance in connection with the exercise by Arbor Commercial Mortgage of its warrants to acquire operating partnership units, or in connection with our contribution of proceeds that we receive upon the issuance of our stock pursuant to the exercise of stock options or warrants.

       While the limited partners have no preemptive right to make additional capital contributions, the partnership agreement provides that we, as general partner, may make additional capital contributions to the partnership, in exchange for additional operating partnership units or additional assets, as we determine in good faith to be desirable to further the purposes or business of the partnership. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contributions and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, we may revalue the assets of the partnership to their fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such assets (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a disposition of such assets for such fair market value on the date of the revaluation. Our operating partnership could also issue operating partnership units to Arbor Commercial Mortgage or its affiliates, or to third parties, in exchange for assets contributed to or services provided for our operating partnership. Such transactions may give rise to a revaluation of the partnership’s assets and an adjustment to partners’ capital accounts.

       Our operating partnership could also issue preferred partnership interests in connection with acquisitions of assets or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that we own directly or through subsidiaries.

Redemption Rights

       Under the partnership agreement, each limited partner (other than us and any of our subsidiaries that may hold limited partner interests) has the right to redeem their operating partnership units. This right may be exercised at the election of that limited partner by giving us written notice, subject to some limitations. The purchase price for each of the operating partnership units to be redeemed will equal the fair market value of one share of our common stock, calculated as the average of the daily closing prices for the ten consecutive trading days immediately preceding the date of determination, or, if no closing price is available, the fair market value as determined in good faith by the board of directors of the general partner. The purchase price for the operating partnership units may be paid in cash, or, in our discretion, by the issuance by us of a number of shares of our common stock equal to the number of operating partnership units with respect to which the rights are being exercised.

       No limited partner may exercise its redemption rights if we could not issue stock to the redeeming partner in satisfaction of the redemption (regardless of whether we would in fact do so instead of paying cash) because of the ownership limitations contained in our charter, or if the redemption would cause us to violate the REIT requirements. The relevant sections of our charter generally prohibit direct or indirect ownership of more than 9.6% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or 9.6% by value of our outstanding capital stock. Our charter provisions further prohibit any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT. In addition, no limited partner may exercise the redemption right:

•	for fewer than 500 operating partnership units or, if a limited partner holds fewer than 500 operating partnership units, all of the operating partnership units held by such limited partner,

•	unless permitted by us, more than once each fiscal quarter, or

•	if the issuance of our common stock to satisfy the redemption would be likely to cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock or limited partnership interests for purposes of complying with the Securities Act.

       Arbor Commercial Mortgage’s right to cause a redemption of operating partnership units that it holds will not be exercisable until after the earlier of (1) two years following the closing of the private placement, and (2) six months (180 days) following the effectiveness the registration statement of which this prospectus is a part.

       The aggregate number of shares of common stock issuable upon exercise of the redemption rights, including redemption rights with respect to operating partnership units that may be issued upon exercise of warrants granted to Arbor Commercial Mortgage, is approximately 3.7 million. The number of shares of common stock issuable and the cash amount payable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

Operations

       The agreement allows us to operate the operating partnership in a manner that permits us to qualify as a REIT at all times and to cause the partnership not to take any action that would cause us to incur additional federal income or excise tax liability under the Internal Revenue Code. The partnership agreement also provides that we may not conduct any business other than in connection with the management of the operating partnership’s business, our operations as a REIT and related activities and generally obligates us to own our assets through the operating partnership.

       The operating partnership must reimburse us for all amounts we spend in connection with the partnership’s business, including:

•	expenses relating to our ownership and management of the partnership;

•	the management fees owing to Arbor Commercial Mortgage, and the fees or compensation owing to directors, officers and employees; and

•	if we become a public company, the expense of our being a public company.

Allocations

       Profits and losses of our operating partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. In the event, however, that the registration statement of which this prospectus forms a part is not declared effective by June 30, 2004, then the operating partnership will allocate to us, for each quarter that the condition continues, income in the amount of $0.0625 per operating partnership unit that we hold, prior to any other allocations by the partnership. Our operating partnership would have also been obligated to make such an allocation to us had we not filed the registration statement of which this prospectus forms a part by December 31, 2003. The number of operating partnership units that we hold generally corresponds to the number of shares of our common stock outstanding. All of the foregoing allocations are subject to compliance with the provisions of Internal Revenue Code sections 704(b) and 704(c) and Treasury regulations promulgated thereunder.

Distributions

       The partnership agreement provides that our operating partnership makes quarterly cash distributions in amounts determined by us in our sole discretion, to us and other limited partners, generally in accordance with the respective percentage interests of the partners in the partnership. To the extent, however, that the registration statement of which this prospectus forms a part is not declared effective by June 30, 2004, and, as a result, income is specially allocated to us by the operating partnership in the manner and amounts referenced above, then an amount equal to such special allocations will be distributed to us, and available for distribution by us to our stockholders, prior to other distributions by the operating partnership.

       Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.

Amendments

       Generally, we, as the general partner of our operating partnership, may not amend the partnership agreement without the consent of the holders of the majority of the limited partnership interest, except that without the consent of any limited partner we may amend the agreement to:

•	add to our obligations or surrender our rights, as general partner, under the agreement for the benefit of the limited partners,

•	reflect the issuance of additional partnership units or the admission, substitution, termination or withdrawal of partners in accordance with the partnership agreement,

•	reflect inconsequential changes, cure any ambiguity, correct or supplement any provision not inconsistent with law or another provision of the partnership agreement, or make other changes concerning matters under the agreement not otherwise inconsistent with the law or the agreement,

•	satisfy requirements or guidelines under federal or state law,

•	reflect changes that are reasonably necessary for us, as general partner, to satisfy the REIT requirements or reflect the transfer of partnership interests from us, as general partner, to a subsidiary of ours,

•	modify the manner in which capital accounts are computed but only to the extent set forth in the operating partnership agreement in order to comply with the requirements of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, or

•	issue additional partnership interests in the operating partnership.

       We may not, without the consent of each limited partner adversely affected, make any amendment to the operating partnership agreement that would (1) convert a limited partnership interest into a general partner interest or modify the limited liability of a limited partner, (2) alter the distribution rights or the allocations described in the agreement, or (3) modify the redemption rights.

Exculpation and Indemnification of the General Partner

       The partnership agreement of our operating partnership provides that neither we, as general partner, nor any of our directors and officers are liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if we, our director or our officer acted in good faith.

       In addition, the partnership agreement requires our operating partnership to indemnify and hold us, as general partner, and our directors, officers and any other person we designate, from and against any and all claims arising from operations of the operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,

•	the indemnitee actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the indemnitee has reasonable cause to believe that the act or omission was unlawful.

       No indemnitee may subject any partner of our operating partnership to personal liability with respect to this indemnification obligation.

Term

       The partnership will continue until dissolved upon:

•	the general partner’s bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership) or a decree of judicial dissolution under Delaware law;

•	the sale or other disposition of all or substantially all the assets of the partnership;

•	the redemption of all partnership units (other than those held by us or our subsidiaries); or

•	an election by us, in our sole discretion, in our capacity as the general partner.

Tax Matters

       We are the tax matters partner of our operating partnership, and we have the authority to make tax elections under the Internal Revenue Code on behalf of the partnership.

FEDERAL INCOME TAX CONSIDERATIONS

       The following is a summary of the material federal income tax consequences relating to the acquisition, holding and disposition of common stock of Arbor Realty. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Arbor Realty,” “we,” “our” and “us” mean only Arbor Realty Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that the operation of Arbor Realty, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreement. This summary of the material federal income tax consequences of an investment in our common stock does not purport to discuss all aspects of federal income taxation that may be relevant to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	holders who receive Arbor Realty common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding Arbor Realty common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

       This summary assumes that investors will hold our common stock as capital assets, which generally means as property held for investment.

       THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF ARBOR REALTY COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING ARBOR REALTY COMMON STOCK TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF ARBOR REALTY COMMON STOCK.

Taxation of Arbor Realty

       Arbor Realty intends to elect to be taxed as a REIT, commencing with its initial taxable year ended December 31, 2003, upon the filing of its federal income tax return for that year. We believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT, and intend to continue to operate in such a manner.

       The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our formation. We have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, commencing with Arbor Realty’s initial taxable year ended December 31, 2003, Arbor Realty was organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and its actual method of operation through the date thereof has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT. It must be emphasized that an opinion of counsel is expressed as of the date given, is based on various assumptions relating to the organization and operation of Arbor Realty, and is conditioned upon representations and covenants made by the management of Arbor Realty and affiliated entities regarding its organization, assets and the past, present and future conduct of its business operations. While Arbor Realty intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of Arbor Realty, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or Arbor Realty that Arbor Realty will so qualify for any particular year. Counsel will have no obligation to advise Arbor Realty or the holders of Arbor Realty common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

       Qualification and taxation as a REIT depends on the ability of Arbor Realty to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code. Compliance with these requirements will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP subsequent to the date of its opinion, although our status as a REIT at that time will depend in part on our continued compliance with these requirements. Arbor Realty’s ability to qualify as a REIT also requires that it satisfies certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by Arbor Realty. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of Arbor Realty’s operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

       As indicated above, qualification and taxation as a REIT depends upon the ability of Arbor Realty to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “Requirements for Qualification — General.” While Arbor Realty intends to operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge its qualification, or that it will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify” below.

       Provided that Arbor Realty qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that historically has resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

       The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “Jobs and Growth Act”) was enacted in 2003. Among other provisions, the Jobs and Growth Act generally lowers the rate at which stockholders who are individuals are taxed on corporate dividends, from a maximum of 38.6% (as ordinary income) to a maximum of 15% (the same as long-term capital gains), for the 2003 through 2008 tax years, thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by stockholders from Arbor Realty or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which, pursuant to the Jobs and Growth Act, will be as high as 35% through 2010. See “Taxation of Stockholders — Taxation of Taxable U.S. Stockholders — Distributions.”

       Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “Taxation of Stockholders.”

       If Arbor Realty qualifies as a REIT, it will nonetheless be subject to federal tax in the following circumstances:

•	Arbor Realty will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	Arbor Realty may be subject to the “alternative minimum tax” on its items of tax preference, including any deductions of net operating losses.

•	If Arbor Realty has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions,” and “— Foreclosure Property,” below.

•	If Arbor Realty elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” it may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If Arbor Realty fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect the profit margin associated with Arbor Realty’s gross income.

•	If Arbor Realty fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, Arbor Realty will be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level.

•	Arbor Realty may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in “Requirements for Qualification — General.”

•	A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If Arbor Realty acquires appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in the hands of Arbor Realty is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, Arbor Realty may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if it subsequently recognizes gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of Arbor Realty’s subsidiaries could be subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

       In addition, Arbor Realty and its subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on their assets and operations. Arbor Realty could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

       The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets.

       The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Arbor Realty’s charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. Arbor Realty is not required to satisfy conditions (5) and (6) for its initial taxable year ended December 31, 2003.

       To monitor compliance with the share ownership requirements, Arbor Realty is generally required to maintain records regarding the actual ownership of its shares. To do so, Arbor Realty must demand written statements each year from the record holders of specified percentages of its stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by Arbor Realty. A list of those persons failing or refusing to comply with this demand must be maintained as part of the records of Arbor Realty. Failure by Arbor Realty to comply with these record-keeping requirements could subject it to monetary penalties. If Arbor Realty satisfies these requirements and has no reason to know that condition (6) is not satisfied, it will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

       Arbor Realty’s ability to satisfy the share ownership requirements depends in part on the relative values of our common stock, special voting preferred stock, and any other classes of stock that might be issued in the future. Although Arbor Realty believes that the stockholder ownership limitations contained in its charter will enable it to meet such requirements, the relative values of its classes of stock have not been determined by independent appraisal, and no assurance can be given that despite compliance with the charter limitations, the relative values of the classes of stock would not be successfully challenged by the IRS so as to cause Arbor Realty to fail such REIT ownership requirements.

       In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Arbor Realty satisfies this requirement.

Effect of Subsidiary Entities

       Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, Arbor Realty’s proportionate share, based upon its percentage capital interest, of the assets and items of income of partnerships in which it owns an equity interest (including its interest in the operating partnership and its preferred equity interests in lower-tier partnerships), are treated as assets and items of income of Arbor Realty for purposes of applying the REIT requirements described below. Consequently, to the extent that Arbor Realty directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect Arbor Realty’s ability to qualify as a REIT, even though Arbor Realty may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.”

       Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which Arbor Realty holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

       In the event that a disregarded subsidiary of Arbor Realty ceases to be wholly owned-for example, if any equity interest in the subsidiary is acquired by a person other than Arbor Realty or another disregarded subsidiary of Arbor Realty — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Arbor Realty’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests” below.

       Taxable Subsidiaries. A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary (“TRS”). The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by Arbor Realty and its subsidiaries in the aggregate, and Arbor Realty’s ability to make distributions to its stockholders.

       A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).

Income Tests

       In order to maintain qualification as a REIT, Arbor Realty annually must satisfy two gross income requirements. First, at least 75% of Arbor Realty’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage backed securities), and gains from the sale of real estate assets, as well as income from some kinds of temporary investments. Second, at least 95% of Arbor Realty’s gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

       Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If Arbor Realty receives interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that Arbor Realty acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and Arbor Realty’s income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

       To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

       To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

       Among the assets held by Arbor Realty and its subsidiaries are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS recently issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. While Arbor Realty and its advisors believe, on the basis of relevant regulations and IRS rulings, that its mezzanine loans qualify as real estate assets and give rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise do not adversely affect its status as a REIT, the loans do not meet all of the requirements for reliance on the safe harbor, and there can be no assurance that the IRS will not challenge the tax treatment of these loans.

       Rents received by Arbor Realty will qualify as “rents from real property” in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue. Arbor Realty and its affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Arbor Realty and its affiliates may directly or indirectly provide non customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, Arbor Realty is generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements. Also, rental income will generally qualify as rents from real property only to the extent that Arbor Realty does not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

       Arbor Realty may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends received by Arbor Realty from a REIT will be qualifying income in Arbor Realty’s hands for purposes of both the 95% and 75% income tests.

       If Arbor Realty fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if it is entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of Arbor Realty to meet these tests was due to reasonable cause and not due to willful neglect, Arbor Realty attaches to its tax return a schedule of the sources of its income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether Arbor Realty would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Arbor Realty, Arbor Realty will not qualify as a REIT. As discussed above under “Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed that is based upon the amount by which Arbor Realty fails to satisfy the particular gross income test.

Asset Tests

       Arbor Realty, at the close of each calendar quarter, must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of the total assets of Arbor Realty must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

       The second asset test is that the value of any one issuer’s securities owned by Arbor Realty may not exceed 5% of the value of Arbor Realty’s total assets. Third, Arbor Realty may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” having specified characteristics. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 20% of the value of the REIT’s total assets.

       Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset, satisfies the rules for “straight debt,” or is sufficiently small so as not to otherwise cause an asset test violation.

       Any interests held by a REIT in a real estate mortgage investment conduit, or “REMIC,” are generally treated as qualifying real estate assets, and income derived by a REIT from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of the REIT’s interest in the REMIC, and its income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “Taxation of Stockholders.”

       Arbor Realty believes that its holdings of securities and other assets will comply with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. Independent appraisals have not been obtained, however, to support Arbor Realty’s conclusions as to the value of all of its assets. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that Arbor Realty’s interests in subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset requirements.

Annual Distribution Requirements

       In order to qualify as a REIT, Arbor Realty is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

(a)	the sum of:

(1)	90% of the “REIT taxable income” of Arbor Realty (computed without regard to the deduction for dividends paid and net capital gains of Arbor Realty), and

(2)	90% of the net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

       These distributions generally must be paid in the taxable year to which they relate, or in the following taxable year if declared before Arbor Realty timely files its tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by Arbor Realty, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

       To the extent that Arbor Realty distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, it will be subject to tax at ordinary corporate tax rates on the retained portion. Arbor Realty may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, Arbor Realty could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by Arbor Realty. Stockholders of Arbor Realty would then increase the adjusted basis of their Arbor Realty stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

       To the extent that a REIT has any net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “Taxation of Stockholders — Taxation of Taxable U.S. Stockholders.”

       If Arbor Realty fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, Arbor Realty will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which it has paid corporate income tax. Arbor Realty intends to make timely distributions so that it is not subject to the 4% excise tax.

       It is possible that Arbor Realty, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from its subsidiaries, and (b) the inclusion of items in income by Arbor Realty for federal income tax purposes. Potential sources of non-cash taxable income include loans or mortgage-backed securities held by Arbor Realty as assets that are issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which Arbor Realty may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in kind distributions of property.

       Arbor Realty may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in Arbor Realty’s deduction for dividends paid for the earlier year. In this case, Arbor Realty may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends. However, Arbor Realty will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

       If Arbor Realty fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Arbor Realty will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Arbor Realty is not a REIT will not be deductible by Arbor Realty, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to stockholders will generally be taxable in the case of stockholders who are individuals, at preferential rates, pursuant to the Jobs and Growth Act and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless Arbor Realty is entitled to relief under specific statutory provisions, Arbor Realty will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, Arbor Realty will be entitled to this statutory relief.

Prohibited Transactions

       Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which Arbor Realty holds a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

       Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. Arbor Realty does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if Arbor Realty does receive any such income, it intends to make an election to treat the related property as foreclosure property.

Foreign Investments

       To the extent that Arbor Realty and its subsidiaries hold or acquire any investments and, accordingly, pay taxes, in foreign countries, taxes paid by Arbor Realty in foreign jurisdictions may not be passed through to or used by, its stockholders, as a foreign tax credit or otherwise. Any foreign investments may also generate foreign currency gains and losses. Foreign currency gains are treated as income that does not qualify under the 95% or 75% income tests, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by Arbor Realty directly or through pass-through subsidiaries, or that any such gains will not adversely affect Arbor Realty’s ability to satisfy the REIT qualification requirements.

Derivatives and Hedging Transactions

       Arbor Realty and its subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of their assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. To the extent that Arbor Realty or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets, any periodic income from the instrument, or gain from the disposition of it, would be qualifying income for purposes of the REIT 95% gross income test, but not for the 75% gross income test. Recently proposed legislation, if enacted, would exclude such income from the REIT 95% gross income test altogether, treating it as neither qualifying nor non-qualifying income for purposes of that test, while not changing the treatment as non-qualifying income for purposes of the 75% income test. To the extent that Arbor Realty hedges with other types of financial instruments or in other situations (for example, hedging interest rate risk on loans held by Arbor Realty or hedges against fluctuations in the value of foreign currencies), the resultant income will be treated as income that does not qualify under the 95% or 75% income tests unless certain technical requirements are met. Proposed legislation, if enacted, would exclude from the REIT 95% income test calculation, but not from the 75% test, foreign currency gains arising from transactions to hedge risks associated with debt incurred to acquire or carry real estate assets. Arbor Realty intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. Arbor Realty may conduct some or all of its hedging activities through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that Arbor Realty’s hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect Arbor Realty’s ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools

       An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by Arbor Realty could give rise to TMPs, with the consequences as described below.

       Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. The Treasury Department has not yet issued regulations to govern the treatment of stockholders as described below. A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” The REIT’s excess inclusion income would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “Taxation of Stockholders.” To the extent that excess inclusion income were allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

       If a subsidiary partnership, not wholly owned by Arbor Realty directly or through one or more disregarded entities (such as the operating partnership), were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter Arbor Realty’s REIT income and asset test calculations, and could adversely affect its compliance with those requirements. Arbor Realty intends to monitor the structure of any TMPs in which it has an interest to ensure that they will not adversely affect its status as a REIT.

Tax Aspects of Investments in Partnerships

General

       Arbor Realty may hold investments through entities that are classified as partnerships for federal income tax purposes, including its interest in the operating partnership and the preferred equity interests in lower-tier partnerships. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. Arbor Realty will include in its income its proportionate share of these partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Arbor Realty will include its proportionate share of assets held by subsidiary partnerships. See “Taxation of Arbor Realty — Effect of Subsidiary Entities — Ownership of Partnership Interests.”

       Consequently, to the extent that Arbor Realty holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect Arbor Realty’s ability to qualify as a REIT, even though Arbor Realty may have no control, or only limited influence, over the partnership.

Entity Classification

       The investment by Arbor Realty in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of Arbor Realty’s subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “Taxation of Arbor Realty — Taxable Mortgage Pools.” If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of the assets of Arbor Realty and items of gross income of Arbor Realty would change and could preclude Arbor Realty from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests as discussed in “Taxation of Arbor Realty — Asset Tests” and “— Income Tests,” and in turn could prevent Arbor Realty from qualifying as a REIT. See “Taxation of Arbor Realty — Failure to Qualify,” above, for a discussion of the effect of the failure of Arbor Realty to meet these tests for a taxable year. In addition, any change in the status of any of Arbor Realty’s subsidiary partnerships for tax purposes might be treated as a taxable event, in which case Arbor Realty could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

       Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

       To the extent that any subsidiary partnership of Arbor Realty acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e. non-contributing) partners. These rules may apply to the contribution by Arbor Realty to any subsidiary partnerships of the cash proceeds received in offerings of its stock. As a result, partners, including Arbor Realty, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause Arbor Realty to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect Arbor Realty’s ability to comply with the REIT distribution requirements discussed above.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

       This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a holder of common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

       If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds common stock issued by Arbor Realty, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of common stock.

       Distributions. Provided that Arbor Realty qualifies as a REIT, distributions made to its taxable U.S. stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income but will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates (15% maximum federal rate through 2008) applicable to individuals who receive dividends from taxable C corporations pursuant to the Jobs and Growth Act. An exception applies, however, and individual stockholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from TRSs or other taxable C corporations, or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions.

       In addition, distributions from Arbor Realty that are designated as capital gain dividends will be taxed to stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of Arbor Realty for the taxable year, without regard to the period for which the stockholder has held its stock. A similar treatment will apply to long-term capital gains retained by Arbor Realty, to the extent that Arbor Realty elects the application of provisions of the Internal Revenue Code that treat stockholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to stockholders a corresponding credit for taxes paid by the REIT on such retained capital gains. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than one year are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

       Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, they will be included in income as long-term capital gains, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Arbor Realty in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Arbor Realty and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Arbor Realty before the end of January of the following calendar year.

       To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “Taxation of Arbor Realty — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor do they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

       If excess inclusion income from a REMIC residual interest or taxable mortgage pool is allocated to any Arbor Realty stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of Arbor Realty — Taxable Mortgage Pools.”

       Dispositions of Arbor Realty Stock. In general, capital gains recognized by individuals upon the sale or disposition of shares of Arbor Realty stock will, pursuant to the Jobs and Growth Act, be subject to a maximum federal income tax rate of 15% for taxable years through 2008, if the Arbor Realty stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the Arbor Realty stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of Arbor Realty stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Arbor Realty stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Arbor Realty that are required to be treated by the stockholder as long-term capital gains.

       If a stockholder recognizes a loss upon a subsequent disposition of Arbor Realty stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress, that, if enacted, would impose significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of Arbor Realty stock, or transactions that might be undertaken directly or indirectly by Arbor Realty. Moreover, you should be aware that Arbor Realty and other participants in transactions involving Arbor Realty (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Non-U.S. Stockholders

       The following is a summary of certain United States federal income and estate tax consequences of the ownership and disposition of Arbor Realty stock applicable to non-U.S. holders of Arbor Realty stock. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of United States federal income and estate taxation.

       Ordinary Dividends. The portion of dividends received by non-U.S. holders payable out of the earnings and profits of Arbor Realty which are not attributable to capital gains of Arbor Realty and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will generally be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. Reduced treaty rates are not available to the extent that income is excess inclusion income allocated to the foreign stockholder. See “Taxation of Arbor Realty — Taxable Mortgage Pools.”

       In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of Arbor Realty stock. In cases where the dividend income from a non-U.S. holder’s investment in Arbor Realty stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

       Non-dividend Distributions. Unless Arbor Realty stock constitutes a U.S. real property interest (a “USRPI”), distributions by Arbor Realty which are not dividends out of the earnings and profits of Arbor Realty will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of Arbor Realty’s current and accumulated earnings and profits. If Arbor Realty stock constitutes a USRPI, as described below, distributions by Arbor Realty in excess of the sum of its earnings and profits plus the stockholder’s basis in its Arbor Realty stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of Arbor Realty’s earnings and profits.

       Capital Gain Dividends. Under FIRPTA, a distribution made by Arbor Realty to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by Arbor Realty directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, Arbor Realty will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Recently proposed legislation, if enacted, would modify the tax treatment of capital gain dividends distributed by REITs to non-U.S. holders. See “Other Tax Considerations — Legislative or Other Actions Affecting REITs.” Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if Arbor Realty held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan or similarly instrument would not be solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income or withholding tax.

       Dispositions of Arbor Realty Stock. Unless Arbor Realty stock constitutes a USRPI, a sale of the stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of Arbor Realty’s assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

       Even if the foregoing test is not met, Arbor Realty stock nonetheless will not constitute a USRPI if Arbor Realty is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. Arbor Realty believes that it is, and it expects to continue to be, a domestically controlled REIT and, therefore, the sale of Arbor Realty stock should not be subject to taxation under FIRPTA. Because Arbor Realty stock is transferable, however, no assurance can be given that Arbor Realty will be a domestically controlled REIT.

       In the event that Arbor Realty does not constitute a domestically controlled REIT, a non-U.S. holder’s sale of stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) the stock owned is of a class that is “regularly traded,” as defined by applicable Treasury Department regulations, on an established securities market, and (b) the selling non-U.S. holder held 5% or less of Arbor Realty’s outstanding stock of that class at all times during a specified testing period.

       If gain on the sale of stock of Arbor Realty were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

       Gain from the sale of Arbor Realty stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (a) if the non-U.S. holder’s investment in the Arbor Realty stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

       Estate Tax. Arbor Realty stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

       Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held its Arbor Realty stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) the Arbor Realty stock is not otherwise used in an unrelated trade or business, distributions from Arbor Realty and income from the sale of the Arbor Realty stock should not give rise to UBTI to a tax-exempt stockholder. To the extent, however, that Arbor Realty (or a part of Arbor Realty, or a disregarded subsidiary of Arbor Realty) is a TMP, or if Arbor Realty holds residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be subject to tax as UBTI. See “Taxation of Arbor Realty — Taxable Mortgage Pools.”

       Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7),(c)(9),(c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from Arbor Realty as UBTI.

       In certain circumstances, a pension trust that owns more than 10% of Arbor Realty’s stock could be required to treat a percentage of the dividends from Arbor Realty as UBTI, if Arbor Realty is a “pension-held REIT.” Arbor Realty will not be a pension-held REIT unless either (A) one pension trust owns more than 25% of the value of Arbor Realty’s stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of Arbor Realty’s stock, collectively owns more than 50% of such stock. Certain restrictions on ownership and transfer of Arbor Realty’s stock should generally prevent a tax-exempt entity from owning more than 10% of the value of Arbor Realty’s stock, or Arbor Realty from becoming a pension-held REIT.

       Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning Arbor Realty stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

       The recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the rates at which individuals are taxed on capital gains (a maximum rate of 15% replaces the prior maximum rate of 20%, through 2008), and gains from the stock of REITs are eligible for the reduced rates. Tax rates for individuals on dividends received from taxable C corporations were also reduced (with the maximum rate falling from 38.6% to 15% for tax years through 2008), although dividends received from REITs would generally continue to be taxed at regular ordinary income rates (now at a maximum rate of 35% through 2010). See “Taxation of Stockholders — Taxation of Taxable U.S. Stockholders — Distributions.” This change in the tax treatment of dividends could cause investors to perceive investments in REITs to be comparatively less attractive than investments in other corporations, which could adversely affect the value of the stock of REITs, including Arbor Realty.

       Recently proposed legislation would modify the tax treatment of capital gain dividends distributed by REITs to non-U.S. stockholders. See “Taxation of Stockholders — Taxation of Non-U.S. Stockholders — Capital Gain Dividends.” The proposed legislation would treat capital gain dividends received by a non-U.S. stockholder in the same manner as ordinary income dividends, provided that (1) the capital gain dividends are received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the non-U.S. stockholder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain dividends are received. Another proposal would modify the effect of specified types of hedging income on the REIT 95% gross income requirement. See “Taxation of Arbor Realty — Derivatives and Hedging Transactions.” These proposals would apply to taxable years beginning after the date of enactment.

       The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, or in what form, the legislative proposals described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in Arbor Realty.

State, Local and Foreign Taxes

       Arbor Realty and its subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. Arbor Realty owns interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of Arbor Realty and its stockholders may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by Arbor Realty would not pass through to stockholders as a credit against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in common stock of Arbor Realty.

SELLING STOCKHOLDERS

       The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of our common stock that they hold. The term selling stockholders includes the holders listed below and the beneficial owners of our common stock and their transferees, pledgees, donees, or other successors.

       The following table sets forth information as of April 29, 2004, with respect to the selling stockholders and our common stock beneficially owned by each selling stockholder that may be offered pursuant to this prospectus.

       In connection with our initial public offering, we agreed with the underwriters of our initial public offering not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable for any of our common stock, including our units, for a period of 180 days following April 7, 2004, the date of the IPO prospectus, subject to certain exceptions. Our directors and officers, Arbor Commercial Mortgage and certain members of the senior management of Arbor Commercial Mortgage agreed, with limited exceptions, for a period of 180 days after the date of the IPO prospectus, and the selling stockholder and remaining holders of units agreed, with limited exceptions, for a period of 60 days after the date of the IPO prospectus, that they will not, without the prior written consent of Wachovia Capital Markets, LLC, directly or indirectly, offer to sell, sell or otherwise dispose of any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common or our other capital stock.

       Except as indicated below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. Because the selling stockholders may, pursuant to this prospectus, offer all or some portion of our common stock held by them, no estimate can be given as to the amount of common stock that will be held by the selling stockholders upon termination of any such sales. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their common stock since the date on which they provided the information regarding their common stock, in transactions exempt from the registration requirements of the Securities Act.

       In connection with the private placement, Arbor Commercial Mortgage, members of our senior management and board of directors and certain members of the senior management of Arbor Commercial Mortgage agreed not to offer, pledge, sell, contract to sell, sell any option or contract to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable for any of our common stock or any right to acquire our common stock, without the consent of JMP Securities until 180 days after the date of effectiveness of the registration statement of which the IPO prospectus is a part, subject to certain exceptions. JMP Securities may, at any time, release all or a portion of the securities subject to the foregoing lock-up provisions.

			Percentage
			of
	Number of		Class Beneficially
	Shares	Number of	Owned	Number of Shares
	Beneficially	Shares	Before	Beneficially Owned
Selling Stockholder	Owned(1)	Offered(1)	Resale	After Resale

Holders of Shares (Unaffiliated with Us)
6E Investments Real Estate Securities Fund	172,800	172,800	1.1%	0
Alan L. and Ruth S. Stein Revocable Trust	19,998	19,998	*	0
Anthony Avila & Jacquelyn Avila(2)	1,500	1,500	*	0
Archon Partners LP	55,260	55,260	*	0
Ascend Offshore Fund, LTD	104,910	104,910	*	0
Ascend Partners LP	15,252	15,252	*	0
Ascend Partners Sapient LP	29,838	29,838	*	0
Barbara Meltzer	7,998	7,998	*	0
Bay Pond Investors (Bermuda) L.P.	145,000	114,600	*	30,400
Bay Pond Partners, L.P.	528,500	431,400	3.4%	97,100
Boston Partners Asset Management, L.P.(2)	168,000	168,000	1.1%	0

			Percentage
			of
	Number of		Class Beneficially
	Shares	Number of	Owned	Number of Shares
	Beneficially	Shares	Before	Beneficially Owned
Selling Stockholder	Owned(1)	Offered(1)	Resale	After Resale

Boston Provident Partners, L.P.	85,900	45,300	*	40,600
BP Institutional Partners, L.P.	4,650	2,700	*	2,950
Bricoleur Capital Management, LLC	300,000	300,000	1.9%	38,850
Central States Southeast & Southwest Areas Pension(2)	77,400	77,400	*	0
Condor Partners LP	81,420	81,420	*	0
Cumber International S.A.	112,479	28,470	*	84,009
Cumberland Benchmarked Partners, L.P.	214,307	40,452	1.4	173,855
Cumberland Partners	369,772	203,472	2.4%	166,300
Cuong Q. Dinh(2)	1,200	1,200	*	0
David R. Wilmerding, III	120,000	120,000	*	0
Eric Lippe	24,000	24,000	*	0
Farallon Capital Institutional Partners, L.P.	484,900	339,000	3.1%	145,900
Farallon Capital Institutional Partners II, L.P.	51,300	32,400	*	18,900
Farallon Capital Institutional Partners III, L.P.	63,900	45,000	*	18,900
Farallon Capital Partners, L.P.	499,300	347,400	3.2%	151,900
Farbitrage Partners(2)	13,500	13,500	*	0
Financial Stocks Capital Partners II L.P.	216,000	216,000	1.4%	0
First Financial Fund, Inc.	560,400	462,000	3.6%	98,400
Franklin Microcap Value Fund	270,000	270,000	1.7%	0
Fredericks Investments, LP	4,686	4,686	*	0
Gary M. Meltzer	6,000	6,000	*	0
Gerald L. Tuttle, Jr.(2)	1,200	1,200	*	0
Goldman Sachs Asset Management Foundation(2)	7,850	5,700	*	2,150
Gruber & McBaine International	42,000	39,000	*	3,000
Harvest Opportunity Partners II, L.P.(2)(3)	256,693	247,200	1.9%	9,493
Harvest Opportunity Partners Offshore Fund,Ltd.(2)(3)	13,800	13,800	*	0
HG Holdings Ltd.	432,012	432,012	2.8%	0
HG Holdings II Ltd.	53,892	53,892	*	0
Hunter Global Investors Fund I L.P.	213,096	213,096	1.4%	0
Hunter Asset Management, LP	40,200	40,200	*	0
J. Andrews Harris V Family Trust(2)	12,000	12,000	*	0
James E. Thayer, Jr.	12,000	12,000	*	0
Jon Christopher Baker	120,000	120,000	*	0
Jon. D. Gruber & Linda W. Gruber	39,996	39,996	*	0
Joseph A. Jolson FBO Joseph A. Jolson 1991 Trust DTD 6/4/1991(2)	320,400	320,400	2.1%	0
KBW Asset Management, Inc.(2)	73,200	73,200	*	0
Kenneth C. Haupt	3,996	3,996	*	0
Kenneth R. Fitzsimmons & Jane Z. Fitzsimmons Trust UTA DTD 8/27/91	31,998	31,998	*	0
Kensington Realty Income Fund LP	61,020	61,020	*	0
Kensington Strategic Realty Fund	558,840	441,840	3.6%	117,000
Kevin Richard McClelland	1,200	1,200	*	0
Kayne Anderson Income Partners, L.P.(2)	12,000	12,000	*	0
Kayne Anderson REIT Fund, LP(2)	111,996	111,996	*	0
Lagunitas Partners LP	135,700	121,200	*	14,500
Lewis S. Meltzer	19,998	19,998	*	0
Lion Gate Capital	18,000	18,000	*	0
Logos Partners, L.P.	39,000	36,000	*	5,000
Lois K. Jolson	6,000	6,000	*	0

			Percentage
			of
	Number of		Class Beneficially
	Shares	Number of	Owned	Number of Shares
	Beneficially	Shares	Before	Beneficially Owned
Selling Stockholder	Owned(1)	Offered(1)	Resale	After Resale

Longview Partners B, L.P.	80,316	47,604	*	32,712
Louis Scowcroft Peery Charitable Foundation	3,575	2,400	*	1,175
Morris Gad	37,632	37,632	*	0
Miami University Endowment	4,575	3,450	*	1,125
Miami University Foundation	4,800	3,450	*	1,350
Michael Ashner & Susan Ashner	40,098	40,098	*	0
Michael T. O’Brien(2)	12,000	12,000	*	0
Neese Family Equity Investments Ltd.	4,800	3,300	*	1,500
Northern Arizona University Foundation, Inc.	2,050	1,350	*	700
Perry Partners, L.P.	780,000	780,000	5.0%	0
Peter T. Paul Living Trust	79,998	79,998	*	0
Precept Capitol Master Fund, GP	18,000	18,000	*	0
Prism Partners I, L.P.	75,000	75,000	*	0
Prism Partners II Offshore Fund	75,000	75,000	*	0
Richard A. Jolson, MD	33,000	33,000	*	0
Richard J. Johnson	15,000	15,000	*	0
Richard Reichler	2,400	2,400	*	0
Rock-Tenn Company	12,600	8,550	*	4,050
Saw Island Partners	21,600	21,600	*	0
Seneca Equity Income Fund	57,600	57,600	*	0
Sharon Meltzer	6,000	6,000	*	0
SVS Taube Family Foundation	1,150	750	*	400
Taube Family Trust	1,150	750	*	400
The Johnson Revocable Trust(2)	21,600	21,600	*	0
The Pickard Family Trust	15,600	15,600	*	0
The Tatnall School Endowment	1,075	750	*	325
Thomas Joseph Palmieri	7,998	7,998	*	0
Tinicum Partners, L.P.	25,600	16,200	*	9,400
United Capital Management, Inc.	21,000	21,000	*	0
Varedus Partners L.P.(2)	60,000	60,000	*	0
Wasatch Funds, Inc. for Wasatch Small Cap Value Fund	450,150	450,150	2.9%	0
Watershed Capital Institutional Partners, L.P.	615,600	615,600	4.0%	0
Watershed Capital Partners, L.P.	164,400	164,400	1.1%	0
Wendy Fitzsimmions Bolton(2)	8,610	8,610	*	0
William Lippe	27,996	27,996	*	0
William Regan	1,968	1,968	*	0
Willow Creek Capital Partners	72,000	72,000	*	0
Willow Creek Offshore Fund	144,000	144,000	*	0
WRS Advisors III, LLC	39,900	39,900	*	0
Holders of Shares (Affiliated with Us)
Allen Josephs(4)	155,984	155,984	1.0%	0
Anita Kaufman Family Partnership LP(5)	4,002	4,002	*	0
Daniel M. Palmier(6)(7)	87,100	80,100	*	7,000
Erica Josephs(8)	12,000	12,000	*	0
Fred Weber(6)(9)	17,800	6,000	*	11,800
Frederick C. Herbst(6)(10)	28,000	24,0000	*	4,000
Guy Robert Milone, Jr.(11)	1,300	600	*	700
John Natalone(11)	1,200	1,200	*	0
Joseph Martello(6)(12)	1,200	6,000	*	6,000
Karen A. Till(11)	600	600	*	0
Lisa Kaufman(6)(13)	2,400	2,400	*	0

			Percentage
			of
	Number of		Class Beneficially
	Shares	Number of	Owned	Number of Shares
	Beneficially	Shares	Before	Beneficially Owned
Selling Stockholder	Owned(1)	Offered(1)	Resale	After Resale

Marie A. Esposito(11)	1,200	1,200	*	0
Paul F. Morehouse Jr.(11)	12,996	3,996	*	9,000
Terence F. Baydala(11)	1,202	402	*	800
Walter K. Horn(6)(12)(14)	15,400	8,400	*	7,000
William B. Helmreich(6)(12)	37,000	24,000	*	13,000

Totals	10,926,142	9,594,498	64.0%	1,331,644

*	Represents less than 1%

(1)	The shares of common stock include shares underlying warrants. The warrants become exercisable, detachable and freely tradeable after the shares of the common stock comprising units are registered under the Securities Act and either listed on a national securities exchange or The Nasdaq Stock Market, Inc. The shares of common stock and the warrants comprising the units may not be traded separately until such listing. See “Description of Stock — Warrants.” Upon the effectiveness of the registration statement of which this prospectus is a part, selling stockholders will be able to trade 7,990,025 shares of common stock currently comprising a portion of the units and, if all 1,602,833 warrants are exercised, 1,602,833 shares of common stock upon exercise of the warrants.

(2)	These selling stockholders have identified themselves as affiliates of a broker-dealer. Please see “Plan of Distribution” for disclosure regarding these selling stockholders.

(3)	Harvest Opportunity Partners Offshore Fund, Ltd. and Harvest Opportunity Partners II, L.P. are funds managed by JMP Asset Management LLC, an affiliate of JMP Securities, the initial purchaser in the original offering.

(4)	Mr. Josephs is the father-in-law of Ivan Kaufman, our chairman of the board, chief executive officer and president.

(5)	Anita Kaufman Family Partnership LP is a limited partnership controlled by Ms. Kaufman, the mother of Ivan Kaufman, our chairman of the board, chief executive officer and president.

(6)	The stockholder has agreed with the underwriters of our initial public offering, pursuant to a lock-up agreement, not to offer, pledge, sell contract to sell, sell any option or contract to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable for any of our common stock or any right to acquire our common stock, until 180 days after the date of the IPO prospectus, April 7, 2004, subject to certain exceptions.

(7)	Mr. Palmier is our Executive Vice President — Asset Management.

(8)	Ms. Josephs is the mother-in-law of Ivan Kaufman, our chairman of the board, chief executive officer and president.

(9)	Mr. Weber is our Executive Vice President — Structured Finance.

(10)	Mr. Herbst is our chief financial officer and treasurer.

(11)	These individuals are non-executive employees of Arbor Commercial Mortgage.

(12)	Messrs. Horn, Martello and Dr. Helmreich are members of our board of directors.

(13)	Ms. Kaufman is the wife of Ivan Kaufman, our chairman of the board, chief executive officer and president.

(14)	Mr. Horn is our general counsel and secretary.

Selling Stock	Natural Person or Persons with Selling or Dispositive Power

GE Investments Real Estate Securities Fund	Gail Seneca, Albert Gutierrez
Alan L. and Ruth S. Stein Revocable Trust	Alan L. Stein
Allen Josephs	Allen Josephs
Anita Kaufman Family Partnership LP	Anita Kaufman
Anthony Avila & Jacquelyn Avila	Anthony Avila & Jacquelyn Avila
Archon Partners LP	*
Ascend Offshore Fund, LTD	Malcolm Fairbairn
Ascend Partners LP	Malcolm Fairbairn
Ascend Partners Sapient LP	Malcolm Fairbairn
Barbara Meltzer	Barbara Meltzer
Bay Pond Investors (Bermuda) L.P.	Brian Hillery
Bay Pond Partners, L.P.	Brian Hillery
Boston Partners Asset Management, L.P.	*
Boston Provident Partners, L.P.	Orin S. Kramer
BP Institutional Partners, L.P.	Orin S. Kramer
BP Real Estate Investments, Inc.	*
Bricoleur Capital Management, LLC	*
Central States Southeast & Southwest Areas Pension	*
Condor Partners LP	*
Cumber International	Bruce G. Wilcox
Cumberland Benchmarked Partners, L.P.	Bruce G. Wilcox
Cumberland Partners	Bruce G. Wilcox
Cuong Q. Dinh	Cuong Q. Dinh
Daniel M. Palmier	*
David R. Wilmerding, III	David R. Wilmerding, III
Eric Lippe	Eric Lippe
Erica Josephs	Eric Josephs
Farallon Capital Institutional Partners, L.P.	*
Farallon Capital Institutional Partners II, L.P.	*
Farallon Capital Institutional Partners III, L.P.	*
Farallon Capital Partners, L.P.	*
Farbitrage Partners	Richard Kayne
Financial Stocks Capital Partners II L.P.	Steven N. Stein, John M. Stein
First Financial Fund, Inc.	*
Franklin Microcap Value Fund	*
Fredericks Investments, LP	J. Richard Fredericks
Fred Weber	Fred Weber
Frederick C. Herbst	Frederick C. Herbst
Gary M. Meltzer	Gary M. Meltzer
Gerald L. Tuttle, Jr.	Gerald L. Tuttle, Jr.
Goldman Sachs Asset Management Foundation	*
Gruber & McBaine International	Jon D. Gruber, J. Patterson McBaine
Guy Robert Milone, Jr.	Guy Robert Milone, Jr.
Harvest Opportunity Partners Offshore Fund, Ltd.	Joseph Jolson
Harvest Opportunity Partners II, L.P.	Joseph Jolson
HG Holdings Ltd.	Duke Buchan III
HG Holdings II Ltd.	Duke Buchan III
Hunter Asset Management, LP	Duke Buchan III
Hunter Global Investors Fund I L.P.	Duke Buchan III
J. Andrews Harris V Family Trust	Robert McLean, Murray Bodine
James E. Thayer, Jr.	James E. Thayer, Jr.
John Natalone	John Natalone
Jon Christopher Baker	Jon Christopher Baker
Jon. D. Gruber & Linda W. Gruber	Jon D. Gruber & Linda W. Gruber
Joseph A. Jolson FBO Joseph A. Jolson 1991 Trust DTD 6/4/1991	Joseph A. Jolson

Selling Stock	Natural Person or Persons with Selling or Dispositive Power

Joseph Martello	Joseph Martello
Karen A. Till	Karen A. Till
KBW Asset Management	Michael T. O’Brien
Kenneth C. Haupt	Kenneth C. Haupt
Kenneth R. Fitzsimmons & Jane Z. Fitzsimmons	Kenneth R. Fitzsimmons & Jane Z. Fitzsimmons
Trust UTA DTD 8/27/91
Kensington Realty Income Fund LP	*
Kensington Strategic Realty Fund	*
Kevin Richard McClelland	Kevin Richard McClelland
Kayne Anderson Income Partners, L.P.	Richard Kayne
Kayne Anderson REIT Fund, LP	Richard Kayne
Lagunitas Partners LP	Jon D. Gruber, J. Patterson McBaine
Lewis S. Meltzer	Lewis S. Meltzer
Lion Gate Capital	*
Lisa Kaufman	Lisa Kaufman
Lois K. Jolson	Lois K. Jolson
Logos Partners, L.P.	Clark M. Lehman
Longview Partners B, L.P.	Bruce G. Wilcox
Louis Scowcroft Peery Charitable Foundation	*
Marie A. Esposito	Marie A. Esposito
Miami University Endowment	*
Miami University Foundation	*
Michael Ashner & Susan Ashner	Michael Ashner & Susan Ashner
Michael T. O’Brien	Michael T. O’Brien
Neese Family Equity Investments Ltd.	*
Northern Arizona University Foundation, Inc.	*
Paul F. Morehouse Jr.	Paul F. Morehouse, Jr.
Perry Partners, L.P.	Richard C. Perry
Peter T. Paul Living Trust	Peter T. Paul
Precept Capitol Master Fund, GP	D. Blair Baker
Prism Partners I, L.P.	*
Prism Partners II Offshore Fund	*
Richard A. Jolson, MD	Richard A. Jolson, MD
Richard J. Johnson	Richard J. Johnson
Richard Reichler	Richard Reichler
Rock-Tenn Company	*
Saw Island Partners	R. Bruce Mosbacher
Seneca Equity Income Fund	Gail Seneca, Albert Gutierrez
Sharon Meltzer	Sharon Meltzer
SVS Taube Family Foundation	*
Taube Family Trust	*
Terence F. Baydala	Terence F. Baydala
The Johnson Revocable Trust	Craig Johnson
The Pickard Family Trust	W. Jeffers Pickard, Mary Pickard
The Tatnall School Endowment	*
Thomas Joseph Palmieri	Thomas Joseph Palmieri
Tinicum Partners, L.P.	*
United Capital Management, Inc.	James A. Lustig
Varedus Partners L.P.	B. Anthony Weber
Walter K. Horn	Walter K. Horn
Wasatch Funds, Inc. for Wasatch Small Cap Value Fund	*
Watershed Capital Institutional Partners, L.P.	Meridee Moore
Watershed Capital Partners, L.P.	Meridee Moore
Wendy Fitzsimmons Bolton	Wendy Fitzsimmons Bolton
William B. Helmreich	William B. Helmreich

Selling Stock	Natural Person or Persons with Selling or Dispositive Power

William Lippe	William Lippe
Willow Creek Capital Partners	*
Willow Creek Offshore Fund	*
WRS Advisors III, LLC	Bill Mack

*	The securityholder has informed us that there is no natural person with voting or investment power over the respective units.

PLAN OF DISTRIBUTION

       We are registering the common stock covered by this prospectus pursuant to our agreement to register the common stock in accordance with the terms of a registration rights agreement that we entered into the JMP Securities for the benefit of the selling stockholders in connection with the private placement. The shares being registered are currently owned or, with respect to some of the selling shareholders, may be acquired by the selling shareholders upon exercise of warrants to purchase our common stock. The registration of the common stock, however, does not necessarily mean that any of the common stock will be offered or sold by the selling stockholders or their respective donees, pledgees or other transferees or successors in interest under this prospectus.

       The sale of the common stock by any selling stockholder, including any donee, pledgee or other transferee who receives common stock from a selling stockholder or acquires common stock upon exercise of warrants received from a selling stockholder may be effected from time to time by selling them directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the selling stockholder or may purchase from the selling stockholder all or a portion of the common stock as principal, and sales may be made pursuant to any of the methods described below. These sales may be made on any securities exchange on which our common stock are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated.

       The common stock may also be sold in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules promulgated by the National Association of Securities Dealers, or stock exchange rules;

•	ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such securities; and

•	sales in other ways not involving market markers or established trading markets, including direct sales to purchasers. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate.

       Broker-dealers will receive commissions or other compensation from the selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated.

       The distribution of the common stock also may be effected from time to time in one or more underwritten transactions at a fixed price or prices which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a “best efforts” or a “firm commitment” basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the common stock. Underwriters may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

       The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common stock, nor is there any underwriter or coordinating broker-dealer acting in connection with the proposed sale of common stock by the selling stockholders. Each of the selling stockholders that is an affiliate of a broker-dealer has advised us that (i) each of them, respectively, purchased the common stock to be offered by them pursuant to this prospectus in the ordinary course of its or his, as the case may be, business and (ii) that, at the time of the purchase of the common stock, they did not have any agreement or understanding, directly or indirectly, with any person, or any intent, to distribute the common stock. We will file a supplement to this prospectus under Rule 424(b) under the Securities Act that will include any material information with respect to the plan of distribution not previously disclosed or any material change in such information. This supplement will disclose, among other information:

•	the name of the selling stockholders and of participating brokers and dealer(s);

•	the amount of common stock involved;

•	the price at which the common stock is to be sold;

•	the commissions paid or the discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

       The selling stockholders and any underwriters, or brokers-dealers or agents that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act, may apply to their sales in the market.

       From time to time, the selling stockholders may pledge their common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon default by a selling stockholder, the broker may offer and sell such pledged common stock from time to time. Upon a sale of the common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event the selling stockholders default under any customer agreement with brokers.

       In order to comply with the securities laws of certain states, if applicable, the common stock may be sold only through registered or licensed broker-dealers. We have agreed to pay all expenses incident to the offering and sale of the common stock, other than commissions, discounts and fees of underwriters, broker-dealers or agents. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act.

       The selling stockholders have agreed to indemnify us, our officers and trustees and each person who controls (within the meaning of the Securities Act) or is controlled by us, against any losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering with respect to written information furnished to us by the selling stockholders.

       In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

LEGAL MATTERS

       Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, Venable LLP, Baltimore, Maryland, and Walter K. Horn, our general counsel. Mr. Horn owns 8,000 shares of our common stock and holds warrants to acquire 1,400 shares of our common stock. Mr. Horn also holds a 2.0% Class B membership interest in Arbor Commercial Mortgage, which currently holds approximately 3.1 million operating partnership units, each of which Arbor Commercial Mortgage may redeem for one share of our common stock or an equivalent amount in cash, at our election, and approximately 629,000 warrants, each of which entitles Arbor Commercial Mortgage to purchase one additional operating partnership unit at an initial exercise price of $15.00.

EXPERTS

       The consolidated financial statements and schedule of Arbor Realty Trust, Inc. and Subsidiaries at December 31, 2003, and for the period from June 24, 2003 (Inception) through December 31, 2003, and the consolidated statement of revenue and direct operating expenses of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries for the six months ended June 30, 2003 appearing in the registration statement of which this prospectus is a part have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein.

       Such consolidated financial statements are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

       The consolidated financial statements of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries as of December 31, 2002 and 2001 and for each of the two years in the period ended December 31, 2002 appearing in this prospectus and registration statement have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of Grant Thornton LLP as experts in accounting and auditing.

CHANGE IN ACCOUNTANTS

       Grant Thornton LLP was previously the independent accounting firm engaged as the principal accountant to audit the consolidated financial statements of the Structured Finance Business of Arbor Commercial Mortgage and Subsidiaries included in this prospectus. On December 15, 2003, we dismissed Grant Thornton LLP. On December 15, 2003, Ernst & Young LLP was selected as our independent public accountants for the fiscal year ending December 31, 2003 to audit the consolidated financial statements of the Structured Finance Business of Arbor Commercial Mortgage for the six months ended June 30, 2003 and the consolidated financial statements of Arbor Realty Trust Inc. and Subsidiaries for the period ended December 31, 2003. The decision to change accountants was recommended by the audit committee to our board of directors and approved by our board of directors.

       We were formed on June 24, 2003. Since our formation until December 15, 2003, the date of Grant Thornton LLP’s dismissal, and in connection with the audit of the consolidated financial statements of the Structured Finance Business of Arbor Commercial Mortgage and Subsidiaries as of December 31, 2002 and 2001 and for each of the two years in the period ended December 31, 2002, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Also, during such periods there were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

       The audit report of Grant Thornton LLP on the consolidated financial statements of the Structured Finance Business of Arbor Commercial Mortgage and Subsidiaries as of December 31, 2002 and 2001 and for each of the two years ended December 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principals.

       We have provided Grant Thornton LLP with a copy of the disclosure contained under this caption “Change in Accountants” and have requested Grant Thornton LLP to furnish us a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated March 2, 2004, is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

       We have engaged Ernst & Young to serve as our independent public accountants for the fiscal year ended December 31, 2003. Since our formation, we have not consulted Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

       We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission, or the Commission, relating to this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and consolidated financial statements included with the registration statement. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. You may read and copy the registration statement, the related exhibits and other material we file with the Commission at the Commission’s public reference room in Washington, D.C. at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Commission. The website address is http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Arbor Realty Trust, Inc. at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553, Attention: Frederick C. Herbst (516) 832-8002.

       Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the Commission. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We will report our consolidated financial statements on a year ended December 31. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

       All other schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or notes thereto.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors

Arbor Realty Trust, Inc. and Subsidiaries

      We have audited the accompanying consolidated balance sheet of Arbor Realty Trust, Inc. and Subsidiaries (the “Company”) as of December 31, 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for the period from June 24, 2003 (Inception) to December 31, 2003. Our audit also included a financial statement schedule listed in the index on page F-1. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Arbor Realty Trust, Inc. and Subsidiaries at December 31, 2003 and the consolidated results of their operations and their cash flows for period from June 24, 2003 (Inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

New York, New York

February 27, 2004

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	March 31,	December 31,
	2004	2003

	(Unaudited)
Assets:
Cash	$5,329,340	$6,115,525
Loans and investments, net	438,888,731	286,036,610
Related party loans, net	38,765,525	35,940,881
Available-for-sale securities, at fair value	57,228,551	—
Investment in equity affiliates	3,142,542	5,917,542
Other assets	6,058,973	4,153,874

Total assets	$549,413,662	$338,164,432

Liabilities and Stockholders’ Equity:
Notes payable and repurchase agreements	$381,567,687	$172,528,471
Other liabilities	12,999,982	10,888,245

Total liabilities	394,567,669	183,416,716

Minority interest	43,627,186	43,631,602
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 3,146,724 shares issued and outstanding	31,467	31,467
Common stock, $0.01 par value: 500,000,000 shares authorized; 8,199,567 shares issued and outstanding	81,996	81,996
Additional paid-in capital	112,215,649	112,215,649
Distributions in excess of earnings	(703,373)	(691,865)
Deferred compensation	(406,932)	(521,133)

Total stockholders’ equity	111,218,807	111,116,114

Total liabilities and stockholders’ equity	$549,413,662	$338,164,432

See notes to consolidated financial statements.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT

Three Months Ended
March 31, 2004

(Unaudited)
Revenue:
Interest income	$8,163,391
Other income	21,104

Total revenue	8,184,495

Expenses:
Interest expense	2,623,893
Employee compensation and benefits	613,306
Stock based compensation	114,201
Selling and administrative	244,311
Management fee	293,118

Total expenses	3,888,829

Income before minority interest	4,295,666
Income allocated to minority interest	1,191,339

Net income	$3,104,327

Basic earnings per common share	$0.38

Diluted earnings per common share	$0.38

Dividends declared per common share	$0.38

See notes to consolidated financial statements.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	For the Three Months Ended March 31, 2004

	Preferred	Preferred	Common	Common	Additional	Distribution
	Stock	Stock	Stock	Stock	Paid-In	In Excess	Deferred
	Shares	Par Value	Shares	Par Value	Capital	of Earnings	Compensation	Total

	(Unaudited)
Balance at January 1, 2004	3,146,724	$31,467	8,199,567	$81,996	$112,215,649	$(691,865)	$(521,133)	$111,116,114
Stock based compensation							114,201	114,201
Distributions — common stock						(3,115,836)		(3,115,836)
Net income						3,104,328		3,104,328

Balance — March 31, 2004	3,146,724	$31,467	8,199,567	$81,996	$112,215,649	$(703,373)	$(406,932)	$111,218,807

See notes to consolidated financial statements.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Three Months Ended
March 31, 2004

(Unaudited)
Operating activities:
Net income	$3,104,328
Adjustments to reconcile net income to cash provided by operating activities
Stock based compensation	114,201
Minority interest, net	(4,416)
Changes in operating assets and liabilities:
Other assets	(1,905,099)
Other liabilities	2,111,737

Net cash provided by operating activities	3,420,751

Investing activities:
Loans and investments originated, net	(197,404,466)
Payoffs and paydowns of loans and investments	41,727,701
Securities held for sale	(57,228,551)
Investments in equity affiliates	2,775,000

Net cash used in investing activities	(210,130,316)

Financing activities:
Proceeds from notes payable and repurchase agreements	234,435,891
Payoffs and paydowns of notes payable and repurchase agreements	(25,396,675)
Distributions paid on common stock	(3,115,836)

Net cash provided by financing activities	205,923,380

Net decrease in cash	(786,185)
Cash at beginning of period	6,115,525

Cash at end of period	$5,329,340

Supplemental cash flow information:
Cash used to pay interest	$2,475,805

See notes to consolidated financial statements.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2004
(Unaudited)

Note 1 —	Description of Business and Basis of Presentation

       Arbor Realty Trust, Inc. (the “Company”) is a Maryland corporation that was formed in June 2003 to invest in real estate related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate related assets. The Company has not invested in any discounted mortgage notes for the period presented. The Company conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership (“ARLP”).

       Subsequent to the quarter end, on April 13, 2004 the Company sold 6,750,000 shares of its common stock in a public offering at a price to the public of $20.00 per share, for net proceeds of approximately $125.4 million after deducting the underwriting discount and the other estimated offering expenses. The Company used the proceeds to pay down indebtedness. After giving effect to this offering, the Company had 14,949,567 shares of common stock outstanding. In addition, on May 6, 2004, the underwriters exercised a portion of their over-allotment option, which resulted in the issuance of 524,200 additional shares on May 11, 2004. The Company received net proceeds of approximately $9.8 million after deducting the underwriting discount and the Company had 15,473,767 shares of common stock outstanding after giving effect to the exercise of the over-allotment.

       The Company is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) and to comply with the provisions of the Internal Revenue Code with respect thereto. A REIT is generally not subject to federal income tax on that portion of its REIT taxable income (“Taxable Income”) which is distributed to its stockholders, provided that at least 90% of Taxable Income is distributed and provided that certain other requirements are met.

       The accompanying unaudited consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and rule 10-01 of regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements, although management believes that the disclosures presented herein are adequate to make the information presented not misleading. The accompanying unaudited consolidated interim financial statements should be read in conjunction with the financial statements and the related management’s discussion and analysis of financial condition and results of operations included in the form S-11 of Arbor Realty Trust, Inc. (file #333-110472) for the period ended December 31, 2003. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2004.

Note 2 —	Summary of Significant Accounting Policies

Use of Estimates

       The preparation of consolidated interim financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated interim financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2004
(Unaudited)

Note 2 —	Summary of Significant Accounting Policies — (continued)

Available-For-Sale Securities

       The Company invests in agency-sponsored whole pool mortgage related securities. Pools of FNMA and FHLMC adjustable rate residential mortgage loans underlie these mortgage related securities. The Company will receive payments from the payments that are made on these underlying mortgage loans, which have a fixed rate of interest for three years and adjust annually thereafter. These securities are carried at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to SFAS No. 115 “Accounting for certain Investments in Debt and Equity Securities.” Unrealized losses other-than-temporary losses are recognized currently in income.

Revenue Recognition

       Interest income available-for-sale securities — Discounts or premiums are accreted into interest income on an effective yield or “interest” method, through the expected maturity date of the security. Income is not accrued on non-performing securities; cash received on such securities is treated as income to the extent of interest previously accrued.

Recently Issued Accounting Pronouncements

       In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), which requires a variable interest entity (“VIE”) to be consolidated by its primary beneficiary (“PB”). The PB is the party that absorbs a majority of the VIE’s anticipated losses and/or a majority of the expected returns.

       In adopting FIN 46 and FIN 46-R, the Company has evaluated its loans and investments and investments in equity affiliates to determine whether they are VIE’s. This evaluation resulted in the Company determining that its mezzanine loans, preferred equity investments and investments in equity affiliates were potential variable interests. For each of these investments, the Company has evaluated (1) the sufficiency of the fair value of the entities’ equity investments at risk to absorb losses, (2) that as a group the holders of the equity investments at risk have (a) the direct or indirect ability through voting rights to make decisions about the entities’ significant activities, (b) the obligation to absorb the expected losses of the entity and their obligations are not protected directly or indirectly, (c) the right to receive the expected residual return of the entity and their rights are not capped, (3) the voting rights of some of these investors are proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected returns of the equity, or both, and (4) that substantially all of the entities’ activities do not involve or are not conducted on behalf of an investor that has disproportionately few voting rights. For these investments the Company has determined that the entities have sufficient equity at risk and, accordingly, they are not VIE’s. As such, the Company has continued to account for the mezzanine loans and preferred equity investments and investments in equity investments as a loan, joint venture or real estate, as appropriate.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2004
(Unaudited)

Note 3 — Loans and Investments

	March 31,	December 31,
	2004	2003

Bridge loans	$210,275,171	$127,971,220
Mezzanine loans	195,509,366	124,210,000
Preferred equity investments	33,068,173	33,428,173
Other	1,958,317	1,967,867

Unearned revenue	440,811,027	287,577,260
	(1,922,296)	(1,540,650)

Loans and investments, net	$438,888,731	$286,036,610

Concentration of Borrower Risk

       The Company is subject to concentration risk in that, as of March 31, 2004, the unpaid principal balance related to 14 loans with four unrelated borrowers represented approximately 36.4% of total assets. The Company had 42 loans and investments as of March 31, 2004.

Note 4 —	Available-For-Sale Securities

       The following is a summary of the Company’s available-for-sale securities at March 31, 2004.

	Amortized	Estimated
	Cost	Fair Value

Federal House Loan Mortgage Corporation, variable rate security, fixed rate of interest for three years at 3.797% and adjustable rate thereafter, due March 2034	$25,263,131	$25,263,131
Federal House Loan Mortgage Corporation, variable rate security, fixed rate of interest for three years at 3.758% and adjustable rate thereafter, due March 2034	11,402,723	11,402,723
Federal National Mortgage Association, variable rate security, fixed rate of interest for three years at 3.800% and adjustable rate thereafter, due March 2034	20,562,697	20,562,697

	$57,228,551	$57,228,551

       The securities were purchased on March 31, 2004, and as such there was no unrealized gain or loss as of March 31, 2004.

       These securities are pledged as collateral for borrowings under a repurchase agreement — See Note 5.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2004
(Unaudited)

Note 5 —	Notes Payable and Repurchase Agreements

       The Company utilizes warehouse lines of credit and repurchase agreements to finance its loans and investments. Borrowings underlying these arrangements are secured by substantially all the Company’s loans and investments.

	March 31,	December 31,
	2004	2003

Structured transaction facility, financial institution, $250 million committed line, expiration June 2006, interest rate variable based on one-month LIBOR; the weighted average note rate was 3.64% and 3.54% respectively	$132,292,441	$58,630,626
Repurchase agreement, financial institution, $100 million committed line, expiration December 2004, interest is variable based on one-month LIBOR; the weighted average note rate was 3.60% and 3.41% respectively	48,930,218	63,722,845
Repurchase agreement, financial institution, $250 million committed line, expiration December 2006, interest is variable based on one-month LIBOR; the weighted average note rate was 3.18% and 3.71% respectively	200,345,028	50,175,000

Repurchase agreement, financial institution, $50 million committed line, expiration November 2005, interest rate variable based on one-month LIBOR

Note payable and repurchase agreements	$381,567,687	$172,528,471

       The $250 million repurchase agreement includes $55.5 million of borrowings associated with the purchase of securities available-for-sale. These borrowings equal 97% of the purchase price of the securities and bear interest at a rate of one month LIBOR plus .10%. If the estimated fair value of the securities decreases, the Company may be required to pay down borrowings from the repurchase agreement due to such a decline in the estimated fair value of the securities collateralizing the repurchase agreement.

       The $250 million structured transaction facility contains profit-sharing arrangements between the Company and the lender, which provide for profit sharing percentages ranging from 17.5% to 45.0% of net interest income of the loans and investments financed. This cost is included in interest expense.

       Each of the credit facilities contains various financial covenants and restrictions, including minimum net worth and debt-to-equity ratios. The Company is in compliance with all covenants and restrictions for the period presented.

Note 6 —	Minority Interest

       On July 1, 2003, Arbor Commercial mortgage, LLC (“ACM”) contributed $213.1 million of structured finance assets and $169.2 million of borrowings supported by $43.9 million of equity in exchange for a commensurate equity ownership in ARLP, the Company’s operating partnership. This transaction was accounted for as minority interest and entitles ACM to a 28% profits interest in the Company, which is recorded under the equity method. On April 13, 2004, the Company sold 6,750,000 shares of its common stock in a public offering. In addition, on May 6, 2004, the underwriters exercised a portion of their over-allotment option, which resulted in the issuance of 524,200 additional shares on May 11, 2004. These transactions resulted in ACM’s profits interest in the Company being reduced to 17%.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2004
(Unaudited)

Note 7 —	Commitments and Contingencies

Litigation

       In the normal course of business, the Company is subject to various legal proceedings and claims, the resolution of which, in management’s opinion, will not have a material adverse effect on the financial position or the results of operations of the Company.

Note 8 —	Stockholders’ Equity

Common Stock

       The Company’s charter provides for the issuance of up to 500 million shares of common stock, par value $0.01 per share, and 100 million shares of preferred stock, par value $0.01 per share.

       The Company was incorporated in June 2003 and was initially capitalized through the sale of 67 shares of common stock for $1,005.

       On July 1, 2003 the Company completed a private placement for the sale of 1,610,000 units (including an over-allotment option), each consisting of five shares of the Company’s common stock and one warrant to purchase one share of common stock, at $75.00 per unit, for proceeds of approximately $110.1 million, net of expenses. 8,050,000 shares of common stock were sold in the offering. In addition, the Company issued 149,500 shares of stock under the stock incentive plan.

       Subsequent to the quarter end, on April 13, 2004, the Company sold 6,750,000 shares of its common stock in a public offering at a price to the public of $20.00 per share, for net proceeds of approximately $125.4 million after deducting the underwriting discount and the other estimated offering expenses. The Company used the proceeds to pay down indebtedness. After giving effect to this offering, the Company had 14,949,567 shares of common stock outstanding. In addition, on May 6, 2004, the underwriters exercised a portion of their over-allotment option, which resulted in the issuance of 524,200 additional shares on May 11, 2004. The Company received net proceeds of approximately $9.8 million after deducting the underwriting discount and the Company had 15,473,767 shares of common stock outstanding after giving effect to the over-allotment.

Note 9 — Related Party Transactions

Related Party Loans:

	March 31,	December 31,
	2004	2003

Bridge Loans	$30,938,522	$30,809,391
Mezzanine Loans	7,827,003	5,131,490

Related Party Loans, net	$38,765,525	$35,940,881

       ACM, the manager of the Company, has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. At March 31, 2004, ACM’s investment in this joint venture was approximately $2.6 million. At March 31, 2004, the Company had a $16.0 million bridge loan outstanding to the joint venture, which is collateralized by a first lien position on a commercial real estate property. There is a limited guarantee on the loan of 50% by the chief executive officer of the Company and 50% by the key principal of the joint venture. The loan requires monthly interest payments based on one month LIBOR and matures in May 2006. The Company agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million of which $7.8 million was funded as

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2004
(Unaudited)

Note 9 — Related Party Transactions — (continued)

of March 31, 2004. The mezzanine financing requires interest payments based on one month LIBOR and matures in May 2006. This additional financing is secured by a second mortgage lien on the property. Interest income recorded from these loans was approximately $311,000 for the three months ended March 31, 2004.

       As of March 31, 2004, the Company had a $13.75 million first mortgage loan and a $1.2 million second mortgage loan (of which $1.16 million was funded as of March 31, 2004), each of which bears interest at a variable rate of one month LIBOR plus 4.25% and matures in March 2005, outstanding to a not-for-profit corporation that holds and manages investment property from the endowment of a private academic institution. Two of the Company’s directors are members of the board of trustees of the borrower and that institution. Interest income recorded from these loans was approximately $201,000 for the three months ended March 31, 2004.

Note 10 —	Distributions

       The Company made distributions of $0.38 per share of common stock on March 26, 2004, payable with respect to the three months ended March 31, 2004 to stockholders of record at the close of business on March 18, 2004.

Note 11 —	Management Agreement

       The Company and ARLP have entered into a management agreement with ACM, which provides that for performing services under the management agreement, the Company will pay ACM a base management fee and incentive compensation fee. No incentive compensation was earned or paid for the three months ended March 31, 2004.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31,
2003

Assets:
Cash	$6,115,525
Loans and investments, net	286,036,610
Related party loans, net	35,940,881
Investment in equity affiliates	5,917,542
Other assets	4,153,874

Total assets	$338,164,432

Liabilities and Stockholder’s Equity:
Notes payable and repurchase agreements	$172,528,471
Other liabilities	10,888,245

Total liabilities	183,416,716

Minority interest	43,631,602
Commitments and contingencies	—
Stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 3,146,724 shares issued and outstanding	31,467
Common stock, $0.01 par value: 500,000,000 shares authorized; 8,199,567 shares issued and outstanding	81,996
Additional paid-in capital	112,215,649
Distributions in excess of earnings	(691,865)
Deferred compensation	(521,133)

Total stockholders’ equity	111,116,114

Total liabilities and stockholders equity	$338,164,432

See notes to consolidated financial statements.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT

Period June 24, 2003
(inception) to
December 31, 2003

Revenue:
Interest income	$10,012,449
Other income	156,502

Total revenue	10,168,951

Expenses:
Interest expense	1,669,731
Employee compensation and benefits	940,336
Stock based compensation	1,721,367
Selling and administrative	533,697
Management fee	587,734

Total expenses	5,452,865

Income before minority interest	4,716,086
Income allocated to minority interest	1,308,167

Net income	$3,407,919

Basic earnings per common share	$0.42

Diluted earnings per common share	$0.42

See notes to consolidated financial statements.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Period June 24, 2003 (Inception) to December 31, 2003

		Preferred
	Preferred	Stock	Common	Common	Additional	Distribution
	Stock	Par	Stock	Stock Par	Paid-in	in Excess of	Deferred
	Shares	Value	Shares	Value	Capital	Earnings	Compensation	Total

Initial capitalization	—	$—	67	$1	$1,004	$—	$—	$1,005
Issuance of preferred stock	3,146,724	31,467						31,467
Issuance of common stock			8,050,000	81,980	109,972,160			110,054,140
Deferred compensation			149,500	15	2,242,485		(2,242,500)	—
Stock based compensation							1,721,367	1,721,367
Distributions — common stock						(4,099,784)		(4,099,784)
Net income						3,407,919		3,407,919

Balance — December 31, 2003	3,146,724	$31,467	8,199,567	$81,996	$112,215,649	$(691,865)	$(521,133)	$111,116,114

See notes to consolidated financial statements.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Period June 24, 2003
(inception) to
December 31, 2003

Operating activities:
Net income	$3,407,919
Adjustments to reconcile net income to cash provided by operating activities
Stock based compensation	1,721,367
Minority interest, net	(265,195)
Changes in operating assets and liabilities:
Other assets	(4,153,874)
Other liabilities	10,127,412

Net cash provided by operating activities	10,837,629

Investing activities:
Loans and investments originated, net	(184,841,507)
Payoffs and paydowns of loans and investments	75,940,655
Investments in equity affiliates	(5,917,542)

Net cash used in investing activities	(114,818,394)

Financing activities:
Proceeds from notes payable and repurchase agreements	71,047,671
Payoffs and paydowns of notes payable and repurchase agreements	(67,699,042)
Issuance of preferred stock	31,467
Issuance of common stock	120,200,978
Distributions paid on common stock	(4,099,784)
Offering expenses paid	(9,385,000)

Net cash provided by financing activities	110,096,290

Net increase in cash	6,115,525
Cash at beginning of period	—

Cash at end of period	$6,115,525

Non cash investing and financing items:
Loans and investments, net contributed	$213,076,639

Notes payable and repurchase agreements contributed	$169,179,843

Accrued offering expenses	$760,833

Supplemental cash flow information:
Cash used to pay interest	$1,378,637

See notes to consolidated financial statements.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 1 —	Description of Business and Basis of Presentation

       Arbor Realty Trust, Inc. (the “Company”) is a Maryland corporation that was formed in June 2003 to invest in real estate related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate related assets. The Company has not invested in any discounted mortgage notes for the period presented. The Company conducts substantially all of its operations through the operating partnership, Arbor Realty Limited Partnership (“ARLP”).

       On July 1, 2003 Arbor Commercial Mortgage, LLC (“ACM”) contributed $213.1 million of structured finance assets and $169.2 million of borrowings supported by $43.9 million of equity in exchange for a commensurate equity ownership in ARLP. In addition, certain employees of ACM were transferred to ARLP. These assets, liabilities and employees represent a substantial portion of ACM’s structured finance business (the “SF Business”). The Company is externally managed and advised by ACM and pays ACM a management fee in accordance with a management agreement. ACM also sources originations, provides underwriting services and services all structured finance assets on behalf of ARLP.

       On July 1, 2003 the Company completed a private equity offering of units, each consisting of five shares of common stock and one warrant to purchase one share of common stock. Gross proceeds from the private financing totaled $120.2 million. Gross proceeds from the private financing combined with the concurrent equity contribution by ACM totaled approximately $164.1 million in equity capital. The Company paid and accrued offering expenses of $10.1 million resulting in stockholders’ equity and minority interest of $154.0 million as a result of the private placement.

       The consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries, and partnerships or other joint ventures in which the Company holds, directly or indirectly, over fifty percent of the outstanding voting shares. When partnership voting interests are not clearly indicated, the Company reviews other factors to determine control, such as whether the Company is entitled to over 50% of the profits and losses of the partnership. Additionally, for investments in limited partnerships, the Company reviews the rights and obligations of the general partner and the limited partners to determine if in substance the general partner controls such entity. These rights and obligations include such items as whether the limited partner has the right to replace the general partner, approve the sale or refinancing of the partnership assets or approve the acquisition of additional significant partnership assets. In instances where the Company has a majority voting interest but minority partners have significant participation, such as the right to establish operating and capital decisions of the entity, the Company does not consolidate this entity. Based on this criteria, investments in partnerships or joint ventures that the Company does not control are accounted for under the equity method.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

       The preparation of consolidated financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Loans and Investments

       Loans held for investment are intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan origination costs and fees, unless such loan or investment is deemed to be impaired.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 2 —	Summary of Significant Accounting Policies (continued)

       The Company invests in preferred equity interests that, in some cases, allow the Company to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of each such investment, management must determine whether such investment should be accounted for as a loan, joint venture or as real estate. To date, management has determined that all such investments are properly accounted for and reported as loans.

       Specific valuation allowances are established for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral is determined by an evaluation of operating cash flow from the property during the projected holding period, and estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, discounted at market discount rates.

       If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for loan losses. The allowance for each loan is maintained at a level believed adequate by management to absorb probable losses.

Revenue Recognition

       Interest income — Interest income is recognized on the accrual basis as it is earned. In most instances, the borrower pays an additional amount of interest at the time the loan is closed, an origination fee, and deferred interest upon maturity. This additional income, as well as any direct loan origination costs incurred, is deferred and recognized over the life of the related loan as a yield adjustment. Income recognition is suspended for loans when in the opinion of management a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. Several of the loans provide for accrual of interest at specified rates, which differ from current payment terms. Interest is recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible, based on the underlying collateral and operations of the borrower. If management cannot make this determination regarding collectibility, interest income is recognized only upon actual receipt.

       Other income — Other income represents fees received for loan structuring and miscellaneous asset management fees associated with the Company’s loans and investments portfolio.

Gain on Sale of Loans and Real Estate

       For the sale of loans and real estate, recognition occurs when all the incidence of ownership passes to the buyer.

Income from Equity Affiliates

       The Company may invest in joint ventures that are formed to acquire, develop and/or sell real estate assets. Such investments are recorded under the equity method. The Company records its share of the net income from the underlying properties. The gain or loss on disposition of a joint venture interest is recorded as gain on sale of loans and real estate.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 2 —	Summary of Significant Accounting Policies (continued)

Income Taxes

       The Company intends to elect to be taxed as a REIT and to comply with the provisions of the Internal Revenue Code with respect thereto. A REIT is generally not subject to federal income tax on that portion of its REIT taxable income (“Taxable Income”) which is distributed to its stockholders provided that at least 90% of Taxable Income is distributed and provided that certain other requirements are met. The Company intends to distribute an amount at least equal to its Taxable Income, and accordingly, there is no provision for federal income taxes. The Company may be subject to state or local income taxes in certain jurisdictions, and to certain other taxes, such as property, transfer, recording, sales, payroll and excise taxes that are not based on income.

Earnings Per Share

       In accordance with the Statement of Financial Accounting standards No. 128 (“SFAS No. 128”), the Company presents both basic and diluted earnings per share. Basic earnings per share excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, where such exercise or conversion would result in a lower earnings per share amount. In the private offering on July 1, 2003, the Company issued 1,610,000 units, each of which consists of five shares of common stock and a warrant to purchase an additional share of common stock, at $75.00 per unit. The warrants to acquire 1,610,000 shares of common stock have an exercise price of $15.00 per share and expire on July 1, 2005. This exercise price is equal to the price per share of common stock in the private offering and approximates the market value of the common stock at December 31, 2003. Therefore, the assumed exercise of the warrants were not considered to be dilutive for purposes of calculating diluted earnings per share.

Recently Issued Accounting Pronouncements

       In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), which requires a variable interest entity (“VIE”) to be consolidated by its primary beneficiary (“PB”). The PB is the party that absorbs a majority of the VIE’s anticipated losses and/or a majority of the expected returns.

       In December 2003, the FASB revised FIN 46 (“FIN 46-R”), delaying the effective date for certain entities created before February 1, 2003 and making other amendments to clarify the application of the guidance. In adopting FIN 46 and in anticipation of adopting FIN 46-R, the Company has evaluated its loans and investments and investments in equity affiliates made to entities created after February 1, 2003 to determine whether they are VIE’s. This evaluation resulted in the Company determining that its mezzanine loans, preferred equity investments and investments in equity affiliates were potential variable interests. For each of these investments, the Company has evaluated (1) the sufficiency of the fair value of the entities’ equity investments at risk to absorb losses, (2) that as a group the holders of the equity investments at risk have (a) the direct or indirect ability through voting rights to make decisions about the entities’ significant activities, (b) the obligation to absorb the expected losses of the entity and their obligations are not protected directly or indirectly, (c) the right to receive the expected residual return of the entity and their rights are not capped, (3) the voting rights of some of these investors are proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected returns of the equity, or both, and (4) that substantially all of the entities’ activities do not involve or are not conducted on behalf of an investor that has disproportionately few voting rights. For these investments the

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 2 —	Summary of Significant Accounting Policies (continued)

Company has determined that the entities have sufficient equity at risk and, accordingly, they are not VIE’s. As such, the Company has continued to account for the mezzanine loans and preferred equity investments and investments in equity investments as a loan, joint venture or real estate, as appropriate.

       The Company is still in the process of evaluating its investments made into entities created before February 1, 2003, and a definitive conclusion cannot be reached until the evaluation has been completed.

       In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” an interpretation of FASB Statement of Financial Accounting Standards No. 5 (“SFAS No. 5”), “Accounting for Contingencies,” Statement of Financial Accounting Standards No. 57, “Related Party Disclosures,” Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” and rescinded FASB Interpretation No. 34, “Disclosure of Indirect Guarantees of Indebtedness of Others, an Interpretation of SFAS No. 5.” It requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee regardless of whether the Company receives separately identifiable consideration (i.e., a premium). The new disclosure requirements were effective December 31, 2002. The adoption of FIN 45 did not have a material impact on the Company’s Consolidated Financial Statements, nor is it expected to have a material impact in the future.

Note 3 — Loans and Investments

December 31,
2003

Bridge loans	$127,971,220
Mezzanine loans	124,210,000
Preferred equity investments	33,428,173
Other	1,967,867

287,577,260
Unearned revenue	(1,540,650)

Loans and investments, net	$286,036,610

Concentration of Borrower Risk

       The Company is subject to concentration risk in that, as of December 31, 2003, the unpaid principal balance related to ten loans with three unrelated borrowers represented approximately 41% of total assets. The Company had 33 loans and investments as of December 31, 2003.

       In addition, as of December 31, 2003, the Company has a $35.0 million loan which represents approximately 10% of total assets, and two loans secured by one property totaling $45.0 million which represents approximately 13% of total assets. Summarized financial and other information related to these transactions is described below.

       On December 12, 2003, the Company originated a $35.0 million mezzanine loan to Prime Outlets Member, LLC (“POM”), an entity formed on that date, which owns and operates 10 factory outlet centers in various states through its direct and indirect ownership interests in special purpose subsidiaries. The loan is secured by a pledge of equity interest in POM’s subsidiaries that directly or indirectly own the ten underlying properties. For financial reporting purposes, the activities of these special purpose subsidiaries are consolidated with the financial statements of POM, whose sole purpose is to own and operate these properties.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 3 — Loans and Investments (continued)

Summarized consolidated financial information of POM:

       Balance Sheet:

December 31, 2003

(unaudited)
Assets:
Cash	$2,649,711
Net rental real estate	246,669,943
Other assets	72,546,105

Total assets	$321,865,759

Liabilities and equity:
Notes payable	$181,386,898
Notes payable Arbor	35,000,000
Other liabilities	6,638,162
Total liabilities	223,025,060
Equity	98,840,699

Total liabilities and equity	$321,865,759

       Income Statement:

Period
December 12, 2003
to
December 31, 2003

(unaudited)
Revenue:
Rental income	$2,302,090
Reimbursement income	991,845
Other income	460,391

Total revenue	3,754,326

Expenses:
Operating expenses	1,039,337
Interest expense	583,798
Depreciation and amortization	751,024
Other expenses	416,527

Total expenses	2,790,686

Net income	$963,640

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 3 — Loans and Investments (continued)

 Income Statement of Properties prior to Ownership by POM on December 12, 2003:

Period January 1,
2003 to
December 11, 2003

(Unaudited)
Revenue:
Rental income	$42,770,414
Reimbursement income	18,427,429
Other income	8,553,588

Total revenue	69,751,431

Expenses:
Operating expenses	19,309,791
Interest expense	10,846,357
Depreciation and amortization	13,953,242
Other expenses	7,738,634

Total expenses	51,848,024

Net income	$17,903,407

       The Company originated a $30 million mezzanine loan to 450 Partners Mezz III LLC, a wholly-owned subsidiary of 450 Westside Partners, LLC and the owner of 100% of the outstanding membership interests in 450 Partners Mezz II LLC, and a $15 million mezzanine loan to 450 Partners Mezz II LLC, the owner of 100% of the outstanding membership interests of 450 Partners Mezz I LLC, on December 31, 2003. 450 Partners Mezz I LLC owns 100% of the outstanding membership interests in 450 Partners LLC which owns a 1.7 million square foot office building in New York. The proceeds from the Company’s mezzanine loans were used to recapitalize and refinance this property. The Company’s $30 million and $15 million mezzanine loans are secured by a pledge of 100% of the membership interests in 450 Partners Mezz II LLC and 450 Partners Mezz I LLC, respectively. For financial reporting purposes, the activities of 450 Partners LLC, 450 Partners Mezz I LLC, 450 Partners Mezz II LLC and 450 Partners Mezz III LLC are consolidated with the financial statements of 450 Westside Partners, LLC, whose sole purpose is to own and operate this property, through its direct and indirect ownership interests in these special purpose subsidiaries.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 3 — Loans and Investments (continued)

Summarized consolidated financial information of 450 Westside Partners, LLC:

       Balance Sheet:

December 31, 2003

(unaudited)
Assets:
Real estate assets	$340,653,689

Total assets	$340,653,689

Liabilities and equity:
Senior mortgages	270,000,000
Arbor loans	45,000,000

Total liabilities	315,000,000
Equity	25,653,689

Total liabilities and equity	$340,653,689

       Income Statement of Property prior to Assignment on December 31, 2003:

Year ended
December 31, 2003

(Unaudited)
Revenue:
Rental income	$23,994,949
Reimbursement income	12,248,198
Other income	51,125

Total revenue	36,294,272

Expenses:
Operating expenses	18,123,778
Interest expense	11,803,286
Depreciation and Amortization	4,020,512

Total expenses	33,947,576

Net income	$2,346,696

Geographic Concentration Risk

       As of December 31, 2003, 32%, 14%, 12%, 8% and 8% of the outstanding balance of the structured finance investments of the Company had underlying properties in New York, Maryland, Florida, Nevada and New Jersey, respectively.

Note 4 —	Investment in Equity Affiliates

       At December 31, 2003, the Company had approximately $5.9 million of investments in equity affiliates, which are described below.

       In June 2003, ACM invested approximately $818,000 in exchange for a 12.50% preferred interest in a joint venture, which owns and operates two commercial properties. The Company purchased this

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 4 —	Investment in Equity Affiliates (continued)

investment from ACM in August 2003. The Company accounts for this investment under the equity method. In addition, as of December 31, 2003, the Company had a $4.8 million bridge loan and a $3.5 million mezzanine loan outstanding to affiliated entities of the joint venture. The loans require monthly interest payments based on one month LIBOR and mature in November 2006 and June 2006, respectively.

       In December 2003, the Company invested approximately $2.1 million in exchange for a 50% non-controlling interest in a joint venture, which owns 15% of a real estate holding company that owns and operates factory outlet centers. The Company accounts for this investment under the equity method. In addition, as of December 31, 2003, the Company had a $35.0 million mezzanine loan outstanding to an affiliate entity of the joint venture. The loan requires monthly interest payments based on one month LIBOR and matures in January 2006. In addition, the Company has a 16 2/3% carried profits interest in the borrowing entity.

       As of December 31, 2003, the Company had two mezzanine loans totaling $45 million outstanding to a borrower who used the proceeds to acquire and renovate an office building. The loans require monthly interest payments based on one month LIBOR and mature in January 2006. In addition, as of December 31, 2003, the Company had a $3.0 million equity interest in an affiliate of the borrower. The Company accounts for this investment under the equity method. This interest was sold in January 2004. The Company retained participating profits interests in several affiliates of the borrower aggregating approximately 24%.

Note 5 —	Notes Payable and Repurchase Agreements

       The Company utilizes warehouse lines of credit and repurchase agreements to finance its loans and investments. Borrowings underlying these arrangements are secured by substantially all the Company’s loans and investments.

December 31,
2003

Structured transaction facility, financial institution, $250 million committed line, expiration June 2006, interest rate variable based on one-month LIBOR; the weighted average note rate was 3.54%	$58,630,626
Repurchase agreement, financial institution, $100 million committed line, expiration January 2004, interest is variable based on one-month LIBOR; the weighted average note rate was 3.41%	63,722,845
Promissory note, financial institution, expiration April 2004, interest is variable based on one-month LIBOR; the weighted average note rate was 3.74%	28,300,000
Promissory note, financial institution, expiration March 2004, interest is variable based on one-month LIBOR; the weighted average note rate was 3.67%	21,875,000
Repurchase agreement, financial institution, $150 million committed line, expiration December 2006, interest is variable based on one-month LIBOR	—
Repurchase agreement, financial institution, $50 million committed line, expiration November 2005, interest rate variable based on one-month LIBOR	—

Notes payable and repurchase agreements	$172,528,471

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 5 —	Notes Payable and Repurchase Agreements (continued)

       The $250 million structured transaction facility contains profit-sharing arrangements between the Company and the lender which provide for profit sharing percentages ranging from 17.5% to 45% of net interest income of the loans and investments financed. This cost is included in interest expense.

       Each of the credit facilities contains various financial covenants and restrictions, including minimum net worth and debt-to-equity ratios. The Company is in compliance with all covenants and restrictions for the period presented.

       In January 2004, the Company transferred the financing associated with the loans in the two promissory notes to the $150 million repurchase agreement.

       In February 2004, the Company entered into an amendment to the $100.0 million master repurchase agreement, which extended this facility until December 31, 2004. Under the terms of this amendment, $3.2 million of borrowings related to a $4.3 million preferred equity investment must be repaid by March 31, 2004. In addition, the interest rates on the borrowings related to a $19.3 million preferred equity investment, an $8.8 million bridge loan and a $9.1 million bridge loan were adjusted to one month LIBOR plus 3.50%, 2.25% and 2.50%, respectively. The Company does not believe the revised terms will have a material impact on the results of operations.

Note 6 —	Minority Interest

       On July 1, 2003 ACM contributed $213.1 million of structured finance assets and $169.2 million of borrowings supported by $43.9 million of equity in exchange for a commensurate equity ownership in ARLP, the Company’s operating partnership. This transaction was accounted for as minority interest and entitles ACM to a 28% profits interest in the Company which is recorded under the equity method.

Note 7 —	Commitments and Contingencies

Litigation

       In the normal course of business, the Company is subject to various legal proceedings and claims, the resolution of which, in management’s opinion, will not have a material adverse effect on the financial position or the results of operations of the Company.

Note 8 —	Stockholders’ Equity

Common Stock

       The Company’s charter provides for the issuance of up to 500 million shares of common stock, par value $0.01 per share, and 100 million shares of preferred stock, par value $0.01 per share.

       The Company was incorporated in June 2003 and was initially capitalized through the sale of 67 shares of common stock for $1,005.

       On July 1, 2003 the Company completed a private placement for the sale of 1,610,000 units (including an over-allotment option), each consisting of five shares of the Company’s common stock and one warrant to purchase one share of common stock, at $75.00 per unit, for proceeds of approximately $110.1 million, net of expenses. 8,050,000 shares of common stock were sold in the offering. In addition, the Company issued 149,500 shares of stock under the stock incentive plan as described below under “Deferred Compensation.”

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 8 —	Stockholders’ Equity (continued)

Deferred Compensation

       The Company has a stock incentive plan, under which the board of directors has the authority to issue shares of stock to certain directors, officers and employees of the Company and ACM. Under the stock incentive plan, 185,000 shares of common stock were reserved for issuance pursuant to restricted stock awards. 147,500 restricted stock awards were made upon consummation of the private placement of units on July 1, 2003 and 2,000 restricted stock awards were made subsequently to certain directors. As of December 31, 2003, 149,500 shares of restricted stock were awarded and were outstanding. Of the shares awarded, two-thirds vested immediately and the remaining one-third will vest ratable over three years on the anniversary date of the initial award. Dividends will be paid on the restricted shares as dividends are paid on shares of the Company’s common stock whether or not they are vested. For accounting purposes, the Company measures the compensation costs for these shares as of the date of the grant, with subsequent remeasurement for any unvested options with such amounts expensed against earnings, at the grant date (for the portion that vest immediately) or ratably over the respective vesting periods. The Company accounts for the stock incentive plan to employees of the Company and employees of ACM under the fair value method. Fair value at the grant date was $15.00 per share, which was based on the selling price of the common stock offered in our private equity offering. For the period from June 24, 2003 (inception) to December 31, 2003, compensation expense related to this plan totaled $1,721,367. Such amounts appear on the Company’s Consolidated Income Statement under “stock-based compensation expense.”

Warrants

       In connection with the private placement of units by the Company on July 1, 2003, the Company issued warrants to acquire 1,610,000 shares of common stock, as adjusted for dilution, at $15.00 per share. These warrants expire on July 1, 2005.

Preferred Stock

       Concurrent with the formation of the Company, ACM contributed a portfolio of structured finance investments and related debt to ARLP, the operating partnership of the Company, in exchange for 3,146,724 units of limited partnership interest in ARLP and warrants to purchase an additional 629,345 operating partnership units. Concurrently, the Company, ARLP and ACM entered into a pairing agreement. Pursuant to the pairing agreement, each operating partnership unit issued to ACM and issuable to ACM upon exercise of its warrants for additional operating partnership units in connection with the contribution of initial assets was paired with one share of the Company’s special voting preferred stock. The preferred stock was issued to ACM by the Company in exchange for a capital contribution in the amount of $31,467. Each share of special voting preferred stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. A holder of special voting preferred stock will not be entitled to any regular or special dividend payments or other distributions, other than a $0.01 per share liquidation preference. The Company has classified and designated 5,000,000 shares of its 100,000,000 authorized shares of preferred stock as special voting preferred stock.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 9 — Fair Value of Financial Instruments

       The following table summarizes the carrying values and the estimated fair values of financial instruments as of December 31, 2003. Fair value estimates are dependent upon subjective assumptions and involve significant uncertainties resulting in variability in estimates with changes in assumptions.

	December 31, 2003

		Estimated Fair
	Carrying Value	Value

Financial assets:
Loans and investments, net	$286,036,610	$286,036,610
Related party loans, net	35,940,881	35,940,881
Financial liabilities:
Notes payable and repurchase agreements	172,528,471	172,528,471

       The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instrument:

Loans and Investments, Net: Fair values of variable-rate loans and investments with no significant change in credit risk are based on carrying values. Fair values of other loans and investments are estimated using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates that would be offered for loans with similar characteristics and credit quality.

Related Party Loans, Net: Fair values of variable-rate loans and investments with no significant change in credit risk are based on carrying values. Fair values of other loans and investments are estimated using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates that would be offered for loans with similar characteristics and credit quality.

Notes Payable and Repurchase Agreements: Fair values approximate the carrying values reported in the balance sheets.

Note 10 — Related Party Transactions

       Related Party Loans:

December 31,
2003

Bridge loans	$30,809,391
Mezzanine loans	5,131,490

Related party loans, net	$35,940,881

       ACM has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. At December 31, 2003, ACM’s investment in this joint venture was approximately $2.6 million. At December 31, 2003, the Company had a $16.0 million bridge loan outstanding to the joint venture, which is collateralized by a first lien position on a commercial real estate property. There is a limited guarantee on the loan of 50% by the chief executive officer of the Company and 50% by the key principal of the joint venture. The loan requires monthly interest payments based on one month LIBOR and matures in May 2006. The Company has agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million. The mezzanine financing requires interest payments based on one month LIBOR and matures in May 2006. The loan will be funded in two

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 10 — Related Party Transactions (continued)

equal installments of $4.0 million. The funding will be drawn down as construction progresses. The interest on the first component, which was funded by ACM in June 2003 and was purchased by the Company in July 2003, will be earned on the full $4.0 million, while the interest on the second component, of which $1.1 million was funded as of December 31, 2003, is earned as the $4.0 million is drawn down. This additional financing is secured by a second mortgage lien on the property. Interest income recorded from these loans was approximately $486,000, for the period ended December 31, 2003.

       The Company’s $16.0 million bridge loan to the joint venture was contributed by ACM as one of the structured finance assets contributed to the Company on July 1, 2003 at book value, which approximates fair value. At the time of contribution, ACM also agreed to provide a limited guarantee of the loan’s principal amount based any profits realized on its retained 50% interest in the joint venture with the borrower and ACM’s participating interests in borrowers under three other contributed structured finance assets.

       At the time of ACM’s origination of three of the structured finance assets that it contributed to the Company on July 1, 2003 at book value, which approximates fair value, each of the property owners related to these contributed assets granted ACM participating interests that share in a percentage of the cash flows of the underlying properties. Upon contribution of the structured finance assets, ACM retained these participating interests and its 50% non-controlling interest in the joint venture to which it had made the $16.0 million bridge loan. ACM agreed that if any portion of the outstanding amount of any of these four contributed assets is not paid at its maturity or repurchase date, ACM will pay to the Company, subject to the limitation described below, the portion of the unpaid amount of the contributed asset up to the total amount then received by ACM due to the realization of any profits on its retained interests associated with any other of the four contributed assets (which had an aggregate balance of $48.3 million as of December 31, 2003). However, ACM will no longer be obligated to make such payments to the Company when the remaining accumulated principal amount of the four contributed assets, collectively, falls below $5 million and none of the four contributed assets is in default.

       As of December 31, 2003, we had a $13.75 million first mortgage loan and a $1.2 million second mortgage loan (of which $1.1 million was funded as of December 31, 2003), each of which bears interest at a variable rate of one month LIBOR plus 4.25% and matures in March 2004, outstanding to a not-for-profit corporation that holds and manages investment property from the endowment of a private academic institution. Two of our directors are members of the board of trustees of the borrower and that institution. Interest income recorded from these loans was approximately $402,000 for the period ended December 31, 2003.

       ACM received a brokerage fee for services rendered in arranging a loan facility for a borrower. A portion of the loan facility was provided by the Company. The Company was credited $146,918 of this brokerage fee which represented the Company’s proportionate share of the loan facility provided to the borrower and is included in other assets at December 31, 2003, which was received in January 2004.

Note 11 — Management Agreement

       The Company and ARLP have entered into a management agreement with ACM which has an initial term of two years with automatic one year extensions, subject to certain termination rights. After the initial two year term, the Company will be able to terminate the management agreement without cause for any reason upon six months’ prior written notice to ACM. If the Company terminates the management agreement without cause, or gives ACM notice of non-renewal, in order to manage its operations internally, the Company will be required to pay ACM a termination fee equal to the base management fee and the incentive compensation earned by ACM during the 12-month period preceding the termination. If, without cause, the

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 11 — Management Agreement (continued)

Company terminates the management agreement or elects not to renew it for any other reason, the Company will be required to pay ACM a termination fee equal to two times the base management fee and the incentive compensation earned by ACM during the 12-month period preceding the termination.

       The Company’s chief executive officer is also ACM’s chief executive officer and controlling equity owner. ACM has agreed to provide the Company with structured finance investment opportunities and loan servicing as well as other services necessary to operate its business. The Company’s chief executive officer, chief financial officer and general counsel and secretary are not employees of the Company. The Company relies to a significant extent on the facilities and resources of ACM to conduct its operations. The management agreement requires ACM to manage the business affairs in conformity with the policies and the general investment guidelines that are approved and monitored by the Company’s board of directors. ACM’s management of the Company is under the direction or supervision of the Company’s board of directors.

       For performing services under the management agreement, the Company will pay ACM an annual base management fee payable monthly in cash as a percentage of ARLP’s equity and equal to 0.75% per annum of the equity up to $400 million, 0.625% per annum of the equity from $400 million to $800 million and 0.50% per annum of the equity in excess of $800 million. For purposes of calculating the base management fee, equity equals the month end value computed in accordance with generally accepted accounting principles of (1) total partners’ equity in ARLP, plus or minus (2) any unrealized gains, losses or other items that do not affect realized net income.

       The Company will also pay ACM incentive compensation each fiscal quarter, calculated as (1) 25% of the amount by which (a) ARLP’s funds from operations per unit of partnership interest in ARLP, adjusted for certain gains and losses, exceeds (b) the product of (x) 9.5% per annum or the Ten Year U.S. Treasury Rate plus 3.5%, whichever is greater, and (y) the weighted average of book value of the net assets contributed by ACM to ARLP per ARLP partnership unit, the offering price per share of the Company’s common equity in the private offering on July 1, 2003 and subsequent offerings and the issue price per ARLP partnership unit for subsequent contributions to ARLP, multiplied by (2) the weighted average of ARLP’s outstanding partnership units. At least 25% of this incentive compensation is paid to ACM in shares of the Company’s common stock, subject to ownership limitations in the Company’s charter. With respect to all loans and investments originated during the term of the management agreement, the Company has also agreed with ACM that the Company will pay ACM an amount equal to 100% of the origination fees paid by the borrower up to 1% of the loan’s principal amount.

       The incentive compensation will be measured annually in arrears; provided, however, ACM shall receive quarterly installments thereof in advance. The quarterly installments will be calculated based on the results for the period of twelve months ending on the last day of the fiscal quarter with respect to which such installment is payable. Each quarterly installment payment will be deemed to be an advance of a portion of the incentive fee payable for the year. At least 25% of this incentive compensation fee is paid to ACM in shares of the Company’s common stock. For purposes of determining the number of shares to be paid to ACM to satisfy the common stock portion of the incentive management fee prior to the date the Company’s shares are publicly traded, each common share shall have a value equal to the book value per common share on the last day of the fiscal quarter with respect to which the incentive fee is being paid. For purposes of determining the number of shares to be paid to ACM to satisfy the common stock portion of the incentive management fee from and after the date the Company’s common shares are publicly traded, each common share shall have a value equal to the average closing price per common share based on the last twenty days of the fiscal quarter with respect to which the incentive fee is being paid. The incentive compensation fee will be accrued as it is earned. In accordance with Issue 4(b) of EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring,

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period June 24, 2003 (Inception) to December 31, 2003

Note 11 — Management Agreement (continued)

or in Conjunction with Selling, Goods or Services,” the expense incurred for incentive fee to be paid in common stock is determined using the amount of stock calculated as noted above and the quoted market price of the stock on the last day of each quarter. At December 31, we will remeasure the incentive fee expense paid to ACM in shares of the company’s common stock in accordance with the guidance provided by Issue 4(a) of EITF 96-8, which discusses how to measure at the measurement date when certain terms are not known prior to the measurement date. Accordingly, expense recorded related to common stock issues as a portion of incentive fee is adjusted to reflect the fair value of the stock on the measurement date when the final calculation of total incentive fee is determined. In the event the calculated incentive compensation for the full year is an amount less than the total of the installment payments made to ACM for the year, ACM will refund to the Company the amount of such overpayment in cash regardless of whether such installments were paid in cash or common stock. In such case, the Company would record a negative incentive fee expense in the quarter when such overpayment is determined. No incentive compensation was earned or paid in the period from June 24, 2003 (inception) to December 31, 2003.

       ACM is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of its employees, rent for facilities and other “overhead” expenses. The Company is required to pay or reimburse ACM for all expenses incurred on behalf of the Company in connection with the raising of capital or the incurrence of debt, interest expenses, taxes and license fees, litigation and extraordinary or non recurring expenses.

       Under the terms of the management agreement, ACM is also required to provide the Company with a right of first refusal with respect to all structured finance transactions identified by ACM or its affiliates. The Company has agreed not to pursue, and to allow ACM to pursue, any real estate opportunities other than structured finance transactions. In addition, ACM’s chief executive officer, Ivan Kaufman, has entered into a non-competition agreement with the Company pursuant to which he has agreed not to pursue structured finance investment opportunities, except as approved by the board of directors of the Company.

Note 12 — Distributions

       In order to qualify as a REIT, the Company must currently distribute at least 90% of its taxable income and must distribute 100% of its taxable income in order not to be subject to corporate federal income taxes on retained income. The Company anticipates it will distribute all of its taxable income to its stockholders. Because taxable income differs from cash flow from operations due to non-cash revenues or expenses (such as depreciation), in certain circumstances, the Company may generate operating cash flow in excess of its distributions or, alternatively, may be required to borrow to make sufficient distribution payments.

       The Company made distributions of $0.25 per share of common stock, payable with respect to the three months ended September 30, 2003 and the three months ended December 31, 2003, to stockholders of record at the close of business on November 5, 2003 and December 19, 2003, respectively.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE IV — LOANS AND OTHER LENDING INVESTMENTS

As of December 31, 2003

		Periodic			Interest
		Payment	Maturity	Interest Pay	Accrual	Prior	Face	Carrying
Type	Location	Terms	Date	Rate Index(1)	Rate Index	Liens	Amount	Amount

Bridge Loans
Multi-family	New York, NY	Interest Only	5/2006	Libor + 2.25%	N/A	—	$16,000,000	$16,000,000
Co-op	New York, NY	Interest Only	10/2004	10.00%	N/A	—	1,100,000	1,100,000
Multi-family	Massachusetts	Interest Only	4/2004	Libor + 5.50%	N/A	—	2,899,875	2,899,875
				Floor 7.00%
Hotel	New York, NY	Interest Only	3/2005	Libor + 5.00%	N/A	—	14,000,000	14,000,000
				Floor 6.50%
Less: Participation				50% of net			(2,100,000)	(2,100,000)

				spread less
				0.50% asset management fee			11,900,000	11,900,000
Multi-family	Las Vegas, NV	Principal and interest	12/2004	Libor + 3.00% Floor 5.25%	N/A	—	25,140,436	25,140,436
Multi-family	Indiana	Interest Only	3/2004	Libor + 4.25%	N/A	(2)	14,809,391	14,809,391
Multi-family	Ontario, CA	Interest Only	4/2005	Libor + 4.00%	N/A	—	9,130,000	9,130,000
				Floor 5.50%
Multi-family	Baltimore, MD	Interest Only	5/2006	Tranche A ($14,200,000): Libor + 3.50%	N/A	(3)	18,925,569	18,925,569
				Floor 5.00%
				Tranche B ($4,725,569):
				Libor + 4.50% (Year 1);
				Libor + 6.50% (Year 2);
				Libor + 7.50% (Year 3)
				Libor Floor 2.00%
Multi-family	Lauderdale Lakes, FL	Interest Only	12/2004	Libor + 3.50%	N/A	—	8,800,000	8,800,000
				Floor 5.50%
Multi-family	San Francisco, CA	Interest Only	7/2004	Libor + 4.50%	N/A	—	6,200,000	6,200,000
				Floor 6.00%
Commercial	Brooklyn, NY	Interest Only	10/2006	Libor + 4.75%	N/A	—	4,800,000	4,800,000
Multi-family	Tampa, FL	Interest Only	10/2005	Libor + 3.50%	N/A	—	21,500,000	21,500,000
				Floor 5.00%
Multi-family	Tampa, FL	Interest Only	10/2005	Libor + 6.50%	N/A	—	5,500,000	5,500,000
				Floor 8.50%
Multi-family	Baltimore, MD	Interest Only	12/2005	Libor + 6.50%	N/A	—	6,825,340	6,825,340
				Floor 8.00%
Retail	Gainesville, TX	Interest Only	3/2004	Libor + 8.50%	N/A	—	4,800,000	4,800,000
				Floor 9.50%
Residential	Westbury, NY	Interest Only	7/2004	Libor + 8.00%	N/A	—	450,000	450,000
				Floor 12.00%

Total Bridge Loans							$158,780,611	$158,780,611

(1)	References to LIBOR are to one-month LIBOR unless specifically stated otherwise.
(2)	This investment consists of the following two loans made by the Company to the same borrower: (a) a $13.75 million first mortgage loan and (b) a $1.2 million second mortgage loan, of which $1,059,391 was funded as of December 31, 2003.
(3)	The Company made this loan with respect to a portfolio of five properties. The Company has a first mortgage lien on three of the five properties in the portfolio underlying this loan. This loan is also secured by a pledge of 99.99% of the equity interests relating to the two other properties in the portfolio. Third party lenders have first mortgage liens on each of those other properties, totaling $26,600,000.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SCHEDULE IV — LOANS AND OTHER LENDING INVESTMENTS — (Continued)

As of December 31, 2003

		Periodic			Interest
		Payment	Maturity	Interest Pay	Accrual	Prior	Face	Carrying
Type	Location	Terms	Date	Rate Index	Rate Index(1)	Liens	Amount	Amount

Mezzanine Loans:
Multi-family	New York, NY	Interest Only	5/2006	Libor + 7.00%	N/A	$16,000,000	$5,131,490	$5,131,490
				Floor 10.00%
Multi-family	New York, NY	Interest Only	2/2004	Libor + 3.00%	Libor + 5.00%	31,000,000	10,000,000	10,000,000
				Floor 8.00%	Floor 12.50%
Commercial	Brooklyn, NY	Interest Only	6/2006	Libor + 3.50%	Libor + 8.00%	7,776,000	3,500,000	3,500,000
				Floor 5.00%	Libor Floor 1.50%
Multi-family	Glassboro, NJ	Interest Only	5/2006	Libor + 7.00%	N/A	11,000,000	2,000,000	2,000,000
				Floor 10.00%
Hotel	Scottsdale, Arizona	Interest Only	8/2006	Libor + 7.00%	N/A	10,000,000	6,640,000	6,640,000
				Floor 9.00%
				Cap 10.00%
Multi-family	New Jersey	Interest Only	4/2005	Libor + 5.25%	N/A	13,981,033	3,000,000	3,000,000
				Floor 6.75%
Multi-family	Baltimore, MD	Interest Only	9/2005	Libor + 5.50% (Year 1);	N/A	59,015,496	11,520,000	11,520,000
				Libor + 6.50% (Year 2);
				Libor + 7.50% (Year 3)
				Libor Floor 2.00%
Multi-family	New Orleans, LA	Interest Only	11/2006	Libor + 7.00% Floor 10.00%	N/A	6,570,000	2,300,000	2,300,000
Retail	Various	Principal	1/2006	Libor + 8.50%	N/A	336,000,000	35,000,000	35,000,000
		and		Floor 9.50%
		Interest
Condo Conversion	New York, NY	Interest Only	12/2005	Libor + 6.00%	N/A	45,600,000	5,250,000	5,250,000
				Libor Floor 1.17%
Office	New York, NY	Interest Only (1st Year)	1/2006	12.30% Fixed	N/A	270,000,000	30,000,000	30,000,000
Office	New York, NY	Interest Only	1/2006	Libor + 14.92%(2)	N/A	285,000,000	15,000,000	15,000,000
		(1st Year)		Libor Floor 1.50%

Total Mezzanine Loans						$1,102,751,648	$129,341,490	$129,341,490

Preferred Equity:
Multi-family(3)	Texas	Interest Only	1/2005	Libor + 4.50%	N/A	$10,645,473	$4,253,742	$4,253,742
				Floor 9.56%
Multi-family	Baltimore, MD	Interest Only	11/2006	Libor + 4.50% (Year 1);	N/A	11,648,047	7,074,431	7,074,431
				Libor + 6.50% (Year 2);
				Libor + 7.50% (Year 3)
				Libor Floor 2.00%
Multi-family	New Jersey	Interest Only	4/2005	Libor + 5.25%	N/A	188,961,964	19,300,000	19,300,000
				Floor 6.75%
Multi-family	Denver, CO	Interest Only	3/2004	Libor + 6.00%	N/A	23,362,371	2,800,000	2,800,000
				Floor 10.00%

Total Preferred Equity						$234,617,855	$33,428,173	$33,428,173

Other Investments:
Hotel	Miami, FL		8/2023	7.39% Fixed	N/A	$10,000,000	$1,967,867	$1,967,867

Total Loans and Investments						$1,347,369,503	$323,518,141	$323,518,141

(1)	References to LIBOR are to one-month LIBOR unless specifically stated otherwise.
(2)	The Company is required to pay BN Holdings LLC, an unrelated party, as a structuring fee, the portion of each monthly interest payment that results from a LIBOR spread in excess of 11.50%.
(3)	LIBOR for this loan refers to six-month LIBOR.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of
Arbor Commercial Mortgage, LLC

       We have audited the accompanying consolidated statements of assets and liabilities of the Structured Finance Business (the “SF Business” or the “Company”) of Arbor Commercial Mortgage, LLC and Subsidiaries (“ACM”) as of December 31, 2002 and 2001, and the related consolidated statements of revenue and direct operating expenses for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of ACM’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Arbor Realty Trust, Inc. and do not purport to be a complete presentation of the assets and liabilities or results of operations that would have resulted if the SF Business had operated as an unaffiliated independent company.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of the SF Business of ACM as of December 31, 2002 and 2001, and the revenue and direct operating expenses for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

New York, New York

October 23, 2003

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of

Arbor Commercial Mortgage, LLC

       We have audited the accompanying consolidated statement of revenue and direct operating expenses of the Structured Finance Business (the “SF Business”) or (the “Company”) of Arbor Commercial Mortgage, LLC and Subsidiaries (“ACM”) for the six month period ended June 30, 2003. This financial statement is the responsibility of ACM’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

       We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

       The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Arbor Realty Trust, Inc. and does not purport to be a complete presentation of the results of operations that would have resulted if the SF Business had operated as an unaffiliated independent company.

       In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and direct operating expenses of the SF Business of ACM for the six month period ended June 30, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young

New York, New York

February 27, 2004

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES

Three Months
Ended
March 31,
2003

Revenue:
Interest income	$3,406,481
Other income	1,211,715

Total revenue	4,618,196

Direct operating expenses:
Interest expense	1,621,688
Employee compensation and benefits	888,278
Selling and administrative	189,904

Total direct operating expenses	2,699,870
Revenue in excess of direct operating expenses	$1,918,326

See notes to consolidated financial statements.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

For the Three Months Ended March 31, 2003 (Unaudited)

Note 1 —	Description of Business and Basis of Presentation

       On July 1, 2003, Arbor Commercial Mortgage, LLC (“ACM”) contributed a portfolio of structured finance investments and related debt to ARLP, the operating partnership of Arbor Realty Trust, Inc. (“ART”). In addition, certain employees of ACM were transferred to ARLP. These assets, liabilities and employees represent a substantial portion of ACM’s structured finance business (“SF Business”). Through its SF Business, ACM invested in real estate related bridge and mezzanine loans, preferred equity and other real estate related assets.

       The SF Business of ACM is not a legal entity and the assets and liabilities associated with the SF Business are components of a larger business. Accordingly, the information included in the accompanying consolidated interim financial statements has been obtained from ACM’s consolidated historical accounting records. The SF Business never operated as a separate business entity or division of ACM, but rather as an integrated part of ACM’s consolidated business. Accordingly, the statement of revenue and direct operating expenses do not include charges from ACM for corporate general and administrative expense because ACM considered such items to be corporate expenses and did not allocate them to individual business units. Such expenses included costs for ACM’s executive management, corporate facilities and overhead costs, corporate accounting and treasury functions, corporate legal matters and other similar costs.

       The statement of revenue and direct operating expenses include the revenue and direct operating expenses that relate to the SF Business. Direct operating expenses include interest expense applicable to the funding costs of the SF Business loans and investments, salaries and related fringe benefit costs, provision for loan losses and other expenses directly associated with revenue-generating activities. Direct operating expenses also include allocations of certain expenses, such as telephone, office equipment rental and maintenance, office supplies and marketing, which were directly associated with the SF Business and were allocated based on headcount of the SF Business in relation to the total headcount of ACM. All of these allocations are based on assumptions that management believes are reasonable under the circumstances.

       The statement of revenue and direct operating expenses do not purport to be a complete presentation of the historical results of operations of the SF Business. The historical operating results of the SF Business may not be indicative of the future operating results of ART. The accompanying consolidated interim financial statements were prepared for inclusion in the Form 10-Q of ART and do not purport to reflect the results of operations that would have resulted if the SF Business had operated as an unaffiliated independent company.

Note 2 —	Summary of Significant Accounting Policies

Use of Estimates

       The preparation of consolidated interim financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

For the Three Months Ended March 31, 2003 (Unaudited)

Note 2 —	Summary of Significant Accounting Policies (continued)

Revenue Recognition

       The revenue recognition policies of the SF Business are as follows:

       Interest income — Interest income is recognized on the accrual basis as it is earned. In most instances, the borrower pays an origination fee, an additional amount of interest at the time the loan is closed, and deferred interest upon maturity of the loan. This additional income, as well as any direct loan origination costs incurred, is deferred and recognized over the life of the related loan as a yield adjustment. Income recognition is suspended for loans when in the opinion of management a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. Several of the loans provide for accrual of interest at specified rates, which differ from current payment terms. Interest is recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible, based on the underlying collateral and operations of the borrower. If management cannot make this determination regarding collectibility, interest income is recognized only upon actual receipt.

       Other income — Other income includes several types of income, which are recorded upon receipt. Certain of the loans and investments of the SF Business provide for additional payments based on the borrower’s operating cash flow, appreciation of the underlying collateral, payments calculated based on the timing of when the loan pays off and changes in interest rates. Such amounts are not readily determinable and are recorded as other income upon receipt.

Income Taxes

       No provision or benefit for income taxes has been provided in the accompanying consolidated financial statements due to the fact that the SF Business was not operated as a stand-along unit and no allocation of ACM’s income tax provision/benefit has been made to the SF Business. ACM is a limited liability company (which is taxed as a partnership), and accordingly, the taxable income or loss of ACM is included in the federal and state income tax returns of ACM’s individual members.

Note 3 —	Commitments and Contingencies

Litigation

       In the normal course of business, ACM is subject to various legal proceedings and claims, the resolution of which, in management’s opinion, will not have a material adverse effect on the financial position or the results of operations of ACM or the SF Business.

Note 4 —	Subsequent Events

       In June 2003 ART, a real estate investment trust, was formed to invest in structured finance assets, particularly real estate related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate related assets. On July 1, 2003, in exchange for a commensurate equity ownership in ART’s operating partnership ARLP, ACM contributed $213.1 million of structured finance assets and $169.2 million of borrowings supported by $43.9 million of equity. In addition, certain employees of ACM were transferred to ARLP. These assets, liabilities and employees represent the substantial portion of the SF Business.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

For the Three Months Ended March 31, 2003 (Unaudited)

Note 4 —	Subsequent Events (continued)

       On July 1, 2003 ART completed a private placement of ART’s units, each consisting of five shares of common stock and one warrant to purchase one share of common stock. Gross proceeds from the private financing combined with the concurrent equity contribution by ACM totaled approximately $164 million in equity capital. ART will be externally managed and advised by ACM and will pay ACM a management fee in accordance with the management agreement. ACM will also originate, underwrite and service all structured finance assets on behalf of ARLP.

Note 5 —	Unaudited Pro Forma Consolidated Financial Information

       In June, 2003 ACM formed ART, a real estate investment trust, to operate and expand its SF Business. On July 1, 2003, ACM contributed a portfolio of structured finance investments and related debt to ARLP, the operating partnership of ART. In addition, certain employees of ACM were transferred to ARLP. These assets, liabilities and employees represent a substantial portion of the SF Business.

       ART is externally managed and advised by ACM and pays ACM a management fee in accordance with the terms of the management agreement among ACM, ART and ARLP. ACM also sources originations, provides underwriting services and services all structured finance assets on behalf of ARLP. As a result, the operating expenses as presented in the historical consolidated interim financial statements would have been affected had ART been formed at an earlier time. Employee compensation and benefits expense would have decreased by $449,143 for the three months ended March 31, 2003 because these costs would have been borne by ACM under terms of the management agreement. Similarly, selling and administrative expense would have decreased by $29,676 for the three months ended March 31, 2003.

       In accordance with the terms of the management agreement, ACM receives a management fee, composed of a base management fee and incentive compensation. At least 25% of this incentive compensation is paid to ACM in shares of ART’s common stock, subject to ownership limitations in ART’s charter. ART has also agreed to share with ACM a portion of the origination fees that it receives on loans it originates through ACM.

       This pro forma information does not reflect the results of the private financing. However, gross proceeds from the private financing totaled $120.2 million, which combined with ACM’s equity contribution of $43.9 million, resulted in total contributed capital of $164.1 million. Offering expenses of $10.1 million were paid by ART, resulting in stockholders equity and minority interest of ART of $154.0 million at its inception.

       The pro forma consolidated interim financial information is limited to adjustments that are directly attributable to the private placement, expected to have a continuing impact on ART and are factually supportable. These adjustments are based on the assumption that certain compensation and benefits expenses and certain selling and administrative expenses incurred by the SF Business would not have been incurred if ART had been in operation during the periods presented. The pro forma financial results do not include what the impact would have been had the gross proceeds from the private financing been available to ACM during the entire period. Had these proceeds been available to the ACM during the entire period, there would have been an impact on certain revenues and expenses, including the management fees payable pursuant to the management agreement. The management fees are calculated based on such factors as funds from operations and the equity of ARLP, each as defined in the management agreement. Such amounts represent speculative and forward-looking information that is not factually supportable.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

For the Three Months Ended March 31, 2003 (Unaudited)

Note 5 —	Unaudited Pro Forma Consolidated Financial Information (continued)

       The financial statements of the SF Business include the results of operations of the structured finance business segment of ACM and are not limited to the results of the structured finance assets that were transferred to ART. In addition, ACM retained certain transactions in its structured finance portfolio, primarily because they were not deemed to be suitable investments for ART. Had these retained assets been excluded from the financial statements of the SF Business, additional adjustments to the expense base would have been necessary to estimate what expenses would have been had these assets not been in the portfolio. Such adjustments would have been speculative. Lastly, operating results for assets that matured before the contribution of structured finance assets to ART, but were in the portfolio of assets of the SF Business during the reporting period are also included in these statements.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31,

	2002	2001

Assets:
Loans and investments, net	$172,142,511	$160,183,066
Related party loans, net	15,952,078	15,880,207
Investment in equity affiliates	2,586,026	2,957,072
Real estate owned	7,258,931	—
Other assets	2,623,690	4,693,402

Total assets	$200,563,236	$183,713,747

Liabilities:
Notes payable and repurchase agreements	$141,836,477	$132,409,735
Other liabilities	2,444,329	1,676,566

Total liabilities	144,280,806	134,086,301
Commitments and contingencies	—	—

Net assets	$56,282,430	$49,627,446

See notes to consolidated financial statements.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES

	Six Months
	Ended	Year Ended
	June 30,	December 31,

	2003	2002	2001

Revenue:
Interest income	$7,688,465	$14,532,504	$14,667,916
Other income	1,552,414	1,090,106	1,668,215

Total revenue	9,240,879	15,622,610	16,336,131

Direct operating expenses:
Interest expense	3,468,275	6,586,640	7,029,374
Employee compensation and benefits	1,751,147	2,827,191	2,888,603
Selling and administrative	458,266	910,924	839,823
Provision for loan losses	60,000	3,315,000	240,000

Total direct operating expenses	5,737,688	13,639,755	10,997,800

Revenue in excess of direct operating expenses before gain on sales of loans and real estate and income from equity affiliates	3,503,191	1,982,855	5,338,331

Gain on sale of loans and real estate	1,024,268	7,470,999	3,226,648
Income from equity affiliates	—	632,350	1,403,014

Revenue, gain on sale of loans and real estate and income from equity affiliates in excess of direct operating expenses	$4,527,459	$10,086,204	$9,967,993

See notes to consolidated financial statements.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001,
and for the Six Months Ended June 30, 2003

Note 1 — Description of Business and Basis of Presentation

       On July 1, 2003 Arbor Commercial Mortgage, LLC (“ACM”) contributed a portfolio of structured finance investments and related debt to Arbor Realty Limited Partnership (“ARLP”), the operating partnership of Arbor Realty Trust, Inc. (“ART”). In addition, certain employees of ACM were transferred to ARLP. These assets, liabilities and employees represent a substantial portion of ACM’s structured finance business (“SF Business”) or (the “Company”). Through its SF Business, ACM invests in real estate related bridge and mezzanine loans, preferred equity and other real estate related assets.

       The SF Business of Arbor Commercial Mortgage, LLC is not a legal entity and the assets and liabilities associated with the SF Business are components of a larger business. Accordingly, the information included in the accompanying consolidated financial statements has been obtained from ACM’s consolidated historical accounting records. The SF Business never operated as a separate business entity or division of ACM but rather as an integrated part of ACM’s consolidated business. Accordingly, the statements of revenue and direct operating expenses do not include charges from ACM for corporate general and administrative expense because ACM considered such items to be corporate expenses and did not allocate them to individual business units. Such expenses included costs for ACM’s executive management, corporate facilities and overhead costs, corporate accounting and treasury functions, corporate legal matters and other similar costs.

       The statements of revenue and direct operating expenses include the revenue and direct operating expenses that relate to the SF Business. Direct operating expenses include interest expense applicable to the funding costs of the SF Business loans and investments, salaries and related fringe benefit costs, provision for loan losses and other expenses directly associated with revenue-generating activities. Direct operating expenses also include allocations of certain expenses, such as telephone, office equipment rental and maintenance, office supplies and marketing, which were directly associated with the SF Business and were allocated based on headcount of the SF Business in relation to the total headcount of ACM. All of these allocations are based on assumptions that management believes are reasonable under the circumstances.

       A statement of cash flows is not presented because the SF Business did not maintain a separate cash balance. Other than the debt required to fund the loans and investments made by the SF Business, its operating activities were funded by ACM. Because the SF Business never operated as a separate business or division of ACM, the accompanying consolidated financial statements are not intended to be a complete presentation of the historical financial position, results of operations and cash flows of the SF Business. The historical operating results of the SF Business may not be indicative of the future operating results of ART. The accompanying consolidated financial statements were prepared for inclusion in the Form S-11 of ART and do not purport to reflect the assets and liabilities or results of operations that would have resulted if the SF Business had operated as an unaffiliated independent company.

       The consolidated financial statements include the financial statements of ACM, its wholly owned subsidiaries, and partnerships or other joint ventures in which ACM holds, directly or indirectly, over fifty percent of the outstanding voting shares. When partnership voting interest are not clearly indicated, ACM reviews other factors to determine control, such as whether ACM is entitled to over 50% of the profits and losses of the partnership. Additionally, for investments in limited partnerships, ACM reviews the rights and obligations of the general partner and the limited partners to determine if in substance the general partner controls such entity. These rights and obligations include such items as whether the limited partner has the right to replace the general partner, approve the sale or refinancing of the partnership assets or approve the acquisition of additional significant partnership assets. In instances where AMC has

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001,
and for the Six Months Ended June 30, 2003

Note 1 — Description of Business and Basis of Presentation (continued)

a majority voting interest but minority partners have significant participation, such as the right to establish operating and capital decisions of the entity, ACM does not consolidate this entity. Based on this criteria, investments in partnerships or joint ventures that ACM does not control are accounted for under the equity method.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

       The preparation of consolidated financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate Owned

       Real estate owned represents commercial real estate property acquired through foreclosure or deed in lieu of foreclosure that the SF Business owns and operates. Such assets are classified as held for sale and not depreciated. They are carried at the lower of cost or fair value less cost to sell. The Company reviews its real estate assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Loans and Investments

       Loans held for investment are intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan origination costs and fees, unless such loan or investment is deemed to be impaired.

       The SF Business invests in preferred equity interests that allow the SF Business to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of each such investment, management must determine whether such investment should be accounted for as a loan, joint venture or as real estate. To date, management has determined that all such investments are properly accounted for and reported as loans.

       Specific valuation allowances are established for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral is determined by an evaluation of operating cash flow from the property during the projected holding period, and estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, discounted at market discount rates. If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for loan losses. The allowance for each loan is maintained at a level believed adequate by management to absorb probable losses.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001,
and for the Six Months Ended June 30, 2003

Note 2 — Summary of Significant Accounting Policies (continued)

Revenue Recognition

       The revenue recognition policies of the SF Business are as follows:

       Interest income — Interest income is recognized on the accrual basis as it is earned. In most instances, the borrower pays an origination fee, an additional amount of interest at the time the loan is closed, and deferred interest upon maturity of the loan. This additional income, as well as any direct loan origination costs incurred, is deferred and recognized over the life of the related loan as a yield adjustment. Income recognition is suspended for loans when in the opinion of management a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed Several of the loans provide for accrual of interest at specified rates, which differ from current payment terms. Interest is recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible, based on the underlying collateral and operations of the borrower. If management cannot make this determination regarding collectibility, interest income is recognized only upon actual receipt.

       Other income — Other income includes several types of income which are recorded upon receipt. Certain of the Company’s loans and investments provide for additional payments based on the borrower’s operating cash flow, appreciation of the underlying collateral, payments calculated based on the timing of when the loan pays off and changes in interest rates. Such amounts are not readily determinable and are recorded as other income upon receipt.

Gain on Sale of Loans and Real Estate

       For the sale of loans and real estate, recognition occurs when all the incidence of ownership passes to the buyer.

Income from Equity Affiliates

       The SF Business has several joint ventures that were formed to lend to, acquire, develop and/or sell real estate assets. Such investments are recorded under the equity method. The Company records its share of the net income from the underlying properties. The gain or loss on disposition of a joint venture interest is recorded as gain on sale of loans and real estate.

Income Taxes

       No provision or benefit for income taxes has been provided in the accompanying consolidated financial statements due to the fact that the SF Business was not operated as a stand-along unit and no allocation of ACM’s income tax provision/benefit has been made to the SF Business. ACM is a limited liability company (which is taxed as a partnership), and accordingly, the taxable income or loss of ACM is included in the federal and state income tax returns of ACM’s individual members.

Recently Issued Accounting Pronouncements

       In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights (a “variable interest entities” or “VIE”), and how to determine when and which business enterprise should consolidate a VIE. In addition, FIN 46 requires that

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001,
and for the Six Months Ended June 30, 2003

Note 2 — Summary of Significant Accounting Policies (continued)

both the primary beneficiary and all other enterprises with a significant variable interest in VIE make additional disclosures. The transitional disclosure requirements will take effect almost immediately and are required for all consolidated financial statements initially issued after January 31, 2003. Management is in the process of evaluating all of its mezzanine loans and preferred equity investments, which may be deemed variable interest entities under the provision of FIN 46. A definitive conclusion can not be reached until the evaluation has been completed.

       In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” an interpretation of FASB Statement of Financial Accounting Standards No. 5 (“SFAS No. 5”), “Accounting for Contingencies,” Statement of Financial Accounting Standards No. 57, “Related Party Disclosures,” Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” and rescinded FASB Interpretation No. 34, “Disclosure of Indirect Guarantees of Indebtedness of Others, an Interpretation of SFAS No. 5.” It requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee regardless of whether the Company receives separately identifiable consideration (i.e., a premium). The new disclosure requirements were effective December 31, 2002. The adoption of FIN 45 did not have a material impact on the Company’s Consolidated Financial Statements, nor is it expected to have a material impact in the future.

Note 3 — Selected Cash Flow Information

       A statement of cash flows is not presented because the SF Business did not maintain a separate cash balance. Other than the debt required to fund the loans and investments of the SF Business, operating activities were funded by ACM. Selected cash flow from investing and financing activities is presented below.

		December 31,
	June 30,
	2003	2002	2001

Cash flows from investing activities:
Loans and investments originated	$(117,176,849)	$(116,810,564)	$(53,165,836)
Payoffs and paydowns of loans and investments	76,106,055	105,608,865	62,044,959
Proceeds from sale of real estate held for sale	—	—	9,801,548
Purchase of joint venture interest	—	—	(7,619,272)
Cash flows from financing activities:
Proceeds from notes payable and repurchase agreements	93,228,860	86,853,319	57,558,552
Payoffs and paydowns of notes payable and repurchase agreements	(64,019,933)	77,426,577	(63,111,680)

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001,
and for the Six Months Ended June 30, 2003

Note 4 — Loans and Investments

	December 31,

	2002	2001

Bridge loans	$93,789,934	$81,947,873
Mezzanine loans	59,483,271	58,481,072
Preferred equity investments	12,530,562	5,491,001
Other	9,469,039	18,151,162

	175,272,806	164,071,108
Unearned revenue	(1,167,814)	(2,223,042)
Allowance for loan losses	(1,962,481)	(1,665,000)

Loans and investments, net	$172,142,511	$160,183,066

       In 2001 the Company had $1,665,000 in allowance for loan losses related to three bridge loans, that were deemed to be impaired. In accordance with the Company’s policy for revenue recognition, income recognition was suspended on these loans. In 2002 these loans were repaid and the total outstanding principal balance was collected. The $1,665,000 of allowance for loan losses was re -allocated to the loans that were deemed to be impaired in 2002.

       A bridge loan with a carrying value of $10,333,931 was foreclosed and reclassified as real estate owned in 2002. Prior to foreclosure, the Company in 2002 recorded a provision for loan losses of $3,075,000 to reflect this asset at its estimated fair value, excluding an estimated $300,000 of foreclosure cost. This amount was charged-off when the loan was reclassified as real estate owned.

       A bridge loan with a carrying value of $4,100,000 was deemed to be impaired in 2002 and $700,000 of allowance for loan losses was allocated to this loan to reflect this loan at its estimated fair value. In accordance with the Company’s policy for revenue recognition, income recognition has been suspended on this loan. In 2003, the Company received a $3.75 million payment from the borrower in partial satisfaction of the loan, which amount was $350,000 in excess of the loan’s carrying value. The Company reduced its allowance for loan losses and recorded other income for the excess amount received.

       A bridge loan and a mezzanine loan, secured by the same property, with a carrying value of $10,584,492 was deemed to be impaired in 2002 and $305,000 of allowance for loan losses was allocated to these loans to reflect these loans at their estimated fair values. In accordance with the Company’s policy for revenue recognition, income recognition has been suspended on these loans.

       A mezzanine loan with a carrying value of $1,728,552 was deemed to be impaired in 2002 and $660,000 of allowance for possible loan losses was allocated to this loan as well as a $240,000 provision for loan losses was recorded to reflect this loan at its estimated fair value in 2002 and $60,000 in the six months ended June 30, 2003. In accordance with the Company’s policy for revenue recognition, income recognition has been suspended on this loan.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001,
and for the Six Months Ended June 30, 2003

Note 4 — Loans and Investments (continued)

Allowance for Loan Losses:

	December 31,

	2002	2001

Beginning balance	$1,665,000	$1,425,000
Provision for loan losses	3,315,000	240,000
Amounts charged against allowance for loan losses	(3,017,519)	—

Ending balance	$1,962,481	$1,665,000

Concentration of Borrower Risk

       The Company is subject to concentration risk in that, as of December 31, 2002 and 2001, the unpaid principal balance relating to eleven and eight loans represented approximately 46% and 37% of total loans held for investment and are with five and three unrelated borrowers, respectively. The total number of loans and investments by the Company was 36 and 34 as of December 31, 2002 and 2001, respectively.

Note 5 — Business Acquisitions and Investment in Equity Affiliates

       In June 1998, the Company entered into a joint venture, Mezzobridge Funding, LLC, with SFG I, an affiliate of Nomura Asset Capital Corp. for the purpose of acquiring up to $250 million of structured finance investments. Capital contributions and profits were shared equally by the partners. Nomura Asset Capital Corp. provided financing to the joint venture in the form of a repurchase agreement. The interest rate charged for the financing was based on LIBOR. On July 31, 2001, the Company purchased from SFG I their interest in the joint venture.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001,
and for the Six Months Ended June 30, 2003

Note 5 — Business Acquisitions and Investment in Equity Affiliates (continued)

       This transaction was accounted for by the purchase accounting method. The activities of the former joint venture have been included in the Company’s statements of revenue and direct operating expenses from the date of acquisition, August 2001. Summarized financial data of this joint venture is as follows:

July 31,
2001

(Unaudited)
Balance sheets
Assets
Cash	$1,975,408
Loans held for investment, net	95,130,987
Other receivables and deferred costs	3,320,677

Total assets	$100,427,072

Liabilities and members’ capital
Liabilities
Notes payable — repurchase agreement	$67,494,364
Accounts payable and accrued expenses	661,198

Total liabilities	68,155,562
Members’ capital Arbor	16,135,755
Other partner	16,135,755

Total members’ capital	32,271,510

Total liabilities and members’ capital	$100,427,072

Seven Months Ended
July 31, 2001

(Unaudited)
Statements of operations
Interest earned	$5,446,464
Interest and other expenses	4,578,950

Net income	$867,514

Net income allocated to:
Arbor	$433,757
Other partner	433,757

Total	$867,514

       The Company purchased the entire interest of its partner for $16,135,755, which was equal to the members’ capital of the partner on the date of purchase. The Company financed this purchase with increased debt on the existing repurchase agreement of $6,541,075 and cash of $9,594,680, of which $1,975,408 was on hand in the joint venture at the date of purchase and was distributed to the partner. In

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001,
and for the Six Months Ended June 30, 2003

Note 5 — Business Acquisitions and Investment in Equity Affiliates (continued)

conjunction with the purchase, the existing repurchase agreement was assumed by the Company. The repurchase agreement expires in November 2003.

       The Company had a 26% interest in a joint venture, which owns and operates a multi-family real estate property. At December 31, 2001 the Company’s investment in this joint venture was approximately $900,000. During 2001 the Company recorded net income from this joint venture of $1,022,165. In March of 2002, the Company sold its investment in the joint venture and recorded a gain of $6.8 million. The Company received net income from this joint venture of $588,600 prior to the sale in 2002.

       The Company has several other joint ventures that were formed to acquire, develop and/or sell real estate assets which the Company does not control. At December 31, 2002 and 2001, the Company’s investments in these joint ventures were approximately $2.6 million and $2.1 million, respectively. The Company recorded net income from these joint ventures of $43,750 in 2002 and net losses of $52,908 in 2001.

Note 6 — Notes Payable and Repurchase Agreements

       The Company utilizes warehouse lines of credit and repurchase agreements to finance its loans and investments. Borrowings underlying these arrangements are secured by substantially all the Company’s loans and investments.

	December 31,

	2002	2001

Structured transaction facility, financial institution, $150 million committed line, expiration August 2004, interest rate variable based on LIBOR; the weighted average note rate was 4.07% and 5.50%, respectively	$70,184,219	$61,720,900
Repurchase agreement, financial institution, $100 million committed line, expiration December 2003, interest is variable based on LIBOR; the weighted average note rate was 3.42% and 4.44%, respectively	68,267,260	66,941,689
Repurchase agreement, financial institution, $50 million committed line, expiration November 2005, interest rate variable based on LIBOR	—	n/a
Repurchase agreement, financial institution, uncommitted line, interest rate variable based on LIBOR; the weighted average note rate was 3.35% and 3.68%, respectively	3,384,998	3,747,146

Notes payable and repurchase agreements	$141,836,477	$132,409,735

       The $150 million structured transaction facility contains profit-sharing arrangements between the Company and the lender which provide for profit sharing percentages ranging from 30% to 45% of net interest income of the loans and investments financed. This cost is included in interest expense.

       Each of the credit facilities contains various financial covenants and restrictions, including minimum net worth and debt-to-equity ratios. The Company is in compliance with all covenants and restrictions for all periods presented.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001,
and for the Six Months Ended June 30, 2003

Note 6 — Notes Payable and Repurchase Agreements (continued)

       In conjunction with ACM’s contribution of a portfolio of structured finance investments and related debt to ARLP the operating partnership of ART, the structured finance facility and the two committed repurchase agreements were assigned to ARLP pursuant to agreements with the relevant financial institutions.

Note 7 — Commitments and Contingencies

Litigation

       In the normal course of business, the Company is subject to various legal proceedings and claims, the resolution of which, in management’s opinion, will not have a material adverse effect on the financial position or the results of operations of the Company.

Note 8 — Fair Value of Financial Instruments

       The following table summarizes the carrying values and the estimated fair values of financial instruments as of December 31, 2002 and 2001. Fair value estimates are dependent upon subjective assumptions and involve significant uncertainties resulting in variability in estimates with changes in assumptions.

	December 31, 2002		December 31, 2001

		Estimated Fair		Estimated Fair
	Carrying Value	Value	Carrying Value	Value

Financial assets:
Loans and investments, net	$172,142,511	$172,142,511	$160,183,066	$160,183,066
Related party loans, net	15,952,078	15,952,078	15,880,207	15,880,207
Financial liabilities:
Notes payable and repurchase agreements	141,836,477	141,836,477	132,409,735	132,409,735

       The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instrument:

       Loans and Investments, Net: Fair values of variable-rate loans and investments with no significant change in credit risk are based on carrying values. Fair values of other loans and investments are estimated using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates that would be offered for loans with similar characteristics and credit quality.

       Related Party Loans, Net: Fair values of variable-rate loans and investments with no significant change in credit risk are based on carrying values. Fair values of other loans and investments are estimated using discounted cash flow methodology, using discount rates, which, in the opinion of management, best reflect current market interest rates that would be offered for loans with similar characteristics and credit quality.

       Notes Payable and Repurchase Agreements: Fair values approximate the carrying values reported in the balance sheets.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001,
and for the Six Months Ended June 30, 2003

Note 9 — Related Party Transactions

Related Party Loans:

	December 31,

	2002	2001

Bridge loans	$16,000,000	$16,000,000

Unearned revenue	(47,922)	(119,793)

Related party loans, net	$15,952,078	$15,880,207

       The Company has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. At December 31, 2002 and 2001, the Company’s investments in this joint venture were approximately $2.3 million and $1.8 million, respectively. The Company accounts for this investment under the equity method. At December 31, 2002, the Company had a $16.0 million bridge loan outstanding to the joint venture, which is collateralized by a first lien position on a commercial real estate property. There is a limited guarantee on the loan of 50% by the chief executive officer of ACM and 50% by the key principal of the joint venture. The loan requires monthly interest payments based on LIBOR and matures in October 2004. In connection with the joint venture agreement the Company has agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million. The mezzanine financing requires interest payments based on LIBOR and matures in May 2006. The loan will be funded in two equal installments of $4.0 million. The funding will be drawn down as construction progresses. The interest on the first component, which was funded in June 2003, will be earned on the full $4.0 million, while the interest on the second component, which has yet to be funded, will be earned as the $4.0 million is drawn down. This additional financing is secured by a second mortgage lien on the property. In addition, an interest and renovation reserve totaling $2.5 million is in place to cover both the bridge and mezzanine loans. Interest income recorded from these loans was approximately $449,000 and $148,000 for the periods ended December 31, 2002 and 2001, respectively.

       In June 2003, the Company invested approximately $818,000 in exchange for a 12.50% preferred interest in a joint venture, which owns and operates two commercial properties. The Company accounts for this investment under the equity method. In June 2003, the Company funded two mezzanine loans to this joint venture totaling $6.0 million. The loans require monthly interest payments based on LIBOR and mature in May 2006. Interest income recorded from these loans was approximately $8,000 for the period ended June 30, 2003.

Note 10 — Subsequent Events

       In June 2003 ART, a real estate investment trust was formed to invest in structured finance assets, particularly real estate related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate related assets. On July 1, 2003 in exchange for a commensurate equity ownership in ART’s operating subsidiary ARLP, ACM contributed $213.1 million of structured finance assets and $169.2 million of borrowings supported by $43.9 million of equity. In addition, certain employees of ACM were transferred to ARLP. These assets, liabilities and employees represent the substantial portion of ACM’s SF Business.

       On July 1, 2003 ART completed a private placement of ART’s units, each consisting of five shares of common stock and one warrant to purchase one share of common stock. Gross proceeds from the private financing combined with the concurrent equity contribution by ACM totaled approximately $164 million

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001,
and for the Six Months Ended June 30, 2003

Note 10 — Subsequent Events (continued)

in equity capital. ART will be externally managed and advised by ACM and will pay ACM a management fee in accordance with the management agreement. ACM will also originate, underwrite and service all structured finance assets on behalf of ARLP.

Note 11 — Unaudited Pro Forma Consolidated Financial Information

       In June, 2003 ACM formed ART, a newly organized real estate investment trust to operate and expand its SF Business. On July 1, 2003 ART completed a private placement of ART’s units, each consisting of five shares of ART’s common stock and one warrant to purchase one share of common stock. Gross proceeds from the private financing totaled $120.2 million. In exchange for a commensurate equity ownership in ART’s operating subsidiary, ARLP, ACM contributed $213.1 million of structured finance assets and $169.2 million of borrowings supported by $43.9 million of equity. These assets and liabilities were contributed at book value, which approximates market value, and represent 88% of the assets and 98% of the liabilities of the SF Business as of June 30, 2003. In addition, certain employees of ACM were transferred to ARLP.

       ART will be externally managed and advised by ACM and will pay ACM a management fee in accordance with the terms of the management agreement among ACM, ART and ARLP. ACM will also source originations, provide underwriting services and service all structured finance assets on behalf of ARLP. As a result, the operating expenses as presented in the historical consolidated financial statements would have been affected had ART been formed at an earlier time. Employee compensation and benefits expense would have decreased by $895,811 and $1,518,890 for the six months ended June 30, 2003 and year ended December 31, 2002, respectively, because these costs would have been borne by ACM under terms of the management agreement. Similarly, selling and administrative expense would have decreased by $65,752 and $127,753 for the six months ended June 30, 2003 and year ended December 31, 2002, respectively.

       In accordance with the terms of the management agreement, ACM will receive a management fee, composed of a base management fee and incentive compensation. The annual base management fee is payable monthly in cash as a percentage of ARLP’s equity and equal to 0.75% per annum of the equity up to $400 million, 0.625% per annum of the equity from $400 million to $800 million and 0.50% per annum of the equity in excess of $800 million. For purposes of calculating the base management fee, equity equals the month end value computed in accordance with generally accepted accounting principles of (1) total partners’ equity in ARLP, plus or minus (2) any unrealized gains, losses or other items that do not affect realized net income.

       ART will also pay ACM incentive compensation each fiscal quarter, calculated as (1) 25% of the amount by which (a) ARLP’s funds from operations per unit of partnership interest in ARLP, adjusted for certain gains and losses, exceeds (b) the product of (x) 9.5% per annum or the 10 year Treasury Rate plus 3.5%, whichever is greater, and (y) the weighted average of book value of the net assets contributed by ACM to ARLP per ARLP partnership unit, the offering price per share of ART’s common equity in the private offering on July 1, 2003 and subsequent offerings and the issue price per ARLP partnership unit for subsequent contributions to ARLP, multiplied by (2) the weighted average of Arbor Realty Limited Partnership’s outstanding partnership units. At least 25% of this incentive compensation is paid to ACM in shares of ART’s common stock, subject to ownership limitations in ART’s charter. ART has also agreed to share with ACM a portion of the origination fees that it receives on loans it originates through ACM.

THE STRUCTURED FINANCE BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002, 2001,
and for the Six Months Ended June 30, 2003

Note 11 — Unaudited Pro Forma Consolidated Financial Information (continued)

       The incentive compensation will be measured annually in arrears; provided, however, ACM shall receive quarterly installments thereof in advance. The quarterly installments will be calculated based on the results for the period of twelve months ending on the last day of the fiscal quarter with respect to which such installment is payable. Each quarterly installment payment will be deemed to be an advance of a portion of the incentive fee payable for the year. In the event the calculated incentive compensation for the full year is an amount less that the total of the installment payments made to ACM for the year, ACM will refund to ART the amount of such overpayment in cash. In such case, ART would record a negative incentive fee expense in the quarter when such overpayment is determined. The incentive compensation will be accrued as it is earned.

       This pro forma information does not reflect the results of the private financing. However, gross proceeds from the private financing totaled $120.2 million, which combined with ACM’s equity contribution of $43.9 million, resulted in total contributed capital of $164.1 million. Offering expenses of $10.1 million were paid by ART, resulting in stockholders equity and minority interest of ART of $154.0 million at its inception.

       The pro forma consolidated financial information is limited to adjustments that are directly attributable to the private placement, expected to have a continuing impact on ART and are factually supportable. These adjustments are based on the assumption that certain compensation and benefits expenses and certain selling and administrative expenses incurred by the SF Business would not have been incurred if ART had been in operation during the periods presented. The pro forma financial results do not include what the impact would have been had the gross proceeds from the private financing been available to the Company during the entire period. Had these proceeds been available to the Company during the entire period, there would have been an impact on certain revenues and expenses, including the management fees payable pursuant to the management agreement. The management fees are calculated based on such factors as funds from operations and the equity of ARLP, each as defined in the management agreement. Such amounts represent speculative and forward-looking information that is not factually supportable.

       The financial statements of the SF Business include the results of operations of the structured finance business segment of ACM and are not limited to the results of the structured finance assets that were transferred to ART. Accordingly, the results of certain investments in equity affiliates that were not transferred to ART have been included in the financial statements of the SF Business because they were included in the structured finance business segment even though the operating results from these equity affiliates have not been material to the structured finance business segment as a whole. In addition, ACM retained certain transactions in its structured finance portfolio with a net book value of approximately $27.8 million, primarily because they were not deemed to be suitable investments for ART. Had these retained assets been excluded from the financial statements of the SF Business, additional adjustments to the expense base would have been necessary to estimate what expenses would have been had these assets not been in the portfolio. Such adjustments would have been speculative. Lastly, operating results for assets that matured before the contribution of structured finance assets to ART, but were in the portfolio of assets of the SF Business during the reporting period are also included in these statements.

Arbor Realty Trust, Inc.
9,594,498 Shares
Common Stock

PROSPECTUS

                            , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

       The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by the registrant.

Securities and Exchange Commission registration fee	$23,376.43
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	10,000

Total	*

*	To be filed by amendment.

Item 32.	Sales to Special Parties.

       See Item 33.

Item 33.	Recent Sales of Unregistered Securities

       On June 26, 2003, in connection with the incorporation of Arbor Realty Trust, Inc. (the “Company”), the Company issued 67 shares of common stock, par value $0.01 per share (the “Common Stock”) to Arbor Commercial Mortgage, LLC (“ACM”) for $1,005. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

       On July 1, 2003 the Company sold 1,610,000 units, each unit consisting of five shares of Common Stock, and one warrant to purchase one share of Common Stock of the Company (the “Units”). Of the 1,610,000 Units sold, 1,327,989 Units (the “144A Units”) were sold to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and to a limited number of “institutional accredited investors” (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act. The offering price per Unit was $75.00. The initial purchaser of the 144A Units was JMP Securities LLC (“JMP”). The aggregate proceeds to the Company from such offering and the aggregate initial purchaser’s discount were $92,627,232.75 and $6,971,942.25, respectively.

       On July 1, 2003, the remaining 282,011 Units (the “AI Units”) were sold to certain “accredited investors” (as defined in Rule 501 under the Securities Act), including affiliates and employees of each of ACM and JMP, in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act. JMP acted as placement agent in connection with the sale of the AI Units. The offering price per Unit was $75.00, except that 104,767 of the AI Units were sold to JMP employees and certain entities affiliated with JMP at a price of $69.75 per Unit. JMP received a placement fee of $5.25 for 91,697 of the AI Units sold to certain accredited investors and $2.25 for 85,547 of the AI Units sold to accredited investors who were affiliated with the Company. JMP did not receive a placement fee with respect to the sale of the 104,767 AI Units sold to JMP employees and certain entities affiliated with JMP. The aggregate proceeds to the Company from such offering and the aggregate placement fee to JMP were $19,926,908.25 and $673,890.00, respectively.

       On July 1, 2003, the Company issued 3,146,724 shares of the Company’s special voting preferred stock, par value $0.01 per share, to ACM (the “Special Preferred Stock”) for $31,467. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

       On July 1, 2003, the Company granted a total of 147,500 restricted shares of Common Stock, of which 120,000 restricted shares have been awarded to Mr. Ivan Kaufman, the President and Chief Executive Officer of the Company, pursuant to the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive

Plan (the “Stock Incentive Plan”). On November 5, 2003, the Company granted 1,000 restricted shares of Common Stock to each of Messrs. Horn and Lazar, directors of the Company, pursuant to the Stock Incentive Plan. For a more detailed description of the Stock Incentive Plan, see “Management — Stock Incentive Plan” in this Registration Statement. In granting the restricted shares, the Company relied upon exemptions from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D under the Securities Act and Section 4(2) of the Securities Act.

       On July 1, 2003, Arbor Realty Limited Partnership, a majority owned subsidiary of the Company (“ARLP”), issued 3,146,724 units of limited partnership interest of ARLP (“Limited OP Units”) and 629,345 warrants to purchase additional Limited OP Units at an initial exercise price of $15.00 (the “OP Warrants”) to ACM in exchange for a contribution of $213.1 million of assets financed by $169.2 million in borrowings and supported by $43.9 million in equity. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. Each Limited OP Unit issued to ACM is paired with one share of the Special Preferred Stock issued to ACM and is redeemable for cash, or at the election of the Company, shares of Common Stock, generally on a one for one basis. Any Limited OP Units issued to ACM upon exercise of its OP Warrants will also be paired with shares of Special Preferred Stock. Upon any redemption by ACM of a Limited OP Unit for cash or Common Stock, the paired share of the Company’s Special Preferred Stock will be redeemed by the Company and cancelled.

Item 34.	Indemnification of Directors and Officers.

       Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

       The charter authorizes the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

       Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

       The Company has also agreed to indemnify our directors and executive officers to the maximum extent permitted by Maryland law, and pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Item 35.	Treatment of Proceeds From Stock Being Registered.

N/ A

Item 36.	Financial Statements and Exhibits.

(a)	The following financial statements are being filed as part of this Registration Statement:

(1)	Consolidated Financial Statements of Arbor Realty Trust, Inc. and Subsidiaries

           Report of Independent Certified Public Accountants

           Consolidated Balance Sheet at March 31, 2004 (unaudited)

           Consolidated Income Statement for the Three Months Ended March 31, 2004 (unaudited)

           Consolidated Statement of Stockholders’ Equity for the Three Months Ended March 31, 2004 (unaudited)

           Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2004 (unaudited)

           Notes to Consolidated Financial Statements

           Consolidated Balance Sheet at December 31, 2003

           Consolidated Income Statement for the period June 24, 2003 (inception) to December 31, 2003

           Consolidated Statement of Stockholders’ Equity for the period June 24, 2003 (inception) to December 31, 2003

           Consolidated Statement of Cash Flow for the period June 24, 2003 (inception) to December 31, 2003

           Notes to Consolidated Financial Statements

           Schedule IV — Loans and Other Lending Investments

(2)	Consolidated Financial Statements of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries

           Reports of Independent Certified Public Accountants

           Consolidated Statement of Revenue and Direct Operating Expenses for the Three Months Ended March 31, 2003 (unaudited)

           Notes to Consolidated Financial Statements

           Consolidated Statements of Assets and Liabilities at December 31, 2002 and 2001

           Consolidated Statements of Revenue and Direct Operating Expenses for the Years Ended December 31, 2002, 2001, and for the Six Months Ended June 30, 2003

           Notes to Consolidated Financial Statements

(b)	The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number	Description

2.1	Contribution Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership*
2.2	Guaranty, dated July 1, 2003, made by Arbor Commercial Mortgage, LLC and certain wholly-owned subsidiaries of Arbor Commercial Mortgage, LLC in favor of Arbor Realty Limited Partnership, ANMB Holdings, LLC and ANMB Holdings II, LLC*
2.3	Indemnity Agreement, dated July 1, 2003 by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC, Ivan Kaufman and Arbor Realty Limited Partnership*
3.1	Articles of Incorporation of the Registrant*
3.2	Articles Supplementary of the Registrant*
3.3	Bylaws of the Registrant*
4.1	Form of Certificate for Common Stock*
4.2	Form of Global Units Certificate*
4.3	Form of Warrant Certificate (included as Exhibit A to Exhibit 4.4)*
4.4	Warrant Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and American Stock Transfer & Trust Company*
4.5	Registration Rights Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and JMP Securities, LLC*
5.1	Opinion of Venable LLP relating to the legality of the securities being registered**
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters**
10.1	Management Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership*
10.2	Services Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership*
10.3	Non-Competition Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and Ivan Kaufman*
10.4	Amended and Restated Agreement of Limited Partnership of Arbor Realty Limited Partnership, dated July 1, 2003, by and among Arbor Commercial Mortgage, LLC, Arbor Realty Limited Partnership, Arbor Realty LPOP, Inc. and Arbor Realty GPOP, Inc.*
10.5	Warrant Agreement, dated July 1, 2003, between Arbor Realty Limited Partnership, Arbor Realty Trust, Inc. and Arbor Commercial Mortgage Commercial Mortgage, LLC*
10.6	Registration Rights Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and Arbor Commercial Mortgage, LLC*
10.7	Pairing Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC Arbor Realty Limited Partnership, Arbor Realty LPOP, Inc. and Arbor Realty GPOP, Inc.*
10.8	2003 Omnibus Stock Incentive Plan*
10.9	Form of Restricted Stock Agreement*
10.10	Benefits Participation Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and Arbor Management, LLC*
10.11	Form of Indemnification Agreement*
10.12	Structured Facility Warehousing Credit and Security Agreement, dated July 1, 2003, between Arbor Realty Limited Partnership and Residential Funding Corporation*
10.13	Loan Purchase and Repurchase Agreement, dated December 23, 2003, by and among Arbor Realty Funding LLC, as seller, Wachovia Bank, National Association, as purchaser, and Arbor Realty Trust, Inc., as guarantor*
10.14	Master Repurchase Agreement, dated as of November 18, 2002, by and between Nomura Credit and Capital, Inc. and Arbor Commercial Mortgage, LLC*
10.15	Assignment and Assumption Agreement, dated as of July 1, 2003, by and between Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership*

Exhibit
Number	Description

10.16	Subscription Agreement between Arbor Realty Trust, Inc. and Kojaian Ventures, L.L.C.*
16.1	Letter from Grant Thornton LLP, dated March 2, 2004*
21.1	Subsidiaries of the Registrant*
23.1	Consent of Grant Thornton LLP
23.2	Consent of Venable LLP (contained in Exhibit 5.1)**
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)**
23.4	Consent of Ernst & Young LLP
24.1	Powers of attorney (included on the signature pages hereto)

*	Incorporated by Reference to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-110472), as amended. Such registration statement was originally filed with the Securities and Exchange Commission on November 13, 2003.
**	To be filed by amendment.

Item 37.	Undertakings

       (a) The undersigned registrant hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (c) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purposes determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 4, 2004.

ARBOR REALTY TRUST, INC.

By:	/s/ FREDERICK C. HERBST

Name: Frederick C. Herbst

Title:	Chief Financial Officer and Treasurer

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS FREDERICK C. HERBST, AND WALTER K. HORN AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND ANY RELATED REGISTRATION STATEMENT AND ITS AMENDMENTS AND POST-EFFECTIVE AMENDMENTS FILED PURSUANT TO RULE 462(B) UNDER THE ACT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.

Signature	Title	Date

/s/ IVAN KAUFMAN Ivan Kaufman	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	June 4, 2004

/s/ FREDERICK C. HERBST Frederick C. Herbst	Chief Financial Officer and Treasurer (Principal Financial Officer)	June 4, 2004

/s/ JONATHAN A. BERNSTEIN Jonathan A. Bernstein	Director	June 4, 2004

/s/ WILLIAM HELMREICH William Helmreich	Director	June 4, 2004

/s/ WALTER K. HORN Walter K. Horn	Director	June 4, 2004

/s/ C. MICHAEL KOJAIAN C. Michael Kojaian	Director	June 4, 2004

Signature	Title	Date

/s/ MELVIN F. LAZAR Melvin F. Lazar	Director	June 4, 2004

/s/ JOSEPH MARTELLO Joseph Martello	Director	June 4, 2004

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Contribution Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership*
2.2	Guaranty, dated July 1, 2003, made by Arbor Commercial Mortgage, LLC and certain wholly-owned subsidiaries of Arbor Commercial Mortgage, LLC in favor of Arbor Realty Limited Partnership, ANMB Holdings, LLC and ANMB Holdings II, LLC*
2.3	Indemnity Agreement, dated July 1, 2003 by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC, Ivan Kaufman and Arbor Realty Limited Partnership*
3.1	Articles of Incorporation of the Registrant*
3.2	Articles Supplementary of the Registrant*
3.3	Bylaws of the Registrant*
4.1	Form of Certificate for Common Stock*
4.2	Form of Global Units Certificate*
4.3	Form of Warrant Certificate (included as Exhibit A to Exhibit 4.4)*
4.4	Warrant Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and American Stock Transfer & Trust Company*
4.5	Registration Rights Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and JMP Securities, LLC*
5.1	Opinion of Venable LLP relating to the legality of the securities being registered**
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters**
10.1	Management Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership*
10.2	Services Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership*
10.3	Non-Competition Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and Ivan Kaufman*
10.4	Amended and Restated Agreement of Limited Partnership of Arbor Realty Limited Partnership, dated July 1, 2003, by and among Arbor Commercial Mortgage, LLC, Arbor Realty Limited Partnership, Arbor Realty LPOP, Inc. and Arbor Realty GPOP, Inc.*
10.5	Warrant Agreement, dated July 1, 2003, between Arbor Realty Limited Partnership, Arbor Realty Trust, Inc. and Arbor Commercial Mortgage Commercial Mortgage, LLC*
10.6	Registration Rights Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and Arbor Commercial Mortgage, LLC*
10.7	Pairing Agreement, dated July 1, 2003, by and among Arbor Realty Trust, Inc., Arbor Commercial Mortgage, LLC Arbor Realty Limited Partnership, Arbor Realty LPOP, Inc. and Arbor Realty GPOP, Inc.*
10.8	2003 Omnibus Stock Incentive Plan*
10.9	Form of Restricted Stock Agreement*
10.10	Benefits Participation Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and Arbor Management, LLC*
10.11	Form of Indemnification Agreement*
10.12	Structured Facility Warehousing Credit and Security Agreement, dated July 1, 2003, between Arbor Realty Limited Partnership and Residential Funding Corporation*
10.13	Loan Purchase and Repurchase Agreement, dated December 23, 2003, by and among Arbor Realty Funding LLC, as seller, Wachovia Bank, National Association, as purchaser, and Arbor Realty Trust, Inc., as guarantor*
10.14	Master Repurchase Agreement, dated as of November 18, 2002, by and between Nomura Credit and Capital, Inc. and Arbor Commercial Mortgage, LLC*

Exhibit
Number	Description

10.15	Assignment and Assumption Agreement, dated as of July 1, 2003, by and between Arbor Commercial Mortgage, LLC and Arbor Realty Limited Partnership*
10.16	Subscription Agreement between Arbor Realty Trust, Inc. and Kojaian Ventures, L.L.C.*
16.1	Letter from Grant Thornton LLP, dated March 2, 2004*
21.1	Subsidiaries of the Registrant*
23.1	Consent of Grant Thornton LLP
23.2	Consent of Venable LLP (contained in Exhibit 5.1)**
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)**
23.4	Consent of Ernst & Young LLP
24.1	Powers of attorney (included on the signature pages hereto)

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-110472), as amended. Such registration statement was originally filed with the Securities and Exchange Commission on November 13, 2003.

**	To be filed by amendment.